      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1994

                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     4931                    59-2076187
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                            ------------------------

                            225 SOUTH EIGHTH STREET
                        PHILADELPHIA, PENNSYLVANIA 19106
                                 (215) 627-5500
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                  LARRY ZALKIN
                     PRESIDENT AND CHIEF OPERATING OFFICER
                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
                            225 SOUTH EIGHTH STREET
                        PHILADELPHIA, PENNSYLVANIA 19106
                                 (215) 627-5500
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
            INCLUDING AREA CODE, OF REGISTRANT'S AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:
                               ROBERT CRANE, ESQ.
                          SILLS CUMMIS ZUCKERMAN RADIN
                         TISCHMAN EPSTEIN & GROSS, P.A.
                              ONE RIVERFRONT PLAZA
                         NEWARK, NEW JERSEY 07102-5400
                            ------------------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                                       PROPOSED
                                       MAXIMUM         PROPOSED
 TITLE OF EACH CLASS    AMOUNT TO      OFFERING        MAXIMUM       AMOUNT OF
 OF SECURITIES TO BE        BE        PRICE PER       AGGREGATE     REGISTRATION
      REGISTERED        REGISTERED      SHARE       OFFERING PRICE      FEE
- --------------------------------------------------------------------------------
Series A Cumulative
  Senior Preferred
  Stock...............  1,966,960        N/A        $21,916,195(1)   $7,410.00
- --------------------------------------------------------------------------------
Warrants for Class A
  Common Stock........  5,900,880         --              --             --
- --------------------------------------------------------------------------------
Class A Common
  Stock(2)............  6,884,360      $2.50(3)     $14,752,200(3)   $5,087.00(3)
- --------------------------------------------------------------------------------
7 3/4% Convertible
  Senior Subordinated
  Debentures due
  March 15, 2002, as
  amended.............     (4)            --              --             --
- --------------------------------------------------------------------------------
11% Convertible Senior
  Subordinated
  Debentures due
  March 15, 2010, as
  amended.............     (4)            --              --             --
- --------------------------------------------------------------------------------
11% Convertible Senior
  Subordinated
  Debentures due
  March 15, 2011, as
  amended.............     (4)            --              --             --
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


(1) Pursuant to Rule 457 and solely for the purpose of calculating the registration fee, the proposed maximum offering price is based upon the average high and low sale prices of each of the 7 3/4% Convertible Senior Subordinated Debentures due March 15, 2002, the 11% Convertible Senior Subordinated Debentures due March 15, 2010 and the 11% Convertible Senior Subordinated Debentures due March 15, 2011 on the American Stock Exchange on May 6, 1994.
(2) Representing Class A Common Stock issuable immediately as well as upon exercise of the Warrants.
(3) This amount only relates to the 5,900,880 shares of Class A Common Stock issuable upon exercise of the Warrants. The registration fee for the 983,480 shares of Class A Common Stock to be issued together with the Preferred Stock and the Warrants is included in the registration fee set forth above.
(4) This Registration Statement also relates to the Debentures, as amended by the Indenture amendments described herein, outstanding after consummation of the Exchange Offer described herein.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A)
MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

      FORM S-4 ITEM NUMBER AND HEADING      CAPTION OR LOCATION IN PROSPECTUS
    ------------------------------------- --------------------------------------
 1. Forepart of the Registration
      Statement and Outside Front Cover
      Page of Prospectus................. Facing Page of Registration Statement;
                                          Cross Reference Sheet; Outside Front
                                          Cover Page.
 2. Inside Front and Outside Back Cover
      Pages of Prospectus................ Inside Front Cover Page; Available
                                          Information; Table of Contents;
                                          Outside Back Cover Page.
 3. Risk Factors, Ratio of Earnings to
      Fixed Charges and Other
      Information........................ Prospectus Summary; Risk Factors;
                                          Selected Consolidated Financial Data.
 4. Terms of the Transaction............. Prospectus Summary; Summary
                                          Comparison; Risk Factors; Background
                                          and Purpose of the Exchange Offer and
                                          Solicitation; Certain Federal Income
                                          Tax Consequences; Market, Trading and
                                          Ownership Information; Description of
                                          New Securities; Comparison of
                                          Indenture Provisions
 5. Pro Forma Financial Information...... Pro Forma Financial Information.
 6. Material Contacts with the Company
      Being Acquired..................... Not applicable.
 7. Additional Information Required for
      Reoffering by Persons and Parties
      Deemed to be Underwriters.......... Not applicable.
 8. Interests of Named Experts and
      Counsel............................ Not applicable.
 9. Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities........................ Not applicable.
10. Interests of Named Experts and
      Counsel............................ Not applicable.
11. Incorporation of Certain Information
      by Reference....................... Not applicable.
12. Information With Respect to S-2 or
      S-3 Registrants.................... Not applicable.
13. Incorporation of Certain Information
      by Reference....................... Not applicable.
14. Information With Respect to
      Registrants Other than S-3 or S-2
      Registrants........................ Business; Properties; Legal

                                          Proceedings; Market, Trading and
                                          Ownership Information; Pro Forma
                                          Financial Information; Selected
                                          Financial Data; Management's
                                          Discussion and Analysis of Financial
                                          Condition and Results of Operations.
15. Information With Respect to S-3
      Companies.......................... Not applicable.
16. Information With Respect to S-2 or
      S-3 Companies...................... Not applicable.
17. Information With Respect to Companies
      other than S-2 or S-3 Companies.... Not applicable.
18. Information if Proxies, Consents or
      Authorizations are to be
      Solicited.......................... Prospectus Summary; Risk Factors; The
                                          Exchange Offer.
19. Information if Proxies, Consents or
      Authorizations are not to be
      Solicited or in an Exchange Offer.. Prospectus Summary; Risk Factors; The
                                          Exchange Offer.

Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                   SUBJECT TO COMPLETION, DATED MAY 13, 1994
                      PROSPECTUS AND CONSENT SOLICITATION

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
                              EXCHANGE OFFERS FOR

               7 3/4% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES
                               DUE MARCH 15, 2002

                 11% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES
                               DUE MARCH 15, 2010

                 11% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES
                               DUE MARCH 15, 2011

FOR EACH $1,000 PRINCIPAL                 THE EXCHANGING HOLDER

  AMOUNT OF DEBENTURES:                       WILL RECEIVE:
- ------------------------- ------------------------------------------------------
     1987 Debentures      40 shares of Series A Cumulative Senior Preferred
                          Stock with an aggregate liquidation preference of
                          $1,000 ($25 per share), 120 Warrants to purchase Class
                          A Common Stock and 20 shares of Class A Common Stock
     1990 Debentures      40 shares of Series A Cumulative Senior Preferred
                          Stock with an aggregate liquidation preference of
                          $1,000 ($25 per share), 120 Warrants to purchase Class
                          A Common Stock and 20 shares of Class A Common Stock
     1991 Debentures      40 shares of Series A Cumulative Senior Preferred
                          Stock with an aggregate liquidation preference of
                          $1,000 ($25 per share), 120 Warrants to purchase Class
                          A Common Stock and 20 shares of Class A Common Stock

                          AND SOLICITATION OF CONSENTS

     O'Brien Environmental Energy, Inc., a Delaware corporation (the 'Company'), hereby offers, upon the terms of and subject to the conditions set forth herein and in the accompanying Letter of Transmittal and Consent, to exchange (the 'Exchange Offer') its shares of Series A Cumulative Senior Preferred Stock and Warrants to acquire shares of Class A Common Stock (the 'New Securities') and shares of Class A Common Stock for any and all of its (a) 7 3/4% Convertible Senior Subordinated Debentures due March 15, 2002 (the '1987 Debentures'); (b) 11% Convertible Senior Subordinated Debentures due March 15, 2010 (the '1990 Debentures'); and (c) 11% Convertible Senior Subordinated Debentures due March 15, 2011 (the '1991 Debentures' and collectively with the 1987 and 1990 Debentures, the 'Debentures') and hereby solicits (the 'Solicitation') consents (individually, a 'Consent' and collectively, the 'Consents') of holders of the Debentures (individually, a 'Holder' and together, the 'Holders') to (x) certain proposed amendments (collectively, the 'Proposed Amendments') to the Indentures (the '1987 Indenture', the '1990 Indenture' and the '1991 Indenture', respectively and together, the 'Indentures') governing the 1987 Debentures, 1990 Debentures and 1991 Debentures, respectively, and (y) the waiver of (i) any and all defaults and Events of Default (as such terms are defined in the Indentures) and their consequences under the 1987 Debentures, 1990 Debentures and 1991 Debentures and the Indentures related thereto, whether such defaults or Events of Default are known or unknown, arising out of any actions, omissions or events occurring on or prior to the Exchange Offer Expiration Date (as defined below) and if, on or prior to the Exchange Offer Expiration Date, there is an acceleration of the 1987 Debentures, 1990 Debentures and/or 1991 Debentures based upon any Event of Default, the rescission of such acceleration and its consequences in each case upon the terms and subject to the conditions set forth in this Prospectus and (ii) the March 15, 1994 interest payment (such waivers and rescission, the 'Waivers'). HOLDERS OF DEBENTURES WHO DESIRE TO ACCEPT THE EXCHANGE OFFER MUST CONSENT TO THE PROPOSED AMENDMENTS AND THE WAIVERS. Exchanging Holders will receive New Securities (consisting of 40 shares of Series A Cumulative Senior Preferred Stock and 120 Warrants) and 20 shares of Class A Common Stock for each $1,000 principal amount of the Debentures.

     The New Securities will be subordinate in right of payment with any Debentures that are not tendered for exchange as well as other indebtedness of the Company. See 'Risk Factors.'

- -------------------------------------------------------------------------
THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                         , 1994 UNLESS EXTENDED (AS SO EXTENDED, THE
'SOLICITATION EXPIRATION DATE'). THE COMPANY MAY EXTEND THE SOLICITATION ON A DAILY BASIS UNTIL 5:00 P.M., NEW YORK CITY TIME, ON THE DATE ON WHICH THE REQUISITE CONSENTS (AS DEFINED BELOW) HAVE BEEN RECEIVED. THE EXCHANGE OFFER
WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                          , 1994
UNLESS EXTENDED (AS SO EXTENDED, THE 'EXCHANGE OFFER EXPIRATION DATE').
- -------------------------------------------------------------------------


- -------------------------------------------------------------------------
SEE 'RISK FACTORS' AND 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS' FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE EXCHANGING HOLDERS OF DEBENTURES.
- -------------------------------------------------------------------------

(continued from page 1)
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION NOR
     ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
       OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

May 13, 1994

     The Company announced on April 12, 1994 that it would not make its March 15, 1994 interest payments on the 1987 Debentures, 1990 Debentures and 1991 Debentures.

     Holders of Debentures who desire to accept an Exchange Offer will be required to consent to the Proposed Amendments and the Waivers. Holders who do not tender their Debentures on or prior to the Exchange Offer Expiration Date will not receive the New Securities and shares of Class A Common Stock. Consents may be revoked at any time prior to the Solicitation Expiration Date. Tenders of Debentures may be withdrawn at any time prior to the Exchange Offer Expiration Date.

     The Proposed Amendments will not become effective until the Exchange Offer is consummated. Consummation of the Exchange Offer is subject to, among other things, the approval of a majority of the outstanding aggregate principal amount of each of the 1987 Debentures, the 1990 Debentures and the 1991 Debentures of the Proposed Amendments and the Waivers (the 'Requisite Consents'). See 'The Exchange Offer and Solicitation--Conditions'. If the Requisite Consents are obtained, each non-exchanging holder of Debentures will be bound by the Proposed Amendments and the Waivers (other than the waiver of the March 15, 1994 interest payment), whether or not such holder consented to their adoption.


     Holders of Debentures who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Debentures pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT HOLDERS OF DEBENTURES CONSENT TO THE PROPOSED AMENDMENTS AND THE WAIVERS AND ACCEPT THE EXCHANGE OFFER.

     Application has been made to list the New Securities on the American Stock Exchange (the 'AMEX'). The Debentures are currently listed on the AMEX but may be delisted upon completion of the Exchange Offer.
                            ------------------------

     A Letter of Transmittal is not being included with this preliminary Prospectus and Consent Solicitation. A Letter of Transmittal will be sent to all holders of Debentures when the Exchange Offer is declared effective by the Securities and Exchange Commission. Holders of Debentures should not tender their Debentures until they receive a Letter of Transmittal.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information.....................................................   4
Exchange Agent and Assistance.............................................   4
Prospectus Summary........................................................   5
Risk Factors..............................................................  19
Capitalization............................................................  23
Selected Historical Consolidated Financial Data...........................  24
Pro Forma Financial Information...........................................  25
Background, Purposes and Effects of the Exchange Offer, Restructuring
and Consent and Waiver Solicitation.......................................  33
Business..................................................................  34
Properties................................................................  48
Legal Proceedings.........................................................  49
Management's Discussion and Analysis of Financial Condition and Results of
Operations................................................................  51
Management................................................................  61
Compensation..............................................................  62
Security Ownership of Certain Beneficial Owners and Management............  65
Certain Relationships and Related Transactions............................  66
Proposed Amendments and Waivers...........................................  67
The Exchange Offer and Solicitation.......................................  71
Market, Trading and Ownership Information.................................  79
Description of New Securities.............................................  82

Description of Debentures.................................................  84
Description of Capital Stock.............................................. 102
Certain Federal Income Tax Consequences................................... 106
Shares Eligible for Future Sale........................................... 112
Legal Opinions............................................................ 112
Experts................................................................... 112

                            ------------------------

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM, HOLDERS IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the 'Commission'). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Room 1100, 75 Park Place, New York, New York 10007, and Room 1204, Kluczynsky Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy statements and other information concerning the Company also may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006 and at the offices of the Philadelphia Stock Exchange, 1900 Market Street, Philadelphia, Pennsylvania 19103.

     The Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the 'Securities Act'), with respect to the New Securities and the additional shares of Class A Common Stock. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the Commission's rules and regulations. For further information with respect to the Company, the New Securities and the Company's Class A Common Stock, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus with respect to the contents of any contract or other document referred to herein are not necessarily complete and in each instance such statements are qualified in all respects by reference to the copies of such contract or other document filed as an exhibit to the Registration Statement. Copies of the Registration Statement, including the exhibits and schedules, may be inspected without charge at the offices of the Commission or obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.


     References in this Prospectus to the Company mean O'Brien Environmental Energy, Inc. and, where relevant, its wholly-owned subsidiaries.

                         EXCHANGE AGENT AND ASSISTANCE

     American Stock Transfer and Trust Company (the 'Exchange Agent') has agreed to provide certain services as Exchange Agent. Holders of Debentures who require assistance relating to effecting the exchange should contact the Exchange Agent at 40 Wall Street, New York, New York 10005; (212) 936-5100 or Georgeson & Company, Inc. (the 'Information Agent' and 'Proxy Solicitor') at Wall Street Plaza, New York, New York 10005; (212) 440-9800.

                                  RISK FACTORS

     Holders should carefully consider the information presented in this Prospectus, particularly the matters set forth under the caption 'Risk Factors.'

                               PROSPECTUS SUMMARY

     Certain capitalized terms used in this Summary are defined elsewhere herein. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained elsewhere in this Prospectus, including the appendices hereto.

GENERAL

     This Prospectus is furnished in connection with the proposed Exchange Offer and Solicitation relating to the Company's Debentures. The Company is in a capital intensive business and, in order to develop new projects, a significant amount of cash flow from operations and outside financing must be invested to evaluate, design, develop and install power generation projects. In the event that cash flow from operations is reduced and outside capital is unavailable, the Company's asset base will decline and may become impaired.

     As a result of (i) significant losses incurred by the Company for the fiscal year ended June 30, 1993 and the six months ended December 31, 1993 relating, in part, to the fire at the Company's Newark cogeneration plant (the 'Newark fire') and continuing litigation, (ii) the Company's inability to refinance certain project indebtedness and/or sell equity in certain projects, and (iii) the lack of sufficient capital to develop and construct new projects, the Company failed to pay the March 15, 1994 semi-annual interest payment on its outstanding Debentures. Since that time, the Debentures and the Company's Class A Common Stock have been trading at historically low levels.

RESTRUCTURING PLAN

     Within the last year, the Company has attempted to refinance and/or sell equity in certain projects. Furthermore, the Company retained an investment banking firm to develop plans to enhance shareholder value including an evaluation of the merits of selling or merging the Company or forming a strategic alliance. Subsequently, the Company engaged Jefferies & Company, Inc. ('Jefferies') to complete the implementation of the Company's plans to maximize shareholder value. Although the Company has received numerous indications of interest, the Company's efforts to implement a restructuring plan ('Restructuring Plan') have been hampered by, among other things, the ongoing litigation with the Company's previous principal project turnkey construction contractor (the 'Hawker Siddeley litigation'), the Newark fire, the constraints in the Debentures and the Company's liquidity problems.

     To reduce debt, increase equity, alleviate the Company's short-term liquidity problems, and improve long-term liquidity, the Company is pursuing a Restructuring Plan that includes the following steps: (1) the recent settlement of the Hawker Siddeley litigation, (2) appointment of a new President and Chief Operating Officer, and Vice President/Finance and Chief Financial Officer, (3) implementation of a cost reduction program, (4) refinancing and/or sale of all or part of its ownership in its Newark and Parlin cogeneration plants, (5) a strategic review of its other assets and business units and (6) completion of the Exchange Offer and Solicitation.

     An additional purpose of the Exchange Offer and the Consent Solicitation is to eliminate the risk that the Company will be required to offer to purchase any of the 1987 Debentures, 1990 Debentures and/or 1991 Debentures by reason of certain covenants described herein. In addition, the purpose of the Waivers is to seek to ensure that the 1987 Debentures, 1990 Debentures and/or 1991 Debentures could not be accelerated based upon any actions, omissions or events, whether known or unknown, that may have occurred or that occur prior to the Solicitation Expiration Date and that could be construed to be defaults or Events of Default under the 1987 Debentures, 1990 Debentures and/or 1991 Debentures and the Indentures related thereto and to rescind any acceleration that may occur on or prior to the Solicitation Expiration Date.

     The Company has been burdened with numerous lawsuits principally involving Hawker Siddeley. These lawsuits have had a severe negative impact on the Company's financial results and liquidity and have consumed significant management resources. The Company believes that the recent settlement of these suits and the implementation of its cost reduction program will allow the Company to reduce its general and administrative costs in the 1995 fiscal year. To assist the implementation of its Restructuring Plan and the cost reduction program, the Company's Board of Directors elected Larry Zalkin as its new President and Chief Operating Officer and Ronald R. Rominiecki as Vice President/Finance and Chief Financial Officer in March 1994.

     The Company believes that the successful consummation of the Exchange Offer and Solicitation should provide significant financial and operating benefits to the Company. Although no assurances can be given, the Exchange Offer and Solicitation should provide the Company with a capital structure that will allow it to pursue, develop and finance future power generation projects. Also, the Company believes that the Exchange Offer will enhance its ability to implement its Restructuring Plan and provide a stronger foundation to support the growth of the Company.

     IF THE EXCHANGE OFFER AND SOLICITATION ARE NOT CONSUMMATED, THE COMPANY BELIEVES THAT IT IS LIKELY THAT THE COMPANY WILL BE SUBJECT TO REORGANIZATION PROCEEDINGS UNDER CHAPTER 11 OF THE U.S. BANKRUPTCY LAWS. IN ADDITION, EVEN IF THE EXCHANGE OFFER AND SOLICITATION ARE CONSUMMATED, NO ASSURANCE CAN BE GIVEN THAT THE COMPANY WILL NOT BE SUBJECT TO REORGANIZATION PROCEEDINGS IN THE NEAR FUTURE.

THE COMPANY

     The Company develops cogeneration, waste heat recovery and biogas projects that produce electricity and thermal energy for sale under long-term contracts with industrial and commercial users and public utilities. As a project developer, the Company is responsible for the evaluation, design, installation, financing and operation of a project at a customer's plant site. The Company also designs and assembles power generation systems for sale and rental, electrical control and distribution subsystems, and high temperature heat transfer equipment and subsystems. The Company has eight projects in operation totaling approximately 217 megawatts of electrical generating capacity including seven wholly-owned projects with 185 megawatts of capacity and one 32 megawatt project owned substantially by a subsidiary of Chrysler Capital Corporation.

     During 1993, the Company expanded into the area of standby/peak shaving projects through the development of its Philadelphia Water Department project. Standby/peak shaving projects utilize the Company's power generation equipment as a back-up source of electricity for large customers. The availability of an alternative energy source allows these customers to benefit from significantly discounted interruptible energy tariffs. The Company believes that the Exchange Offer and Solicitation will allow it to pursue additional standby/peak shaving projects.

     The Company's business address is 225 South Eighth Street, Philadelphia, Pennsylvania 19106, and its telephone number is (215) 627-5500.

EXPLANATORY PARAGRAPH IN INDEPENDENT ACCOUNTANTS REPORT

     The Independent Accountants report of Coopers & Lybrand on the financial statements for the fiscal year ended June 30, 1993 contains the following statement: '...[T]he Company has experienced certain setbacks which have contributed to its recent losses and liquidity problems, which raise substantial doubt about the Company's ability to continue as a going concern.' See 'Risk Factors' and Financial Statements for the fiscal year ended June 30, 1993.

BACKGROUND AND PURPOSE OF THE EXCHANGE OFFER AND SOLICITATION

     The principal purposes of the Exchange Offer (the 'Exchange Offer') are (a) to reduce debt and to increase equity, thus improving the Company's debt to equity ratio and reducing interest expenses and (b) to alleviate the Company's short-term liquidity problems and improve long-term liquidity.

     An additional purpose of the Exchange Offer and the Consent Solicitation (the 'Solicitation') is to eliminate the risk that the Company will be required to offer to purchase any of the 1987 Debentures, 1990 Debentures and/or 1991 Debentures by reason of certain covenants described herein. In addition, the purpose of the Waivers (as hereinafter defined) is to seek to ensure that the 1987 Debentures, 1990 Debentures and/or 1991 Debentures could not be accelerated based upon any actions, omissions or events, whether known or unknown, that may have occurred or that occur prior to the Solicitation Expiration Date and that could be construed to be defaults or Events of Default under the 1987 Debentures, 1990 Debentures and/or 1991 Debentures and the Indentures related thereto and to rescind any acceleration that may occur on or prior to the Solicitation Expiration Date giving the Company greater financial flexibility. See 'Background, Purposes and Effects of the Exchange Offer, Restructuring and Consent and Waiver Solicitation.'

     Holders of Debentures who tender in the Exchange Offer will not be required to pay brokerage commissions or fees, or subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Debentures pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See 'The Exchange Offer and Solicitation--Fees and Expenses.'

     Other than federal and state securities law compliance, the Company is not aware of any regulatory requirements to be complied with or regulatory approvals necessary to complete the Exchange Offer and Solicitation.

     No appraisal rights are available to Holders with respect to any aspect of the Exchange Offer and Solicitation.

                      THE EXCHANGE OFFER AND SOLICITATION

The Exchange Offer........... 40 shares of Series A Cumulative Senior Preferred
                              Stock with a liquidation preference of $25 per
                              share (the 'Exchange Value'), 120 Warrants to
                              acquire shares of Class A Common Stock and 20
                              shares of Class A Common Stock in exchange for
                              each $1,000 principal amount of Debentures. As of
                              April 29, 1994, $11,419,000 aggregate principal
                              amount of 1987 Debentures, $11,500,000 aggregate
                              principal amount of 1990 Debentures, and
                              $26,255,000 aggregate principal amount of 1991
                              Debentures, respectively, are outstanding.
Exchange Offer Expiration
  Date....................... 5:00 p.m., New York City time, on
                                                , 1994, unless the Exchange
                              Offer is extended, in which case the term
                              'Exchange Offer Expiration Date' means the latest
                              date and time to which the Exchange Offer is
                              extended.
The Solicitation............. Solicitation of Consents of Holders of the 1987
                              Debentures, 1990 Debentures and 1991 Debentures to
                              certain proposed amendments (the 'Proposed
                              Amendments') to the Indentures governing the 1987
                              Debentures, 1990 Debentures and 1991 Debentures,

                              respectively and of Waivers of defaults and Events
                              of Default as well as Waivers of the March 15,
                              1994 interest payment.
Solicitation Expiration
  Date....................... 5:00 p.m., New York City time, on
                                                , 1994, unless the Solicitation
                              is extended, in which case the term 'Solicitation
                              Expiration Date' means the latest date and time to
                              which the Solicitation is extended.
Proposed Amendments and
  Waivers.................... The 1987 Debentures, 1990 Debentures and 1991
                              Debentures that are not tendered in the Exchange
                              Offer will continue to be governed by the 1987
                              Indenture, 1990 Indenture and 1991 Indenture,
                              respectively, each of which is proposed to be
                              amended as described below. With respect to the
                              1987 Indenture, the Proposed Amendments would (a)
                              delete the covenant that limits the Company's
                              Funded Indebtedness (as defined in the 1987
                              Indenture), which relates to debt incurrence; (b)
                              delete that covenant regarding the Maintenance of
                              Consolidated Stockholders' Equity (as defined in
                              the 1987 Indenture); (c) delete the covenant
                              regarding limitations on dividends, stock
                              purchases and certain loans and advances by the
                              Company and its subsidiaries; and (d) amend the
                              section regarding acceleration so that, upon an
                              Event of Default (as defined in the 1987
                              Indenture), the Trustee, acting alone, would not
                              be entitled to accelerate the 1987 Debentures.
                              With respect to the 1990 Indenture, the Proposed
                              Amendments would (a) delete the covenant regarding
                              the Maintenance of Consolidated Stockholders'
                              Equity (as defined in the 1990 Indenture); (b)
                              delete the covenant regarding limitations on
                              dividends and stock purchases by the Company and
                              its subsidiaries; and (c) amend the section
                              regarding acceleration so that, upon an Event of
                              Default (as defined in the 1990 Indenture), the
                              Trustee, acting alone, would not be entitled to
                              accelerate the 1990 Debentures. With respect to
                              the 1991 Indenture, the Proposed Amendments would
                              (a) delete the covenant regarding the maintenance
                              of Consolidated Stockholders' Equity (as defined
                              in the 1991 Indenture); (b) delete the covenant
                              regarding limitations on dividends and stock
                              purchases by the Company and its subsidiaries; and
                              (c) amend the section regarding acceleration so
                              that, upon an Event of Default (as defined in the
                              1991 Indenture), the Trustee,

                              acting alone, would not be entitled to accelerate
                              the 1991 Debentures.
                              The Waivers with respect to the 1987 Debentures,
                              1990 Debentures and 1991 Debentures would waive
                              any and all defaults and Events of Default and
                              their consequences under the 1987 Debentures and
                              Indenture, the 1990 Debentures and Indenture and
                              the 1991 Debentures and Indenture, respectively,
                              whether such defaults or Events of Default are
                              known or unknown, arising out of any actions,
                              omissions or events occurring on or prior to the
                              Exchange Offer Expiration Date that could be
                              construed as defaults or Events of Default under
                              the 1987 Debentures and Indenture, 1990 Debentures
                              and Indenture or 1991 Debentures and Indenture, as
                              applicable, including, but not limited to, any
                              defaults or Events of Default and their
                              consequences relating to certain actions,
                              omissions or events described under 'Proposed
                              Amendments and Waivers'. If, on or prior to the
                              Exchange Offer Expiration Date, there is an
                              acceleration of the 1987 Debentures, 1990
                              Debentures and/or 1991 Debentures based upon any
                              Event of Default, the Waiver with respect to such
                              series of Debentures would rescind such
                              acceleration and its consequences if such Event of
                              Default has been waived by the Waiver or has been
                              cured.
                              In addition to the Waivers of defaults and Events
                              of Default, the Waivers would waive the right to
                              the March 15, 1994 interest payment. With respect
                              to such Waiver of interest, the Waivers would only
                              affect those Holders tendering Consents and
                              Waivers. If any Holders do not tender their
                              Consents and Waivers, such Holders will retain the
                              right to receive the March 15, 1994 interest
                              payment.
Consents Required............ Holders of Debentures who desire to accept an
                              Exchange Offer will be required to consent to the
                              Proposed Amendments applicable to the Debentures
                              being tendered. The tender of Debentures by the
                              holder thereof pursuant to the Exchange Offer will
                              constitute the consent of such tendering Holder to
                              the Proposed Amendments applicable to the
                              Debentures being tendered. The Company is also
                              soliciting Consents to the Proposed Amendments
                              from Holders of Debentures who do not desire to
                              accept an Exchange Offer.
Conditions to Exchange
  Offer...................... Consummation of the Exchange Offer is subject to the approval of a majority in aggregate principal

                              amount of each of the 1987 Debentures, 1990
                              Debentures and 1991 Debentures outstanding of the
                              Proposed Amendments and the Waivers and certain
                              customary conditions, which may be waived by the
                              Company. The Exchange Offer may be consummated
                              even if less than a majority in aggregate
                              principal amount of each of the 1987 Debentures,
                              1990 Debentures and 1991 Debentures are tendered
                              in the Exchange Offer. See 'The Exchange Offer and
                              Solicitation--Conditions.'
Consequences for
  Nonexchanging Holders...... Holders who do not tender Debentures on or prior to the Exchange Offer Expiration Date will not
                              receive New Securities and shares of Class A
                              Common Stock. A Holder that does not tender in the
                              Exchange Offer will retain its Debentures which,
                              if the Requisite Consents are obtained and the
                              Exchange Offer is consummated, will be modified to
                              the extent provided by the Proposed Amendments.
                              Additionally, a Holder who does not tender will be
                              bound by the Waivers (other than the Waiver of the
                              March 15, 1994 interest payment). As a result of
                              the consummation of the Exchange Offer

                              and the reduction in the aggregate principal
                              amount of Debentures, the trading volume of the
                              Debentures may be significantly reduced, which may
                              limit the marketability and liquidity of the
                              Debentures. In addition, Debentures may cease to
                              be listed on the American Stock Exchange. See
                              'Risk Factors' and 'The Exchange Offer and
                              Solicitation--Procedure for Tendering Debentures
                              and Tendering Consents.'
Costs of Exchange............ Holders of Debentures who tender in the Exchange
                              Offer will not be required to pay brokerage
                              commissions or fees, or subject to the
                              instructions in the Letter of Transmittal,
                              transfer taxes with respect to the exchange of
                              Debentures pursuant to the Exchange Offer. The
                              Company will pay all charges and expenses, other
                              than certain applicable taxes, in connection with
                              the Exchange Offer. See 'The Exchange Offer and
                              Solicitation--Fees and Expenses.'

PROCEDURE FOR TENDERING IN EXCHANGE OFFER:


Registered Holders........... A Holder electing to tender Debentures should either complete and sign the Letter of
                              Transmittal, or a facsimile thereof, have the
                              signature thereon guaranteed if required by
                              Instruction 1 or 7 of the Letter of Transmittal
                              and mail or deliver the Letter of Transmittal, or
                              such facsimile, together with the Debentures and
                              any other required documents to the Exchange Agent
                              at its address set forth on the back cover page of
                              this Prospectus or effect a tender of Debentures
                              pursuant to the procedure for book-entry transfer
                              as set forth in 'The Exchange Offer and
                              Solicitation--Procedure for Tendering Debentures
                              and Delivering Consents'.
Owners other than Registered
  Owners..................... Any beneficial owner whose Debentures are registered in the name of a broker, dealer,
                              commercial bank, trust company or other nominee
                              should contact such registered holder promptly and
                              instruct such registered holder to tender on such
                              beneficial owner's behalf.
Procedure for Consenting..... The tender of Debentures by the Holder thereof pursuant to the Exchange Offer will constitute the
                              consent of such tendering Holder to the Proposed
                              Amendments and Waivers applicable to the
                              Debentures being tendered. Holders of Debentures
                              may consent without tendering by completing the
                              relevant portion of the applicable Letter of
                              Transmittal and delivering it to the Proxy
                              Solicitor.
Guaranteed Delivery
  Procedures................. Holders of Debentures desiring to tender such
                              Debentures and (i) whose Debentures are not
                              immediately available, (ii) who cannot deliver
                              their Debentures and Letter of Transmittal or any
                              other documents required by the Letter of
                              Transmittal to the Exchange Agent prior to the
                              Exchange Offer Expiration Date or (iii) who cannot
                              complete the procedure for book-entry transfer on
                              a timely basis, must tender their Debentures
                              according to the guaranteed delivery procedures
                              set forth in 'The Exchange Offer and
                              Solicitation--Procedure for Tendering Debentures
                              and Delivering Consents.'
Acceptance for Exchange...... Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of
                              all Debentures validly tendered under the Exchange
                              Offer and not withdrawn prior to 5 p.m. New York
                              City time on the Exchange Offer Expiration Date
                              and delivery of New Securities and shares of Class
                              A Common Stock will be made as promptly as
                              practicable after the Exchange Offer Expiration

                              Date. The Company, however, expressly reserves the
                              right to delay acceptance of any of the Debentures
                              or to terminate an Exchange Offer and not accept
                              for exchange any Debentures not theretofore
                              accepted if any of the conditions set forth under
                              'The Exchange Offer and Solicitation Conditions'
                              shall not have been satisfied or shall not have
                              been validly waived by the Company.
                              New Securities and shares of Class A Common Stock
                              will be issued in exchange for Debentures accepted
                              pursuant to the Exchange Offer only if the
                              Exchange Agent has timely received certificates
                              for tendered Debentures (or, confirmation of
                              book-entry transfer thereof), a properly completed
                              and executed Letter of Transmittal and any other
                              documents required by the Letter of Transmittal.
Withdrawal Rights and
  Revocation................. Tenders of Debentures may be withdrawn at any time prior to the Exchange Offer Expiration Date. Any
                              Holder who withdraws a tender will not receive New
                              Securities and shares of Class A Common Stock
                              unless such Debentures are retendered within the
                              respective time periods specified herein.
Certain Tax
  Considerations............. The Company intends to treat the exchange of New
                              Securities and shares of Class A Common Stock for
                              Debentures as a 'recapitalization' for federal
                              income tax purposes. If the exchange constitutes a
                              recapitalization, a Holder generally will
                              recognize gain on the exchange of a Debenture for
                              the New Securities only to the extent of the fair
                              market value of the Warrants received. All Holders
                              of Debentures should read carefully the discussion
                              under 'Certain Federal Income Tax Consequences'
                              and are urged to consult their own tax advisors.
Exchange Agent............... American Stock Transfer and Trust Company is
                              serving as Exchange Agent in connection with the
                              Exchange Offer.
Information Agent............ Georgeson & Company, Inc. is serving as the
                              Information Agent in connection with the Exchange
                              Offer and Solicitation.
Proxy Solicitor.............. Georgeson & Company, Inc. is serving as the Proxy
                              Solicitor in connection with the Solicitation.
Market Price and Trading..... The Debentures are listed and traded on the AMEX.
                              On April 29, 1994, the closing price on the AMEX
                              for each 1987 Debenture, 1990 Debenture and 1991
                              Debenture was $43, $44 and $44, respectively.
Information and Assistance... Request for information or assistance may be directed to the Exchange Agent or the Information
                              Agent at their addresses and telephone numbers set forth on the back cover of this Prospectus.

                               SUMMARY COMPARISON

     The securities to be exchanged for tendered Debentures are comprised of 1,966,960 shares of Series A Cumulative Senior Preferred Stock (the 'Preferred Stock'), 5,900,880 warrants to acquire shares of Class A Common Stock (the 'Warrants' and together with the Preferred Stock, the 'New Securities') and 983,480 shares of Class A Common Stock.

     The following is a brief comparison of the principal features of the 1987 Debentures, 1990 Debentures and 1991 Debentures to the Preferred Stock, Warrants and Class A Common Stock. For further details and definitions of capitalized terms used in the following summary comparison see 'Description of Debentures', 'Description of New Securities' and 'Description of Capital Stock.'

                                                             NEW SECURITIES AND
                                                             OTHER
                 DEBENTURES                                  CONSIDERATIONS
                 ----------                                  -----------------
PRINCIPAL
AMOUNT
OUTSTANDING:
1987 Debentures  $11,419,000                Preferred Stock  1,966,960 shares
1990 Debentures  $11,500,000                                 assuming 100%
1991 Debentures  $26,255,000                                 acceptance of the
                                                             Exchange Offer
                                            Warrants         5,900,880 assuming
                                                             100% acceptance of
                                                             the Exchange Offer
                                            Class A          14,039,077 shares
                                            Common Stock     (including those
                                                             shares outstanding
                                                             prior to the
                                                             Exchange Offer)
                                                             assuming 983,480
                                                             shares are issued
                                                             in connection with
                                                             a 100% acceptance
                                                             of the Exchange
                                                             Offer (excluding
                                                             shares issuable
                                                             upon exercise of
                                                             the Warrants)
INTEREST/DIVIDEND

RATE:
1987 Debentures  7 3/4% per annum           Preferred Stock  12% per annum
1990 Debentures  11% per annum
1991 Debentures  11% per annum
                                            Warrants         None
                                            Class A          None
                                            Common Stock
INTEREST/DIVIDEND
PAYMENT DATES:
1987 Debentures  March 15 and September     Preferred Stock  July 15 and January
                 15                                          15
                 of each year                                of each year
1990 Debentures  March 15 and September     Warrants         None
                 15
                 of each year
1991 Debentures  March 15 and September     Class A Common   None
                 15                         Stock
                 of each year
MATURITY DATE:
1987 Debentures  March 15, 2002             Preferred Stock  Perpetual unless
1990 Debentures  March 15, 2010                              redeemed
1991 Debentures  March 15, 2011             Warrants
                                                             , 1997
                                            Class A          Perpetual
                                            Common Stock

                                                             NEW SECURITIES AND
                                                             OTHER
                 DEBENTURES                                  CONSIDERATIONS
                 ----------                                   --------------
OPTIONAL
REDEMPTION:
1987 Debentures  Redeemable at any time     Preferred Stock  Redeemable at any
                 at the following                            time at 100% of the
                 redemption prices                           Exchange Value
                 (expressed in              Warrants
                 percentages of                              Redeemable at any
                 principal amount), plus                     time after , 1995,
                 accrued interest to the                     if certain
                 redemption date:                            conditions are met,
                                                             at $.50 per Warrant
                                            Class A          None
                                            Common Stock


                 If Redeemed
                    During
                     the
                 Twelve-Month Percentage
                    Period        of
                  Beginning   Principal
                  March 15,     Amount
                 ------------ ----------
                 1994........ 101.722%
                 1995........ 100.861%
                 1996 and
                 thereafter... 100.000%
1990 Debentures  Redeemable at any time
                 at the following
                 redemption prices
                 (expressed in
                 percentages of
                 principal amount), plus
                 accrued interest to the
                 redemption date:

                 If Redeemed
                    During
                     the
                 Twelve-Month Percentage
                    Period        of
                  Beginning   Principal
                  March 15,     Amount
                 ------------ ----------
                 1994........  105.5%
                 1995........  104.4%
                 1996........  103.3%
                 1997........  102.2%
                 1998........  101.1%
                 1999 and
                 thereafter... 100.0%
1991 Debentures  Redeemable at any time
                 at the following
                 redemption prices
                 (expressed in
                 percentages of
                 principal amount), plus
                 accrued interest to the
                 redemption date:


                                                             NEW SECURITIES AND
                                                             OTHER
                 DEBENTURES                                  CONSIDERATIONS
                 ----------                                  --------------
  If Redeemed
   During the
  Twelve-Month
    Period             Percentage
   Beginning          of Principal
   March 15,             Amount
- ---------------  -----------------------
                 1994........  106.6%
                 1995........  105.5%
                 1996........  104.4%
                 1997........  103.3%
                 1998........  102.2%
                 1999........  101.1%
                 2000 and
                 thereafter... 100.0%
MANDATORY
REDEMPTION:
1987 Debentures  Obligation to redeem a     Preferred Stock  Obligation to
                 principal amount of                         redeem 15% of the
                 1987 Debentures equal                       outstanding shares
                 to 7.5% of the                              of Preferred Stock,
                 aggregate amount of                         on a pro rata basis
                 Debentures originally                       upon the later of
                 issued on each March 15                     (a) one year after
                 through March 15, 2001                      consummation of the
                 at a redemption price                       Exchange Offer; and
                 of 100% of principal                        (b) 45 days after
                 amount, plus accrued                        the sale of all or
                 interest to the                             part of the
                 redemption date. The                        Company's Newark
                 Company may reduce the                      and/or Parlin
                 principal amount to be                      cogeneration
                 redeemed by subtracting                     projects and (c) 45
                 100% of the principal                       days after the
                 amount of any                               refinancing of the
                 Debentures that have                        Company's Newark
                 been converted into                         and/or Parlin
                 Class A Common Stock of                     cogeneration
                 the Company or that the                     projects.
                 Company has delivered
                 to the Trustee for                          IN NO EVENT WILL
                 cancellation or has                         THE COMPANY BE
                 redeemed other than                         OBLIGATED TO REDEEM
                 pursuant to this                            PURSUANT TO THE
                 mandatory redemption                        MANDATORY
                 obligation.                                 REDEMPTION SECTION
                                                             PRIOR TO THE
                                                             OCCURRENCE OF EACH
                                                             OF THE EVENTS

                 If the Company's                            LISTED IN (A), (B)
                 Consolidated                                AND (C) ABOVE.
                 Stockholders' Equity at
                 the end of any two         Warrants         Warrants atached
                 consecutive fiscal                          to Preferred Stock
                 quarters is less than                       redeemed pursuant
                 $7,500,000, obligation                      to mandatory
                 to offer to purchase                        redemption
                 the lesser of 7.5% of                       provision will be
                 the aggregate principal                     subject to
                 amount of 1987                              redemption for no
                 Debentures or the then                      additional
                 outstanding                                 consideration.
                 principal amount of        Class A
                 1987 Debentures at a       Common Stock     None
                 purchase price equal to
                 100% of the principal
                 amount plus accrued
                 interest to the date of
                 purchase. The Company
                 may reduce the amount
                 of 1987 Debentures to
                 be purchased by
                 subtracting the amount
                 of 1987 Debentures
                 otherwise acquired by
                 the Company and the
                 amount of 1987
                 Debentures redeemed
                 otherwise than through
                 operation of the
                 sinking fund. THIS
                 RESTRICTION WILL BE
                 REMOVED IF THE PROPOSED
                 AMENDMENTS ARE ADOPTED.

                                                             NEW SECURITIES AND
                                                             OTHER
                 DEBENTURES                                  CONSIDERATIONS
                 ----------                                  ------------------
1990 Debentures  Obligation to redeem a
                 principal amount of
                 1990 Debentures equal
                 to 5% of the aggregate
                 amount of 1990
                 Debentures originally
                 issued, on March 15,

                 2000 and on each March
                 15 thereafter through
                 March 15, 2009 at a
                 redemption price of
                 100% of principal
                 amount, plus accrued
                 interest to the
                 redemption date. The
                 Company may reduce the
                 principal amount to be
                 redeemed by subtracting
                 100% of the principal
                 amount of any 1990
                 Debentures which have
                 been redeemed other
                 than pursuant to this
                 mandatory redemption
                 obligation or converted
                 into Class A Common
                 Stock of the Company or
                 otherwise acquired by
                 the Company and
                 surrendered for
                 cancellation and not
                 previously credited.
                 If the Company's
                 Consolidated
                 Stockholders' Equity at
                 the end of any two
                 consecutive fiscal
                 quarters is less than
                 $10,000,000, obligation
                 to offer to purchase
                 the lesser of 7.5% of
                 the aggregate principal
                 amount of 1990
                 Debentures or the then
                 outstanding principal
                 amount of 1990
                 Debentures at a
                 purchase price equal to
                 100% of the principal
                 amount plus accrued
                 interest to the date of
                 purchase. The Company
                 may reduce the amount
                 of 1990 Debentures to
                 be purchased by
                 subtracting the amount
                 of 1990 Debentures
                 otherwise acquired by
                 the Company and the
                 amount of 1990
                 Debentures purchased or

                 redeemed. THIS
                 RESTRICTION WILL BE
                 REMOVED IF THE PROPOSED
                 AMENDMENTS ARE ADOPTED.

                 Obligation to redeem
                 100% of each Holder's
                 Debentures or a portion
                 thereof that is an
                 integral multiple of
                 $1,000 upon a Change of
                 Control at each such
                 Holders' option.

                                                             NEW SECURITIES AND
                                                             OTHER
                 DEBENTURES                                  CONSIDERATIONS
                 ----------                                  ------------------
1991 Debentures  Obligation to redeem a
                 principal amount of
                 1991 Debentures equal
                 to 5% of the aggregate
                 amount of 1991
                 Debentures originally
                 issued, on March 15,
                 2001 and on each March
                 15 thereafter through
                 March 15, 2010 at a
                 redemption price of
                 100% of principal
                 amount, plus accrued
                 interest to the
                 redemption date. The
                 Company may reduce the
                 principal amount to be
                 redeemed by subtracting
                 100% of the principal
                 amount of any 1991
                 Debentures which have
                 been redeemed other
                 than pursuant to this
                 mandatory redemption
                 obligation or converted
                 into Class A Common
                 Stock of the Company or
                 otherwise acquired by
                 the Company

                 cancellation and not
                 previously credited.
                 Obligation to redeem
                 100% of each Holder's
                 Debentures or a portion
                 thereof that is an
                 integral multiple of
                 $1,000 upon a Change of
                 Control at each such
                 holders option.

                 If the Company's
                 Consolidated
                 Stockholders' Equity at
                 the end of any two
                 consecutive fiscal
                 quarters is less than
                 $10,000,000, obligation
                 to offer to purchase
                 the lesser of 7.5% of
                 the aggregate principal
                 amount of 1991
                 Debentures or the then
                 outstanding principal
                 amount of 1991
                 Debentures at a
                 purchase price equal to
                 100% of the principal
                 amount plus accrued
                 interest to the date of
                 purchase. The Company
                 may reduce the amount
                 of 1991 Debentures to
                 be purchased by
                 substracting the amount
                 of 1991 Debentures
                 otherwise acquired by
                 the Company and the
                 amount of 1991
                 Debentures purchased or
                 redeemed. THIS
                 RESTRICTION WILL BE
                 REMOVED IF THE PROPOSED
                 AMENDMENTS ARE ADOPTED.

                                                             NEW SECURITIES AND
                                                             OTHER
                 DEBENTURES                                  CONSIDERATIONS

                 ----------                                  -----------------
FUNDED
INDEBTEDNESS
RESTRICTION:
1987 Debentures  The Company may not and    Preferred Stock  None
                 may not permit any
                 consolidated subsidiary
                 to incur or create any
                 Funded Indebtedness if
                 after giving effect to                      None
                 the incurrence or          Warrants
                 creation of such Funded
                 Indebtedness, the total
                 outstanding Funded
                 Indebtedness of the
                 Company on a               Class A          None
                 consolidated basis         Common Stock
                 would exceed 75% of the
                 sum of Consolidated
                 Stockholders' Equity
                 and Funded
                 Indebtedness. THIS
                 RESTRICTION WILL BE
                 REMOVED IF THE PROPOSED
                 AMENDMENTS ARE ADOPTED.
1990 Debentures  None
1991 Debentures  None

VOTING RIGHTS:
1987 Debentures  None                       Preferred Stock  One vote per share
                                                             (as a single class
                                                             with the holders of
                                                             Class A Common
                                                             Stock)
1990 Debentures  None
1991 Debentures  None                       Warrants         None
                                            Class A
                                            Common Stock     One vote per share
RIGHT TO ELECT
DIRECTORS:
1987 Debentures  None                       Preferred Stock  Upon the occurrence
                                                             of certain events,
                                                             the right to elect
                                                             two directors
1990 Debentures  None
1991 Debentures  None                       Warrants         None
                                            Class A
                                            Common Stock     The right to elect
                                                             25% of the total
                                                             number of directors

RANKING:
1987 Debentures  Subordinated to all        Preferred Stock  Subordinated to all
                 Senior Indebtedness                         indebtedness of the
                                                             Company including
                                                             the Debentures;
                                                             Senior to any other
                                                             series of preferred
                                                             stock
1990 Debentures  Subordinated to all        Warrants         None
                 Senior Indebtedness
1991 Debentures  Subordinated to all        Class A          None
                 Senior Indebtedness        Common Stock
LIQUIDATION
PREFERENCE:
1987 Debentures  $11,419,000                Preferred Stock  $49,174,000
                                                             assuming 100%
                                                             acceptance of
                                                             Exchange Offer
1990 Debentures  $11,500,000                Warrants         None
1991 Debentures  $26,255,000                Class A
                                            Common Stock     None

              SUMMARY PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following tables set forth summary pro forma consolidated financial data of the Company for the six months ended December 31, 1993 and the year ended June 30, 1993 and as of December 31, 1993 (i) on a historical basis and
(ii) as adjusted to give effect to the Exchange Offer, assuming alternatively
(a) 51% acceptance of the Exchange Offer and (b) 100% acceptance of the Exchange Offer. See 'Pro Forma Financial Information.'

                                     SIX MONTHS
                               ENDED DECEMBER 31, 1993            YEAR ENDED JUNE 30, 1993
                          ---------------------------------  ----------------------------------
                                      AS ADJUSTED FOR THE                 AS ADJUSTED FOR THE
                                        EXCHANGE OFFER                      EXCHANGE OFFER
                                    -----------------------             -----------------------
                                        51%         100%                    51%         100%
                          ACTUAL    ACCEPTANCE*  ACCEPTANCE  HISTORICAL ACCEPTANCE*  ACCEPTANCE
                          -------   -----------  ----------  --------   -----------  ----------
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
INCOME STATEMENT DATA:
Revenues................. $52,141   $   52,141   $  52,141   $97,692    $   97,692   $  97,692
Cost of Sales............  41,772       41,772      41,772    71,750        71,750      71,750
Selling, general and
  administrative

  expenses...............   8,872        8,872       8,872    21,872        21,872      21,872
Income from operations...   1,497        1,497       1,497     4,070         4,070       4,070
Interest and Debt
  Expense................  (8,703)      (7,330)     (6,012)  (15,696)      (13,008)    (10,426)
Net loss applicable to
  common shareholders....  (7,955)      (8,087)     (8,214)  (13,711)      (14,032)   (14,341)
Net loss per common
  share..................    (.47)        (.47)       (.46)     (.82)         (.81)       (.81)
Ratio of earnings to
  combined fixed charges
  and preferred stock
  dividends (1)..........     .19          .22         .27       .29           .34         .41

                                                     DECEMBER 31, 1993
                                             ----------------------------------
                                                          AS ADJUSTED FOR THE
                                                            EXCHANGE OFFER
                                                        -----------------------
                                                            51%         100%
                                             HISTORICAL ACCEPTANCE*  ACCEPTANCE
                                             --------   -----------  ----------
                                                       (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital (deficiency)................ $(23,632)  $  (27,999)  $ (32,200)
Property, plant and equipment, net..........  191,992      191,992     191,992
Total assets................................  255,356      253,543     251,801
Recourse long-term debt, net of current
  maturities................................   21,991       21,991      21,991
Convertible Senior Subordinated
  Debentures................................   49,174       24,095          --
Nonrecourse project financing, net of
  current maturities........................   91,820       91,820      91,820
Stockholders' Equity........................    8,989       27,879      46,031

- ------------------
* Consummation of the Exchange Offer is conditioned upon, among other things, the Consents and Waivers of a majority of each of the 1987 Holders, 1990 Holders and 1991 Holders being received. Therefore, the Exchange Offer may be consummated with less than a 51% acceptance of the Exchange Offer.

(1) Earnings represent earnings before income taxes and fixed charges. Fixed charges consist of interest expense and the portion of rental expense deemed representative of the interest factor. For the six months ended December 31, 1993, earnings were not sufficient to cover fixed charges. Additional earnings of $7,745,000, $6,372,000 and $5,054,000 would have been required to achieve a ratio of 1.0 for the historical results, the 51% acceptance pro forma and the 100% acceptance pro forma, respectively. For the year ended June 30, 1993, additional earnings of $12,505,000, $9,818,000 and $7,236,000 would have been required to achieve a ratio of 1.0 for the historical results, the 51% acceptance pro forma and the 100% acceptance pro forma, respectively.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     The following tables set forth summary income statement data and balance sheet data of the Company as of the dates and for the periods indicated. The information set forth below should be read in conjunction with the financial statements and notes thereto which are included elsewhere in this Prospectus. The results of operations for the six months ended December 31, 1993 are not necessarily indicative of operating results for the full year. Such data should be read in conjunction with the consolidated condensed financial statements and related data set forth elsewhere in this Prospectus. See 'Business--Recent Developments,' 'Selected Historical Consolidated Financial Data,' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

                                          SIX MONTHS
                                      ENDED DECEMBER 31,                    YEAR ENDED JUNE 30,
                                      ------------------    ----------------------------------------------------
                                       1993       1992       1993      1992(1)     1991(1)    1990(1)    1989(2)
                                      -------    -------    -------    --------    -------    -------    -------
                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
INCOME STATEMENT DATA:
Revenues...........................   $52,141    $56,469    $97,692    $100,115    $51,380    $37,511    $27,803
Cost of sales......................    41,772     39,745     71,750      66,996     37,383     27,581     20,366
Selling, general and administrative
  expenses.........................     8,872      7,026     21,872      13,133     13,311      9,184      6,932
Income from operations.............     1,497      9,698      4,070      19,986        686        746        505
Net income (loss)..................    (7,955)     1,185    (13,711)      1,412     (8,585)    (3,749)    (2,983)
Net income (loss) per share........      (.47)       .08       (.82)        .09       (.67)      (.30)      (.29)
Ratio of earnings to combined fixed
  charges and preferred stock
  dividends (3)....................       .19       1.18        .29        1.06        .12        .29        .29

                                         DECEMBER 31,                      YEAR ENDED JUNE 30,
                                         ------------    --------------------------------------------------------
                                             1993          1993        1992        1991        1990        1989
                                         ------------    --------    --------    --------    --------    --------
                                                                      (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital (deficiency)..........     $(23,623)     $(11,119)   $    816    $(14,629)   $(10,126)   $  1,803
Property, plant and equipment, net....      191,992       194,217     195,677     195,452     165,233     123,251

Total assets..........................      255,356       262,529     259,054     249,207     216,494     173,399
Recourse long-term debt, net of
  current maturities..................       21,991        28,012      20,003      16,950      22,566      23,843
Convertible Senior Subordinated
  Debentures..........................       49,174        49,174      49,174      49,254      22,999      15,127
Nonrecourse project financing, net of
  current maturities..................       91,820        97,140     107,898     117,817     100,166      78,906
Stockholders' Equity..................        8,989        15,675      29,405(1)   14,235(1)   22,302(1)   24,821

- ------------------
(1) In 1993, the Company adopted Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes' (SFAS109) and elected to apply the provisions of SFAS109 retroactively to July 1, 1989. Accordingly, the financial statements for the years ended June 30, 1992 and 1991 have been restated to comply with the provisions of SFAS109. (See Note 3 to the Consolidated Financial Statements.)

(2) In 1989, the Company changed its method of accounting thereby deferring to future periods the recognition of development and other fee revenue. The effect of this change in 1989 was to increase the Company's loss by approximately $3,871,000. Proforma amounts, assuming the new revenue recognition method was applied retroactively, are as follows:

                              1989
                             -------
Loss......................   $(1,628)
Loss per share............   $  (.16)

(3) Earnings represent earnings before income taxes, extraordinary item and cumulative effect of a change in accounting principle and fixed charges. Fixed charges consist of interest expense and the portion of rental expense deemed representative of the interest factor. For the six months ended December 31, 1993 and the years ended June 30, 1993, 1991, 1990 and 1989 additional earnings of $7,745,000, $12,506,000, $11,143,000, $7,880,000 and
    $5,455,000, respectively, would be required to achieve a ratio of 1.0.

                                  RISK FACTORS

     Retention of Debentures and the exchange of Debentures for New Securities and shares of Class A Common Stock are each subject to a number of risks, including those discussed below. Prior to deciding whether to tender the Debentures and consent to the Proposed Amendments and Waivers pursuant to the Exchange Offer and Solicitation, each Holder should carefully consider the following risk factors together with all other information set forth in this Prospectus. Such risk factors have been listed in three sections: (i) risk factors for all Holders; (ii) risk factors for Holders tendering Debentures; and
(iii) risk factors for Holders following consummation of the Exchange Offer and Solicitation.

RISK FACTORS FOR ALL HOLDERS

  (i) Liquidity; Bankruptcy Risk

     The losses and Newark fire (each of which are discussed in this 'Risk Factors' section) together with the management time and substantial legal expenses relating to the Hawker Siddeley litigation (see 'Legal Proceedings') have had a negative impact on the Company's cash flow, ability to finance operations and ongoing development activities. If the Company is required to purchase any of the 1987 Debentures, 1990 Debentures and/or 1991 Debentures pursuant to the applicable covenants in the Indentures or the 1987 Debentures, 1990 Debentures and/or 1991 Debentures are successfully accelerated and such acceleration is not rescinded, the Company would face severe liquidity problems and does not expect to have sufficient cash to repay all outstanding Debentures. Such liquidity problems, absent consummation of the Exchange Offer and Solicitation, could force the Company to seek protection under Chapter 11 of the Bankruptcy Code. Even if the Exchange Offer and Solicitation is consummated, there can be no assurance that the Company, in the future, will have adequate cash flow to finance operations and ongoing development activities and will not be forced to seek protection under the Bankruptcy Code.

  (ii) Losses

     The Company has incurred losses in the amounts of $13,711,000 and $7,955,000 for the fiscal year ended June 30, 1993, and the six months ended December 31, 1993, respectively. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.' The Company expects to continue to incur losses.

  (iii) Capital Requirements

     The Company's business is capital intensive. The long-term growth of the Company, which involves the development and acquisition of additional projects, will require the Company to seek substantial funds through various forms of financing. There can be no assurance that the Company will be able to arrange the financing needed for continued growth. If the Company is unable to secure financing, its business will be materially adversely affected. See 'Business--Business Development and Restructuring Strategy' and 'Business-- Energy Segment.'

  (iv) Energy Price Fluctuations and Fuel Supply

     The Company's power purchase agreements with utilities typically contain price provisions which in part are linked to the utility's cost of generating electricity. In addition, the Company's fuel supply contracts contain price provisions which may be fixed or may be linked to fluctuations in energy prices. As a result, in the event of significant fluctuations in energy prices, the operating margins of certain projects may be reduced or increased depending upon the terms of the project agreements. In addition, in the event of a significant continuing decline or increase in energy prices, there can be no assurance that the Company's existing customers or suppliers will not attempt to renegotiate existing power purchase or supply agreements on terms less favorable to the Company. To date, renegotiation of the Company's agreements have had no material adverse impact on its operations. In addition, the Company seeks to enter into long-term gas supply arrangements for its cogeneration projects. To date, the Company has not obtained such long-term supply arrangements other than for one of its cogeneration projects in operation and therefore it is dependent upon local 'tariffs'. This reliance may make the operation of the Company's projects more vulnerable to interruption in times of fuel shortage. While it is impossible to predict how such developments will affect the Company's overall business, the Company's profit margins on certain of its projects may be reduced if the increased cost of fuel used to operate those projects exceeds the adjustment to the amounts received by the Company from the utilities pursuant to the related power purchase agreements. Fuel risk can be significantly reduced by entering into a long-term gas supply arrangement or hedge which the Company has explored from time to time. However, there can be no assurance that any of the foregoing will prevent a reduction in gross profit percentage for the year ending June 30, 1994 or the remaining interim periods within such year. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations for the Six Months ended December 31, 1993 and 1992--Costs and Expenses.'

  (v) Defaults Under Indentures

     As a result of the losses experienced by the Company, the Company's Consolidated Stockholders' Equity (as defined in the 1987 Indenture, 1990 Indenture and 1991 Indenture) was $8,989,000 at December 31, 1993. As a result the Company could be required, pursuant to a covenant in each of the 1987 Indenture, 1990 Indenture and 1991 Indenture that is triggered if the Company's Consolidated Stockholders' Equity is less than $7,500,000, $10,000,000 and $10,000,000, respectively at the end of each of any two consecutive fiscal quarters, to purchase 7.5% of the outstanding 1987 Debentures, 1990 Debentures and 1991 Debentures, as applicable. Purchasing Debentures pursuant to these Covenants could cause severe liquidity problems for the Company. The Company does not presently expect to be in a position to comply with these covenants if any or each of them becomes applicable.

     The Board of Directors elected not to make the March 15, 1994 interest payments on the Debentures. In the event that the 1987 Debentures, 1990 Debentures and/or 1991 Debentures are accelerated and such acceleration is not rescinded, the Company does not expect to be in a position to comply with the requirements of an acceleration.

  (vi) Fire

     In December 1992, a fire occurred at the Company's Newark cogeneration plant. The damage to the plant caused by the fire has been repaired. The plant returned to partial operation in August 1993 and resumed full operation in October 1993. In full and final settlement of the Company's damage claim, the Company received the sum of $36,000,000 which covered a substantial majority of the Company's costs of repair and loss of net profits due to business interruption. In addition, the Company has the right to receive up to an additional $1,400,000 upon the recovery by the insurance carrier of its claims against third parties. See 'Business--Energy Segment--Projects in Operation' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

  (vii) Defaults Under Recourse Debt

     As a result of defaults the Company has classified a total of $26,906,000 of its recourse debt as a current liability. The Company is having discussions with its various lenders regarding the defaults. To date no lender has accelerated its loans to the Company. The Company has developed a program to restructure this debt to term loans as opposed to the bullet maturities which currently exist along with a program to sell the secured equipment which is not currently being utilized in an operating project or which has not been designated for a project under development. There can be no assurance that the program will be approved by the Company's lenders and be implemented. In the event that the Company is unable to effect this program, the Company's operations would be materially adversely affected.

  (viii) Audit Report--Uncertainty

     During the year ended June 30, 1993, the Company suffered certain setbacks, including continuing substantial legal expenses and other costs which have contributed significantly to the Company's net loss in fiscal 1993. These setbacks have also had a negative impact on the Company's cash flow and its ability to finance operations and ongoing development activities. Therefore, the Company's independent accountants have included an explanatory paragraph relative to a going concern uncertainty in their audit report. See Note 1 of the Company's Consolidated Financial Statements.

  (ix) III Enterprises, Inc. Bankruptcy

     In October 1993, III Enterprises, Inc., ('III Enterprises') which owns the controlling voting interest in the Company, filed for bankruptcy protection under Chapter 11 of the Federal Bankruptcy Code. III Enterprises is wholly owned by Frank L. O'Brien III, Chairman of the Board and Chief Executive Officer of the Company. In connection with any reorganization of III Enterprises, the stock ownership of III Enterprises which owns the controlling shares of Class B Common Stock of the Company may be sold to a third party. III Enterprises has advised the Company that improper actions by one of III Enterprises' lenders forced III Enterprises to seek protection under the Federal Bankruptcy Code.

  (x) Stock Ownership and Certain Litigation

     In August 1993, Pueblo Chemical, Inc. ('Pueblo'), a privately held corporation, filed a Schedule 13D (the 'Schedule 13D') with the Securities and Exchange Commission (the 'SEC'). In the Schedule 13D, Pueblo asserts that it currently has the option to purchase three million shares of the Company's Class B Common Stock from an affiliate of the Company's majority stockholder, III Enterprises. The Company's Class B Common Stock is convertible into Class A

Common Stock. Any such purchase by Pueblo would result in a change in control of the Company. Frank L. O'Brien III has advised the Company that he believes Pueblo's assertions are without merit. In a decision rendered in a U.S. Bankruptcy Court case involving the affiliate of III Enterprises, the judge determined that no option contract existed between the parties. Pueblo has appealed this decision.

     Pueblo and its affiliates have also filed various lawsuits against the Company. See 'Legal Proceedings.'

  (xi) Stock Price

     For the fiscal quarter ended March 31, 1994, the high and low sale prices for the Company's Class A Common Stock as reported on the AMEX were $2 13/16 and $ 15/16, respectively, as compared to $4 15/16 and $31 1/16, respectively, for the fiscal quarter ended June 30, 1993. See 'Market, Trading and Ownership Information.'

ADDITIONAL RISK FACTORS FOR HOLDERS TENDERING DEBENTURES

  (i) Disadvantageous Treatment in Bankruptcy or Liquidation

     In the event of the bankruptcy or liquidation of the Company, holders of Preferred Stock would be entitled to a claim equal to the preference value of their shares, plus accrued dividends thereon, compared to the claims of Holders for the $1,000 principal amount of Debentures, plus accrued interest thereon. Further, under federal bankruptcy law, the value of the claim of a holder of Preferred Stock may be based on the fair market value of the Debentures exchanged therefor less the fair market value of the Warrants also received in the exchange, which may be less than the preference value of the Preferred Stock. The claims of holders of Preferred Stock would rank junior to the claims of all debtholders and other creditors of the Company (including claims of Holders) but will rank senior to future series of preferred stock.

  (ii) Liquidity and Trading Market for New Securities

     No New Securities have previously been issued and no assurance can be given that an active market will develop for the New Securities or, if such a market develops, of the liquidity of such market. Application will be made to list the New Securities on the AMEX. However, listing will depend upon the satisfaction of the AMEX listing requirements with respect to the New Securities.

ADDITIONAL RISK FACTORS FOR HOLDERS FOLLOWING CONSUMMATION OF THE EXCHANGE OFFER AND SOLICITATION

  (i) Adverse Consequences of Proposed Amendments and Waivers
     The Proposed Amendments would delete certain restrictive covenants and amend the acceleration provision of each of the Indentures and would allow the Company more flexibility in its operations. With respect to the 1987 Indenture, the Proposed Amendments would (a) delete the covenant that limits the Company's Funded Indebtedness (as defined in the 1987 Indenture), which relates to debt incurrence; (b) delete that covenant regarding the Maintenance of Consolidated

Stockholders' Equity (as defined in the 1987 Indenture); (c) delete the covenant regarding limitations on dividends, stock purchases and certain loans and advances by the Company and its subsidiaries; and (d) amend the section regarding acceleration so that, upon an Event of Default (as defined in the 1987 Indenture), the Trustee, acting alone, would not be entitled to accelerate the 1987 Debentures. With respect to the 1990 Indenture, the Proposed Amendments would (a) delete the covenant regarding the Maintenance of Consolidated Stockholders' Equity (as defined in the 1990 Indenture); (b) delete the covenant regarding limitations on dividends and stock purchases by the Company and its subsidiaries; and (c) amend the section regarding acceleration so that, upon an Event of Default (as defined in the 1990 Indenture), the Trustee, acting alone, would not be entitled to accelerate the 1990 Debentures. With respect to the 1991 Indenture, the Proposed Amendments would (a) delete the covenant regarding the maintenance of Consolidated Stockholders' Equity (as defined in the 1991 Indenture); (b) delete the covenant regarding limitations on dividends and stock purchases by the Company and its subsidiaries; and (c) amend the section regarding acceleration so that, upon an Event of Default (as defined in the 1991 Indenture), the Trustee, acting alone, would not be entitled to accelerate the 1991 Debentures. See 'The Proposed Amendments.'

     The Waivers, in addition to waiving the right to the March 15, 1994 interest payment for each Holder tendering its Waiver, would waive any and all defaults and Events of Default and their consequences under each of the Debentures and the Indentures related thereto, whether such defaults or Events of Default are known or unknown, arising out of any actions, omissions or events occurring on or prior to the Exchange Offer Expiration Date that could be construed as defaults or Events of Default under the 1987 Debentures, 1990 Debentures and/or 1991 Debentures or the Indentures related thereto, including, but not limited to, any defaults or Events of Default and their consequences relating to certain actions, omissions or events described under 'Proposed Amendments and the Waivers'. If, on or prior to the Exchange Offer Expiration Date, there is an acceleration of the 1987 Debentures, 1990 Debentures and/or 1991 Debentures based upon any Event of Default, the Waivers would rescind such acceleration and its consequences if such Event of Default has been waived by the Waiver or has been cured. See 'Proposed Amendments and The Waivers.'

     All Holders of Debentures, including non-tendering Holders, will be bound by the applicable Proposed Amendments and Waivers (other than the Waivers of past due interest payments), if adopted. Adoption of the Proposed Amendments and the Waivers will eliminate certain protections in the Indentures and therefore may have certain adverse consequences for nontendering Holders. See 'The Proposed Amendments and Waivers.'

  (ii) Liquidity, Trading Market and Market Price for Debentures
     To the extent that Debentures are accepted for exchange pursuant to the Exchange Offer, the number of outstanding Debentures will decrease and the trading market for such remaining Debentures could be significantly limited, which in turn could adversely affect the liquidity of the remaining Debentures. A debt security with a smaller outstanding aggregate principal amount available for trading (a smaller 'float') may command a lower price than would a comparable debt security with a greater float. Therefore, prices for remaining 1987 Debentures, 1990 Debentures and 1991 Debentures may be affected adversely to the extent that the acceptance of 1987 Debentures, 1990 Debentures and 1991 Debentures, respectively, for exchange pursuant to the Exchange Offer reduces the float of such series. A reduced float may also tend to make the trading price of the remaining Debentures more volatile. The reduction in covenant protection for holders of remaining Debentures following adoption of the Proposed Amendments may also adversely affect the liquidity and market price of such remaining Debentures. Depending on the amount of Debentures tendered pursuant to the Exchange Offer, there may no longer be a sufficient amount of such Debentures outstanding to meet the minimum listing requirements of the AMEX, in which event the listing on the AMEX of such Debentures is likely to be terminated. Regardless of whether the outstanding Debentures continue to meet the minimum listing requirements of the AMEX, following consummation of the Exchange Offer the Company may delist the Debentures on the AMEX.

                                 CAPITALIZATION

     The following table presents the capitalization of the Company at December 31, 1993 and the pro forma capitalization of the Company as adjusted to give effect to the issuance of New Securities and shares of Class A Common Stock pursuant to the Exchange Offer.

                                                                                          DECEMBER 31, 1993
                                                                               ---------------------------------------
                                                                                                AS ADJUSTED FOR THE
                                                                                                  EXCHANGE OFFER
                                                                                             -------------------------
                                                                                                 51%           100%
                                                                               HISTORICAL    ACCEPTANCE*    ACCEPTANCE
                                                                               ----------    -----------    ----------
                                                                                           (IN THOUSANDS)
Short-term debt:
  Short-term borrowings.....................................................    $   2,992     $   2,992      $  2,992
  Current maturities of recourse long-term debt.............................       15,387        15,387        15,387
  Current maturities of nonrecourse project financing.......................       10,890        10,890        10,890
                                                                               ----------    -----------    ----------
       Total short-term debt................................................       29,269        29,269        29,269
                                                                               ----------    -----------    ----------
Long-term debt:
  Recourse long-term debt less current maturities...........................       21,991        21,991        21,991
  7 3/4% Convertible Senior Subordinated Debentures due March 15, 2002......       11,419         5,595            --
  11% Convertible Senior Subordinated Debentures due March 15, 2010.........       11,500         5,635            --
  11% Convertible Senior Subordinated Debentures due March 15, 2011.........       26,255        12,865            --
  Nonrecourse project financing less current maturities.....................       91,820        91,820        91,820
                                                                               ----------    -----------    ----------
       Total long-term debt.................................................      162,985       137,906       113,811
                                                                               ----------    -----------    ----------
Stockholders' equity:
  Preferred Stock, $.01 par value; 10,000,000 shares authorized, none
     issued.................................................................           --            10            20
  Class A Common Stock, $.01 par value; 40,000,000 shares authorized,

     13,055,597 shares issued and outstanding...............................          130           135           140
  Class B Common Stock, $.01 par value; 10,000,000 shares authorized,
     4,070,770 shares issued and outstanding................................           39            39            39
  Additional paid-in capital................................................       41,353        54,428        66,994
  Accumulated deficit.......................................................      (31,887)      (26,087)      (20,516)
  Other.....................................................................         (646)         (646)         (646)
                                                                               ----------    -----------    ----------
       Total Stockholders' equity...........................................        8,989        27,879        46,031
                                                                               ----------    -----------    ----------
          Total capitalization..............................................    $ 201,243     $ 195,054      $189,111
                                                                               ----------    -----------    ----------
                                                                               ----------    -----------    ----------

- ------------------
* Consummation of the Exchange Offer is conditioned upon, among other things, the Consents and Waivers of a majority of each of the 1987 Holders, 1990 Holders and 1991 Holders being received. Therefore, the Exchange Offer may be consummated with less than a 51% acceptance of the Exchange Offer.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The consolidated selected financial data as of and for each of the five years in the period ended June 30, 1993 have been derived from the audited financial statements of the Company. The selected financial data as of December 31, 1993 and for the six months ended December 31, 1993 and 1992 are unaudited but include, in the opinion of management, all adjustments necessary for a fair presentation of such data. Results for the six months ended December 31, 1993 are not necessarily indicative of results to be expected for the entire fiscal year. This data should be read in conjunction with, and is qualified in its entirety by reference to, the related financial statements and notes included elsewhere in this Prospectus.

                                                                                SIX MONTHS
                                                                                  ENDED
                                                                               DECEMBER 31,            YEAR ENDED JUNE 30,
                                                                           --------------------  -------------------------------
                                                                             1993       1992       1993      1992(1)    1991(1)
                                                                           ---------  ---------  ---------  ---------  ---------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
Income Statement Data:
  Revenues:
    Energy...............................................................  $  29,778  $  37,979  $  65,136  $  71,638  $  19,881
    Equipment sales and services.........................................     11,805      9,242     18,955     21,854     25,321
  Rental.................................................................      3,189      2,020      3,636      3,191      3,663
  Related parties........................................................         --         --        515        378        899
  Development fees and other.............................................      7,369      7,228      9,450      3,054      1,616
                                                                           ---------  ---------  ---------  ---------  ---------
    Total................................................................     52,141     56,469     97,692    100,115     51,380

Cost of revenues.........................................................     41,772     39,745     71,750     66,996     37,383
Gross profit.............................................................     10,369     16,724     25,942     33,119     13,997
Selling, general and
  administrative expenses................................................      8,872      7,026     21,872     13,133     13,311
                                                                           ---------  ---------  ---------  ---------  ---------
Income from operations...................................................      1,497      9,698      4,070     19,986        686
Interest and other income................................................        330        808        993      1,204      1,377
Interest and debt expense................................................     (8,703)    (7,781)   (15,696)   (17,340)    (8,434)
Litigation settlement cost...............................................         --         --         --         --       (538)
                                                                           ---------  ---------  ---------  ---------  ---------
      Income (loss) before income taxes, extraordinary item and cumulative
        effect of a change in accounting principle.......................     (6,876)     2,725    (10,633)     3,850     (6,909)
Provision for (benefit from) income taxes................................      1,079      1,540      3,078      2,438      1,676
                                                                           ---------  ---------  ---------  ---------  ---------
      Income (loss) before extraordinary item and cumulative effect of
        change in accounting principles..................................     (7,955)     1,185    (13,711)     1,412     (8,585)
Utilization of income tax net operating loss carry forward...............         --         --         --         --         --
Cumulative effect of change in accounting principle......................         --         --         --         --         --
                                                                           ---------  ---------  ---------  ---------  ---------
      Net income (loss)..................................................  $  (7,955) $   1,185  $ (13,711) $   1,412  $  (8,585)
                                                                           ---------  ---------  ---------  ---------  ---------
                                                                           ---------  ---------  ---------  ---------  ---------
Net income (loss) per share:
  Income (loss) before extraordinary item and cumulative effect of change
    in accounting principle............................................... $    (.47) $     .08  $    (.82) $     .09  $    (.67)
  Extraordinary item......................................................       --          --         --         --         --
  Cumulative effect of change in accounting principles....................       --          --         --         --         --
                                                                           ---------  ---------  ---------  ---------  ---------
      Net income (loss)..................................................  $    (.47) $     .08  $    (.82) $     .09  $    (.67)
                                                                           ---------  ---------  ---------  ---------  ---------
                                                                           ---------  ---------  ---------  ---------  ---------
Weighted average shares outstanding......................................     16,871     16,847     16,821     14,911     12,756
Ratio of earnings to combined fixed charges and preferred stock
  dividends(3)...........................................................        .19       1.18        .29       1.06        .12

                                                                                          DECEMBER 31,         AS OF JUNE 30,
                                                                                      --------------------  --------------------
                                                                                        1993       1993       1992       1991
                                                                                      ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
Working capital (deficiency).............................................             $ (23,623) $ (11,119) $     816  $ (14,629)
Property, plant and equipment, net.......................................               191,992    194,217    195,677    195,452
Total assets.............................................................               255,356    262,529    259,054    249,207
Recourse long-term debt, net.............................................                21,991     28,012     20,003     16,950
Convertible senior subordinated debentures...............................                49,174     49,174     49,174     49,254
Nonrecourse project financing, net.......................................                91,820     97,140    107,898    117,817
Stockholders' equity.....................................................                 8,989     15,675     29,405(3)  14,235(3)


                                                                                1990(1)    1989(2)
                                                                               ---------  ---------


Income Statement Data:
  Revenues:
    Energy...................................................................  $   4,931  $   4,368
    Equipment sales and services.............................................     24,634     15,207
  Rental.....................................................................      4,005      4,170
  Related parties............................................................         --      1,048
  Development fees and other.................................................      3,941      3,010
                                                                               ---------  ---------
    Total....................................................................     37,511     27,803
Cost of revenues.............................................................     27,581     20,366
Gross profit.................................................................      9,930      7,437
Selling, general and
  administrative expenses....................................................      9,184      6,932
                                                                               ---------  ---------
Income from operations.......................................................        746        505
Interest and other income....................................................      2,409      1,732
Interest and debt expense....................................................     (4,855)    (3,390)
Litigation settlement cost...................................................         --         --
                                                                               ---------  ---------
      Income (loss) before income taxes, extraordinary item and cumulative
        effect of a change in accounting principle...........................     (1,700)    (1,153)
Provision for (benefit from) income taxes....................................       (280)       508
                                                                               ---------  ---------
      Income (loss) before extraordinary item and cumulative effect of change
        in accounting principles.............................................     (1,420)    (1,661)
Utilization of income tax net operating loss carry forward...................         --         33
Cumulative effect of change in accounting principle..........................     (2,329)    (1,355)
                                                                               ---------  ---------
      Net income (loss)......................................................  $  (3,749) $  (2,983)
                                                                               ---------  ---------
                                                                               ---------  ---------
Net income (loss) per share:
  Income (loss) before extraordinary item and cumulative effect of change in
    accounting principle.....................................................  $    (.11) $    (.16)
  Extraordinary item.........................................................         --         --
  Cumulative effect of change in accounting principles.......................       (.19)      (.13)
                                                                               ---------  ---------
      Net income (loss)......................................................  $    (.30) $    (.29)
                                                                               ---------  ---------
                                                                               ---------  ---------
Weighted average shares outstanding..........................................     12,427     10,212
Ratio of earnings to combined fixed charges and preferred stock
  dividends(3)...............................................................        .29        .29

                                                                                 1990       1989
                                                                               ---------  ---------
BALANCE SHEET DATA:
Working capital (deficiency).................................................  $ (10,126) $   1,803
Property, plant and equipment, net...........................................    165,233    123,251
Total assets.................................................................    216,494    173,399
Recourse long-term debt, net.................................................     22,566     23,843

Convertible senior subordinated debentures...................................     22,999     15,127
Nonrecourse project financing, net...........................................    100,166     78,906
Stockholders' equity.........................................................     22,302(3)  24,821

- ------------------
(1) In 1993, the Company adopted Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes' (SFAS109) and elected to apply the provisions of SFAS109 retroactively to July 1, 1989. Accordingly, the financial statements for the years ended June 30, 1992 and 1991 have been restated to comply with the provisions of SFAS109. (See Note 3 to the Consolidated Financial Statements.)

(2) In 1989, the Company changed its method of accounting thereby deferring to future periods the recognition of development and other fee revenue. The effect of this change in 1989 was to increase the Company's loss by approximately $3,871,000. Proforma amounts, assuming the new revenue recognition method was applied retroactively, are as follows:

                                              1989
                                            ---------
Loss......................................  $  (1,628)
Loss per share............................  $    (.16)

(3) Earnings represent earnings before income taxes, extraordinary item and cumulative effect of a change in accounting principle and fixed charges. Fixed charges consist of interest expense and the portion of rental expense deemed representative of the interest factor. For the six months ended December 31, 1993 and the years ended June 30, 1993, 1991, 1990 and 1989 additional earnings of $7,745,000, $12,506,000, $11,143,000, $7,880,000 and
    $5,455,000, respectively, would be required to achieve a ratio of 1.0.

                        PRO FORMA FINANCIAL INFORMATION

     The following tables set forth pro forma consolidated financial data of the Company as of December 31, 1993 and for the six months ended December 31, 1993 and the year ended June 30, 1993 (i) on a historical basis and (ii) as adjusted to give effect to the Exchange Offer, assuming alternatively (a) 51% acceptance of the Exchange Offer and (b) 100% acceptance of the Exchange Offer.

     The pro forma consolidated balance sheet of the Company has been prepared as if the Exchange Offer had been consummated as of December 31, 1993. The pro forma consolidated statements of operations present the consolidated results of operations of the Company for the six months ended December 31, 1993 and the year ended June 30, 1993 as if the Exchange Offer had occurred as of the beginning of the periods presented.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1993
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                          AS ADJUSTED FOR THE
                                                                                             EXCHANGE OFFER
                                                                                      --------------------------
                                                                                       ASSUMING       ASSUMING
                                                                                          51%           100%
                                                                         HISTORICAL   ACCEPTANCE*    ACCEPTANCE
                                                                         -----------  -----------    -----------
Energy revenues........................................................   $   29,778   $   29,778     $   29,778
Equipment sales and services...........................................       11,805       11,805         11,805
Rental revenues........................................................        3,189        3,189          3,189
Development and other fees.............................................        7,369        7,369          7,369
                                                                         -----------  -----------    -----------
                                                                              52,141       52,141         52,141
                                                                         -----------  -----------    -----------
Cost of energy revenues................................................       22,923       22,923         22,923
Cost of equipment sales and services...................................       10,223       10,223         10,223
Cost of rental revenues................................................        1,227        1,227          1,227
Cost of development and other fees.....................................        7,399        7,399          7,399
                                                                         -----------  -----------    -----------
                                                                              41,772       41,772         41,772
                                                                         -----------  -----------    -----------
Gross profit...........................................................       10,369       10,369         10,369
Selling, general and administrative expenses...........................        8,872        8,872          8,872
                                                                         -----------  -----------    -----------
  Income from operations...............................................        1,497        1,497          1,497
Interest and other income..............................................          330          330            330
Interest and debt expense..............................................       (8,703)      (7,330)(1)     (6,012)(5)
                                                                         -----------  -----------    -----------
  Income (loss) before income taxes....................................       (6,876)      (5,503)        (4,185)
Provision for income taxes.............................................        1,079        1,079(2)       1,079(2)
                                                                         -----------  -----------    -----------
Net loss...............................................................   $   (7,955)  $   (6,582)    $   (5,264)
                                                                         -----------  -----------    -----------
Preferred dividend requirements........................................           --        1,505          2,950
                                                                         -----------  -----------    -----------
Net loss applicable to common shareholders.............................   $   (7,955)  $   (8,087)    $   (8,214)
                                                                         -----------  -----------    -----------
Net loss per common share..............................................   $     (.47)  $     (.47)(3) $     (.46)(6)
                                                                         -----------  -----------    -----------
                                                                         -----------  -----------    -----------
Weighted average shares outstanding....................................       16,871       17,373(4)      17,854(7)
                                                                         -----------  -----------    -----------
                                                                         -----------  -----------    -----------


- ------------------
* Consummation of the Exchange Offer is conditioned upon, among other things, the Consents and Waivers of a majority of each of the 1987 Holders, 1990 Holders and 1991 Holders being received. Therefore, the Exchange Offer may be consummated with less than a 51% acceptance of the Exchange Offer.

 See the accompanying notes to the pro forma consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED DECEMBER 31, 1993

(1) Reflects reduction of interest and debt expense related to Debentures assuming 51% exchange at July 1, 1993.

(2) No impact has been reflected on the provision for income taxes since it is assumed that the reduction in interest expense would reduce the available net operating loss carryforwards and the valuation allowance.

(3) Reflects loss per share computed by dividing the net loss after reduction for preferred dividends (assuming 51% exchange), by the weighted average number of shares outstanding.

(4) Reflects adjustment for additional Class A Common Stock issued assuming 51% exchange of Debentures.

(5) Reflects reduction of interest and debt expense related to Debentures assuming 100% exchange at July 1, 1993.

(6) Reflects loss per share computed by dividing the net loss after reduction for preferred dividends (assuming 100% exchange), by the weighted average number of shares outstanding.

(7) Reflects adjustment for additional Class A Common Stock issued assuming 100% exchange of Debentures.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1993
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                       AS ADJUSTED FOR THE
                                                                                          EXCHANGE OFFER
                                                                                   --------------------------
                                                                                    ASSUMING       ASSUMING

                                                                                       51%           100%
                                                                        HISTORICAL ACCEPTANCE*    ACCEPTANCE
                                                                        ---------  -----------    -----------
Energy revenues.......................................................  $  65,136   $   65,136     $   65,136
Equipment sales and services..........................................     18,955       18,955         18,955
Rental revenues.......................................................      3,636        3,636          3,636
Revenues from related parties.........................................        515          515            515
Development fees and other............................................      9,450        9,450          9,450
                                                                        ---------  -----------    -----------
                                                                           97,692       97,692         97,692
                                                                        ---------  -----------    -----------
Cost of energy revenues...............................................     44,889       44,889         44,889
Cost of equipment sales and services..................................     16,431       16,431         16,431
Cost of rental revenues...............................................      2,458        2,458          2,458
Cost of revenues from related parties.................................        452          452            452
Cost of development fees and other....................................      7,520        7,520          7,520
                                                                        ---------  -----------    -----------
                                                                           71,750       71,750         71,750
                                                                        ---------  -----------    -----------
  Gross profit........................................................     25,942       25,942         25,942
Selling, general and administrative expenses..........................     21,872       21,872         21,872
                                                                        ---------  -----------    -----------
  Income from operations..............................................      4,070        4,070          4,070
Interest and other income.............................................        993          993            993
Interest and debt expense.............................................    (15,696)     (13,008)(1)    (10,426)(5)
                                                                        ---------  -----------    -----------
Loss before income taxes..............................................    (10,633)      (7,945)        (5,363)
Provision for income taxes............................................      3,078        3,078(2)       3,078(2)
                                                                        ---------  -----------    -----------
Net loss..............................................................  $ (13,711)  $  (11,023)    $   (8,441)
                                                                        ---------  -----------    -----------
Preferred dividend requirements.......................................         --        3,009          5,900
                                                                        ---------  -----------    -----------
Net loss applicable to common shareholders............................  $ (13,711)  $  (14,032)    $  (14,341)
                                                                        ---------  -----------    -----------
                                                                        ---------  -----------    -----------
Net loss per common share.............................................  $    (.82)  $     (.81)(3) $     (.81)(6)
                                                                        ---------  -----------    -----------
                                                                        ---------  -----------    -----------
Weighted average shares outstanding...................................     16,821       17,323(4)      17,804(7)
                                                                        ---------  -----------    -----------
                                                                        ---------  -----------    -----------

- ------------------
* Consummation of the Exchange Offer is conditioned upon, among other things, the Consents and Waivers of a majority of each of the 1987 Holders, 1990 Holders and 1991 Holders being received. Therefore, the Exchange Offer may be consummated with less than a 51% acceptance of the Exchange Offer.

 See the accompanying notes to the pro forma consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 1993

(1) Reflects reduction of interest and debt expense related to Debentures assuming 51% exchange at July 1, 1992.

(2) No impact has been reflected on the provision for income taxes since it is assumed that the reduction in interest expense would reduce the available net operating loss carryforwards and the valuation allowance.

(3) Reflects loss per share computed by dividing the net loss after reduction for preferred dividends (assuming 51% exchange), by the weighted average number of shares outstanding.

(4) Reflects adjustment for additional Class A Common Stock issued assuming 51% exchange of Debentures.

(5) Reflects reduction of interest and debt expense related to Debentures assuming 100% exchange at July 1, 1992.

(6) Reflects loss per share computed by dividing the net loss after reduction for preferred dividends (assuming 100% exchange), by the weighted average number of shares outstanding.

(7) Reflects adjustment for additional Class A Common Stock issued assuming 100% exchange of Debentures.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1993
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)
                                     ASSETS

                                                                                      AS ADJUSTED FOR THE
                                                                                         EXCHANGE OFFER
                                                                                    ------------------------
                                                                                     ASSUMING     ASSUMING
                                                                                        51%         100%
                                                                        HISTORICAL  ACCEPTANCE*  ACCEPTANCE
                                                                        ----------  -----------  -----------
Current Assets:
  Cash and cash equivalents...........................................  $    2,548   $    2,548   $    2,548
  Restricted cash and cash equivalents................................       2,115        2,115        2,115
  Accounts receivable, net............................................      16,004       16,004       16,004
  Receivable from related parties.....................................         612          612          612

  Notes receivable, current...........................................       2,361        2,361        2,361
  Inventories.........................................................       6,010        6,010        6,010
  Insurance claims receivable.........................................       2,769        2,769        2,769
  Other current assets................................................       2,242        2,242        2,242
  Assets held under contractual arrangement...........................          98           98           98
                                                                        ----------  -----------  -----------
  Total current assets................................................      34,759       34,759       34,759
Property, plant and equipment, net....................................     191,992      191,992      191,992
Project development costs.............................................       5,674        5,674        5,674
Notes receivable, noncurrent..........................................      11,533       11,533       11,533
Notes receivable from officers........................................         237          237          237
Investments in equity affiliates......................................       2,734        2,734        2,734
Excess of cost of investment in subsidiaries over net assets at date
  of acquisition, net.................................................       2,036        2,036        2,036
Deferred financing costs, net.........................................       5,489        3,676(1)     1,934(8)
Other assets..........................................................         902          902          902
                                                                        ----------  -----------  -----------
  Total assets........................................................  $  255,356   $  253,543   $  251,801
                                                                        ----------  -----------  -----------
                                                                        ----------  -----------  -----------

- ------------------
* Consummation of the Exchange Offer is conditioned upon, among other things, the Consents and Waivers of a majority of each of the 1987 Holders, 1990 Holders and 1991 Holders being received. Therefore, the Exchange Offer may be consummated with less than a 51% acceptance of the Exchange Offer.

 See the accompanying notes to the pro forma consolidated financial statements.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1993
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)
                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                        AS ADJUSTED FOR THE
                                                                                           EXCHANGE OFFER
                                                                                      ------------------------
                                                                                     ASSUMING       ASSUMING
                                                                                        51%           100%
                                                                        HISTORICAL  ACCEPTANCE*    ACCEPTANCE
                                                                        ----------  -----------    -----------
Current liabilities:
  Accounts payable....................................................  $   18,842   $   18,842     $   18,842
  Current maturities of recourse long-term debt.......................      15,387       15,387         15,387
  Current maturities of nonrecourse project financing.................      10,890       10,890         10,890
  Short-term borrowings...............................................       2,992        2,992          2,992

  Other current liabilities...........................................       6,246       10,622(2)      14,823(9)
  Deferred credits....................................................       4,025        4,025          4,025
                                                                        ----------  -----------    -----------
     Total current liabilities........................................      58,382       62,758         66,959
Recourse long-term debt, net of current maturities....................      21,991       21,991         21,991
Convertible senior subordinated debentures............................      49,174       24,095(3)         --(10)
Nonrecourse project financing, net of current maturities..............      91,820       91,820         91,820
Construction costs payable............................................       5,100        5,100          5,100
Deferred income taxes.................................................      12,008       12,008         12,008
Other liabilities.....................................................       7,892        7,892          7,892
                                                                        ----------  -----------    -----------
                                                                           246,367      225,664        205,770
                                                                        ----------  -----------    -----------
Commitments and contingencies
Stockholders' equity:
  Preferred stock, par value $.01; one vote per share; shares
     authorized 10,000,000; none issued...............................          --           10(4)          20(11)
  Class A common stock, par value $.01; one vote per share; 40,000,000 shares authorized; issued 13,055,597 at December 31, 1993 and
     June 30, 1993....................................................         130          135(5)         140(12)
  Class B common stock, par value $.01; ten votes per share;
     10,000,000 shares authorized; issued 4,070,770 at December 31,
     1993 and June 30, 1993...........................................          39           39             39
Additional paid-in capital............................................      41,353       54,428(6)      66,994(13)
Accumulated deficit...................................................     (31,887)     (26,087)(7)    (20,516)(14)
Other.................................................................        (646)        (646)          (646)
                                                                        ----------  -----------    -----------
  Total stockholders' equity..........................................       8,989       27,879         46,031
                                                                        ----------  -----------    -----------
     Total liabilities and stockholders' equity.......................  $  255,356   $  253,543     $  251,801
                                                                        ----------  -----------    -----------
                                                                        ----------  -----------    -----------

- ------------------
* Consummation of the Exchange Offer is conditioned upon, among other things, the Consents and Waivers of a majority of each of the 1987 Holders, 1990 Holders and 1991 Holders being received. Therefore, the Exchange Offer may be consummated with less than a 51% acceptance of the Exchange Offer.

 See the accompanying notes to the pro forma consolidated financial statements.

NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

 (1) Reflects adjustment to write-off 51% of deferred financing costs associated with Debentures.

 (2) Reflects an adjustment for Federal and State income taxes (calculated at an effective rate of 43%) resulting from the gain recognized.

 (3) Reflects adjustment assuming the exchange of 51% of each of the Debentures.


 (4) Reflects adjustment for par value of preferred stock issued assuming 51% exchange of Debentures.

 (5) Reflects adjustment for par value of Class A Common Stock issued assuming 51% exchange of Debentures.

 (6) Reflects adjustment for fair value of common and preferred stock issued less related par values, assuming 51% exchange of Debentures.

 (7) Reflects adjustment for gain on exchange, net of tax (at 43%), of $5,800 assuming 51% exchange of debentures. This gain will be included in the historical financial statements upon consummation of the exchange but is not included in the pro forma income statements for the six months ended December 31, 1993 or for the year ended June 30, 1993.

 (8) Reflects adjustment to write-off 51% of deferred financing costs associated with Debentures.

 (9) Reflects an adjustment for Federal and State income taxes (calculated at an effective rate of 43%) resulting from the gain recognized.

(10) Reflects adjustment assuming the exchange of 100% of each of the Debentures.

(11) Reflects adjustment for par value of preferred stock issued assuming 100% exchange of Debentures.

(12) Reflects adjustment for par value of Class A Common Stock issued assuming 100% exchange of Debentures.

(13) Reflects adjustment for fair value of common and preferred stock issued less related par values, assuming 100% exchange of Debentures.

(14) Reflects adjustment for gain on exchange, net of tax (at 43%), of $11,371 assuming 100% exchange of Debentures. This gain will be included in the historical financial statements upon consummation of the exchange but is not included in the pro forma income statements for the six months ended December 31, 1993 or for the year ended June 30, 1993.

   BACKGROUND, PURPOSES AND EFFECTS OF THE EXCHANGE OFFER, RESTRUCTURING AND
                        CONSENT AND WAIVER SOLICITATION

     As a result of (i) significant losses incurred by the Company for the fiscal year ended June 30, 1993 and the six months ended December 31, 1993 relating, in part, to the Newark fire and continuing litigation, (ii) the Company's inability to refinance certain project indebtedness and/or sell equity in certain projects, and (iii) the lack of sufficient capital to develop and construct new projects, the Company failed to pay the March 15, 1994 semi-annual interest payment on its outstanding Debentures. Since that time, the Debentures and the Company's Class A Common Stock have been trading at historically low levels.


     The Company has attempted to refinance and/or sell equity in certain projects. Furthermore, the Company retained an investment banking firm to develop plans to enhance shareholder value including an evaluation of the merits of selling or merging the Company or forming a strategic alliance. Although the Company has received numerous indications of interest, the Company's efforts to implement a Restructuring Plan have been hampered by, among other things, the Hawker Siddeley litigation, the Newark fire, the constraints in the Debentures and the Company's liquidity problems.

     The principal purposes of the Exchange Offer are (a) to reduce debt and to increase equity, thus improving the Company's debt to equity ratio and reducing interest expense and (b) to alleviate the Company's short-term liquidity problems and improve long-term liquidity. The Company believes that the improvement in its debt to equity ratio will assist in future financing efforts, while the reduced interest expense will improve profitability. Accordingly, the Company believes that the Exchange Offer will afford it enhanced operating flexibility.

     An additional purpose of the Exchange Offer and the Consent Solicitation is to eliminate the risk that the Company will be required to offer to purchase any of the 1987 Debentures, 1990 Debentures and/or 1991 Debentures by reason of certain covenants described herein. In addition, the purpose of the Waivers is to seek to ensure that the 1987 Debentures, 1990 Debentures and/or 1991 Debentures could not be accelerated based upon any actions, omissions or events, whether known or unknown, that may have occurred or that occur prior to the Solicitation Expiration Date and that could be construed to be defaults or Events of Default under the 1987 Debentures, 1990 Debentures and/or 1991 Debentures and the Indentures related thereto and to rescind any acceleration that may occur on or prior to the Solicitation Expiration Date.

     In addition to the completion of the Exchange Offer and Solicitation, the Company's Restructuring Plan includes the following steps: (1) the recent settlement of the Hawker Siddeley litigation, (2) appointment of a new President and Chief Operating Officer, and Vice President/Finance and Chief Financial Officer, (3) implementation of a cost reduction program, (4) refinancing and/or sale of all or part of its ownership in its Newark and Parlin cogeneration plants and (5) a strategic review of its other assets and business units.

     The Company has been burdened with numerous lawsuits principally involving Hawker Siddeley. These lawsuits have had a severe negative impact on the Company's financial results and liquidity and have consumed significant management resources. The Company believes that the settlement of these suits and the implementation of its cost reduction program will allow the Company to reduce its general and administrative costs in the 1995 fiscal year. To assist the implementation of its Restructuring Plan and the cost reduction program, the Company's Board of Directors elected Larry Zalkin as its new President and Chief Operating Officer and Ronald R. Rominiecki as Vice President/Finance and Chief Financial Officer in March 1994.

     If the Exchange Offer and Solicitation are not consummated and (a) the Company is required to continue to make interest payments on the Debentures and/or (b) the Debentures are accelerated based upon any actions, omissions or events and such accelerations is not rescinded, the Company would face severe liquidity problems and, in the case of acceleration, does not expect to have sufficient cash to repay all outstanding Debentures. While the Company would examine all of its options at the time, such liquidity problems could force the Company to seek protection under Chapter 11 of the Bankruptcy Code. Moreover, interest almost certainly would not be paid on the Debentures during the pendency of a bankruptcy proceeding.

     Even if the Exchange Offer and Solicitation are consummated, there can be no assurance that the Company will not suffer severe liquidity problems. As a result, the Company could be forced in the future to seek protection under the Bankruptcy Code regardless of whether the Exchange Offer and Solicitation are consummated.

                                    BUSINESS

BACKGROUND.

     The Company was originally formed in Florida in 1981 and subsequently merged with a Delaware corporation in 1984. Prior to the merger, the Company was part of a group of several other companies owned by members of the family of Frank L. O'Brien III, Chairman of the Board, Chief Executive Officer and controlling shareholder of the Company, which had served the power generation market since 1915. On July 1, 1991, the Company changed its name from O'Brien Energy Systems, Inc. to O'Brien Environmental Energy, Inc.

     The Company expanded its equipment sales, rentals and services business by acquiring Puma Power Plant Limited ('Puma'), a United Kingdom company, in 1988 and Mobile Power Rental Company (now operating under the name O'Brien Energy Services Company) ('O'Brien Energy Services') in 1990.

     In 1989, the Company acquired American Hydrotherm Corporation ('American Hydrotherm') and a related company to engineer, manufacture, install and service heat recovery systems based upon patented technology for industrial processing applications.

     References in this Report to the 'Company' mean O'Brien Environmental Energy, Inc. and, where relevant, its wholly-owned subsidiaries.

FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS.

     During the fiscal year ended June 30, 1993, the Company operated principally in two industry segments: (i) energy--the development, ownership and operation of biogas projects and the development and ownership of cogeneration and waste heat recovery projects through wholly-owned subsidiaries and limited partnership; and (ii) equipment sales, rentals and service--the selling and renting of power generating, cogenerating and standby/peak shaving equipment and services. Fees recognized in connection with the development and construction of cogeneration projects formed as limited partnerships are related to energy projects.


     See Note 25 of the Consolidated Financial Statements of the Company for financial information with respect to industry segments.

DESCRIPTION OF BUSINESS.

GENERAL

     O'Brien Environmental Energy, Inc. develops cogeneration, waste heat recovery and biogas projects which produce electricity and thermal energy for sale under long-term contracts with industrial and commercial users and public utilities. Cogeneration involves the sequential production of two or more forms of usable energy (i.e. electricity and thermal energy) using a single fuel source, thereby substantially increasing fuel efficiency. A waste heat recovery project utilizes heat resulting from industrial processes as the energy source for the simultaneous production of steam and electricity in a manner similar to cogeneration. Biogas projects such as the Company's landfill and sewage digester gas projects collect otherwise wasted and unproductive methane gas and convert it into usable energy. These projects offer an industrial user potential cost savings and, where electricity is sold to the user, increased reliability and added security against power failures.

     As a project developer, the Company serves as a single source responsible for the evaluation, design, installation and operation of a project at a customer's site. The Company also assumes the responsibility for evaluating project alternatives; obtaining financing, insurance, all necessary licenses, permits and certifications; conducting contract negotiations with local utilities and arranging turnkey construction. In connection with obtaining financing, the Company may negotiate for credit support facilities with equipment suppliers, large turnkey construction firms and financial institutions. Potential project structures include sole ownership, general partnerships, limited partnerships, sale leaseback arrangements and other forms of joint ventures or debt arrangements. To date, other than the limited partnership substantially owned by a subsidiary of Chrysler Capital Corporation, the Company's projects in operation have been structured as wholly-owned subsidiaries.

     The Company sells the electricity produced by its projects pursuant to long-term contracts either on a 'wholesale' basis to local public utilities or on a 'retail' basis directly to specific industrial and commercial users. Presently, substantially all of the electricity produced by the Company's projects in operation is sold on a wholesale basis. The mix of future energy sales may differ based upon future economic conditions and other circumstances.

     A large portion of the Company's business relates to design and assembly of power generation systems for sale and rental, electrical control and distribution subsystems, and high temperature heat transfer equipment and subsystems.

     During 1993, the Company expanded into the area of standby/peak shaving projects which utilize the Company's power generation equipment as a back-up source of electricity for large customers. These projects are intended to fill a need between large electrical users and the requirements of local utilities. The availability of an alternative energy source allows these customers to benefit from significantly discounted interruptible energy tariffs. The standby/peak shaving generators typically will be required to provide a limited amount of electricity during peak periods.

     At present, the Company has eight projects in operation totalling approximately 217 megawatts of electric generating capacity including seven wholly-owned projects developed by the Company totalling approximately 185 megawatts and one approximately 32 megawatt project which was developed by the Company and is presently owned substantially by a subsidiary of Chrysler Capital Corporation.

RECENT DEVELOPMENTS

     The following are certain of the Company's recent developments:

       (i) Retention of Investment Bankers

          In October 1993, the Company retained an investment banking firm to assist the Company in developing plans to maximize shareholder value. Subsequently, the Company engaged Jefferies & Company, Inc. to complete the implementation of the Company's plans to maximize shareholder value.

       (ii) Hackensack Meadowlands Project

          In September 1993, the Company was awarded (pursuant to a competitive bidding process) gas recovery rights by the Hackensack Meadowlands Development Commission for two landfill sites located in New Jersey. Although it is uncertain at this time, the Company may use the landfill gas developed and produced from this project to supply fuel for the Newark Boxboard project. Development of this project is not expected to be completed until 1996, at the earliest. See 'Business--Energy
     Segment--Projects in Development.'

       (iii) Philadelphia Water Department Project

          In November 1993, the Company entered into a transaction under which it sold its interest in its Philadelphia Water Department project to entities controlled by an unrelated private investor for a price of $5,000,000. In connection with the transaction, the Company retained the right to repurchase its interest from the current owner in May 1994 in exchange for $5,000,000 plus a 17% minority interest in the project. The Company may extend the period of time within which it may exercise this repurchase option through August 1994 upon the payment of certain consideration. The Company recently extended its repurchase option until June 1994. In connection with this transaction, the Company issued a total of 5.5 million warrants to purchase the Company's Class A Common Stock. 2.5 million of such warrants have an exercise price of $4.00 per share and are exercisable through November 10, 1995. 2 million of such warrants have an exercise price of $5.00 per share and are exercisable through November 10, 1996. The balance of such warrants (1 million) have an exercise price of $6.00 per share and are exercisable through November 10, 1997. Following the issuance of the warrants, the private investor filed a Schedule 13D with the SEC disclosing the acquisition of the warrants. See
     'Business--Energy Segment--Sale of Projects in Operation.' See Note 31 of the Company's Consolidated Financial Statements for a discussion of this transaction.

       (iv) Stewart & Stevenson Credit Facility

          In November 1993, the Company entered into a letter of intent with Stewart & Stevenson, a major equipment supplier and operation and maintenance company for a $7 million credit facility to be disbursed upon the completion of certain milestones, including, among other things, the appointment of Stewart & Stevenson as operation and maintenance contractor for the Company's Newark Boxboard and du Pont Parlin cogeneration projects. The first disbursement of $1 million was funded on January 13, 1994. The second disbursement of $3.5 million was funded on March 16, 1994. A third disbursement of $2.5 million is expected to be available to the Company in the near future based upon approval of loan documentation and the obtaining of necessary consents. This disbursement is intended to be utilized for prepayment of debt at the Newark Boxboard project level. It is expected that the proceeds of the Stewart & Stevenson credit facility will be repaid upon the refinancing of the Newark Boxboard term loan. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Resources--Working Capital Requirements.'

       (v) Tinicum Project

          In December 1993, the Company executed an energy service agreement with the City of Philadelphia for a 14 megawatt standby electric facility project at the Philadelphia International Airport. See 'Business-- Energy Segment--Projects in Development.'

       (vi) Option Agreement--Biogas Projects

          In December 1993, the Company executed an Exclusive Option Agreement with Zahren Financial Corporation ('Zahren') (which was amended in January 1994 by a Memorandum of Understanding between the parties) pursuant to which, in consideration of cash payments aggregating $300,000 made by Zahren to O'Brien, (i) the Company granted Zahren an option, which was extended by Zahren until June 15, 1994 upon payment of certain consideration, to purchase the Company's Edgeboro biogas project, which is in development, and (ii) the Company granted Zahren a right of first refusal until December 31, 1994, to purchase the Company's other biogas projects (other than the SmithKline Beecham and Hackensack Meadowlands projects). See 'Business--Energy Segment--Projects in Development.'

       (vii) O'Brien Newark--Repurchase Agreement

          In January 1994, the Company and Bradley Resources Company ('Bradley') entered into a Repurchase Agreement pursuant to which the Company reacquired the rights to 12.5% of all proceeds which the Company receives from O'Brien (Newark) Cogeneration, Inc. These rights had been sold to

     Bradley in March 1993. See Note 5 of the Consolidated Financial Statements and 'Business--Energy Segment-- Projects in Operation.'

       (viii) SmithKline Project

          In February 1994, the Company executed an energy service agreement with SmithKline Beecham Corporation for a standby/peak shaving electric facility project in excess of 21 megawatts in Montgomery County, Pennsylvania. See 'Business--Energy Segment--Projects in Development.'

       (ix) FASB 109 Tax Provision

          The Company has elected to retroactively adopt the required FASB 109 allowance for deferred income tax. The Company's loss for fiscal 1993 is less than that which was expected because of such retroactive adoption. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and Notes 2 and 3 of the Consolidated Financial Statements of the Company.

INDEPENDENT POWER MARKET

     The independent power market (the market for power generated by companies other than traditional utilities) has evolved and is expected by the Company to continue to expand as a result of the growing need for new and replacement power capacity by electric utilities and industrial customers. Historically, regulated utilities in the United States have been the only producers of electric power intended primarily for sale to third parties. The increase in oil prices during the late 1970s and the increasing cost of constructing and financing large coal-fired or nuclear generating facilities along with the enactment in 1978 of the Public Utilities Regulatory Policies Act ('PURPA'), created a favorable regulatory environment and favorable market conditions for the development of energy projects by companies other than electric utilities. The basic policy judgment behind the encouragement of the development of biogas and cogeneration facilities is that the United States' dependence on oil and natural gas resources should be reduced and that the very high incremental costs of large centralized power production facilities should be avoided. However, economic considerations remain the central issue affecting a decision to install a cogeneration project.

     PURPA provided significant incentives to developers of qualifying facilities. It designated certain small power production (those utilizing renewable fuels and having a capacity of less than 80 megawatts) and cogeneration facilities as qualifying facilities exempt from many of the regulatory requirements applicable to electric utilities and eligible for various benefits under federal law. In accordance with PURPA, the Company's projects are exempt, and its proposed projects are intended to be exempt, from rate, financial and similar regulation as a utility. These projects also benefit from regulations that require public utilities to purchase power generated by qualifying projects either at the utilities' 'avoided cost' (determined in accordance with a formula which varies from state to state but which is generally calculated based upon what the cost to the utility would be to generate the power itself or to purchase it from another source). Power purchase contracts generally must be approved by state public utility commissions. Since the Company benefits from PURPA, the Company's business could be adversely affected by a significant change in PURPA and could otherwise be materially impacted by decisions of federal, state and local legislative, judicial and regulatory bodies. See 'Business--Regulation.'

     The Company believes that independent power producers will become increasingly more important to electric utilities as alternative long-term sources of electric power. According to the North American Electric Reliability Council's 1991-2000 Electricity Supply and Demand Report, electric utilities have forecasted that they will need an additional 87,700 megawatts of new generating capacity between 1991 and the year 2000 to meet peak demand. The U.S. Department of Energy's Spring 1991 'National Energy Strategy' projects this need at up to 200,000 megawatts between 1991 and the year 2010. According to this report, $100 billion to $200 billion in new capital investment will be needed to meet the nation's growing electricity needs during the period from 1991 to 2001. Since the independent development and ownership of cogeneration projects requires little, if any, capital investment by those public utilities utilizing this power, and requires these public utilities to pay only for capacity and energy actually produced and delivered, utilities may avoid the cost and risk of building new plants as demand grows by purchasing needed power from independent power producers.

     Many organizations, including equipment manufacturers and subsidiaries of utilities and contractors, as well as other organizations similar to the Company, have entered the market of the ownership and operation of cogeneration and biogas projects. Many of these companies have substantially greater resources than the Company. In addition, obtaining power contracts with utilities has become more competitive with the increased use of competitive bidding procedures. This increased competition may make it more difficult for the Company to secure future projects, may increase project development costs and may reduce the Company's operating margins on any future projects.

PRODUCTS AND MARKETS

     Cogeneration. Cogeneration involves the sequential production of two or more forms of usable energy (i.e. electricity and thermal energy) using a single fuel source, thereby substantially increasing fuel efficiency. The key elements of a cogeneration project are permit applications, contracts for sales of electricity and thermal energy, contracts or arrangements for fuel supply, and project financing and construction. The Company attempts to design and develop its projects so that they qualify for the benefits of PURPA, which exempts qualifying projects from rate, financial and similar utility regulation and requires public utilities to purchase power generated by these projects. Electricity may be sold to utilities and end users of electrical power, including large industrial facilities. Thermal energy from cogeneration plants may be sold to commercial enterprises and other institutions. Large industrial users of thermal energy include plants in the chemical processing, food processing, pharmaceuticals and paper industries.

     Standby/Peak Shaving. Standby/Peak Shaving projects utilize the Company's power generation equipment as a back-up source of electricity for large electrical demand customers. The availability of an alternative energy source allows these customers to benefit from significantly discounted interruptible energy tariffs. The standby/peak shaving generators typically will be required to provide a limited amount of electricity during peak periods.

     Waste Heat Recovery. A waste heat recovery project utilizes heat resulting from industrial processes as the energy source for the simultaneous production of steam and electricity in a manner similar to cogeneration. The Company believes that waste heat recovery projects, which do not rely on a traditional fuel source, will allow the Company to reduce or eliminate the cost of fuel to the project. While the recovery of continuously released waste heat is not a new process, the Company's patented heat storage technology developed by its subsidiary, American

Hydrotherm, enables it to capture waste heat released intermittently and convert it into continuous usable energy. These projects are well suited to steel, glass, paper, cement and other industries which generate high quantities of intermittent waste heat from their industrial processes.

     Biogas. Biogas projects use a renewable non-fossil fuel as their fuel source. The Company's biogas projects retrieve otherwise unproductive and environmentally harmful methane gas generated by landfills or sewage digester processes and convert it into usable energy. Landfill gas production will generally continue as long as suitable anaerobic (oxygen-deficient) conditions exist or until the organic components of the refuse placed at the site are entirely decomposed. This process may continue for approximately 20 years after the closing of a landfill site. Sewage digester gas is produced continuously during the sewage treatment process. The key elements of biogas projects are permit applications, contracts for gas rights, sales of gas and electricity, and thermal energy if appropriate, and project financing and construction.

     Equipment Sales, Rentals and Services. The Company sells and rents power generation and cogeneration equipment. The Company provides related services, including the design, assembly, repair and maintenance of permanent or standby power generation equipment. In addition, the Company sells equipment manufactured by others to turnkey contractors in connection with the construction of the Company's projects. The Company also sells equipment purchased by it for projects unrelated to those being developed by the Company. From time to time, it purchases equipment for reconditioning and sale. In its rental business the Company serves the construction, industrial, military, transportation, mining, utility and entertainment markets.

     The Company also designs and manufactures custom electrical control and distribution subsystems. These include medium voltage cubicle switchboards, main distribution systems, control instrumentation panels and packaged substations. This equipment receives and distributes power through a building, ship or other self-contained structure.

     The Company, through its American Hydrotherm subsidiary, is also in the business of custom designing, engineering, constructing, installing and servicing high temperature liquid heat transfer systems for industrial processing applications. Each system is designed by American Hydrotherm to meet precise temperature and other specifications for processing equipment. These systems are used in various industries such as steel, plastics, wood, rubber, paper, chemical, petrochemical and electronics.

ENERGY SEGMENT

     Projects in Operation. Set forth below are descriptions of the Company's eight projects currently in operation. Each of these projects is currently producing revenues through the sale of energy under long-term contracts. In connection with the obtaining of financing for its three cogeneration projects in operation, the Company has obtained business interruption insurance and performance guarantees by the operators of its cogeneration projects. These arrangements are negotiated and secured prior to commencement of operations of a project. Taken as a whole, these arrangements reduce the risks associated with any past and future equipment problems or unscheduled plant shutdowns. For example in the event of an unscheduled breakdown, the Company is entitled, pursuant to its business interruption policy, to the net profit which it is prevented from earning from the particular project, including all charges and expenses which continue during the period of interruption, less the applicable deductible amounts. A discussion of performance guarantees for certain of the Company's projects is set forth below. There can be no assurance that such insurance or guarantees will sufficiently mitigate the risk of unforeseen contingencies.

NAME AND LOCATION                                            DATE OF                POWER
OF PROJECT(1)                                               OPERATION             PURCHASER                 LENDER
- -------------------------     RATED        APPROXIMATE    --------------  ------------------------- -----------------------
                           CAPACITY(2)     CAPITAL COST
                          --------------  --------------
                          (IN MEGAWATTS)  (IN THOUSANDS)
COGENERATION
E.I. du Pont Parlin (NJ)       122.0         $103,350       June 1991     Jersey Central Power &    National Westminster
                                                                            Light Company             Bank P.L.C.(3)
Newark Boxboard (NJ)(4)         52.0           51,000     November 1990   Jersey Central Power &    National Westminster
                                                                            Light Company             Bank P.L.C.(3)
California Milk Producers       32.0           40,000     February 1990   Southern California       Mitsui Bank Limited(3)
  (CA)                                                                      Edison
BIOGAS
Mazzaro (PA)                     2.4            2,000     February 1990   Duquesne Light Company    (6)
FR&S (PA)                         .5            4,500     December 1988   Metropolitan Edison       (6)
Duarte (CA)                      1.1            2,000      October 1987   Southern California       (6)
                                                                            Edison
SmithKline Beecham (PA)          3.0            5,000       March 1986    SmithKline Beecham        (6)
Corona (CA)                      4.0            5,000       March 1986    Southern California       (6)
                                                                            Edison
                              ------      --------------
                               217.0         $212,850

NAME AND LOCATION          COMPANY'S
OF PROJECT(1)              INTEREST
- -------------------------  ---------

COGENERATION
E.I. du Pont Parlin (NJ)      100%
Newark Boxboard (NJ)(4)       100%
California Milk Producers       3%(5)
  (CA)
BIOGAS
Mazzaro (PA)                  100%
FR&S (PA)                     100%
Duarte (CA)                   100%
SmithKline Beecham (PA)       100%
Corona (CA)                   100%

- ------------------

(1) On November 12, 1993, the Company sold its Philadelphia Water Department project. The Company has the right to repurchase this project in May 1994. See 'Business--Energy Segment--Sale of Projects in Operation.'

(2) See discussion of each particular project which follows for current contract production, which may be less than the stated rated capacity.

(3) This loan is nonrecourse to the Company.

(4) On December 25, 1992, a fire occurred at the plant. The plant returned to partial operation in August 1993 and resumed full operation in October 1993.

(5) Owned in partnership as more fully described in the project descriptions in 'Business--Energy Segment--Projects in Operation.'

(6) These projects are financed by various lenders through equipment credit facilities.

  COGENERATION

     E.I. du Pont--Parlin. This 122 megawatt project, which commenced operation in June 1991, is 100%-owned by a subsidiary of the Company. This project is designed to operate continuously and to provide up to 120,000 lbs./hr. of steam to a photochemical manufacturing plant in Parlin, New Jersey owned by E.I. du Pont de Nemours and Company ('E.I. du Pont') under a 30-year agreement, and 92 megawatts of electricity to Jersey Central Power & Light ('JCP&L'), under a 20-year agreement. In addition to providing up to 9 megawatts of electricity to E.I. du Pont under a 20-year agreement, the Company sells additional electricity to JCP&L on an 'as requested' basis under the contract's dispatch agreement. See
Note 17 of the Company's Consolidated Financial Statements for a discussion of this project's nonrecourse financing.

     For the fiscal year ended June 30, 1993, this project accounted for approximately $44 million in gross revenues, representing approximately 45% of the Company's consolidated gross revenues.


     For approximately two and a half months ending in December 1993, one of the project's two gas turbines was out of operation for unscheduled repairs. This shutdown negatively impacted the three month period ended December 31, 1993. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

     Natural gas is provided under Public Service Electric & Gas Company's ('PSE&G') standard cogeneration tariff. Additionally, although no commitments or agreements have been obtained to date, the project may obtain fuel through direct purchase from other suppliers. The project is operated and maintained under agreement with a third party. In January 1994, the Company and Stewart & Stevenson Services, Inc. ('Stewart & Stevenson') executed an Operation and Maintenance Contract.

     In May 1994, the Company and the turnkey construction contractor settled certain litigation regarding delays in project completion. See 'Legal Proceedings.'

     Newark Boxboard. This 52 megawatt project, which commenced operation in November 1990, is 100%-owned by a subsidiary of the Company. This project is designed to operate continuously and to provide up to 75,000 lbs./hr. of steam to a recycled paper boxboard manufacturing plant owned by Newark Boxboard Company, a subsidiary of the Newark Group, Inc., and 52 megawatts of electricity to JCP&L, each under 25-year agreements. See Note 17 of the Company's Consolidated Financial Statements for a discussion of this project's nonrecourse financing.

     For the fiscal year ended June 30, 1993, this project accounted for approximately $20 million in gross revenues, representing approximately 20% of the Company's consolidated gross revenues.

     On December 25, 1992, a fire occurred at this project's facility in Newark, New Jersey. The fire resulted in the death of three workers employed by the operator of the project and in damage to the plant. The facility returned to partial operation in August 1993 and resumed full operation in October 1993. The fire has been classified by the local fire commissioner as accidental. As a result of lost profits, the Company's 1993 operations have been adversely affected. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.' The Company carries both property damage and business interruption insurance. In full and final settlement of the Company's damage claim, the Company received the sum of $36,000,000 which covered a substantial majority of the Company's costs of repair and loss of net profits due to business interruption. In addition, the Company has the right to receive up to an additional $1,400,000 upon the recovery by the insurance carrier of its claims against third parties. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Resources--Working Capital Requirements.'

     Natural gas is provided under PSE&G's standard cogeneration tariff. Additionally, although no commitments or agreements have been obtained to date, the project may obtain fuel through direct purchase from other suppliers. Although it is uncertain at this time, the Company may use the landfill gas obtained in connection with its Hackensack Meadowlands project, which is currently in development, to supply fuel for this project in the future. See

'Business--Energy Segment--Projects in Development.'

     The project is operated and maintained under agreement with a third party. In January 1994, the Company and a subsidiary of Stewart & Stevenson executed an Operation and Maintenance Contract, replacing the current operator of the project.

     The Company and Bradley Resources Company ('Bradley') entered into, as of March 31, 1993, a Rights Assignment Agreement (the 'Rights Assignment Agreement') pursuant to which the Company agreed to pay to Bradley 12.5% of all proceeds which the Company receives from O'Brien (Newark) Cogeneration, Inc. ('O'Brien Newark') in consideration of a promissory note in the amount of $6.25 million (the 'Note'). In January 1994, the Company and Bradley entered into a Repurchase Agreement pursuant to which the Company reacquired the rights previously sold to Bradley pursuant to the Rights Assignment Agreement in exchange for the Note.

     In November 1993, the Company entered into a letter of intent with Stewart & Stevenson for a $7 million credit facility to be disbursed upon the completion of certain milestones, including, among other things, the appointment of Stewart & Stevenson as operation and maintenance contractor for this project and the du Pont Parlin Cogeneration project. The first disbursement of $1 million was funded on January 13, 1994 and has a maturity date of December 28, 1994. The second disbursement of $3.5 million was funded on March 16, 1994. A third disbursement of $2.5 million is expected to be available to the Company in the near future based upon approval of loan documentation and the obtaining of necessary consents. This disbursement is intended to be utilized for prepayment of debt at the Newark Boxboard project level. All outstanding principal and interest on the credit facility is to be satisfied by a percentage of all distributions made by O'Brien Newark. It is expected that the proceeds of the Stewart & Stevenson credit facility will be repaid upon the refinancing of the Newark Boxboard term loan.

     In January 1994, the Company and NatWest Markets ('NatWest') executed an engagement letter pursuant to which NatWest was engaged as financial advisor to the Company and O'Brien Newark in connection with identifying and assisting the Company and O'Brien Newark in negotiating and entering into agreements to refinance this project.

     In May 1993, the Company and the turnkey construction contractor settled certain litigation regarding delays in project completion. See 'Legal Proceedings.'

     California Milk Producers. This 32 megawatt project, which commenced operation in February 1990, was developed and structured by the Company as a limited partnership in which a subsidiary of the Company is the general partner. This project is designed to operate principally during peak demand periods and to provide up to 60,000 lbs./hr. of steam to California Milk Producers, Artesia, California and 32 megawatts of electricity to Southern California Edison ('SCE'), each under 30-year agreements. The Company has an initial partnership interest of 3% (subject to adjustment to 50% based upon future investment returns of the limited partner). A wholly-owned subsidiary of Chrysler is the limited partner of the partnership and has an initial interest in partnership distributions of 97%. It is not anticipated that there will be any increase in the percentage interest in partnership distributions of the general partner for the foreseeable future.

     For the fiscal year ended June 30, 1993, the Company received a management fee as a general partner of approximately $100,000. No partnership distributions were received. Until the occurrence of a major increase in the percentage interest in partnership distributions of the general partner, the Company does not expect its share of profits or losses of the partnership to be significant.

     Natural gas is provided by the Company and is purchased from independent brokers. Through a fuel management agreement with Chrysler, the Company is entitled to receive a percentage of any price savings between certain mandated gas price rates and the prices obtained by the Company. Under the agreement, the Company's earnings during the fiscal year ended June 30, 1993 were nominal. The project is operated and maintained under agreement with Stewart & Stevenson, which agreement provides for certain performance guarantees.

  BIOGAS

     Mazzaro. This landfill methane gas project produces approximately 1.8 megawatts of electricity which the Company sells to Duquesne Light Company under a 20-year contract expiring in 2009.

     FR&S. This landfill methane gas project produces .15 megawatts of electricity which the Company sells to Metropolitan Edison.

     Duarte. This landfill methane gas project generates .8 megawatts of electricity for sale to SCE under an agreement which expires in 1997. An extra generator is fueled with natural gas to produce up to 0.54 megawatts during the summer months to take advantage of the special peak demand rates.

     SmithKline Beecham. The Company uses landfill methane gas to fuel a cogeneration plant which provides up to 2 megawatts of electricity and 3,600 lbs./hr. of steam for sale to SmithKline Beecham Corporation under an agreement which expires in 2004.

     Corona. The Company uses landfill methane gas to fuel one generator which currently provides approximately 0.5 megawatts of electricity to the SCE under a 20-year contract. An additional generator fueled with natural gas produces approximately 2.0 megawatts during summer months to take advantage of special peak demand rates.

  PROJECTS IN DEVELOPMENT

     Development of cogeneration, biogas, standby/peak shaving and waste heat recovery projects often require many months or years to complete and involve a high degree of risk that any given single project will not be completed. To reduce this risk, the Company has since its inception sought to simultaneously develop multiple projects in anticipation that some projects added to its development portfolio will inevitably not be completed.


     Among the principal items involved in developing projects are the selecting of a site, the obtaining of commitments from others to purchase electrical power and steam, negotiating fuel supply arrangements, obtaining environmental and other governmental permits and approvals, arranging project financing and turnkey construction. These items are often obtained independently of one another and success in obtaining one item does not necessarily result in success in obtaining any others. There is no assurance that the Company will be able to obtain satisfactory project agreements, construction contracts, necessary licenses and permits or satisfactory financing commitments and, therefore, that any of the projects discussed below will ultimately be completed. If a project is not completed the Company may neither generate revenue from the project nor be able to recover its investment in the project.

     The Company has secured some project agreements for certain projects as discussed below. Unless otherwise indicated, no definitive agreements have been executed in connection with these projects.

     Schuylkill (cogeneration). The Company has executed a partnership agreement with an affiliate of the Philadelphia Electric Company (the 'Affiliate') to jointly develop and own this proposed 118 megawatt project. The partnership intends to develop this project in two phases, Phase 1 of which will consist of approximately 40 megawatts. In January 1994, the partnership, the Company and the Affiliate executed a term sheet with Canadian Imperial Bank of Commerce and National Westminster Bank Plc regarding the financing of Phase 1 of this project. The partnership executed a 25-year agreement with Philadelphia Thermal Energy Corporation for the sale of steam and a 20-year agreement for the sale of electric output with the Philadelphia Electric Company.

     ILR--Edison (biogas). In February 1988 the Company executed a gas rights agreement with the owners of the site. In April 1992, the Company entered into a 15-year power purchase agreement with PSE&G for the purchase of up to 5 megawatts of electricity. The Company and PSE&G are currently in the process of modifying such agreement so that it provides for the purchase of up to 3 megawatts of electricity.

     Edgeboro (biogas). In February 1989 the Company executed a gas rights agreement with the owners of the landfill. The landfill is capable of fueling a 15 megawatt generating facility. In April 1992, the Company entered into a 15-year power purchase agreement with PSE&G for the purchase of 9.5 megawatts of electricity. In December 1993, the Company executed an Exclusive Option Agreement with Zahren Financial Corporation ('Zahren') (which was amended in January 1994 by a Memorandum of Understanding between the parties) pursuant to which, in consideration of cash payments aggregating $300,000 made by Zahren to the Company (the 'Option Payments'), the Company granted Zahren an option to purchase this project. If the option is exercised by Zahren, the purchase price (the 'Purchase Price') shall be $3,400,000 plus (i) eighty percent of the first $3,750,000 of the net syndication proceeds received by Zahren or an affiliate of Zahren generated by the sale of interests in the entity owning the gas assets of this project ('Net Syndication Proceeds') and (ii) sixty percent of Net Syndication Proceeds in excess of $3,750,000. The Option Payments shall be credited toward the Purchase Price. The option was extended by Zahren until June 15, 1994 upon payment of certain consideration. In addition,
                                       42
the Company granted Zahren a right of first refusal, until December 31, 1994, to purchase the Company's other Biogas projects (other than the SmithKline Beecham and Hackensack Meadowlands projects).

     Tinicum (Standby/Peak Shaving). In December 1993 the Company executed an energy service agreement with the City of Philadelphia for a 14 megawatt standby electric facility project at the Philadelphia International Airport. The term of the agreement is one year with a three year automatic renewal, subject to appropriation of funds by the City of Philadelphia for the Philadelphia International Airport in each such succeeding year.

     Hackensack Meadowlands (Biogas). In September 1993 the Company was awarded (pursuant to a competitive bidding process) gas recovery rights by the Hackensack Meadowlands Development Commission (the 'Development Commission') for two landfill sites located in North Arlington and Lyndhurst, New Jersey, respectively. The Company and the Development Commission are currently in the process of negotiating a Gas Rights Agreement. The Company may utilize the gas recovered from these sites to supply natural gas at its Newark Boxboard project.

     SmithKline (Standby/Peak Saving). In February 1994 the Company executed an energy service agreement with SmithKline Beecham Corporation for a standby/peak shaving electric facility project in excess of 21 megawatts in Montgomery County, Pennsylvania. The term of the agreement is 15 years.

     Other potential projects. The Company has identified and is considering potential opportunities to develop additional projects as well as to acquire projects in operation or under development and owned by third parties. If these projects are not completed the Company may neither generate revenue from the projects nor be able to recover its investment in the projects.

  SALE OF PROJECTS IN OPERATION

     In June 1992, the Company sold its Hamms and Amity biogas projects, exclusive of certain equipment, for an aggregate of $2,048,000. See Note 21 of the Consolidated Financial Statements. In addition, the Company is entitled to receive $.01 for each kilowatt hour of electricity sold in excess of the respective projects' target production as long as the projects remain in commercial operation. Pursuant to the contracts of sale, the Company has a right of first refusal for the operation and maintenance of each project on the buyers' behalf if the buyers' present contracts concerning the operation and maintenance of the project are terminated. The Company also entered into equipment rental agreements that provide for removal of power generation equipment if gas from the landfill decreases. The annual rent is $75,000 and $110,000, respectively, for initial terms extending through December 31, 2002 but may be reduced if power generation equipment is removed from the site.

     On November 12, 1993, the Company sold its Philadelphia Water Department project for $5,000,000. The Company has the right to repurchase the project in May 1994 in exchange for $5,000,000 plus a 17% minority interest in the project. The Company has the right to extend the period of time within which it may exercise this repurchase option through August 1994 upon the payment of certain consideration. The Company continues to rent facilities and all related generation and associated equipment to the project. The annual rent is approximately $2,350,000. The Company will continue to operate and maintain the project for an annual fee of approximately $250,000, subject to adjustment. If the Company does not exercise its repurchase option, the purchaser has the right to (i) purchase the facilities and all related equipment and (ii) terminate the operation and maintenance contract upon payment of certain consideration. The Philadelphia Water Department project commenced operation in May 1993. Pursuant to a 20-year energy service agreement, the Philadelphia Municipal Authority (the 'Authority') has the right to be supplied with 20 megawatts of electricity at any time on one hour's notice. In addition, the project owner is required to purchase digester gas collected at the Authority's northeast and southwest Philadelphia plants which generate up to an approximate 2 megawatts of electricity, based upon available digester gas, which is sold to the Authority pursuant to 10-year gas supply agreements and subleases.

  SALE OF PROJECTS IN DEVELOPMENT

     In December 1992, the Company sold its Rowley biogas project for $821,000, of which $331,000 was being paid pursuant to a promissory note. The promissory note was paid in full in October 1993, subject to a discount for early payment offered by the Company. See Note 21 of the Consolidated Financial Statements.

     In September 1992, the Company sold a 50% interest in its SPSA biogas project pursuant to a stock purchase agreement. The remaining 50% interest was sold on June 30, 1993. The aggregate purchase price was $625,000, of which $555,000 is being paid pursuant to a promissory note. See Note 21 of the Consolidated Financial Statements.

     In December 1992, the Company and a utility entered into an agreement pursuant to which the electric contract previously entered into by the parties was terminated in consideration of the payment by the utility of $4,000,000 payable over five years (commencing on June 29, 1993) and secured by a standby letter of credit. See Note 21 of the Consolidated Financial Statements.

     In August 1993, the Company sold its rights to develop coal-bed methane reserves at a 15,000 acre site in Indiana County, Pennsylvania together with other assets relating to the site for $6,500,000. See Note 8 of the Consolidated Financial Statements.

EQUIPMENT SALES, RENTALS AND SERVICES SEGMENT

     In addition to the energy business, the Company sells and rents power generation and cogeneration equipment. A significant portion of the Company's equipment rental business is attributable to the operations of its subsidiary, O'Brien Energy Services. The Company provides related services, including the design, assembly, repair and maintenance of permanent or standby power generation equipment. In addition, the Company sells equipment manufactured by others to turnkey contractors in connection with the construction of the Company's projects. The Company also sells equipment purchased by it for projects unrelated to those being developed by the Company. From time to time, it purchases equipment for reconditioning and sale.

     In its rental business the Company serves the construction, industrial,

military, transportation, mining, utility and entertainment markets.

     On a national level the Company competes principally with one other company. In addition there are numerous local competitors in each of the geographic areas in which the Company operates. The Company competes on the basis of experience, service, price and depth of its rental fleet.

     Puma, a wholly-owned United Kingdom subsidiary, designs and assembles diesel and gas fueled power generation systems ranging in size from 5 kilowatts to 5 megawatts. These products are engineered and sold for use in prime power base load applications as well as for standby or main failure emergency situations. Major markets for these products include commercial buildings, governmental institutions such as schools, hospitals and public facilities, industrial manufacturing or production plants, shipyards, the entertainment industry and offshore drilling operations. The Company exports many of its products primarily through established distributors and dealers in local areas for delivery to markets such as the Far East, including Hong Kong and mainland China, together with the Middle East and South America.

     The Company also designs and manufactures custom electrical control and distribution subsystems. These include medium voltage cubicle switchboards, main distribution systems, control instrumentation panels and packaged substations. This equipment receives and distributes power through a building, ship or other self-contained structure.

     The Company, through its American Hydrotherm subsidiary, is also in the business of custom designing, engineering, constructing, installing and servicing high temperature liquid heat transfer systems for industrial processing applications. Each system is designed by American Hydrotherm to meet precise temperature and other specifications for processing equipment. These systems are used in various industries such as steel, plastics, wood, rubber, paper, chemical, petrochemical and electronics.

REGULATION

     In connection with the development and operation of its projects, the Company is substantially affected by federal, state and local energy and environmental laws and regulations.

     The enactment in 1978 of PURPA and the adoption of regulations thereunder by Federal Energy Regulatory Commission ('FERC') provided incentives for the development of small power production facilities (those utilizing renewable fuels and having a capacity of less than 80 megawatts) and cogeneration facilities

(collectively referred to as 'Qualifying Facilities'). Electric utilities are required to purchase power from such facilities at rates based on the incremental cost of electrical energy (so-called 'avoided cost'). Under regulations adopted by FERC and upheld by the United States Supreme Court, such rates are based upon 'the incremental cost to an electric utility of electrical energy or capacity or both which, but for the purchase from the qualifying facility or qualifying facilities, such utility would generate itself or purchase from another source.' Avoided cost is generally a function of the cost of fuel required to generate electricity and of the cost of capital required to construct a power plant to supply such capacity.

     All of the Company's existing electric generating facilities are designed to be qualifying small power production facilities or qualifying cogeneration facilities, as these terms are defined in PURPA. Pursuant to authority granted to FERC under PURPA, FERC has promulgated regulations which at present exempt most of these facilities from the Federal Power Act, the Public Utility Holding Company Act of 1935 and, except under certain circumstances, state laws respecting the rates charged by electric utilities.

     In order to qualify for the benefits provided by PURPA, the Company's facilities must meet certain size, efficiency, fuel and ownership requirements. For its major cogeneration projects, it is the Company's practice to obtain an order from FERC confirming the qualification of its facilities. For its biogas projects, the Company's practice is to utilize the self-certification procedure authorized by PURPA and FERC regulation. However, the standards for qualification and the regulations described above are subject to amendment. If the regulations were to be amended, the Company cannot predict the effect of any such amendment on the extent of regulation to which the Company may thereby become subject. The Company is not currently aware of any proposed amendments to PURPA or regulations promulgated by FERC thereunder to materially alter the standards for qualification.

     The Company is also subject to the Powerplant and Industrial Fuel Use Act of 1978 ('FUA'), which limits the ability of power producers to burn natural gas in new generation facilities unless such facilities also have the capability to use coal or any other alternate fuel as a primary energy source. All of the Company's existing cogeneration projects are designed to qualify for permanent exemption from the FUA.

     In addition to the regulations described above, the Company's projects must comply with applicable federal, state and local environmental regulations, including those related to water and air quality. These laws and regulations in many cases require a lengthy and complex process of obtaining licenses, permits and approvals from federal, state and local agencies. The environmental regulations under which the Company's projects operate are subject to amendment. The Company cannot predict what effect compliance with such amendments may have on the Company's business or operations. Compliance could require modification of a project and thereby increase its costs, extend its completion date or otherwise adversely affect a project.

     All projects in operation and under development are believed to be operating in substantial compliance with or designed to meet currently applicable environmental requirements. To date, compliance with these environmental regulations has not had a material effect on the Company's earnings nor has it required the Company to expend significant capital expenditures.

EMPLOYEES

     As of May 10, 1994, the Company had approximately 120 full-time employees, including executive officers of the Company. Of these, approximately 66 are involved with the Company's overseas equipment sales, rental and service operations. The Company has reduced and is continuing to reduce its staff of employees for the purpose of reducing overhead expenses. None of the Company's employees are members of a union or are subject to a collective bargaining agreement. The Company considers its employee relations to be satisfactory.

     The Company expects that as each of its projects is constructed and becomes operational, it will either have to hire additional employees to staff these projects or enter into operation and maintenance agreements with unrelated third parties. The Company believes that these project personnel will be readily available.

COMPETITION

     The ownership and operation of cogeneration and biogas projects is a rapidly growing business. Many organizations, including equipment manufacturers and subsidiaries of utilities and contractors, as well as other organizations similar to the Company, have entered the market. Many of these organizations have substantially greater resources than the Company. In addition, obtaining power contracts with utilities has become more competitive with the increased use of competitive bidding procedures. This increased competition may make it more difficult for the Company to secure future projects, may increase project development costs and may reduce the Company's operating margins. Even though many of its potential competitors have substantially greater resources than the Company, the Company believes that its experience, particularly if combined with a strategic alliance with a third party with regard to larger projects, will enable it to compete effectively.

SIGNIFICANT CUSTOMERS

     The Company derived 65%, 67% and 31% of its revenues in fiscal 1993, 1992 and 1991, respectively, from JCP&L as a result of the operation of the Newark, Parlin and Hamms projects. (The Hamms project was sold on June 30, 1992.)

PATENTS

     The Company owns patents and trademarks relating to its waste heat storage technology which are expected to contribute to the business activities of the Company.

BACKLOG

     The order backlog of Puma as of December 31, 1993 was approximately $1,800,000, compared with approximately $3,800,000 as of December 31, 1992. The order backlog for American Hydrotherm at March 31, 1994 and 1993 was $1,200,000 and $1,100,000, respectively. Management expects that the backlog amounts will be delivered during each of Puma's and American Hydrotherm's current fiscal years, as applicable. There is no significant seasonal influence to the order backlog. See 'Business--Energy Segment--Projects in Development.'

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                                       46

  FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC OPERATIONS AND EXPORT SALES.

                                                                                  1993        1992        1991
                                                                                --------    --------    --------
                                                                                         (IN THOUSANDS)
Revenues:
     United States...........................................................   $ 83,797    $ 84,560    $ 31,358
     United Kingdom..........................................................     13,895      15,555      20,022
                                                                                --------    --------    --------
                                                                                $ 97,692    $100,115    $ 51,380
                                                                                --------    --------    --------
                                                                                --------    --------    --------
Net Income (Loss):
     United States...........................................................   $(13,350)   $  1,535    $ (8,570)
     United Kingdom..........................................................       (361)       (123)        (15)
                                                                                --------    --------    --------
                                                                                $(13,711)   $  1,412    $ (8,585)
                                                                                --------    --------    --------
                                                                                --------    --------    --------
Identifiable Assets:
     United States...........................................................   $252,863    $249,544    $238,723
     United Kingdom..........................................................      9,666       9,510      10,484
                                                                                --------    --------    --------
                                                                                $262,529    $259,054    $249,207
                                                                                --------    --------    --------
                                                                                --------    --------    --------

     The revenues and operations of the Company's foreign operations in the United Kingdom disclosed above are attributable solely to the equipment sales, rental and services segment of the Company's business. The revenues from such operations accounted for in excess of 50% of that particular segment's revenue in 1993.

     The Company's foreign operations are subject to the additional risks inherent in doing business in foreign countries, including changes in currency exchange rates, currency restrictions, political changes and expropriation. Although it is impossible to predict the likelihood of such occurrences or their effect on the Company, management believes these risks to be acceptable and, in view of the fact that the Company's foreign sales activities historically have been largely concentrated in Europe and not in any single country and the fact that the Company attempts to secure payment for export sales with commercial letters of credit or other secured means, does not consider them a factor materially adverse to its operations as a whole.

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                                       47

                                   PROPERTIES

     The Company's offices located at 225 and 231 South Eighth Street, Philadelphia, which cover approximately 16,000 square feet, are leased from Pennsport Partnership, a Pennsylvania partnership in which Frank L. O'Brien III has a 50% ownership interest. The lease term expires in November 1999 with an option to renew for a five-year term at the option of the Company. The rental expense for the premises was approximately $293,000 (plus real estate taxes) in 1993. The Company also leases office space from Christiana River Holdings, Ltd., an entity owned by Frank L. O'Brien III. Rental expense for 1993 was $75,000, plus real estate taxes (based on an annual rental expense of $150,000).

     In September 1993, Puma purchased its executive offices and its principal manufacturing facility located in Ash, Canterbury, Kent, United Kingdom from III Enterprises, Limited, an entity controlled by Frank L. O'Brien III for approximately $800,000.

     The executive and engineering offices of American Hydrotherm are located in New York City. American Hydrotherm leases this 8,000 square foot facility under the terms of a ten-year lease executed in 1990. Burr Controls, Inc., a wholly-owned subsidiary of American Hydrotherm, leases approximately 10,000 square feet for its assembly and manufacturing operations on Long Island, New York.

     The headquarters of O'Brien Energy Services are located on approximately 4 acres in Wilmington, Delaware. The premises are owned, subject to a mortgage, in fee simple and include an approximately 55,000 square foot building. The Company also leases an approximately 46,000 square foot warehouse and operations facility in Wilmington, Delaware. In addition, O'Brien Energy Services owns, subject to a mortgage, office and warehouse space in Houston, Texas, on approximately two acres of land. O'Brien Energy Services leases space for similar purposes in each of El Cajon, Bakersfield and Benecia, California. The office and warehouse space in Texas and in the California locations range from approximately 5,000 to 10,000 square feet.

     The Company leases, typically for a nominal fee, property on the site of its proposed cogeneration facilities from the proposed commercial user of thermal energy. The term of the lease equals or exceeds that of each respective thermal supply agreement. The Company believes that the leased premises are suitable and adequate for the Company's projects.

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                                       48

                               LEGAL PROCEEDINGS

     Although the Company cannot give definitive assurance regarding the ultimate resolution of the various remaining claims described below, the Company does not presently believe the resolution will have a material adverse impact on the Company's financial statements. However, attorney costs of defending against these litigations has impacted the Company's financial statements for 1993 [and the (nine) months ended March 31, 1994] and is expected to impact the Company's financial statements for 1994 and the remaining interim period(s) within such year.

HAWKER SIDDELEY PROCEEDINGS

     In May 1994, actions entitled Hawker Siddeley Power Engineering Inc. v. O'Brien (Parlin) Cogeneration, Inc. and Hawker Siddeley Power Engineering Inc.
v. O'Brien California Cogen Limited, a California Limited Partnership, O'Brien Cogeneration, Inc. II, and O'Brien Energy System Inc. were settled pursuant to an agreement entered into by the parties (the 'Hawker Settlement Agreement'). Pursuant to the Hawker Settlement Agreement, other than the Company issuing a promissory note for $1,500,000 to Hawker Siddeley, no money was exchanged, O'Brien (Parlin) Cogeneration, Inc. was not required to pay the approximately $5,100,000 contract price withheld and all parties dismissed their claims.

     In May 1993, actions entitled (i) O'Brien (Newark) Cogeneration, Inc. v. Hawker Siddeley Power Engineering Inc. and Hawker Siddeley Group, P.L.C. and
(ii) Hawker Siddeley Power Engineering Inc. v. O'Brien (Newark) Cogeneration, Inc. and O'Brien Newark Supply Corporation were settled pursuant to an agreement entered into by the parties (the 'Newark Settlement Agreement'). Pursuant to the Newark Settlement Agreement, no money was exchanged, O'Brien (Newark) Cogeneration, Inc. was not required to pay the $3.8 million contract price withheld until completion of the project and all parties dismissed their claims.

     As of September 1993, actions entitled (i) Hawker Siddeley Power Engineering Inc. v. O'Brien Cogeneration (Hartford), Inc., (ii) O'Brien Cogeneration (Hartford), Inc. and O'Brien (Hartford) Cogeneration Limited Partnership v. Hawker Siddeley Power Engineering Inc. and Hawker Siddeley Group, P.L.C. and (iii) Hawker Siddeley Power Engineering, Inc. v. Energy Networks, Inc., O'Brien (Hartford) Cogeneration Limited Partnership and Connecticut National Bank were settled pursuant to an agreement entered into by the parties (the 'Hartford Settlement Agreement'). Pursuant to the Hartford Settlement Agreement, the Company relinquished its interest in the project and its general partner responsibilities, paid Hawker Siddeley $250,000 and issued a promissory note for $250,000 to the succeeding general partner, which resulted in a total charge of $1,121,000 for fiscal 1993. See Note 22 of the Consolidated Financial Statements.

OTHER PROCEEDINGS

     In September 1993, an action entitled Gulfgen Limited and TransAndean International, S.A. v. O'Brien Environmental Energy, Inc. was commenced in the United States District Court, District of Delaware. The complaint alleges the Company repudiated its obligation to close a proposed transaction which, among other things, involved a proposed transfer by Gulfgen Limited ('Gulfgen') and TransAndean International, S.A. ('TransAndean') of an interest in a pipeline project to the Company (and an agreement to contract for project development services from the Company in connection therewith) in exchange for certain stock of the Company and an option to purchase additional stock of the Company. No closing documents were negotiated or executed. Gulfgen and TransAndean, however, claim that an officer of the Company with authority to bind the Company sent the agreement with a transmittal letter dated July 30, 1993 containing a statement that constituted agreement by the Company. The complaint also alleges that the Company is now obligated to pay a break-up fee of $200,000 and that the Company has repudiated its alleged contractual obligation to pay such $200,000 break-up fee. Gulfgen and TransAndean are asking for damages of $200,000, together with prejudgment interest, costs and other relief. The Company has filed an answer to the complaint and a counterclaim. The Company believes that this claim is without merit and has vigorously denied that it has any obligation to pay the $200,000 break-up fee.

     In December 1993, an action entitled Pueblo Chemical, Inc. v. O'Brien Environmental Energy, Inc. was commenced in the Court of Chancery of the State of Delaware--New Castle County. The Complaint alleges that Pueblo (allegedly, the owner of record of 100 shares of the Class A Common Stock of the Company) has the right to inspect the Company's stock ledger, list of stockholders and certain books and records. In its answer, the Company has denied that Pueblo has the right to certain of the information which it has requested.

     In January 1994, an action entitled Pueblo Chemical, Inc. v. O'Brien Environmental Energy, Inc., Frank L. O'Brien, III, Joel D. Cooperman, William Forman and Charles L. Andes was commenced in the Court of Chancery of the State of Delaware--New Castle County. The Complaint alleges, among other things, fraud and breach of fiduciary duties in connection with a certain agreement allegedly entered into by Pueblo and an affiliate of Frank L. O'Brien III. The Company believes that these allegations are without merit and intends to vigorously contest them. In a decision rendered in U.S. Bankruptcy Court on February 4, 1994, in a companion case involving the aforementioned affiliate of Frank L. O'Brien III, the Judge has determined that these claims are without merit and no contract existed between the parties. Pueblo has appealed the decision to the United States District Court.

     By letter dated September 20, 1993, the Securities and Exchange Commission (the 'SEC') commenced an informal inquiry into trading in the securities of the Company. The SEC requested information from the Company for the period of March 1, 1993 to September 20, 1993. The SEC has indicated that this inquiry should not be construed as an indication by the SEC or its staff that any violations have occurred, or as an adverse reflection upon any person, entity or security. The Company sent an initial written response to the SEC on October 21, 1993, and a subsequent response on November 12, 1993. Since such time, the SEC has not contacted the Company for any additional information with respect to the inquiry.

     In June 1993, the Company received a Citation and Notification of Penalty (the 'Citations') under the Occupational Safety and Health Act of 1970 from the United States Department of Labor for each of its Newark and Parlin Cogeneration plants. The penalties listed for the Newark and Parlin plants are $44,650 and $10,000, respectively. The Company is in the process of contesting the Citations. With regard to the Newark and Parlin Cogeneration plants, a hearing date has been set for June 1994.

     In September 1993, October 1993 and November 1993, respectively, actions entitled (i) BRIDGET E. McLOUGHLIN, Individually and as Administrator of the estate of MICHAEL A. McLOUGHLIN, deceased, et al., v. O'BRIEN COGENERATION INC., HAWKER SIDDELEY CONSTRUCTION CO., et al.; (ii) GEORGIE ANN ELEY, Individually

and as Administratrix on behalf of the Estate of JOSEPH ELEY, JR., deceased, et al. v. O'BRIEN COGENERATION INC., HAWKER SIDDELEY, JOHN BROWN INC. (for discovery purposes only), et al.; and (iii) KELLY ANN MOTICHKA, Individually and as Administrator on behalf of the Estate of Andrew Motichka, deceased, et al. v. O'BRIEN COGENERATION INC., HAWKER SIDDELEY, JOHN BROWN INC., (for discovery purposes only) et al. were commenced in the Superior Court of New Jersey Law Division--Essex County. These actions were filed by the survivors of three employees of John Brown Power Limited, the operator of the Company's Newark cogeneration facility, who were killed as the result of a fire which occurred at the facility in December 1992. The actions seek the recovery of damages in an unspecified amount. Insurance counsel estimates that each of the pending claims has a value in excess of $1 million. The Company believes that these claims will not have a material adverse financial effect on the Company because (i) the Company has sufficient liability insurance coverage and (ii) the operator of the facility has agreed to indemnify the Company for any liability arising out of the operator's operation and maintenance of the facility. The Company's insurer has recently disputed the maximum amounts of coverage under the Company's policies. If a satisfactory resolution of this dispute cannot be amicably reached, the Company may be required to file an action in court to obtain an adjudication of its rights under its insurance policies.

     In January 1993, an action entitled Resolution Trust Corporation as receiver for Atlantic Financial Savings, F.A. v. Clarence J. O'Brien, II, Frank
L. O'Brien III, O'Brien Energy Systems, Inc., O'Brien Mobile Power Rental Company, III Enterprises, Inc., III Enterprises, Inc.-I, Puma Manufacturing, Ltd., Puma Power Plant, Ltd., O'Brien Power Equipment, Inc. and Powerhouse Contractors, Inc. was commenced in the District Court for the Eastern District of Pennsylvania. The Complaint alleges that certain transactions between the Company and a separate group of individuals and companies jeopardized and harmed the ability of the second group of companies to repay loans to their creditor, Atlantic Financial Savings, F.A., an entity which had fallen into Resolution Trust Corporation receivership. The plaintiffs sought damages in excess of $75,000. In May 1993, the case was dismissed without prejudice and the parties entered into a tolling agreement. This agreement was extended, most recently, until June 30, 1994.

     See Note 29 of the Company's Consolidated Financial Statements.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The Company develops cogeneration, waste heat recovery and biogas projects ('Energy business'). In addition, the Company sells and rents power generation equipment ('Equipment sales, rental and services business'). Included in the Equipment sales, rentals and services business is the Company's demand-side management business, through which the Company provides standby power equipment to a customer for a fee.

     At present, the Company has eight projects in operation totalling approximately 217 megawatts of electric generating capacity, including seven wholly-owned projects developed by the Company totalling approximately 185 megawatts and one 32 megawatt project developed by the Company but presently owned substantially by a subsidiary of Chrysler Capital Corporation.

     The Company's energy revenues and gross profits are subject to seasonal variations as a result of power sales agreements which contain peak and off-peak energy pricing provisions and fuel costs which fluctuate based upon seasonal demand and other factors.

     In December 1992, a fire disabled the Company's Newark Boxboard cogeneration plant. The plant returned to partial operation in August 1993 and full operation in October 1993. In February 1994, the Company reached an agreement with its insurance carrier concerning the property damage and business interruption insurance claims submitted. See ' Results of Operations for the Years ended June 30, 1993, 1992 and 1991', '--Results of Operations for the Six Months ended December 31, 1993 and 1992' and '--Liquidity and Capital Resources' for further discussion and analysis of the impact of the fire.

     During May 1993, operations commenced at the Company's initial standby/peak shaving project (the 'Philadelphia Water Department project'). The Philadelphia Water Department project consists of two ten megawatt standby power generating plants. In November 1993, the Company entered into a transaction under which it sold its interest in the Philadelphia Water Department project to entities controlled by an unrelated private investor. See 'Business--Recent Developments', '--Results of Operations for the Years ended June 30, 1993, 1992 and 1991', '--Results of Operations for the Six Months ended December 31, 1993 and 1992', '--Liquidity and Capital Resources' and Note 5 to the Consolidated Financial Statements.

     In September 1993, the Company reached an agreement to settle the Hartford Steam project litigation with the project's turnkey contractor, Hawker Siddeley Power Engineering, Inc. Under the terms of the settlement, the Company relinquished its interest in the project and its general partner responsibilities. As the Company's interest in the project was only 5%, management does not believe the settlement will have a significant impact on the Company's future results of operations. See '--Results of Operations for the Years ended June 30, 1993, 1992 and 1991'.

     During the year ended June 30, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes' through restatement of prior years. See '--Results of Operations for the Years ended June 30, 1993, 1992 and 1991' and '--Results of Operations for the Six Months ended December 31, 1993 and 1992'.

RESULTS OF OPERATIONS FOR THE YEARS ENDED JUNE 30, 1993, 1992 AND 1991

  REVENUES

     Energy revenues for the years ended June 30, 1993, 1992 and 1991 were $65,136,000, $71,638,000 and $19,881,000, respectively. Energy revenues primarily reflect billings associated with the Company's Newark Boxboard and du Pont Parlin cogeneration projects and the Company's biogas facilities. The decrease in energy revenues from 1992 to 1993 was primarily attributable to reduced revenues as a result of the fire at the Company's Newark Boxboard project. Pursuant to the terms of the project's business interruption insurance coverage, insurance proceeds are net of costs not incurred as a result of the interruption. As a result, the Newark Boxboard project recognized approximately $6,000,000 of energy revenues based upon insurance coverage during the period December 25, 1992 to June 30, 1993. During the period December 25, 1991 to June 30, 1992, the Newark Boxboard project recognized approximately $15,000,000 of energy revenues.

     The reduced revenues at the Newark Boxboard project were partially offset by enhanced operations at the du Pont Parlin project ($2,184,000 of incremental revenues). During this project's initial months of operation in fiscal 1992, the steam turbine generators were shut down for repairs. No unexpected shutdowns occurred in fiscal 1993. However, in late September 1993, a gas turbine generator at this project was shut down for repairs until the middle of December 1993. This shutdown negatively impacted the three month period ended December 31, 1993.

     In addition to improved steam turbine generator performance, the du Pont Parlin project also benefited from an amendment to the project's power purchase agreement (effective November 1991) allowing for capacity payments during the summer and winter months.

     The increase in energy revenues from 1991 to 1992 was primarily attributable to a full year of operations of the Newark Boxboard cogeneration project ($12,079,000 of incremental revenues) and the du Pont Parlin cogeneration project ($40,472,000 of incremental revenues).

     As a result of the Newark Boxboard project not resuming full operation until October 1993, the Company's energy revenues for the fiscal year ending June 30, 1994 and interim periods within such year will again be impacted by the project's business interruption insurance coverage. In full and final settlement of the Company's damage claim, the Company received the sum of $36,000,000 which covered a substantial majority of the Company's costs of repair and loss of net profits due to business interruption. In addition, the Company has the right to receive up to an additional $1,400,000 upon the recovery by the insurance carrier of its claims against third parties. Insurance proceeds are subject to a deductible and other non-reimbursable costs. These charges aggregated approximately $481,000 for the year ended June 30, 1993.

     In addition to the Newark Boxboard project's insurance claim, the Company also anticipates filing a business interruption insurance claim for the shutdown necessitated by repairs to the du Pont Parlin project's gas turbine generator during the period of September to December 1993.

     Energy revenues from the Company's biogas projects for the years ended June 30, 1993, 1992 and 1991 were $1,679,000, $2,825,000 and $3,850,000, respectively. Revenue decreases resulted primarily from the cessation of energy sales at the Quincy Project in 1991 and the Orange County, Amity and Hamms biogas projects in 1992 due to either sales of projects or termination of contracts.

     Energy revenues for the years ended June 30, 1992 and 1991 also include

$366,000 and $135,000, respectively, from the Republic boiler project. In June 1992, pursuant to contract provisions, Republic Steel ended their participation in this project.

     Equipment sales and services for the years ended June 30, 1993, 1992 and 1991 were $18,955,000, $21,854,000 and $25,321,000, respectively. Equipment sales and services principally reflect the operations of Puma and American Hydrotherm. Equipment sales of Puma in the years ended June 30, 1993, 1992 and 1991 were $12,971,000, $15,119,000 and $19,936,000, respectively. Revenues in
1993 decreased primarily as a result of the substantial utilization of Puma's production facilities for internal projects such as the design and assembly of the standby power systems used in the Philadelphia Water Department project. Dollar-denominated revenues also declined as a result of a strengthening of the dollar versus the pound sterling. Revenue in 1992 decreased primarily as a result of the recession in Puma's European market.

     Domestic equipment sales and services for the years ended June 30, 1993, 1992 and 1991 were $5,984,000, $6,443,000 and $5,367,000, respectively. Included in such amounts are sales by American Hydrotherm of $2,912,000, $5,742,000 and $5,204,000 for the years ended June 30, 1993, 1992 and 1991, respectively. As discussed below, American Hydrotherm's equipment sales and services in 1993 did not include $480,000 of revenues recognized for equipment sales to the Hartford Steam project. The decrease in revenues at American Hydrotherm in 1993 was primarily due to recessionary pressures and a change in product mix towards smaller projects.

     Domestic equipment sales and services for the years ended June 30, 1993, 1992 and 1991 also included $3,067,000, $144,000 and $123,000, respectively, of sales and services by the Company's rental equipment subsidiary. The increase in 1993 was primarily the result of the Company expanding its domestic business in the design and assembly of generator sets and switchgear.

     The balance of equipment sales and services for the years ended June 30, 1993, 1992 and 1991 consisted of nonproject-related equipment activities and operation and maintenance activities with third parties.

     As a result of continued recessionary pressures at Puma and a continued lack of large project activities at American Hydrotherm, management does not envision an increase in equipment sales and services for the fiscal year ending June 30, 1994.

     Rental revenues were $3,636,000, $3,191,000 and $3,663,000 for the years ended June 30, 1993, 1992 and 1991, respectively. The increase in rental revenues in 1993 was attributable to the completion in May 1993, of the Philadelphia Water Department project. The decrease in rental revenues in 1992 was primarily caused by a recession in the construction industry. Management expects rental revenues to increase during the year ending June 30, 1994 as a result of revenues recognized in connection with the Philadelphia Water Department project.

     Revenues from related parties for the years ended June 30, 1993, 1992 and 1991 were $515,000, $378,000 and $899,000, respectively. These revenues consisted principally of equipment sales and services. Management does not anticipate significant revenues from related parties in the future.

     Development fee and other revenues were $9,450,000, $3,054,000 and $1,616,000 for the years ended June 30, 1993, 1992 and 1991, respectively. The increases for 1993 and 1992 were primarily the result of the sale of certain contractual rights associated with various projects either under development ($4,866,000 in 1993) or in operation ($2,048,000 in 1992). Development fees and other also increased in 1993 as a result of the Company supplying $3,989,000 of fuel under a fuel management contract to the California Milk Producers project at a negligible profit. In addition, the Company recognized $480,000, $779,000 and $1,326,000 of revenues for equipment supply agreements associated with the Hartford Steam project for the years ended June 30, 1993, 1992 and 1991, respectively. The balance of development fees and other consists of revenues recognized in connection with management fee agreements associated with the California Milk Producers and Hartford Steam projects.

  COSTS AND EXPENSES

     Cost of sales for the years ended June 30, 1993, 1992 and 1991, include direct costs associated with the operation of projects of $44,889,000, $46,101,000 and $13,145,000, respectively, as well as costs associated with equipment sales and services for the years ended June 30, 1993, 1992 and 1991 of $16,431,000, $17,746,000 and $21,134,000, respectively. Cost of energy revenues increased as a percentage of energy revenues in 1993 versus 1992 primarily as a result of higher gas prices at the Newark Boxboard and du Pont Parlin projects. Approximately seventy percent of the operating costs of the Newark Boxboard and du Pont Parlin projects consists of natural gas fuel costs. Due to market conditions, these costs increased and became more volatile in fiscal 1993. Management believes the Company's long-term exposure to fuel prices is generally reduced through the price provisions of its power purchase agreements, which are typically linked to the utility's cost of generating electricity or broader economic indices. In addition, fuel risk can be significantly reduced by entering into a long-term gas supply arrangement or hedge. In the short-term, the unfavorable effects of higher gas prices can be mitigated through enhanced operation performance and the volatility of gas prices can be mitigated through hedging strategies. During the year ended June 30, 1993, unit gas prices pursuant to the Newark Boxboard and du Pont Parlin projects' gas supply agreements were approximately twenty-five percent higher than gas prices during the year ended June 30, 1992. The Company partially mitigated the effects of higher gas prices for this time period through the use of a gas swap agreement and futures transactions. Under the terms of the gas swap agreement, the Company agreed to levelize its gas costs for the three months ended December 31, 1992 and the three months ended September 30, 1993. As a result of the gas swap, natural gas costs were approximately $1,000,000 lower during the year ended June 30, 1993 than they would have been otherwise. Conversely, natural gas costs for the three months ended September 30, 1993 were approximately $1,000,000 higher than they would have been otherwise. In addition, the Company also hedged against gas price increases on a portion of its gas requirements for the remainder of the fiscal year ending June 30, 1993 through the use of gas futures. Gains of $510,000 on gas futures for the year ended June 30, 1993 were offset against the underlying gas purchases. The Company intends to continue to utilize the above risk management strategies, or similar strategies, to minimize fuel price risk in the future. However, there is no assurance that the foregoing will prevent a reduction in gross profit percentage for the year ending June 30, 1994 or for the interim periods within such year.

     Cost of energy revenues decreased as a percentage of energy revenues in 1992 primarily as a result of a full year of operations at the Newark Boxboard and du Pont Parlin projects. These projects have a higher gross profit percentage than the Company's biogas projects.

     Cost of equipment sales and services increased as a percentage of equipment sales and services primarily as a result of the previously discussed change in American Hydrotherm's product mix as well as the utilization of Puma's facilities for internal projects such as the Philadelphia Water Department project.

     Cost of rental revenues for the years ended June 30, 1993, 1992 and 1991 was $2,458,000, $1,421,000 and $1,509,000, respectively. Cost of rental revenues increased as a percentage of revenue in 1993 primarily as a result of depreciation charges on equipment idled while being modified for use in the Philadelphia Water Department project, as well as depreciation charges associated with equipment recently placed in service. Cost of rental revenues increased as a percentage of revenue in 1992 as a result of slightly lower fixed costs being allocated to a lower revenue base.

     Cost of revenues from related parties for the years ended June 30, 1993, 1992 and 1991 was $452,000, $320,000 and $692,000, respectively. These costs consist principally of costs associated with equipment sales and services.

     Cost of development and other fee revenue was $7,520,000, $1,408,000 and $903,000, in the years ended June 30, 1993, 1992 and 1991, respectively. These costs consist principally of costs associated with a gas supply agreement with the California Milk Producers project, costs associated with the sale of various projects either under development or in operation, costs associated with equipment supply agreements for the Hartford Steam project and costs of management agreements for the Hartford Steam and California Milk Producers projects.

     Selling, general and administrative expenses for the years ended June 30, 1993, 1992 and 1991 were $20,751,000, $13,133,000 and $13,311,000, respectively.
Selling, general and administrative expenses increased substantially in Fiscal 1993 primarily as a result of increased litigation activity and other legal services (See 'Legal Proceedings'), the expensing of certain project development costs (See Note 9 to the Company's Consolidated Financial Statements), the charge associated with the Company's relinquishing general partner responsibilities at the Hartford Steam Project (see 'Legal Proceedings' and Note 22 to the Company's Consolidated Financial Statements) and the establishment of a reserve for certain uncollected receivables and slow-moving inventory. Although some of the reasons for the increase in selling, general and administrative expenses are not expected to recur in Fiscal 1994, management expects that ongoing legal costs will continue to result in high levels of selling, general and administrative expenses in the near future. These legal charges are expected to be partially offset by the Company's ongoing overhead reduction activities.


  OTHER INCOME

     Other income for the years ended June 30, 1993, 1992 and 1991 was $993,000, $1,204,000 and $1,377,000, respectively. Fluctuations in other income were primarily attributable to interest income on escrow accounts established in connection with the Newark Boxboard and du Pont Parlin projects, as well as exchange rate fluctuations on certain intercompany receivables denominated in sterling.

  INTEREST AND DEBT EXPENSE

     Interest and debt expense for the years ended June 30, 1993, 1992 and 1991 was $15,696,000, $17,340,000 and $8,434,000, respectively. The decrease in interest and debt expense in 1993 was primarily the result of interest rate decreases on the Company's floating rate debt as well as debt amortization on the Newark Boxboard and du Pont Parlin projects. Such decrease was partially offset by additional borrowings incurred principally in connection with the Philadelphia Water Department project. Primarily as a result of a full year's impact of these additional borrowings, as well as the potential refinancing of the Newark Boxboard project, management expects interest and debt expense to increase during the June 30, 1994 fiscal year. The increase in interest and debt expense for 1992 was principally due to the commencement of operations of the Newark Boxboard and du Pont Parlin projects in November 1990 and June 1991, respectively, as well as the interest expense associated with the Company's 11% Convertible Senior Subordinated Debentures due 2010 and 2011. For the years ended June 30, 1993, 1992 and 1991, interest and debt expense includes $9,145,000, $11,284,000 and $2,704,000, respectively, associated with the nonrecourse financing on the Newark Boxboard and du Pont Parlin projects. See '--Liquidity and Capital Resources.'

  LITIGATION SETTLEMENT COSTS

     During the year ended June 30, 1991, the Company entered into a settlement agreement with respect to litigation involving the Company and certain of its officers. The expense of $538,000 is net of insurance reimbursement of $337,000. See Note 22 to the Company's Consolidated Financial Statements.

  INCOME TAXES

     During the fourth quarter of 1993, the Company adopted SFAS 109 and elected to apply the provisions of SFAS 109 retroactively to July 1, 1989. See Note 3 to the Company's Consolidated Financial Statements.

     Income tax expense for the years ended June 30, 1993, 1992 and 1991 resulted primarily from not recognizing the future benefit of net operating losses ('NOLs'). As the Company continues to generate tax losses due mainly to excess tax over book depreciation, future utilization of these NOLs is not anticipated and therefore, these NOLs are not currently being recognized.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED DECEMBER 31, 1993 AND 1992


  REVENUES

     Energy revenues for the six months ended December 31, 1993 and 1992 were $29,778,000 and $37,979,000, respectively. Energy revenues primarily reflect billings associated with the Company's Newark Boxboard, du Pont Parlin and biogas projects. The decrease in energy revenues from 1992 to 1993 was attributable to reduced revenues as a result of the fire at the Company's Newark Boxboard project and to reduced revenues at the Company's du Pont Parlin project (as discussed below). Revenues recognized at the Newark Boxboard project in 1993 were $9,518,000 and consisted of business interruption insurance proceeds and revenues from partial operations in August and September and full operations for the period of October through December 1993. In comparison, the Newark Boxboard project had revenues of $13,622,000 during the same period in 1992.

     In full and final settlement of the Company's damage claim, the Company received the sum of $36 million which covered a substantial majority of the Company's costs of repair and loss of net profits due to business interruption. In addition, the Company has the right to receive up to an additional $1,400,000 upon the recovery by the insurance carrier of its claims against third parties.

     Revenues at the du Pont Parlin project were $19,196,000 and $23,435,000 for the six months ended December 31, 1993 and 1992, respectively. The decrease in revenues from 1992 to 1993 was primarily attributable to a gas turbine generator being shut down for repairs from late September 1993 until the middle of December 1993. In addition, $367,000 of business interruption proceeds relating to an earlier period were recognized in the six month period ended December 31, 1992.

     Energy revenues from the Company's biogas projects for the six months ended December 31, 1993 and 1992 were $1,064,000 and $922,000, respectively. The increase from 1992 to 1993 was primarily due to enhanced operating performance at existing biogas projects as well as energy revenues from the Philadelphia Water Department project through November 12, 1993, the date the project was sold.

     Equipment sales and services for the six months ended December 31, 1993 and 1992 were $11,805,000 and $9,242,000, respectively. Equipment sales from its United Kingdom operations for the six months ended December 31, 1993 and 1992 were $7,270,000 and $7,426,000, respectively. The decrease in sales from 1992 to 1993 was primarily due to backlog fluctuations and the timing of order completions. Domestic equipment sales and services for the six months ended December 31, 1993 and 1992 were $4,535,000 and $1,816,000, respectively. The increase in domestic equipment sales and services in 1993 was primarily due to the Company's expanding its business in the design and assembly of generator sets and switchgear.

     Rental revenues were $3,189,000 and $2,020,000 for the six months ended December 31, 1993 and 1992, respectively. The increase in rental revenues in 1993 as compared to 1992 was attributable to the startup in May 1993 of the Philadelphia Water Department project.

     Development fees and other revenues were $7,369,000 and $7,228,000 for the six months ended December 31, 1993 and 1992, respectively. Development fees and other revenues for 1993 include $5,171,000 of revenues recognized in connection with the sale of the Company's contractual rights to develop certain coalbed methane reserves. The selling price consisted of $2,000,000 of cash and a production note receivable of $4,500,000. The Company has applied a discount factor to the production note in order to reflect a lower anticipated net realizable value in consideration of the Company's plan to monetize certain assets and accelerate cash flow. Development fees for 1993 also include $2,143,000 of revenue recognized in connection with an ongoing fuel management agreement between the Company and the California Milk Producers project as compared to $2,123,000 for the six months ended December 31, 1992. In 1992, development fees included $4,601,000 of revenues recognized in connection with the sale of various projects under development. Development fees and other for 1992 also include $456,000 of revenues recognized in connection with equipment supply agreements associated with the Hartford Steam project. The balance of development fees and other for 1993 and 1992 consists of revenues recognized in connection with management fees agreements associated with the California Milk Producers and Hartford Steam projects.

  COSTS AND EXPENSES

     Cost of sales for the six months ended December 31, 1993 and 1992 include direct costs associated with the operation of projects of $22,923,000 and $25,225,000, respectively, as well as costs associated with equipment sales and services for the six months ended December 31, 1993 and 1992 of $10,223,000 and $7,918,000, respectively. Cost of energy revenues increased as a percentage of energy revenues in 1993 as compared to 1992 primarily as a result of higher fuel costs. Approximately seventy percent of the operating costs of the Newark Boxboard and du Pont Parlin projects consists of natural gas fuel costs which fluctuate in response to market conditions. Management believes the Company's long-term exposure to fuel prices is partially reduced through the price provisions of its power purchase agreements, which are generally linked to the utility's cost of generating electricity or broader economic indices. In addition, fuel risk can be significantly reduced by entering into a long-term gas supply arrangement or hedge. In the short-term, the unfavorable effects of higher gas prices can be mitigated through enhanced operational performance, and the volatility of gas prices can be mitigated through hedging strategies. However, there is no assurance that any of the foregoing will prevent a reduction in gross profit percentage for the year ending June 30, 1994 or for the remaining interim periods within such year. The Company entered into a gas swap agreement whereby the Company agreed to levelize its gas costs for the three months ended December 31, 1992 and the three months ended September 30, 1993. As a result of the gas swap, natural gas costs were approximately $1,000,000 lower during the six months ended December 31, 1992 than they would have been otherwise. Conversely, natural gas costs were approximately $1,000,000 higher than they would have been otherwise for the six months ended December 31, 1993.

     Cost of equipment sales and services increased primarily as a result of the increased business associated with the Company's domestic activity in the design and assembly of generator sets and switchgear business.

     Cost of rental revenues for the six months ended December 31, 1993 and 1992 was $1,227,000 and $1,110,000, respectively. Costs of rental revenues decreased as a percentage of revenue from 1992 to 1993 primarily as a result of the substantial margins associated with the Philadelphia Water Department project.

     Cost of development fees and other revenue was $7,399,000 and $5,492,000 for the six months ended December 31, 1993 and 1992, respectively. In 1993, these costs consist principally of costs associated with the sale of the Company's rights to develop certain coalbed methane reserves and costs associated with a fuel management agreement with the California Milk Producers project. In 1992, these costs consist principally of costs associated with an equipment supply agreement for the Hartford Steam project and costs associated with the sale of various projects under development. The balance of costs in 1993 and 1992 consist of costs of management fees charged to project partnerships in which the Company has or had a minority interest.

     Selling, general and administrative expenses for the six months ended December 31, 1993 and 1992 were $8,872,000 and $7,026,000, respectively. This increase was primarily attributable to increased legal fees as a result of litigation with a project contractor and increased costs associated with the Company's expansion of its business in the design and assembly of generator sets and switchgear, and was partially offset by the Company's ongoing overhead reduction activities.

  INTEREST AND OTHER INCOME

     Fluctuations in interest and other income are primarily attributable to interest income on escrow accounts established in connection with the Newark Boxboard and du Pont Parlin projects, as well as exchange rate fluctuations on certain intercompany receivables denominated in sterling.

  INTEREST AND DEBT EXPENSE

     Interest and debt expense for the six months ended December 31, 1993 and 1992 was $8,703,000 and $7,781,000, respectively. The increase in interest expense in 1993 as compared to 1992 was primarily the result of debt incurred in connection with the construction of the Philadelphia Water Department project and was partially offset by debt amortization on the Newark Boxboard and du Pont Parlin projects.

  INCOME TAXES

     Income tax expense for the six month periods ended December 31, 1993 and 1992 consists primarily of deferred income taxes associated with certain of the Company's wholly-owned subsidiaries, charges associated with net operating losses that cannot be utilized, and taxable temporary differences. The Company has established a full valuation allowance for temporary deductible amounts, including net operating loss carryforwards.

  LIQUIDITY AND CAPITAL RESOURCES

     Cash and cash equivalents at December 31, 1993 totalled approximately $2,548,000 as compared to approximately $5,213,000 at June 30, 1993. Cash equivalents consist primarily of short-term money market instruments. The decrease in cash was primarily due to recurring debt amortization and the September 1993 semi-annual interest payments on the Company's convertible senior subordinated debentures. The decrease was partially offset by operating cash flow from the Newark Boxboard and du Pont Parlin projects. However, such cash flow was not available to the Company due to restrictions in the project's financing agreement.

     Restricted cash at December 31, 1993 totalled approximately $2,115,000 as compared to approximately $5,064,000 at June 30, 1993. The increase was primarily due to the transfer of approximately $2,300,000 into a debt service reserve fund required by the du Pont Parlin project financing agreement. This was offset by the use of approximately $3,300,000 of restricted cash needed to fund the December 1993 semi-annual principal and interest payment. This funding from the restricted cash account was required primarily as a result of a gas turbine generator being shutdown for repairs during the three months ended December 1993, as discussed in 'Results of Operations'. In addition, restricted cash decreased as a result of a release to the Company of $2,000,000 at the Newark Boxboard project in accordance with project agreements. In the future, the Company expects restricted cash to increase because of the debt service reserve funds required by the Newark Boxboard and du Pont Parlin projects.

     The Company's working capital deficiency at December 31, 1993 was approximately $23,623,000 as compared to a working capital deficiency of approximately $11,119,000 at June 30, 1993. Changes in working capital are primarily due to, in addition to the items discussed above, balloon payments that will be due on equipment financing prior to December 31, 1994. Management intends to refinance or restructure certain of these balloon payments. There can be no assurance as to the success of these intended refinancings. In addition, accounts receivable increased primarily as a result of the fully operational status of the Newark Boxboard project at December 31, 1993, as compared to its non-operational status at June 30, 1993 as a result of the fire.

  CAPITAL RESOURCES--WORKING CAPITAL REQUIREMENTS

     During the year ended June 30, 1993 and the period from June 30, 1993 to the present, the Company has suffered certain setbacks. Among these were the Newark Boxboard project fire, the expenses and significant diversion of management focus required to repair the Newark Boxboard plant and by the intensification of the Hawker litigation. All of these have impacted the Company's liquidity and made it difficult for the Company to refinance or sell equity in its Newark Boxboard project and thus deprived the Company of access to significant capital which would otherwise have been available for project development.

     In response to these developments, the Board of Directors of the Company initiated a plan to address the short, intermediate and long-term working capital needs of the Company. Management expects the short-term (fiscal 1994) needs of the Company to be met through the monetization of assets or other means of accelerating cash flow. An example of this is the Philadelphia Water Department project transaction (see 'Business--Recent Developments' and 'Business--Energy Segment--Sales of Projects in Operation'). Under its terms, the Company will give up approximately $115,000 a month of project income in exchange for an up front payment of $5,000,000. The Company may repurchase approximately eighty-three percent of this project for $5,000,000 in May 1994. The Company has the option upon the payment of extension fees, to extend the repurchase period through August 1994. The Company recently extended its repurchase option until June 1994.

     In order to further enhance short-term cash flow, management has also offered discounts to certain debtors of the Company for early payment. In the aggregate, during the period July 1, 1993 through February 1994, the Company has received $1,500,000 in satisfaction of notes receivable of $1,768,000. Under the terms of the notes, cash would not have been received until periods ranging from three months to over two years from the date of actual funding.

     In November 1993, the Company entered into a letter of intent with Stewart & Stevenson, a major equipment supplier and operation and maintenance company for a $7,000,000 credit facility to be disbursed upon the completion of certain milestones. The first disbursement of $1,000,000 was funded on January 13, 1994 based on the agreement of the parties to the terms and conditions of operation and maintenance contracts for the Company's Newark Boxboard and du Pont Parlin projects. The second disbursement of $3,500,000 was funded on March 16, 1994. Of this amount, $2,300,000 was disbursed to the Company and $1,200,000 remained in the Newark Boxboard project to prepay project debt, pay certain expenses of the project and create a capital improvement fund. A third disbursement of $2,500,000 is expected to be available to the Company in the near future based upon approval of loan documentation and the obtaining of necessary consents. This disbursement is intended to be utilized for prepayment of debt at the Newark Boxboard project level. It is expected that the proceeds of the Stewart & Stevenson credit facility will be repaid upon the refinancing of the Newark Boxboard term loan.

     The Company has retained NatWest Markets to evaluate and market a partial sale of equity and/or a refinancing of the Newark Boxboard project term loan for an aggregate principal amount of approximately $50,000,000. The current debt outstanding on this project is approximately $32,000,000. In addition, the Company is currently evaluating a partial sale of equity in its du Pont Parlin and Newark Boxboard projects. Management's objective is to complete these transactions in the near future. Management may, prior to a refinancing of the Newark Boxboard project, choose to sell a partial equity interest in the Newark Boxboard and/or the du Pont Parlin project in order to generate additional cash flow or enhance its ability to enter into a strategic alliance with a larger entity. There can be no assurance that the above mentioned transactions will occur. In order to facilitate these financing arrangements, or other financing alternatives, the Company reacquired in January 1994 a twelve and one-half percent equity interest in the Newark Boxboard project which it has previously sold in March 1993.

     With respect to satisfying the Company's long-term working capital requirements, management intends to proceed with a plan to (i) restructure or divest some of its businesses, (ii) exchange its three series of convertible debentures for one preferred stock instrument or other alternative which would have a more liquid market, and (iii) enter into a strategic alliance with a third party interested in investing equity into existing projects or projects as they are developed in the future. The restructuring of the Company's businesses will involve selective domestic and international cogeneration project development, an increased emphasis on the Company's niche markets, such as its standby power generation and rental businesses, stack recovery project development, and a change in emphasis on wholly-owned biogas projects in order to concentrate on developing, acquiring and selling gas producing Section 29 tax credits. In the United Kingdom, the Company will continue to develop normal biogas projects as electric prices justify. If terms and conditions are appropriate, the Company's restructuring plan may involve the sale or shutdown of certain biogas facilities and equipment manufacturing subsidiaries.

     The Company's long-term strategic plan involving an alliance with a third party may include a party who can enhance the Company's existing business, development efforts, or both. Such enhancement may involve development capital, project equity, fuel enhancement, construction or equipment services or any combination of the above.

     Despite the losses to date and the liquidity problems of the Company, management believes that it can be successful in these various plans primarily because the equity values in its portfolio of projects have not yet been fully recognized or accounted for in the Company's market capitalization.

     There can be no assurance that the above plan will ultimately be successful. If the Company is unable to effect any of these options, the Company's operations would be materially adversely affected.

     On March 14, 1994 the Company announced that it had elected to take advantage of the 30-day grace period allowable with respect to the payment of interest on its three bond indentures relating to its convertible senior subordinated debentures. The amount of the interest due at the end of the grace period, April 14, 1994, is $2,519,000. The Company also announced that it had engaged Jefferies & Company, Inc. as advisor to develop a proposal for the exchange of the Company's three series of convertible senior subordinated debentures and to provide other advisory services. The Board of Directors determined that a modification of the Company's capital structure was advisable in order to strengthen the Company's working capital position and to provide a stronger foundation for growth. Accordingly, the Board of Directors elected not to make the March 15, 1994 interest payment, with respect to each of the Company's three series of convertible senior subordinated debentures. Further, they instructed the officers of the Company and the Company's financial advisor, Jefferies & Company, Inc. to implement a program under which the Company will offer to all Holders of its debentures an opportunity to exchange their existing debentures for a new issuance of securities of the Company.

  COGENERATION AND WASTE HEAT RECOVERY PROJECTS--CAPITAL RESOURCES

     The Company has previously and expects to continue to arrange for the construction and permanent funding of its projects through long-term nonrecourse debt. Depending upon the specifics of the project and the economic alternatives available, the Company either retains all of the ownership of a project or participates in project finance structures involving leases, corporate joint ventures, and limited partnerships. In the latter instances, the Company sells all or a portion of a project during its development or construction state to third parties, and then participates in the various profit centers of such project throughout the construction stage as well as the long-term (20+year) life of the project.

     Alternatively, the Company may use a debt/equity structure, whereby the Company retains 100% ownership of the project. In such instances, the Company's equity position in the project, funded either internally, from borrowings or the sale of securities, or from financial arrangements with other parties, will enable it to retain all of the long-term (20+year) revenues of the project.

  CAPITAL RESOURCES--OTHER CAPITAL REQUIREMENTS

     In addition to the development and construction of projects, the Company's principal nonoperating expenditures over the next twelve months are expected to consist of the repayment of various short-term and long-term debt instruments primarily associated with equipment activities. In such instances, management anticipates that the sale of the underlying equipment or the refinancing of such equipment will provide the funds for repayment.

  STANDBY/PEAK SHAVING AND BIOGAS FUEL PROJECTS--CAPITAL RESOURCES

     Generally, because the capital requirements of standby/peak shaving and biogas fuel projects are substantially less than those required by most industrial cogeneration and waste heat recovery projects, the Company finances the construction and permanent funding of these demand side management and biogas projects primarily through the use of recourse lines of credit or loans with commercial banks and other lending institutions. Financing terms generally extend from one to seven years. Project assets are also leased by the Company on a medium to long-term basis. In most cases, wholly-owned subsidiaries are established for each project. Projects may also be structured in such a fashion as to allow the Company, or other participants, to take advantage of various tax credits that continue to exist.

     At December 31, 1993, the Company had nominal availability under existing lines of credit. Although the Company has refinanced over $6,000,000 of debt subsequent to June 30, 1993, there can be no assurance that the Company will be successful in extending its current lines of credit or obtaining new lines of credit. Additionally, the Indenture governing one series of the Company's convertible senior subordinated debentures restricts the ability of the Company to incur new long-term indebtedness under certain circumstances.

                                   MANAGEMENT

     The following table sets forth certain information regarding the directors and executive officers of the Company:

                                    AGE        POSITION

                                    ---       HELD SINCE                          POSITION
                                             -------------  -----------------------------------------------------
Frank L. O'Brien III..........           54           1981  Chairman of the Board, Chief Executive Officer and
                                                              Class B Director
Larry Zalkin..................           51           1994  President and Chief Operating Officer
Ronald R. Rominiecki..........           40           1994  Vice President/Finance and Chief Financial Officer
Joel D. Cooperman.............           40           1983  Vice President, Treasurer and Class B Director
George L. Bernstein...........           62           1994  Class B Director
Robert Smallacombe............           60           1994  Class A Director
Sanders D. Newman.............           63           1994  Class A Director
Robert A. Shinn...............           45           1989  Vice President
Richard Sidkoff...............           47           1994  Secretary

     Frank L. O'Brien III, the Company's founder, has been Chairman of the Board, Chief Executive Officer and a director of the Company since its formation in 1981. Mr. O'Brien was President of the Company from 1991 to 1994. Outside directorships include Philadelphia-based museums, private corporations and educational, cultural and charitable organizations.

     Mr. Zalkin was elected President and Chief Operating Officer in March, 1994. He was Executive Vice President and Chief Financial and Administrative Officer of Westmoreland Coal Company in Philadelphia, Pennsylvania from 1988 to August 1993. Mr. Zalkin was a private investor from August 1993 to April 1994.

     Mr. Rominiecki was elected Vice President/Finance and Chief Financial Officer in March, 1994. He was Corporate Controller of Westmoreland Coal Company in Philadelphia, Pennsylvania from 1988 to March, 1994.

     Mr. Cooperman, a certified public accountant, has been associated with the Company since its formation in 1981. He is currently Vice President and Treasurer of the Company. Mr. Cooperman was Vice President/Finance, Treasurer and Chief Financial Officer of the Company from 1983 to 1994. Mr. Cooperman was elected a director in 1992.

     Mr. Bernstein was elected director in March 1994. He has been Chief Operating Officer of Dilworth, Paxson, Kalish & Kauffman, Attorneys at Law, in Philadelphia, Pennsylvania since November 1991. Mr. Bernstein was an independent management consultant from December 1990 until November 1991 and was the executive partner and Chief Executive Officer of Laventhol & Horwath (a national public accounting firm in Philadelphia, Pennsylvania which filed for protection under the bankruptcy laws in November 1990) for more than five years, through May 1990. Other directorships include R&B, Inc., a supplier of 'hard-to-find' parts for the automotive after market; Cencor, Inc., a Company engaged in consumer financing; and Century Acceptance Corporation, a wholly owned subsidiary of Cencor, Inc.

     Mr. Smallacombe was elected director in April 1994. He has been President of Executive Advisory Group Ltd. located in Princeton, New Jersey since 1986. Mr. Smallacombe has been Chief Executive Officer of Cardinal Printing Co. in Pennington, New Jersey since February, 1993. Other directorships include Emons Transportation Group, Inc., a freight transportation and distribution services company in York, Pennsylvania; Quipp, Inc., a producer of automated material handling equipment in Miami, Florida and Technology Marketing, Inc., a producer of test equipment for the computer industry in Irvine, California.

     Mr. Newman was elected a Director in March, 1994 and has served as General Counsel of the Company on a part-time basis since December, 1992. From January of 1985 to November of 1992 Mr. Newman was a Director, Senior Vice President, Secretary and General Counsel of the Company. Mr. Newman is also a Director of Emons Transportation Group, Inc., a freight transportation and distribution services company in York, Pennsylvania; Regal Communications Corporation, an infomercial and retail distribution company in Fort Washington, Pennsylvania and R&B, Inc., a supplier of 'hard-to-find' parts for the automotive after market in Colmar, Pennsylvania.

     Mr. Shinn has been associated with the Company since January 1988 and was elected Vice President in March 1989. He was a principal of Interstate Energy Consultants, Inc. from 1987 to 1988 and Executive Director of the Governor's Energy Council (Pennsylvania) from 1979 to 1987.

     Mr. Sidkoff has been associated with the Company as in-house counsel since September 1990 and was elected Secretary in April 1994. He was a Vice President and General Counsel of Wall to Wall Sound and Video, Inc. in Cinnaminson, New Jersey from June 1988 until 1990.

                                  COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding the compensation awarded during the Company's last three fiscal years to Frank L. O'Brien III, the Company's Chairman of the Board, President and Chief Executive Officer, and to the Company's other three most highly compensated executive officers as of June 30, 1993.

                                                                                    LONG TERM COMPENSATION
                                                                                  --------------------------
                                                                                            AWARDS
                                                   ANNUAL COMPENSATION            --------------------------
                                         ---------------------------------------  RESTRICTED
                                                                   OTHER ANNUAL      STOCK                      ALL OTHER
                                                                   COMPENSATION    AWARD(S)    OPTIONS/ SARS  COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR     SALARY ($)    BONUS ($)        ($)           ($)           (#)            ($)
- ----------------------------  ---------  -----------  -----------  -------------  -----------  -------------  -------------
Frank L. O'Brien III,
  Chairman of the Board,           1993      305,769           --                                         --
  President and Chief              1992      300,000           --                                         --
  Executive Officer(1)             1991      300,000           --                                         --

Joel D. Cooperman,
  Vice President/Finance,          1993      218,570           --                                     78,571(2)

  Treasurer and Chief              1992      177,053           --                                         --
  Financial Officer(3)             1991      213,615           --                                    133,928

Bruce Levy,
  Vice President/                  1993      170,693           --                                         --
  Marketing(4)                     1992      168,402           --                                     60,000
                                   1991      153,126           --                                         --

Robert A. Shinn,
  Vice President/Project           1993      214,038       40,000                                     50,000
  Development                      1992      210,000           --                                         --
                                   1991      210,000           --                                         --

- ------------------

(1) Mr. O'Brien resigned as President in March 1994. Mr. O'Brien is currently Chairman of the Board and Chief Executive Officer.

(2) 53,571 of these options were granted subsequent to the expiration of options previously granted for the same number of shares at fair market value.

(3) Mr. Cooperman resigned as Vice President/Finance and Chief Financial Officer in April 1994. Mr. Cooperman is currently Vice President and Treasurer.

(4) Mr. Levy resigned in August 1993.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options to purchase Class A Common Stock granted in the fiscal year ended June 30, 1993 to Frank L. O'Brien III and to the Company's other three most highly compensated executive officers. The table shows, among other data, hypothetical potential gains from stock options granted in the fiscal year ended June 30, 1993, which are based entirely on assumed annual growth rates of 0%, 5% and 10% in the value of the Company's Class A Common Stock over the five-year life of the options. The assumed rates of growth were selected by the Securities and Exchange Commission and are intended for illustration purposes only. They are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects.

                                                    INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE VALUE
                               -----------------------------------------------------------    AT ASSUMED ANNUAL RATES OF
                                             PERCENT OF TOTAL     EXERCISE                     STOCK PRICE APPRECIATION
                                             OPTIONS GRANTED       OR BASE                         FOR OPTION TERM
                                OPTIONS      TO EMPLOYEES IN        PRICE       EXPIRATION    --------------------------
NAME                           GRANTED(#)      FISCAL YEAR         ($/SH)        DATE(1)      0%($)    5%($)     10%($)
- ----------------------------   ----------    ----------------    -----------    ----------    -----    ------    -------

Frank L. O'Brien III........         --              --                --              --       --         --         --
Joel D. Cooperman...........     53,571(2)(3)       24.9%            4.75        11/12/97        0%    70,303    155,352
                                 25,000(2)         11.6%             4.75        12/14/02        0%    74,681    189,257
Bruce Levy(4)...............         --              --                --              --       --         --         --
Robert A. Shinn.............     20,000(2)          9.3%             4.75        11/12/97        0%    26,247     57,998
                                 30,000(5)         14.0%             4.25         7/01/97        0%    35,226     77,840

- ------------------
(1) In the event of the resignation of a director: (a) If the director elects to become a member of an advisory board, the options which such director owns will expire on the earlier of (i) 18 months following termination as an advisory board member and (ii) the original expiration date; (b) If the director does not elect to become a member of an advisory board, the options which such director owns will expire on the earlier of (i) 18 months following resignation and (ii) the original expiration date.

(2) These options are currently exercisable.

(3) These options were granted subsequent to the expiration of options previously granted for the same number of shares at fair market value.

(4) Mr. Levy resigned in August 1993 and his options were forfeited in December 1993.

(5) These options vest at the rate of 25% per year and become fully vested at the end of four years.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

     The following table sets forth certain information concerning the exercise of options to purchase Class A Common Stock in the fiscal year ended June 30, 1993 by Frank L. O'Brien III and the Company's other three most highly compensated executive officers, the aggregate dollar value realized upon such exercise, the unexercised options held by such individuals at June 30, 1993 and the values for 'in-the-money' options which represent the positive spread between the exercise price and the year-end price of the Class A Common Stock.

                                                                                                        VALUE OF UNEXERCISED
                                                                       NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                        SHARES                          OPTIONS AT FY-END(#)                 FY-END($)
                                      ACQUIRED ON       VALUE       ----------------------------    ----------------------------
NAME                                  EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- -----------------------------------   -----------    -----------    -----------    -------------    -----------    -------------
Frank L. O'Brien III...............           0               --            0               0            --              --
Joel D. Cooperman..................      20,000        15,718.75      212,499               0             0              --
Bruce Levy(1)......................       2,000            1,375       68,000               0             0              --

Robert A. Shinn....................           0               --      150,000          30,000             0               0

- ------------------
(1) Mr. Levy resigned in August 1993 and his options were forfeited in December 1993.

COMPENSATION OF DIRECTORS

     Directors do not receive fees for attending Board or Committee meetings. Notwithstanding the foregoing, George L. Bernstein, as current chairman of the Audit Committee and Robert Smallacombe, as current chairman of the Mergers and Acquisitions and Divestitures Committee, are each entitled to receive fees of up to $20,000 per annum.

EMPLOYMENT AGREEMENTS

     The Company has an agreement with Mr. Shinn which provides for his employment as Vice President until such time as either party terminates the relationship.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company does not have a compensation committee or other board committee performing equivalent functions. Mr. O'Brien and Mr. Cooperman have participated in deliberations of the Board concerning executive compensation during the fiscal year ended June 30, 1993. Mr. Cooperman's participation, however, has been limited to deliberations concerning the granting of stock options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of May 10, 1994 by (i) each director, (ii) each person known by the Company to be the beneficial owner of five percent or more of the Common Stock, (iii) the Company's Chief Executive Officer and each of its five other most highly compensated executive officers, and (iv) all directors and officers as a group. The address of each beneficial owner is 225 South Eighth Street, Philadelphia, Pennsylvania 19106.

                                                                             AMOUNT OF NATURE OF
                                                                         BENEFICIAL OWNERSHIP(1)(2)
                                                                   --------------------------------------
                                                                    TITLE       NUMBER             PERCENT
                                                                   OF CLASS    OF SHARES          OF CLASS
                                                                   --------    ---------          --------
CLASS B COMMON STOCK
Frank L. O'Brien III............................................       B       3,905,770(3)(4)(5)  95.9(3)(4)(5)
All Officers and directors as a group (9 persons)...............       B       3,905,770           95.9
CLASS A COMMON STOCK

Frank L. O'Brien III............................................       A               0            0
Larry Zalkin....................................................       A         330,000(6)         2.5
Ronald R. Rominiecki............................................       A         160,000(6)         1.2
George L. Bernstein.............................................       A         200,000(6)         1.5
Robert Smallacombe..............................................       A         200,000(6)         1.5
Joel D. Cooperman...............................................       A         212,499(6)         1.6
Sanders D. Newman...............................................       A          55,000(6)         *
Robert A. Shinn.................................................       A         150,000(6)         1.1
Richard Sidkoff.................................................       A               0            0
All officers and directors as a group (9 persons)...............       A       1,307,499(6)         9.1

- ------------------
 * Less than 1%

(1) Beneficial ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(2) Based on information provided to the Company.

(3) These shares are registered in the name of III Enterprises, an entity controlled by Frank L. O'Brien III. The remaining 165,000 shares of Class B Common Stock are beneficially owned by the Company through its wholly-owned subsidiary, O'Brien Energy Services Company, and are not presently entitled to vote. Accordingly, Frank L. O'Brien III beneficially owns 100% of the shares of Class B Common Stock entitled to vote. On October 5, 1993, III Enterprises filed for bankruptcy protection under Chapter 11 of the Federal Bankruptcy Code.

(4) Frank L. O'Brien III's beneficial ownership constitutes approximately 75% of the Company's voting power which allows him to control the affairs and policies of the Company and elect 75% of the Company's Board.

(5) Pueblo Chemical, Inc. has claimed that it has the option to purchase a majority of these shares. See 'Business--Recent Developments.'

(6) Represents shares of Class A Common Stock subject to presently exercisable options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases space under two leases from Pennsport Partnership, a Pennsylvania partnership in which Frank L. O'Brien III, Chairman of the Board and Chief Executive Officer of the Company has a 50% ownership interest. The lease terms expire in November 1999. The rental expense for the premises was $293,000, plus real estate taxes, in 1993. The Company also leases office space from Christiana River Holdings, Ltd., an entity owned by Frank L. O'Brien III. Rental expense for 1993 was $75,000, plus real estate taxes (based on an annual rental expense of $150,000.).

     At June 30, 1993, the Company held notes receivable totalling approximately $238,000 from certain officers of the Company. The notes are unsecured loans bearing interest at rates ranging from 8% to 10 3/4% per annum. The notes in the amounts of $140,000 and $97,500 made by Joel D. Cooperman, Vice President and Treasurer, mature in the fiscal year ending June 30, 1996 and June 30, 1997, respectively. The loan program was instituted by the Board as an incentive benefit to certain officers of the Company who have served the Company since its inception. In October 1993, indebtedness in the amount of $71,000 owing by Bruce Levy, Vice President/Marketing of the Company until his resignation in September 1993, was forgiven.

     In 1993, the Company recognized $156,000 of revenue by selling equipment and related services to PoweRent.

     In addition, the Company has had transactions with projects structured as limited partnerships in which the Company retains a general partnership interest.

     The Company believes that the transactions set forth above are on terms no less favorable than those which could reasonably have been obtained from unaffiliated parties.

                        PROPOSED AMENDMENTS AND WAIVERS

THE PROPOSED AMENDMENTS

     The following is a summary of certain changes to each of the 1987 Indenture, the 1990 Indenture and the 1991 Indenture that would be effected by the Proposed Amendments. Holders are urged to read Appendix A hereto for a comparison of the provisions of each of the Indentures as currently in effect and each of the Indentures as it would read if the Proposed Amendments were adopted. The following descriptions do not purport to be complete and are qualified in their entirety by reference to Appendix A and to each of the Indentures and Supplemental Indentures (the 'Supplemental Indentures'). The Proposed Amendments will include all conforming changes, including without limitation, changes to Section references and the use of defined terms, required by such proposed Amendments. The Proposed Amendments include amendments to the certificates representing the Debentures corresponding to the amendments being made to the Indentures.

                                 1987 INDENTURE

  Deletion of Covenant Regarding Maintenance of Consolidated Stockholders'
  Equity

     The Proposed Amendments would delete the covenant entitled 'Maintenance of Consolidated Stockholders' Equity' (Section 3.10). Currently, if the Company's Consolidated Stockholders' Equity at the end of each of any two consecutive fiscal quarters is less than $7,500,000 then on the last day of the fiscal quarter next following such second consecutive fiscal quarter (the 'Purchase Date') the Company is required to offer to purchase the lesser of 7.5% of the aggregate principal amount of 1987 Debentures or the then outstanding principal amount of 1987 Debentures. In any such event the purchase price shall be 100% of the principal amount plus accrued interest to the Purchase Date. The Company may credit against its obligations to offer to repurchase 1987 Debentures under this provision the principal amount of (i) 1987 Debentures acquired by the Company through exchange or otherwise and surrendered for cancellation and (ii) 1987 Debentures redeemed or called for redemption otherwise than through operation of the sinking fund (but only to the extent that such 1987 Debentures have not already been credited toward a sinking fund payment).

  Deletion of Covenant Limiting Funded Indebtedness

     The Proposed Amendments would delete the covenant entitled 'Limitation on Funded Indebtedness' (Section 4.02). Currently, the Company may not, and may not permit any consolidated subsidiary to, incur or create any Funded Indebtedness (as defined in the 1987 indenture) if after giving effect to the incurrence or creation of such Funded Indebtedness, the total outstanding Funded Indebtedness of the Company on a consolidated basis would exceed 75% of the sum of Consolidated Stockholders' Equity (as defined in the 1987 Indenture) and Funded Indebtedness. Notwithstanding the foregoing, the Company may amend, renew, extend or refund any Indebtedness (as defined in the 1987 Indenture) outstanding from time to time in an amount not greater than the principal amount of such Indebtedness at the date of original incurrence or creation.

  Deletion of Covenant Limiting Dividends, Stock Purchases and Certain Loans and Advances by the Company and its Subsidiaries

     The Proposed Amendments would delete the covenant entitled 'Limitations on Dividends, Stock Purchases and Certain Loans and Advances by the Company and its Subsidiaries' (Section 4.04). Currently, the Company may not, with certain exceptions, declare or pay any dividend or make any distribution on its Capital Stock (other than dividends or distributions payable solely in its Capital Stock) or acquire, or permit any Subsidiary to acquire any Capital Stock of the Company (i) if any Event of Default has occurred and is continuing or (ii) if after giving effect to such action, the aggregate amount expended for all such purposes subsequent to December 31, 1986 would exceed the sum of (a) 25% of the Consolidated Net Income accrued on a cumulative basis subsequent to December 31, 1986 (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), (b) the aggregate net proceeds received by the Company from the issue or sale subsequent to December 31, 1986 of its Capital Stock and (c) $500,000.

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  Amendment of Provision Regarding Acceleration

     The Proposed Amendments would amend the section entitled 'Acceleration' (Section 6.02) so that, the Trustee, acting alone, would no longer be entitled to accelerate upon an Event of Default (as defined in the 1987 Indenture). Currently, if an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of 1987 Debentures then outstanding, by a notice in writing to the Company, may declare the principal amount and all accrued interest on all 1987 Debentures to be due and payable immediately. Upon such declaration all such 1987 Debentures shall become due and payable immediately.


                                 1990 INDENTURE

  Deletion of Covenant Regarding Maintenance of Consolidated Stockholders'
  Equity

     The Proposed Amendments would delete the covenant entitled 'Maintenance of Consolidated Stockholders' Equity' (Section 3.10). Currently, if the Company's Consolidated Stockholders' Equity at the end of each of any two consecutive fiscal quarters is less than $10 million then on the last day of the fiscal quarter next following such second consecutive fiscal quarter (the 'Purchase Date') the Company is required to offer to purchase the lesser of 7.5% of the aggregate principal amount of 1990 Debentures or the then outstanding principal amount of 1990 Debentures. In any such event the purchase price shall be 100% of the principal amount plus accrued interest to the Purchase Date. The Company may credit against its obligations to offer to repurchase 1990 Debentures under this provision the principal amount of (i) 1990 Debentures, acquired by the Company through exchange or otherwise and surrendered for cancellation and (ii) 1990 Debentures repurchased or redeemed or called for redemption (but only to the extent that such 1990 Debentures have not already been used as a credit under the 1990 Indenture).

  Deletion of Covenant Limiting Dividends and Stock Purchases by the Company and its Subsidiaries

     The Proposed Amendments would delete the covenant entitled 'Limitations on Dividends, Stock Purchases by the Company and its Subsidiaries' (Section 4.03). Currently, the Company may not, with certain exceptions, declare or pay any dividend or make any distribution on its Capital Stock (other than dividends or distributions payable solely in its Capital Stock) or acquire, or permit any Subsidiary to acquire any Capital Stock of the Company (i) if any Event of Default has occurred and is continuing or (ii) if after giving effect to such action, the aggregate amount expended for all such purposes subsequent to December 31, 1989 would exceed the sum of (a) 25% of the Consolidated Net Income accrued on a cumulative basis subsequent to December 31, 1989 (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), except that in the event that the Company's Consolidated Stockholders' Equity is $60,000,000 or more, such percentage shall be 50%, (b) the aggregate net proceeds, including the fair market value of property other than cash (as determined solely by the Board of Directors) received by the Company from the issue or sale subsequent to December 31, 1989 of its Capital Stock, (c) the aggregate net proceeds, including the fair market value of property other than cash (as determined solely by the Board of Directors) received by the Company from the issue or sale of Indebtedness which is converted into or exchanged for Capital Stock of the Company after December 31, 1989 and (d) $2,000,000.

  Amendment of Provision Regarding Acceleration

     The Proposed Amendments would amend the Section entitled 'Acceleration' (Section 6.02) so that, the Trustee, acting alone, would no longer be entitled to accelerate upon an Event of Default (as defined in the 1990 Indenture). Currently, if an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the 1990 Debentures then outstanding, by a notice in writing to the Company, may declare the principal amount and all accrued interest on all 1990 Debentures to be due and payable immediately. Upon such declaration all such 1990 Debentures shall become due and payable immediately.

                                 1991 INDENTURE

  Deletion of Covenant Regarding Maintenance of Consolidated Stockholders'
  Equity

     The Proposed Amendments would delete the covenant entitled 'Maintenance of Consolidated Stockholders' Equity' (Section 3.10). Currently, if the Company's Consolidated Stockholders' Equity at the end of each of any two consecutive fiscal quarters is less than $10,000,000 then on the last day of the fiscal quarter next following such second consecutive fiscal quarter (the 'Purchase Date') the Company is required to offer to purchase the lesser of 7.5% of the aggregate principal amount of 1991 Debentures or the then outstanding principal amount of 1991 Debentures. In any such event the purchase price shall be 100% of the principal amount plus accrued interest to the Purchase Date. The Company may credit against its obligations to offer to repurchase 1991 Debentures under this provision the principal amount of (i) 1991 Debentures acquired by the Company through exchange or otherwise and surrendered for cancellation and (ii) 1991 Debentures repurchased or redeemed or called for redemption (but only to the extent that such 1991 Debentures have not already been used as a credit under the 1991 Indenture).

  Deletion of Covenant Limiting Dividends and Stock Purchases by the Company and its Subsidiaries

     The Proposed Amendments would delete the covenant entitled 'Limitations on Dividends, Stock Purchases by the Company and its Subsidiaries' (Section 4.03). Currently, the Company may not, with certain exceptions, declare or pay any dividend or make any distribution on its Capital Stock (other than dividends or distributions payable solely in its Capital Stock) or acquire, or permit any Subsidiary to acquire any Capital Stock of the Company (i) if any Event of Default has occurred and is continuing or (ii) if after giving effect to such action, the aggregate amount expended for all such purposes subsequent to December 31, 1990 would exceed the sum of (a) 25% of the Consolidated Net Income accrued on a cumulative basis subsequent to December 31, 1990 (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), except that in the event that the Company's Consolidated Stockholders' Equity is $60,000,000 or more, such percentage shall be 50%, (b) the aggregate net proceeds, including the fair market value of property other than cash (as determined solely by the Board of Directors) received by the Company from the issue or sale subsequent to December 31, 1990 of its Capital Stock, (c) the aggregate net proceeds, including the fair market value of property other than cash (as determined solely by the Board of Directors) received by the Company from the issue or sale of Indebtedness which is converted into or exchanged for Capital Stock of the Company after December 31, 1990 and (d) $2,000,000.

  Amendment of Provision Regarding Acceleration

     The Proposed Amendments would amend the Section entitled 'Acceleration' (Section 6.02) so that, the Trustee, acting alone, would no longer be entitled to accelerate upon an Event of Default (as defined in the 1991 Indenture). Currently, if an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the 1991 Debentures then outstanding, by notice in writing to the Company, may declare the principal amount of and all accrued interest on all 1991 Debentures to be due and payable immediately. Upon such declaration all such 1991 Debentures shall become due and payable immediately.

THE WAIVERS

     In addition to soliciting Consents with respect to the Proposed Amendments, the Company is soliciting Consents with respect to the Waivers in order to seek to ensure that the 1987 Debentures, 1990 Debentures and/or 1991 Debentures cannot be accelerated as a result of occurrences on or prior to the Exchange Offer Expiration Date. The Waivers with respect to the 1987 Debentures, 1990 Debentures and 1991 Debentures would waive any and all defaults and Events of Default and their consequences under the 1987 Debentures and Indenture, 1990 Debentures and Indenture and 1991 Debentures and Indenture, respectively, whether such defaults or Events of Default are known or unknown, arising out of any actions, omissions or events occurring on or prior to the Exchange Offer Expiration Date that could be construed as defaults or Events of Default under the 1987 Debentures and Indenture, 1990 Debentures and Indenture or 1991 Debentures and Indenture, as applicable, including, but not limited to, any defaults or Events of Default and their consequences relating to certain actions, omissions or events described below or any other matter whether or not described in this Prospectus and Consent

Solicitation that could be construed to be a default or an Event of Default under the 1987 Debentures and Indenture, 1990 Debentures and Indenture or 1991 Debentures and Indenture, as applicable. If, on or prior to the Exchange Offer Expiration Date, there is an acceleration of the 1987 Debentures, 1990 Debentures and/or 1991 Debentures based upon any Event of Default, the Waiver with respect to such series of Debentures would rescind such acceleration and its consequences if such Event of Default has been waived by the Waiver or has been cured.

     If any action, omission or event were construed to be a default and, after any appropriate notice and cure period provided in the applicable Indenture, such default were to become an Event of Default under such Indenture, the Holders of at least 25% in principal amount of then outstanding 1987 Debentures, 1990 Debentures or 1991 Debentures, as the case may be, or the appropriate Trustee could attempt to declare the principal of and accrued and unpaid interest on all of the applicable series of Debentures immediately due and payable. If any series of Debentures were successfully accelerated and such acceleration were not rescinded, the Company would face severe liquidity problems and does not expect to have sufficient cash to purchase or repay all outstanding Debentures issued pursuant to any such series. While the Company would examine all of its options at the time, such liquidity problems could force the Company to seek protection under Chapter 11 of the Bankruptcy Code.

     If the Requisite Consents are obtained with respect to the Waivers and the Exchange Offer and Solicitation is consummated, the Trustees and the Holders (including Holders who do not consent) will be precluded from accelerating the

Debentures based upon any action, omission or event that has occurred or that occurs on or prior to the Exchange Offer Expiration Date, whether known or unknown. In addition, the Waivers would rescind any acceleration and its consequences even if such acceleration were initiated by the applicable Trustee or by Holders who do not consent. The Waivers, by their terms, provide that if the Waiver with respect to any default or Event of Default and its consequences is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the Waiver with respect to any other defaults or Events of Default and their consequences shall not in any way be affected or impaired thereby.

     In addition to the Waivers of defaults and Events of Default, the Waivers would waive the right to the March 15, 1994 interest payment. With respect to such Waiver of interest, the Waivers would only affect those Holders tendering Consents and Waivers. If any holders do not tender their Consents and Waivers, such Holders will retain the right to receive the March 15, 1994 interest payment.

                      THE EXCHANGE OFFER AND SOLICITATION

TERMS OF THE EXCHANGE OFFER AND SOLICITATION

     Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal and Consent (including, if the Exchange Offer and Solicitation is extended or amended, the terms and conditions of any such extension or amendment), the Company hereby offers to exchange (i) $11,419,000 aggregate amount of 1987 Debentures for 456,760 shares of Series A Cumulative Senior Preferred Stock, 1,370,280 warrants to purchase Class A Common Stock and 228,380 shares of Class A Common Stock; (ii) $11,500,000 aggregate amount of 1990 Debentures for 460,000 shares of Series A Cumulative Senior Preferred Stock, 1,380,000 warrants to purchase Class A Common Stock and 230,000 shares of Class A Common Stock; and (iii) $26,255,000 aggregate amount of 1991 Debentures for 1,050,200 shares of Series A Cumulative Senior Preferred Stock, 3,150,600 warrants to purchase shares of Class A Common Stock and 525,100 shares of Class A Common Stock. The Company will accept all Debentures properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Exchange Offer Expiration Date. Holders may tender some or all of the Debentures, in integral multiples of $1,000, pursuant to the Exchange Offer. The entire principal amount of Debentures delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated in the Letter of Transmittal and Consent. By executing and delivering the Letter of Transmittal and Consent to tender Debentures, a Holder will also be delivering a Consent to the Proposed Amendments and the Waivers. All Consents which have been properly delivered and not validly revoked (by the proper withdrawal of Debentures to which such Consent relates) shall be valid, and shall be counted in determining whether the Requisite Consents have been received, whether or not all of the tendered Debentures with respect to which such Consents have been delivered are accepted for payment and exchange.

     If the Requisite Consents are not received, the Company will accept no Debentures for exchange.


     As of the date of this Prospectus, there are outstanding $11,419,000, $11,500,000 and $26,255,000 aggregate principal amount of 1987 Debentures, 1990 Debentures and 1991 Debentures, respectively, held by approximately 800, 800 and 1,600 registered Holders, respectively. This Prospectus, together with the Letter of Transmittal and Consent, is being sent to all such registered Holders.

     For purposes of the Exchange Offer, the Company will be deemed to have accepted validly tendered Debentures when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purposes of receiving the New Securities and shares of Class A Common Stock from the Company.

     If any tendered Debentures are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for such unaccepted Debentures will be returned, without expense, to the tendering Holder thereof (or, in the case of Debentures tendered by book entry transfer, to an account maintained at the appropriate Book Entry Transfer Facility (the 'Book Entry Transfer Facility') as promptly as practicable after the Exchange Offer Expiration Date.

     Holders of Debentures who tender in the Exchange Offer and thereby deliver a Consent with respect to such Debentures in the Solicitation will not be required to pay brokerage commissions or fees, or subject to the instructions in the Letter of Transmittal and Consent, transfer taxes with respect to the exchange of Debentures pursuant to the Exchange Offer and Solicitation. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange offer. See '--Fees and Expenses.'

POSITION OF THE COMPANY WITH RESPECT TO THE EXCHANGE OFFER

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT HOLDERS OF DEBENTURES CONSENT TO THE PROPOSED AMENDMENTS AND THE WAIVERS AND ACCEPT THE EXCHANGE OFFER.

EXPIRATION DATE; EXTENSIONS; TERMINATIONS; AMENDMENTS

     The term 'Exchange Offer Expiration Date' and 'Solicitation Expiration
Date' shall mean 5:00 P.M., New York City time, on             , 1994 and 5:00
p.m. New York City time on             , 1994 respectively, unless and until the
Company, in its sole discretion, extends the period of time for which the Exchange Offer and Solicitation remains open, in which case the terms 'Exchange Offer Expiration Date' and 'Solicitation Expiration Date' shall mean the latest time and date on which the Exchange Offer and Solicitation as so extended shall expire. The Company reserves the right to extend the Exchange Offer and Solicitation at any time and from time to time until the Requisite Consents have been received. In order to extend the Exchange Offer Expiration Date and Solicitation Expiration Date, the Company must notify the Exchange Agent of any extension by oral or written notice, and must make a public announcement thereof, prior to 9:30 A.M., New York City time, on the next business day after the previously scheduled expiration date.


     The Company reserves the right (i) to delay accepting any Debentures and Consents, to extend the Exchange Offer and Solicitation or to terminate the Exchange Offer and Solicitation and not accept for exchange Debentures and Consents not previously accepted if any of the conditions set forth herein under '--Conditions' shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer and Solicitation in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by public announcement thereof. The Company confirms that its reservation of the right to delay acceptance of Debentures for exchange is limited by Rules 13e-4(f) and 14e-1 under the Exchange Act, which require the Company to pay the consideration offered or return the tendered securities promptly after the termination or withdrawal of an exchange offer. Without limiting the manner in which the Company may choose to make a public announcement of any extension, amendment or termination of the Exchange Offer and Solicitation, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service. For purposes of the Exchange Offer and Solicitation, a 'business day' means any day other than a Saturday, Sunday or federal holiday, and consists of the time period from 12:01 A.M. through 12:00 midnight, New York City time.

PROCEDURE FOR TENDERING DEBENTURES AND DELIVERING CONSENTS

     A tender of Debentures (and delivery thereby of a Consent with respect thereto) pursuant to one of the procedures set forth below will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal and Consent.

     A Holder electing to tender Debentures in the Exchange Offer (and thereby deliver a Consent with respect to such Debentures in the Solicitation) should either (i) complete and sign the Letter of Transmittal and Consent or a facsimile thereof, have the signature thereon guaranteed if required by Instruction 1 or 7 of the Letter of Transmittal and Consent and mail or deliver the Letter of Transmittal and Consent, or such manually signed facsimile, for receipt by the Exchange Agent at its address set forth on the back cover of this Prospectus on or prior to the Exchange Offer Expiration Date, together with (a) the certificates for the tendered Debentures and any other documents required by the Letter of Transmittal and Consent or (b) a Book-Entry Confirmation ('Book-Entry Confirmation') pursuant to the procedure for book-entry transfer set forth below, (ii) comply with the guaranteed delivery procedures set forth in '--Guaranteed Delivery Procedures' or (iii) request his broker, dealer, commercial bank, trust company or other nominee to effect the transaction for him.

     Delivery of all documents must be made to the Exchange Agent at its address set forth on the back cover of this Prospectus. The method of delivery of Debentures, Letters of Transmittal and Consent and all other required documents to the Exchange Agent is at the election and risk of the Holders. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. If, however, such delivery is by mail, it is recommended that Holders use registered mail, properly insured, with return receipt requested. Except as otherwise provided herein, such delivery will be deemed made only when actually received by the Exchange Agent. In all cases, sufficient time should be allowed to assure timely delivery. NO LETTERS OF TRANSMITTAL AND CONSENT OR DEBENTURES SHOULD BE SENT TO THE COMPANY OR TO ANY TRUSTEE.

     The Exchange Agent will make a request to establish an account with respect to the Debentures at each of the Book-Entry Transfer Facilities for the purpose of the Exchange Offer promptly after the date of this Prospectus and any financial institution that is a participant in the Book-Entry Transfer Facility system may make book-entry delivery of Debentures by causing the Book-Entry Transfer Facility to transfer such Debentures into the Exchange Agent's applicable account in accordance with the Book-Entry Transfer Facility's procedure for such transfer. Although delivery of Debentures may be effected through book-entry transfer into the Exchange Agent's account at a Book-Entry Transfer Facility, the executed Letter of Transmittal and Consent (or manually signed facsimile thereof), with any required signature guarantees and any other required documents must, in any case, be transmitted to and received, and a Book-Entry Confirmation must be received, by the Exchange Agent at one of its addresses set forth on the back cover of this Prospectus on or prior to the Exchange Offer Expiration Date or, if the guaranteed delivery procedure described below is complied with, on or prior to the time provided under such procedure. DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Only the registered Holder of Debentures (or his legal representative or attorney-in-fact), or a person who has obtained a properly completed, irrevocable proxy that authorizes such person (or the person's legal representative or attorney-in-fact) to vote such Debentures on behalf of such registered Holder, may deliver a Consent with respect to such Debentures. Only the registered Holder of Debentures, or a person who has obtained a properly completed bond power from such registered Holder, may tender such Debentures. Any beneficial owner whose Debentures are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender and consent should contact such registered Holder promptly and instruct such registered Holder to tender and consent on his behalf. If such beneficial owner wishes to tender and consent on his own behalf or such registered Holder will not tender and consent on such beneficial owner's behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and Consent and delivering his Debentures, either arrange for the registered transfer of the Debentures to his name or obtain such a proxy and such a bond power from the registered Holder. Any person who acquires Debentures from the registered Holder of such Debentures and who wishes to tender and consent must, prior to tendering and consenting, either arrange for the registered transfer of the Debentures to his name or obtain such a bond power and such a proxy from the registered Holder. The transfer of record ownership may take considerable time. All signatures on such proxies and bond powers must be guaranteed if required by Instruction 7 of the Letter of Transmittal and Consent.

     Signatures on a Letter of Transmittal and Consent or a notice of withdrawal of tender of Debentures and revocation of Consents must be guaranteed by a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States (an 'Eligible Institution'), unless the

Debentures tendered pursuant to the Letter of Transmittal and Consent are tendered by a registered Holder who has not completed the box entitled 'Special Issuance and Payment Instructions' or 'Special Delivery Instructions' on the Letter of Transmittal and Consent or for the account of an Eligible Institution. If the Letter of Transmittal and Consent is signed by a person other than the registered Holder of the certificates listed therein, the certificates must be endorsed or accompanied by appropriate powers of attorney, a valid bond power, and a valid proxy, in all cases signed exactly as the name or names of the registered Holder or Holders appear on the certificates and in form satisfactory to the Company and the signatures thereon must be guaranteed by an Eligible Institution, unless signed by an Eligible Institution. If the Letter of Transmittal and Consent or any certificates, powers of attorney, bond powers or proxies are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

     By executing and delivering a Letter of Transmittal and Consent as set forth above, a tendering Holder will be consenting to the Proposed Amendments and the Waivers. The Letter of Transmittal and Consent, when delivered to the Trustee by the Exchange Agent, shall constitute the Holder's notice to the Trustee pursuant to the Indentures and, together with other Letters of Transmittal and Consent and Notices of Guaranteed Delivery executed and delivered by the Holders of a majority of the outstanding aggregate principal amount of each of the 1987 Debentures, 1990 Debentures and 1991 Debentures when so delivered to the Trustee, shall constitute notice to the Trustee that the Proposed Amendments and the Waivers have been consented to. Subject to and effective upon acceptance of any Debentures tendered therewith for exchange, a tendering Holder irrevocably sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to the Debentures tendered thereby and accepted for exchange, together with all rights to any accrued and unpaid interest thereon. The tendering Holder also thereby irrevocably constitutes and appoints the Exchange Agent its true and lawful agent and attorney in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to the tendered Debentures with full power of substitution to (i) deliver certificates for all such Debentures accepted for exchange to the Company or transfer ownership of such Debentures on the account books maintained by the Book-Entry Transfer Facility and deliver all accompanying evidences of transfer and authenticity to or upon the order of the Company upon receipt by the Exchange Agent, as the tendering Holder's agent, of the New Securities and shares of Class A Common Stock exchanged for such Debentures upon the acceptance by the Company of such Debentures tendered pursuant to the Exchange Offer for exchange; (ii) present such Debentures for transfer or cancellation on the books of the Company, (iii) deliver to the Trustee, with a copy to the Company, the Letter of Transmittal and Consent as evidence of the tendering Holder's consent to the Proposed Amendments and the Waivers with respect to all tendered Debentures (regardless of whether all such tendered Debentures are accepted for exchange) and as certification that Requisite Consents to the Proposed Amendments and the Waiver duly executed by the Holders have been received, and (iv) receive all benefits and otherwise exercise all rights of beneficial ownership of such Debentures, all in accordance with the terms and conditions of the Exchange Offer and Solicitation.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance for exchange of tendered Debentures and Consents, withdrawal of tendered Debentures and revocation of Consents will be resolved by the Company, whose determination will be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders and Consents that are not in proper form or the acceptance of or the exchange of the New Securities and shares of Class A Common Stock for which would, in the opinion of counsel for the Company, be unlawful and to consent to any withdrawal of tendered Debentures and revocation of Consents. The Company also reserves the absolute right to waive any defects or irregularities or conditions of tender as to particular Debentures or delivery of particular Consents. The Company's interpretation of the terms and conditions of the Exchange Offer and Solicitation (including the instructions in the Letter of Transmittal and Consent) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Debentures or delivery of Consents must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent, the Information Agent nor any other person shall be under any duty to give notice of any defects or irregularities in tenders and Consents, nor shall any of them incur any liability for failure to give any such notice. Tenders of Debentures and delivery of Consents will not be deemed to have been made until all such defects and irregularities have been cured or waived. Any Debentures received by the Exchange Agent that are not validly tendered or as to which a Consent has not been properly delivered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders of Debentures, unless otherwise provided in the Letter of Transmittal and Consent, as soon as practicable following the Exchange Offer Expiration Date.

     Mutilated, Lost, Stolen or Destroyed Debentures. If a Holder desires to tender a Debenture in the Exchange Offer (and thereby deliver a Consent with respect to such Debenture in the Solicitation), but the Debenture has been mutilated, lost, stolen or destroyed, such Holder should write to or telephone the appropriate Trustee at the address listed below, about procedures for obtaining replacement certificates for such Debentures, arranging for indemnification or any other matter that requires handling by the Trustee at the following address and telephone number: With respect to the 1987 Debentures, United Jersey Bank, 210 Main Street, Hackensack, New Jersey 07602, (201) 646-5060. With respect to the 1990 Debentures, First Fidelity Bank, 123 S. Broad Street, Philadelphia, Pennsylvania 19109, (215) 985-6061. With respect to the 1991 Debentures, Meridian Trust Company, P.O. Box 16003, Reading, Pennsylvania 19601.

GUARANTEED DELIVERY PROCEDURES

     If a Holder desires to tender Debentures in the Exchange Offer (and thereby deliver a Consent with respect to such Debentures in the Solicitation) and the certificate(s) representing such Debentures are not immediately available, or time will not permit such Holder's certificate(s) or other required documents to reach the Exchange Agent before the Exchange Offer Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, a tender and consent may be effected if:

          (a) The tender is made through an Eligible Institution;

          (b) On or prior to the Exchange Offer Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (containing a Consent to the Proposed Amendments and the Waivers) setting forth the name and address of the Holder of such Debentures and the principal amount of Debentures tendered, stating that the tender is being made thereby and guaranteeing that, within five AMEX trading days after the date of the Notice of Guaranteed Delivery (the 'Notice of Guaranteed Delivery') a Letter of Transmittal and Consent (or a manually signed facsimile thereof), together with the certificates representing the Debentures or a Book-Entry Confirmation and any required signature guarantees and any other documents required by the Letter of Transmittal and Consent, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) The certificates for all tendered Debentures, or Book-Entry Confirmation, the Letter of Transmittal and Consent (or a manually signed facsimile thereof) properly completed and duly executed, with any required signature guarantees, and all other documents required by the Letter of Transmittal and Consent, are received by the Exchange Agent within five AMEX trading days after the date of the Notice of Guaranteed Delivery.

     A Notice of Guaranteed Delivery may be delivered by hand or mailed to the Exchange Agent. The Consent contained in the Notice of Guaranteed Delivery described in (b) will be effective upon receipt thereof by the Exchange Agent, and will authorize the Exchange Agent to deliver to the applicable Trustee, with a copy to the Company, the Notice of Guaranteed Delivery as evidence of the Holder's consent to the Proposed Amendments and the Waivers with respect to all Debentures covered by the Notice of Guaranteed Delivery, regardless of whether or when the certificate for the tendered Debentures (or Book-Entry Confirmation), the executed Letter of Transmittal and Consent and the other required documents are received. Such Notice of Guaranteed Delivery, when delivered to the applicable Trustee by the Exchange Agent, shall constitute the Holder's notice to the Trustees pursuant to the Indentures and, together with Letters of Transmittal and Consent and other Notices of Guaranteed Delivery executed and delivered by the Holders of a majority of the outstanding aggregate principal amount of each of the 1987 Debentures, 1990 Debentures, and 1991 Debentures, respectively, not owned by the Company, when so delivered to the applicable Trustees, shall constitute the Waivers.

     Notwithstanding any other provision hereof, the exchange of Debentures accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of certificates for such Debentures (or Book-Entry Confirmation), and a properly completed and duly executed Letter of Transmittal and Consent (or a manually signed facsimile thereof), with any required signature guarantees and any other required documents.

WITHDRAWAL OF TENDERS AND REVOCATION OF CONSENTS


     Tenders of Debentures may be withdrawn (and Consents with respect thereto may thereby be revoked) at any time prior to the Exchange Offer Expiration Date.

     To withdraw a tender of Debentures and thereby revoke the Consent with respect to such Debentures, a written notice of withdrawal and revocation must be received prior to the Exchange Offer Expiration Date (or as set forth in the preceding paragraph) by the Exchange Agent at its address set forth on the back cover of this Prospectus. Any such notice of withdrawal and revocation must (i) specify the name of the person who tendered the Debentures to be withdrawn and as to which a Consent is to be revoked, (ii) specify the aggregate principal amount of Debentures to be withdrawn and as to which a Consent is to be revoked, and if the certificates representing Debentures to be withdrawn and as to which a Consent is to be revoked have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the serial numbers shown on the particular certificates evidencing such Debentures must be submitted, together with a signed notice of withdrawal and revocation with such signature guaranteed by an Eligible Institution (except in the case of Debentures tendered for the account of an Eligible Institution), or, if Debentures have been tendered pursuant to the procedures for book-entry transfer as described above, any notice of withdrawal and revocation must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Debentures and (iii) signed by the Holder in the same manner as the original signature on the Letter of Transmittal and Consent by which such Debentures were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Debentures into the name of the person withdrawing the tender and revoking the Consent.

     Any Debentures withdrawn and as to which Consents have been revoked will thereafter be deemed not validly tendered and delivered for purposes of the Exchange Offer and Solicitation, and no New Securities and shares of Class A Common Stock will be issued with respect thereto unless the Debentures so withdrawn are retendered (and the Consents with respect thereto are thereby delivered) and accepted for exchange. Properly withdrawn Debentures and revoked Consents may be retendered and redelivered by following one of the procedures described above under '--Procedure for Tendering Debentures and Delivering Consents' at any time prior to the Exchange Offer Expiration Date and Solicitation Expiration Date.

EFFECTIVENESS OF PROPOSED AMENDMENTS AND WAIVERS

     Immediately upon the Solicitation Expiration Date, assuming the Requisite Consents have been received, (i) the Company and each of the Trustees will execute the Supplemental Indentures amending each of the Indentures to contain the Proposed Amendments and (ii) the Exchange Agent or the Company will deliver the Letters of Transmittal and Consent and Notices of Guaranteed Delivery to the Trustees as notice of the Waivers thereby effecting the Waivers. Upon the execution of each such Supplemental Indenture, the Proposed Amendments and the Waivers will become effective. The Proposed Amendments and the Waivers will not become operative, however, unless and until validly tendered Debentures are accepted for exchange in accordance with the terms hereof, which the Company plans to do immediately after each of the Supplemental Indentures are executed.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Securities and shares of Class A Common Stock for, any Debentures, and may terminate or amend the Exchange Offer as provided herein, if (i) prior to the Exchange Offer Expiration Date, the Requisite Consents shall not have been received or (ii) prior to payment for any tendered Debentures, any of the following shall occur:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company, or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

          (b) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any law, statute, rule or regulation (or interpretation by the staff of the Commission) is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (d) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances (including any action or inaction by the Company) giving rise to any such conditions or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver thereof, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time. Any determination by the Company concerning the events described above will be final and binding on all parties.

PROCEDURE FOR OBTAINING REVISED CERTIFICATES FOR DEBENTURES FOLLOWING CONSUMMATION OF THE EXCHANGE OFFER AND SOLICITATION

     Holders of Debentures that remain outstanding following consummation of the Exchange Offer and Solicitation may submit their certificates representing the Debentures to American Stock Transfer and Trust Company, as Registrar, in

exchange for revised certificates representing the Debentures as amended by the Proposed Amendments. In addition, whenever the Debentures are submitted by a Holder for transfer or conversion, revised certificates, if any, representing the Debentures as amended by the Proposed Amendments will be returned to such Holder. Until such time as the certificate representing any Debenture is so exchanged, such old certificate will represent the Debenture as amended by the Proposed Amendments and shall be entitled to the same rights, benefits and privileges as such revised certificates. The procedures outlined in this paragraph relate only to the exchange of Debenture certificates for revised certificates following consummation of the Exchange Offer and Solicitation. Holders desiring to tender Debentures for payment and exchange pursuant to the Exchange Offer and Solicitation must comply with the procedures outlined above under '--Procedure for Tendering Debentures and Delivering Consents' and should not send their Debenture certificates to the Registrar.

EXCHANGE AGENT

     American Stock Transfer and Trust Company has been appointed as the Exchange Agent for the Exchange Offer and Solicitation. Completed Letters of Transmittal and Consent, as well as all correspondence in connection with the Exchange Offer and Solicitation, should be addressed to the Exchange Agent at its address set forth on the back cover of this Prospectus.

INFORMATION AGENT AND PROXY SOLICITOR

     Georgeson & Company, Inc. has been appointed as the Information Agent and the Proxy Solicitor for the Exchange Offer and Solicitation. All questions in connection with the Exchange Offer and Solicitation, as well as requests for information or additional copies of this Prospectus and the Letter of Transmittal and Consent, should be directed to the Information Agent at its telephone number or its address set forth on the back cover of this Prospectus.

FINANCIAL ADVISOR

     The Company has retained Jefferies & Company, Inc. ('Jefferies'), an investment banking firm, to advise the Company from the Company's perspective with respect to the Exchange Offer, including the appropriate terms thereof and assist in preparation of required offer documents, to the extent they relate to the terms of the transaction, and advise the Company of procedures to be used in connection with the transaction. Jefferies has not been retained to render an opinion as to the fairness of the Exchange Offer.

     For financial advisory services, the Company has paid Jefferies a non-refundable retainer of $100,000. In addition to such retainer, the Company has agreed to pay Jefferies the following (which the retainer will be credited against): (i) a $5,000 monthly advisory fee, (ii) upon consummation of the Exchange Offer, an amount equivalent to 1.5% of the aggregate principal amount of Debentures tendered and (iii) upon consummation of the Exchange Offer, 250,000 Warrants. In addition, the Company will reimburse Jefferies for its out-of-pocket expenses, including reasonable fees and expenses of its counsel. The Company has also agreed to indemnify Jefferies against certain liabilities and expenses, including liabilities under federal securities laws.

FEES AND EXPENSES


     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates, who will not receive additional compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward the Exchange Offer and the solicitation material to the beneficial owners of the Debentures. The Company will reimburse such forwarding agents for reasonable out-of-pocket expenses incurred by them, but no compensation will be paid for their services. The Company has also agreed to pay certain fees and expenses of Jefferies, as set forth under '--Financial Advisor.'

     The cash expenses to be incurred in connection with the Exchange Offer and the Solicitation, excluding the fees and expenses of Jefferies, but including the fees and expenses of the Exchange Agent and the Information Agent and Proxy Solicitor and printing, accounting and legal fees, will be paid by the Company and are estimated to be approximately $500,000.

     The Company will pay all transfer taxes, if any, applicable to the tender of Debentures to it or its order pursuant to the Exchange Offer. If, however, New Securities and shares of Class A Common Stock or Debentures for principal amounts not tendered or not accepted for payment and exchange, or both, are to be registered or issued in the name of any person other than the registered Holder of the Debentures tendered, or if tendered certificates are registered in the name of any person other than the person signing the Letter of Transmittal and Consent, or if a transfer tax is imposed for any reason other than the tender of Debentures to the Company or its order pursuant to the Exchange Offer, the amount of any transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder.

                   MARKET, TRADING AND OWNERSHIP INFORMATION

DEBENTURES

     The Debentures are listed and traded on the AMEX. The following table sets forth, for each of the quarterly periods indicated, the high and low sale prices for each $100 principal amount of the Debentures on the AMEX:

                                    1987 DEBENTURES                                        HIGH      LOW
- ----------------------------------------------------------------------------------------   ----      ----
Fiscal Year Ended June 30, 1992
  Quarter ended September 30, 1991......................................................   $129      $103
  Quarter ended December 31, 1991.......................................................    116        88
  Quarter ended March 31, 1992..........................................................    119        90

  Quarter ended June 30, 1992...........................................................    113 1/2    98
Fiscal Year Ended June 30, 1993
  Quarter ended September 30, 1992......................................................    109 1/2    99 1/2
  Quarter ended December 31, 1992.......................................................    112       102
  Quarter ended March 31, 1993..........................................................    112        99
  Quarter ended June 30, 1993...........................................................    110 1/2    99
Fiscal Year Ending June 30, 1994
  Quarter ended September 30, 1993......................................................    105 5/8    72 1/2
  Quarter ended December 31, 1993.......................................................     91        73 1/2
  Quarter ended March 31, 1994..........................................................     80        51
  Quarter ending June 30, 1994 (through April 29, 1994).................................     52        36

1990 DEBENTURES                                                                            HIGH      LOW
- ----------------------------------------------------------------------------------------   ----      ----
Fiscal Year Ended June 30, 1992
  Quarter ended September 30, 1991......................................................   $117      $101 1/2
  Quarter ended December 31, 1991.......................................................    113        97
  Quarter ended March 31, 1992..........................................................    114       100
  Quarter ended June 30, 1992...........................................................    110       102 1/2
Fiscal Year Ended June 30, 1993
  Quarter ended September 30, 1992......................................................    109       103
  Quarter ended December 31, 1992.......................................................    112       104 1/2
  Quarter ended March 31, 1993..........................................................    112       104 1/2
  Quarter ended June 30, 1993...........................................................    112       105 1/2
Fiscal Year Ending June 30, 1994
  Quarter ended September 30, 1993......................................................    110        83
  Quarter ended December 31, 1993.......................................................     97        85
  Quarter ended March 31, 1994..........................................................     89        52
  Quarter ending June 30, 1994 (through April 29, 1994).................................     58        33

1991 DEBENTURES                                                                            HIGH      LOW
- ----------------------------------------------------------------------------------------   ----      ----
Fiscal Year Ended June 30, 1992
  Quarter ended September 30, 1991......................................................   $116      $101 1/2
  Quarter ended December 31, 1991.......................................................    113       100
  Quarter ended March 31, 1992..........................................................    114 1/2   100
  Quarter ended June 30, 1992...........................................................    112       103 1/2
Fiscal Year Ended June 30, 1993
  Quarter ended September 30, 1992......................................................    112       104
  Quarter ended December 31, 1992.......................................................    116       108 1/4
  Quarter ended March 31, 1993..........................................................    114       105 1/2
  Quarter ended June 30, 1993...........................................................    113 1/2   107
Fiscal Year Ending June 30, 1994
  Quarter ended September 30, 1993......................................................    112        83 3/4
  Quarter ended December 31, 1993.......................................................     99        84
  Quarter ended March 31, 1994..........................................................     90        52

  Quarter ending June 30, 1994 (through April 29, 1994).................................     58        33

     On April 29, 1994, the closing sale price for each $100 principal amount of 1987 Debentures, 1990 Debentures and 1991 Debentures on the AMEX was $43, $44 and $44, respectively. As of such date, there were approximately 800, 800 and 1,600 holders of record of the 1987 Debentures, 1990 Debentures and 1991 Debentures, respectively.

     Depending on the amount of Debentures tendered pursuant to the Exchange Offer, there may no longer be a sufficient amount of such Debentures outstanding to meet the minimum listing requirements of the AMEX, in which event the listing on the AMEX of such Debentures is likely to be terminated. There can be no assurance that any trading market for the Debentures will exist after consummation of the Exchange Offer.

     Application will be made to list the New Securities on the AMEX. However, listing will depend upon the satisfaction of the AMEX listing requirements with respect to the New Securities.

COMMON STOCK

     The Company's Class A Common Stock is principally traded on the AMEX under the symbol 'OBS' and is also listed on the Philadelphia Stock Exchange.

     The following table sets forth, for each of the quarterly periods indicated, the high and low sale prices for the Class A Common Stock as reported on the AMEX.

                                                                                              HIGH       LOW
                                                                                              ----       ---
Fiscal Year Ended June 30, 1992
  Quarter ended September 30, 1991.........................................................    $6 1/4    $4 1/2
  Quarter ended December 31, 1991..........................................................     5 7/8     3 3/4
  Quarter ended March 31, 1992.............................................................     5 5/8     3 3/4
  Quarter ended June 30, 1992..............................................................     5 1/4     3 7/8
Fiscal Year Ended June 30, 1993
  Quarter ended September 30, 1992.........................................................     4 15/16   3 7/8
  Quarter ended December 31, 1992..........................................................     5 1/4     4 1/8
  Quarter ended March 31, 1993.............................................................     5 1/4     3 1/2
  Quarter ended June 30, 1993..............................................................     4 15/16   3 11/16
Fiscal Year Ending June 30, 1994
  Quarter ended September 30, 1993.........................................................     4 5/16    2
  Quarter ended December 31, 1993..........................................................     3 5/16    2
  Quarter ended March 31, 1994.............................................................     2 13/16     15/16
  Quarter ending June 30, 1994 (through April 29, 1994)....................................     1           7/16

     On April 29, 1994, the closing sale price of the Company's Class A Common Stock on the AMEX was $ 1/2 per share and there were 13,055,597 shares of Class A Common Stock outstanding.

     The approximate number of stockholders of record of the Class A Common Stock of the Company at April 29, 1994 was 1,454 not including beneficial owners whose shares are held by banks, brokers and other nominees. Frank L. O'Brien III, through his ownership of III Enterprises, Inc., is the owner of all of the outstanding voting shares of Class B Common Stock of the Company. In October 1993, III Enterprises filed for bankruptcy protection under Chapter 11 of the Federal Bankruptcy Code. See 'Risk Factors--Risk Factors For All Holders.'

     The Company presently intends to retain all earnings for the operation and expansion of its business and does not anticipate paying cash dividends on its common stock in the foreseeable future. Any future determination as to the payment of dividends on the common stock will depend upon future earnings, results of operations, capital requirements, the financial condition of the Company and any other factors the Board of Directors of the Company may consider.

     Some of the Company's commercial bank lines of credit restrict the payment of dividends. In addition, the 1987 Debentures, 1990 Debentures and 1991 Debentures impose limitations on the payment of dividends (which limitations will be deleted if the Proposed Amendments are adopted).

     The Company's project subsidiaries may declare and pay dividends to the Company only to the extent of surplus cash flow and subject to certain other restrictions.

                         DESCRIPTION OF NEW SECURITIES

DESCRIPTION OF PREFERRED STOCK

     The Company is authorized to issue 10,000,000 shares of Preferred Stock, $.01 par value, none of which is outstanding. The Board of Directors of the Company is authorized, without action by the stockholders, to issue Preferred Stock from time to time in one or more series and to fix, for each series, the number of shares, designation, dividend rights, liquidation preferences and any other rights and restrictions. The issuance of Preferred Stock could adversely affect the interest of the Holders of Common Stock.

     On April 28, 1994, the Board of Directors approved the issuance of 1,966,960 shares of Series A Cumulative Senior Preferred Stock of the Company to be issued pursuant to this Exchange Offer. The following is a summary of certain terms of the Series A Cumulative Senior Preferred Stock as contained in the form of Certificate of Designation Preferences and Rights of the Series A Cumulative Senior Preferred Stock and is qualified in its entirety by reference thereto.

     Dividends. Holders of Preferred Stock are entitled to cumulative semi-annual dividends at the annual rate of 12% of $25.00 per share (the 'Exchange Value'). Such dividends must be paid before the payment of any dividends on Common Stock. At the election of the Company, dividends on the

Preferred Stock declared prior to            , 1997, may be payable in cash, in
the Company's Class A Common Stock or any combination thereof. For the purpose of paying dividends in Class A Common Stock, the Class A Common Stock will be valued at the average closing price for the ten days before the Company announces the dividend.

     Liquidation Rights. On liquidation, holders of Preferred Stock will have a preference over the holders of Common Stock equal to the Exchange Value per share plus all accrued and unpaid dividends whether declared or undeclared.

     Ranking. The Preferred Stock will rank senior to any and all other series of preferred stock issued by the Company, but junior to all indebtedness of the Company.

     Voting Rights. The holders of Preferred Stock will be entitled to one vote per share and will vote as a single class with the Holders of the Company's Class A Common Stock.

     If at any time, dividends payable on the Preferred Stock are in arrears in an aggregate amount, equal to at least four full semi-annual dividends (which need not be consecutive):

          (i) the number of directors constituting the Board of Directors of the Company shall be increased by two and (ii) the holders of the Preferred Stock shall have the right to call a special meeting of holders of Preferred Stock, and at such meeting (or, if no such special meeting is called, at the next succeeding annual or special meeting of shareholders) the right, voting separately as a single voting group, to elect two directors of the Company to fill such newly created directorships. Such rights shall continue until there are no dividends in arrears on the Preferred Stock.

     Optional Redemption. Shares of Preferred Stock are subject to redemption at the Company's election, in whole or in part, at any time or from time to time (whether or not there is an arrearage in the payment of dividends) out of funds legally available for such redemption, at a redemption price equal to the Exchange Value per share plus accrued and unpaid dividends.

     Mandatory Redemption. The Company will be obligated to redeem 15% of the outstanding shares of Preferred Stock upon the later of (a) one year after consummation of the Exchange Offer; and (b) 45 days after the sale of all or part of the Company's Newark and/or Parlin Cogeneration projects and (c) 45 days after the Refinancing of the Company's Newark and/or Parlin Cogeneration projects (the 'Redemption Date'). Notice of redemption will be mailed by the
Company at least   days before the Redemption Date to the address of each holder of the Preferred Stock. The Preferred Stock shall be redeemed on a pro rata basis. IN NO EVENT WILL THE COMPANY BE OBLIGATED TO REDEEM PURSUANT TO THIS MANDATORY REDEMPTION SECTION PRIOR TO THE OCCURRENCE OF EACH OF THE EVENTS LISTED IN (A), (B) AND (C) ABOVE.

     The Company may reduce the amount to be redeemed by subtracting 100% of the face amount of any Preferred Stock which has been redeemed other than pursuant to this mandatory redemption obligation or
                                       82
otherwise acquired by the Company, through open market or privately negotiated purchases, optional redemption or otherwise, and surrendered for cancellation and not previously credited.

     For purposes of this Section, 'Refinancing' shall mean the incurrence of additional new indebtedness by the Company in exchange for the refinancing, replacement or substitution of existing indebtedness.

DESCRIPTION OF WARRANTS

     In connection with the issuance of the Series A Cumulative Senior Preferred Stock, the Company will issue 5,900,880 Warrants to purchase Class A Common Stock. Each Warrant will entitle the holder to purchase one share of Class A Common Stock for $2.50, subject to adjustment against dilution (as set forth in the Warrant Agreement) (the 'Exercise Price').

     Exercise. The Warrants will be exercisable at any time on or after the date of issuance.

     Expiration. The Warrants will expire three years after the date of issuance unless redeemed earlier.

     Redemption.  At any time on or after            , 1995, if the closing
price of the Class A Common Stock on its principal trading market is at least 150% of the then effective Exercise Price for at least thirty consecutive trading days ending within fifteen days prior to the Company's notice of redemption, the Company may redeem the Warrants, in whole or in part, at a price of $.50 per Warrant (subject to adjustment as set forth in the Warrant Agreement).

     Transferability. The Warrants will not be transferable separately from the Series A Cumulative Senior Preferred Stock.

     The Warrants are subject to the terms and conditions of a warrant agreement (the 'Warrant Agreement') between the Company and American Stock Transfer and Trust Company.

     For a description of certain anti-takeover provisions contained in the Company's Certificate of Incorporation and By-Laws, See 'Description of Capital Stock--Certain Anti-Takeover Effects.'

     For a description of the Class A Common Stock, see 'Description of Capital Stock--Class A Common Stock and Class B Common Stock.'

                           DESCRIPTION OF DEBENTURES

DESCRIPTION OF 1987 DEBENTURES

GENERAL

     The 7 3/4% Convertible Senior Subordinated Debentures due March 15, 2002

(the '1987 Debentures') were issued in fully registered form under an Indenture dated as of March 15, 1987 (the 'Indenture'), between the Company and United Jersey Bank, as Trustee (the 'Trustee'). The 1987 Debentures bear interest at the rate of 7 3/4% per annum, payable on March 15 and September 15 in each year to holders of record at the close of business on February 28 and August 31 next preceding the interest payment date. The 1987 Debentures will mature on March 15, 2002 and were issued in denominations of $1,000 and integral multiples thereof.

     The 1987 Debentures are general unsecured obligations of the Company and are convertible into Class A Common Stock of the Company, as described under 'Conversion' and are subordinate in right of payment to Senior Indebtedness of the Company, as described under 'Subordination.'

     The terms of the 1987 Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the 'Trust Indenture Act') as in effect on the date of the Indenture. The 1987 Debentures are subject to all such terms, and holders of the 1987 Debentures are referred to the Indenture and the Trust Indenture Act for a statement of them. The statements under this caption relating to the Indenture and the 1987 Debentures are summaries and do not purport to be complete. Such summaries make use of certain terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture.

CONVERSION

     The holder of any 1987 Debenture is entitled at any time up to and including March 15, 2002, subject to prior redemption, to convert the 1987 Debentures (or portions thereof which are $1,000 or integral multiples thereof) at the principal amount thereof, into shares of Class A Common Stock of the Company, at the conversion price of $4.75 per share, subject to adjustment as described below. No payment or adjustment will be made for interest accrued on a converted 1987 Debenture or dividends on any Class A Common Stock issued. However, if a 1987 Debenture is converted subsequent to any record date with respect to the payment of interest and on or prior to the date for the payment of such interest, the interest falling due on such date shall be paid to the record holder of the 1987 Debenture on such record date. The Company is not required to issue fractional shares of Class A Common Stock upon conversion of 1987 Debentures and, in lieu thereof, will pay a cash adjustment based upon the market price of the Class A Common Stock on the last trading day prior to the date of conversion. In the case of 1987 Debentures called for redemption, conversion rights will expire at the close of business five days prior to the redemption date.

     The conversion price is subject to adjustment as set forth in the Indenture in certain events, including: (i) the issuance of Class A Common Stock as a dividend or distribution on existing Class A Common Stock; (ii) subdivisions, combinations and/or reclassifications of Class A Common Stock; (iii) certain mergers, consolidations and sales of assets; (iv) the issuance for no consideration to all holders of Class A Common Stock of certain rights or warrants entitling them to subscribe for Class A Common Stock at less than the current market price (as defined); (v) the distribution for no consideration to all holders of Class A Common Stock of assets or debt securities of the Company or rights or warrants to purchase assets, debt securities or other securities of the Company (excluding cash dividends or distributions from retained earnings);
(vi) the issuance, in certain circumstances, of shares of Class A Common Stock for consideration less than the current market price; (vii) and the issuance, in certain circumstances, of securities convertible into or exchangeable or exercisable for shares of Class A Common Stock (other than pursuant to transactions described above) for a consideration per share of Class A Common Stock deliverable on such conversion, exchange or exercise that is less than the current market price of the Class A Common Stock on the date of issuance of such security. No adjustment in the conversion price is required until cumulative adjustments amount to at least one percent of the conversion price then in effect.

     The Company may at any time reduce the conversion price by any amount, provided, however, that such price reduction shall remain in effect for a minimum period of ten business days and that the conversion price is not less than the par value of a share of Class A Common Stock. If the Company consolidates with or merges into or transfers or leases all or substantially all of its assets to any person or entity, the 1987 Debentures will become convertible into the kind and amount of securities, cash or other assets which the holders of the 1987 Debentures would have owned immediately after the transaction if the holders had converted the 1987 Debentures immediately before the effective date of the transaction.

SUBORDINATION

     The payment of the principal of, premium, if any, and interest on the 1987 Debentures is subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed. Upon (i) the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise or (ii) any distribution of the assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, the holders of Senior Indebtedness will be entitled to receive payment in full before the Debentureholders are entitled to receive any payment, provided that the restriction contained in (i) above shall not prevent a sinking fund payment in respect of the 1987 Debentures made in 1987 Debentures acquired by the Company prior to the occurrence or notice of any such maturity. During the continuance of any default under any agreement governing Senior Indebtedness permitting acceleration of the maturity thereof (other than a default relating to payment of principal, premium, if any, or interest, which constitutes a situation governed by clause (i) above) no payment may be made on the 1987 Debentures for a period of 270 days after the earlier of the date the Company or the Trustee received notice of such default from a person entitled to give such notice, but payments may thereafter be resumed unless such payments are prohibited under clause (i) above or otherwise. No new 270-day period of suspension of payments relating to the same default on the same issue of Senior Indebtedness may be commenced within nine months after the first such notice relating thereto. If in any of the situations referred to above a payment is made to the Trustee or to holders of 1987 Debentures before all Senior Indebtedness has been paid in full or provision has been made for such payment, the payment to the Trustee or holders of 1987 Debentures must be paid over to the holders of Senior Indebtedness.


     'Senior Indebtedness' means: the principal of, premium, if any, and any accrued and unpaid interest on all Indebtedness of the Company outstanding at any time; provided that 'Senior Indebtedness' shall not include (i) any Indebtedness if the terms of the instrument creating or evidencing such Indebtedness provide that such Indebtedness is not senior or superior in right of payment to the 1987 Debentures or (ii) any Indebtedness of the Company to a Subsidiary for money borrowed or advanced from such Subsidiary.

     'Indebtedness' means: (a) any debt of the Company (i) for borrowed money,
(ii) evidenced by a note, debenture, or similar instrument (including capitalized lease and purchase money obligations) given in connection with the acquisition of any property or assets, including securities, or (iii) evidenced by performance bonds; (b) any debt of others described in the preceding clause
(a) which the Company has guaranteed or for which it is otherwise liable; and
(c) any amendment, renewal, extensions, restructuring, or refunding of any such debt.

     At December 31, 1993 the amount of Senior Indebtedness outstanding was approximately $40,370,000.

LIMITATION ON SENIOR SUBORDINATED INDEBTEDNESS

     The Company may not incur, directly or indirectly, any Indebtedness which, by its terms is both (i) subordinate or junior in right of payment to any Senior Indebtedness and (ii) senior or superior in right of payment to the 1987 Debentures. The amount of Senior Indebtedness the Company may incur is limited by the Funded Indebtedness restrictions applicable to the Company under the Indenture. (THE FUNDED INDEBTEDNESS RESTRICTIONS WILL BE REMOVED IF THE PROPOSED AMENDMENTS ARE ADOPTED.)

LIMITATION ON DIVIDENDS AND STOCK PURCHASES

     The Company may not declare or pay any dividend or make any distribution on its capital stock or to its stockholders other than dividends and distributions payable solely in shares of its capital stock, and the Company and its Subsidiaries may not purchase, redeem or otherwise acquire or retire for value any capital stock of the Company (such dividends, distributions, purchases, redemptions and other acquisitions and retirements being collectively referred to as 'Stock Payments'), unless (a) at the time of such Stock Payment no Event of Default under the Indenture has occurred and is continuing, and (b) after giving effect thereto the aggregate amount expended for all Stock Payments subsequent to December 31, 1986 does not exceed the sum of: (i) 25% of the Consolidated Net Income accrued on a cumulative basis subsequent to December 31, 1986 (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), (ii) the aggregate net proceeds received by the Company from the issue or sale subsequent to December 31, 1986 of its capital stock (including capital stock issued upon the conversion of Indebtedness) and (iii) $500,000; provided, however, that such provisions shall not prevent (A) the payment of any dividend within 60 days after the date of declaration thereof if the payment would have been permitted on the date of declaration or (B) the retirement of any shares of the Company's capital stock in exchange for, or out of the proceeds of the substantially concurrent sale of, other shares of its capital stock, or (C) the call for redemption of any convertible preferred stock of the Company under an agreement with a responsible underwriter designed to insure that all such stock is converted rather than redeemed.

     'Consolidated Net Income' for any period means the consolidated net income of the Company and its consolidated subsidiaries, determined in accordance with generally accepted accounting principles, excluding the following: (a) any net income of any person acquired by the Company or any of its consolidated subsidiaries in a pooling of interests transaction for any period prior to the date of such transaction; (b) the portion of net income allocable to any minority interests in any subsidiaries; and (c) the net income of any person in which the Company or any Subsidiary has a joint interest with a third party except to the extent actually paid or distributed to the Company.

     'Subsidiary' means a corporation, a majority of whose voting stock is owned by the Company or its other Subsidiaries and which has assets equal to at least 5% of the consolidated total assets of the Company and its Subsidiaries.

     THE RESTRICTIONS DESCRIBED IN THIS SECTION WILL BE REMOVED IF THE PROPOSED AMENDMENTS ARE ADOPTED.

LIMITATION ON FUNDED INDEBTEDNESS

     The Company may not, and may not permit any consolidated subsidiary to, incur or create any Funded Indebtedness if after giving effect to the incurrence or creation of such Funded Indebtedness, the total outstanding Funded Indebtedness of the Company on a consolidated basis would exceed 75% of the sum of Consolidated Stockholders' Equity and Funded Indebtedness.

     Notwithstanding the foregoing, the Company may amend, renew, extend or refund any Indebtedness outstanding from time to time in an amount not greater than the principal amount of such Indebtedness at the date of original incurrence or creation.

     'Funded Indebtedness' means (i) any Indebtedness, other than Indebtedness of a Subsidiary to the extent not guaranteed by the Company and other than Indebtedness the proceeds of which are used solely to redeem or repurchase 1987 Debentures, which is due and payable more than one year from the date of determination; (ii) any Indebtedness, other than Indebtedness of a Subsidiary to the extent not guaranteed by the Company and other than Indebtedness the proceeds of which are used solely to redeem or repurchase 1987 Debentures, regardless of its term, if such Indebtedness is renewable or extendable, at the sole option of the obligor of such Indebtedness pursuant to the terms thereof, to a date more than one year from the date of determination; and (iii) any Indebtedness, other than Indebtedness of a Subsidiary to the extent not guaranteed by the Company and other than Indebtedness the proceeds of which are used solely to redeem or repurchase 1987 Debentures, regardless of its term, which by its terms or by the terms of the agreement or instrument pursuant to which it is issued may be paid with the proceeds of other Indebtedness which may be incurred pursuant to the terms of such first mentioned

Indebtedness or of such agreement, which other Indebtedness is due and payable more than one year from the date of determination.

     THE RESTRICTIONS DESCRIBED IN THIS SECTION WILL BE REMOVED IF THE PROPOSED AMENDMENTS ARE ADOPTED.

MAINTENANCE OF CONSOLIDATED STOCKHOLDERS' EQUITY

     If the Company's Consolidated Stockholders' Equity at the end of each of any two consecutive fiscal quarters is less than $7,500,000 then on the last day of the fiscal quarter next following such second consecutive fiscal quarter (the 'Purchase Date') the Company is obligated to offer to purchase the lesser of 7.5% of the aggregate principal amount of 1987 Debentures or the then outstanding principal amount of 1987 Debentures. In any such event the purchase price shall be 100% of the principal amount plus accrued interest to the Purchase Date. The Company may credit against its obligations to offer to repurchase 1987 Debentures under this provision the principal amount of (i) 1987 Debentures acquired by the Company through exchange or otherwise and surrendered for cancellation and (ii) 1987 Debentures redeemed or called for redemption otherwise than through operation of the sinking fund (but only to the extent that such 1987 Debentures have not already been credited toward a sinking fund payment). Any offer to acquire 1987 Debentures must be mailed by the Trustee not less than 30 days nor more than 60 days prior to the Purchase Date to the holders of the 1987 Debentures to be redeemed at their last registered address. If an offer to acquire the 1987 Debentures is oversubscribed, the Company shall acquire 1987 Debentures pro rata.

     'Consolidated Stockholders' Equity' shall mean the amount shown as Total Stockholders' Equity on the then current Consolidated Balance Sheet of the Company, determined in accordance with generally accepted accounting principles.

     THE RESTRICTIONS DESCRIBED IN THIS SECTION WILL BE REMOVED IF THE PROPOSED AMENDMENTS ARE ADOPTED.

REDEMPTION

     Optional. The Company may redeem all or any portion of the 1987 Debentures at any time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date:

                                                                               PERCENTAGE OF
       IF REDEEMED DURING THE TWELVE-MONTH PERIOD BEGINNING MARCH 15,         PRINCIPAL AMOUNT
- ----------------------------------------------------------------------------  ----------------
1994........................................................................           101.722%
1995........................................................................           100.861
1996 and thereafter.........................................................           100.000

     Sinking Fund. The Company is obligated to redeem a principal amount of 1987 Debentures equal to 7.5% of the aggregate amount of 1987 Debentures originally issued, on each March 15 through March 15, 2001 at a redemption price of 100% of principal amount, plus accrued interest to the redemption date. The

Company may reduce the principal amount to be redeemed by subtracting 100% of the principal amount of any 1987 Debentures that have been converted into Class A Common Stock of the Company or that the Company has delivered to the Trustee for cancellation or has redeemed other than pursuant to the sinking fund.

     Notice. Notice of redemption must be mailed at least 30 days but not more than 60 days before the redemption date to the address of the holder of each 1987 Debenture to be redeemed. If less than all 1987 Debentures are to be redeemed, the Trustee shall select the 1987 Debentures to be redeemed in accordance with the rules of any securities exchange on which the 1987 Debentures are listed, or if they are not so listed, pro rata or by lot. 1987 Debentures in a denomination larger than $1,000 may be redeemed in part in $1,000 multiples. On and after the redemption date, interest ceases to accrue on 1987 Debentures or portions thereof, called for redemption.

TRANSFER AND EXCHANGE

     The 1987 Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Debentureholder may transfer or exchange 1987 Debentures in accordance with the Indenture. In connection therewith, the registrar may require a Debentureholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The registrar need not transfer or exchange any previously selected 1987 Debenture for redemption. In addition, the registrar need not transfer or exchange any 1987 Debentures for a period of 15 days before a selection of 1987 Debentures to be redeemed. A registered Debentureholder may be treated as the owner of its 1987 Debentures for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture or the 1987 Debentures may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the 1987 Debentures, and any past default or noncompliance with any provision may be waived with the consent of the holders of a majority in principal amount of the 1987 Debentures. However, without the consent of each Debentureholder affected, (a) the Company may not amend or supplement the Indenture or the 1987 Debentures to, among other things, reduce the rate or extend the time for payment of interest on the 1987 Debentures or reduce the principal or extend the maturity of any 1987 Debenture, make any change in the conversion or subordination provisions of the Indenture that is materially adverse to the Debentureholders, make any change in the sinking fund requirements or reduce the percentage of principal amount of 1987 Debentures required for a modification and (b) no default in the payment of principal of or interest on any 1987 Debentures may be waived. Without the consent of any Debentureholder, the Company may amend or supplement the Indenture or the 1987 Debentures to cure any ambiguity, defect or inconsistency or to provide for uncertificated 1987 Debentures in addition to or in place of certificated 1987 Debentures or to make any change that does not have a materially adverse effect on the rights of any Debentureholder.

MERGERS


     The Company may not consolidate with or merge with or into, or sell or transfer all or substantially all of the its assets to, another entity unless
(i) either the Company is the surviving person or the successor or transferee is a United States corporation, (ii) the successor entity assumes all the obligations of the Company under the 1987 Debentures and the Indenture, (iii) each of the total assets and stockholders' equity of the successor entity is not less than the total assets and stockholders' equity of the Company prior to such consolidation, merger or sale, (iv) after such transaction the Company could incur an additional one dollar ($1) of indebtedness and (v) after such transaction no Event of Default exists. Thereafter all such obligations of the Company shall terminate.

DEFAULTS AND REMEDIES

     An Event of Default occurs in the event of any one of the following: default for 30 days in payment of interest on the 1987 Debentures; default in the payment of principal on the 1987 Debentures; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture or the 1987 Debentures; the occurrence of any event of default under an instrument evidencing or securing other Indebtedness of the Company or any Subsidiary for borrowed money which event of default, either individually or in the aggregate, results in acceleration of such Indebtedness in any amount exceeding $1,000,000, which acceleration is not rescinded, annulled or stayed within 60 days after notice to the Company; rendering of final judgment against the Company in an amount in excess of $250,000, which judgment is not rescinded, annulled or stayed within a period of 60 days after such judgment becomes final and nonappealable; and certain events of bankruptcy, insolvency or reorganization. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the 1987 Debentures then outstanding, by notice in writing to the Company, may declare the principal amount of and all accrued interest on all 1987 Debentures to be due and payable immediately. Upon such declaration all such 1987 Debentures shall become due and payable immediately.

     THIS SECTION WILL BE MODIFIED IF THE PROPOSED AMENDMENTS ARE ADOPTED.

     The Indenture provides that the Trustee shall within 90 days after the occurrence of a default give to the Debentureholders notice of all uncured defaults known to it (the term 'default' to include the events specified above, without grace or notice) provided that the Trustee may withhold from Debentureholders notice of any continuing default (except a default in payment of principal or interest or a default in sinking fund payments) if it determines in good faith that withholding notice is in their interest. The Company is required to file periodic reports with the Trustee as to the absence of default.

SATISFACTION AND DISCHARGE OF INDENTURE

     The Company may terminate its obligations (with certain exceptions) under the 1987 Debentures and the Indenture if all 1987 Debentures previously authenticated and delivered (other than destroyed, lost or stolen 1987 Debentures which have been replaced or paid) have been delivered to the Trustee for cancellation or if (1) the 1987 Debentures mature within six months or all of them are to be called for redemption within six months under arrangements satisfactory to the Trustee for giving the notice of redemption and (2) the Company irrevocably deposits in trust with the Trustee money or United States Government obligations sufficient to pay the principal of and interest on the outstanding 1987 Debentures to maturity or redemption, as the case may be, and to pay all sums payable to the Trustee under the Indenture.

THE TRUSTEE

     United Jersey Bank is Trustee under the Indenture.

     The holders of a majority in principal amount of all outstanding 1987 Debentures have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee is required to use the degree of care of a prudent person in the conduct of his own affairs in the exercise of its power. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Debentureholders, unless they shall have offered to the Trustee security and indemnity satisfactory to it.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     See 'Certain Federal Income Tax Consequences.'

DESCRIPTION OF 1990 DEBENTURES

GENERAL

     The 11% Convertible Senior Subordinated Debentures due March 15, 2010 (the '1990 Debentures') were issued in fully registered form under an Indenture dated as of March 15, 1990 (the '1990 Indenture') between the Company and Fidelity Bank, National Association, as Trustee (the 'Trustee'). The 1990 Debentures bear interest at the rate of 11% per annum, payable on March 15 and September 15 in each year to holders of record at the close of business on February 28 and August 31 next preceding the interest payment date. The 1990 Debentures will mature on March 15, 2010 and were issued in denominations of $1,000 and integral multiples thereof.

     The 1990 Debentures are general unsecured obligations of the Company and are convertible into Class A Common Stock of the Company, as described under 'Conversion,' and are subordinate in right of payment to Senior Indebtedness of the Company, as described under 'Subordination.' The Company's 1987 Debentures impose restrictions on the Company which in certain circumstances are more restrictive than those contained in the 1990 Debentures offered hereby. See 'Description of 1987 Debentures.'

     The terms of the 1990 Debentures include those stated in the 1990 Indenture and those made part of the 1990 Indenture by reference to the Trust Indenture Act of 1939 (the 'Trust Indenture Act') as in effect on the date of the 1990 Indenture. The 1990 Debentures are subject to all such terms, and holders of the 1990 Debentures are referred to the 1990 Indenture and the Trust Indenture Act for a statement of them. The statements under this caption relating to the 1990 Indenture and the 1990 Debentures are summaries and do not purport to be complete. Such summaries make use of certain terms defined in the 1990 Indenture and are qualified in their entirety by express reference to the 1990 Indenture.

CONVERSION

     The holder of any 1990 Debentures is entitled at any time up to and including March 15, 2010, subject to prior redemption or repurchase, to convert the 1990 Debentures (or portions thereof which are $1,000 or integral multiples thereof) at the principal amount thereof, into shares of Class A Common Stock of the Company, at the conversion price of $5.55 per share, subject to adjustment as described below. No payment or adjustment will be made for interest accrued on a converted 1990 Debenture or dividends on any Class A Common Stock. However, if a 1990 Debenture is converted subsequent to any record date with respect to the payment of interest and on or prior to the date for the payment of such interest, the interest falling due on such date shall be paid to the record holder of the 1990 Debenture on such record date. The Company is not required to issue fractional shares of Class A Common Stock upon conversion of 1990 Debentures and, in lieu thereof, will pay a cash adjustment based upon the market price of the Class A Common Stock on the last trading day prior to the date of conversion. In the case of 1990 Debentures called for redemption, conversion rights will expire at the close of business 15 days prior to the redemption date.

     The conversion price is subject to adjustment as set forth in the Indenture in certain events, including the issuance of stock of the Company as a dividend or distribution on the Class A Common Stock; subdivisions, combinations and reclassifications of the Class A Common Stock; the issuance to all holders of Class A Common Stock of certain rights, options or warrants entitling them to subscribe for Class A Common Stock, or securities convertible into or exchangeable for Class A Common Stock or rights, options or warrants to subscribe for or purchase such convertible or exchangeable securities at a price per share (as defined in the Indenture) less than the current market price (as defined in the Indenture) and the distribution to all holders of Class A Common Stock of assets or debt securities of the Company or rights or warrants (other than as referred to above) to purchase assets or debt securities of the Company. The Company's Board of Directors shall make all determinations of the fair market value of all distributions and dividends. No adjustment in the conversion price is required unless such adjustment would require a change of at least 1% in the conversion price then in effect.

     Except as stated above, the conversion price will not be adjusted for the issuance of Common Stock, or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

     The Company may at any time reduce the conversion price by any amount, provided, however, that such price reduction shall remain in effect for a minimum period of ten Business Days or so long as required under applicable law and that the conversion price is not less than the par value of a share of Class

A Common Stock at the time such reduction is made. If the Company consolidates with or merges into or transfers all or substantially all of its assets to any person or entity, the 1990 Debentures will become convertible into the kind and amount of securities, cash or other assets which the holders of the 1990 Debentures would have owned immediately after the transaction if the holders had converted the 1990 Debentures immediately before the effective date of the transaction.

SUBORDINATION

     The payment of the principal of, premium, if any, and interest on the 1990 Debentures is subordinated in right of payment, in the manner and to the extent set forth in the 1990 Indenture, to the prior payment in full of all Senior Indebtedness as defined in the 1990 Indenture, whether outstanding on the date of the 1990 Indenture or thereafter created, incurred or assumed. Upon (i) the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise or (ii) any distribution of the assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, the holders of Senior Indebtedness will be entitled to receive payment in full before the Debentureholders are entitled to receive any payment. During the continuance of any default under any agreement governing Senior Indebtedness permitting acceleration of the maturity thereof (other than a default relating to payment of principal, premium, if any, or interest, which constitutes a situation governed by clause (i) above) no payment may be made on the 1990 Debentures for a period of 179 days after the earlier of the date the Company or the Trustee receives notice of such default from a person entitled to give such notice, but payments may thereafter be resumed unless such payments are prohibited under clause (i) above or otherwise. No new 179-day period of suspension of payments relating to the same default on the same issue of Senior Indebtedness may be commenced within nine months after the first such notice relating thereto. If in any of the situations referred to above a payment is made to the Trustee or to holders of 1990 Debentures before all Senior Indebtedness has been paid in full or provision has been made for such payment, the payment to the Trustee or holders of 1990 Debentures must be paid over to the holders of Senior Indebtedness.

     Subject to the payments in full of all Senior Indebtedness, the rights of the holders of the 1990 Debentures are subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amount owing on the 1990 Debentures are paid in full.

     'Senior Indebtedness' means the principal of, premium, if any, and any accrued and unpaid interest on all Indebtedness of the Company outstanding at any time; provided that 'Senior Indebtedness' shall not include (i) any Indebtedness if the terms of the instrument creating or evidencing such Indebtedness provide that such Indebtedness is not senior or superior in right of payment to the 1990 Debentures or (ii) any Indebtedness of the Company to a Subsidiary for money borrowed or advanced from such Subsidiary.

     'Indebtedness' means (a) any debt of the Company (i) for borrowed money,
(ii) evidenced by a note, debenture, or similar instrument (including capitalized lease and purchase money obligations) given in connection with the acquisition of any property or assets, including securities, or (iii) evidenced by performance bonds; (b) any debt of others described in the preceding clause
(a) which the Company has guaranteed or for which it is otherwise liable; and
(c) any amendment, renewal, extensions, restructuring, or refunding of any such debt.

     At December 31, 1993, the amount of Senior Indebtedness outstanding was approximately $40,370,000. The 1987 Debentures rank on the same level of Indebtedness as the 1990 Debentures.

LIMITATION ON SENIOR SUBORDINATED INDEBTEDNESS

     The Company may not incur, directly or indirectly, any Indebtedness which, by its terms is both (i) subordinate or junior in right of payment to any Senior Indebtedness and (ii) senior or superior in right of payment to the 1990 Debentures.

LIMITATION ON DIVIDENDS AND STOCK PURCHASES

     The Company may not declare or pay any dividend or make any distribution on its capital stock to its stockholders other than dividends and distributions payable solely in shares of its capital stock, and the Company and its Subsidiaries may not purchase, redeem or otherwise acquire or retire for value any capital stock of the Company (such dividends, distributions, purchases, redemptions and other acquisitions and retirements being collectively referred to as 'Stock Payments'), unless (a) at the time of such Stock Payment no Event of Default under the 1990 Indenture has occurred and is continuing, and (b) after giving effect thereto the aggregate amount expended for all Stock Payments subsequent to December 31, 1989 does not exceed the sum of: (i) 25% of the Consolidated Net Income accrued on a cumulative basis subsequent to December 31, 1989 (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), except that in the event the Company's Consolidated Stockholders' Equity is $60,000,000 or more such percentage shall be 50%, (ii) the aggregate net proceeds received by the Company from the issue or sale subsequent to December 31, 1989 of its capital stock; (iii) the aggregate net proceeds from the issuance of any Indebtedness of the Company (including the 1990 Debentures) which has been converted into Capital Stock of the Company subsequent to December 31, 1989 and (iv) $2,000,000; provided, however, that such provisions shall not prevent (A) the payment of any dividend within 60 days after the date of declaration thereof if the payment would have been permitted on the date of declaration or (B) the acquisition or retirement of any shares of the Company's capital stock in exchange for, or out of the proceeds of the substantially concurrent sale of, other shares of its capital stock or (C) the call for redemption of any convertible preferred stock or convertible debt of the Company under an agreement with a responsible underwriter designed to insure that all such stock or debt is converted rather than redeemed.

     The Company's 1987 Debentures further restrict the ability of the Company to declare or pay dividends or make other distributions or Stock Payments. See 'Description of 1987 Debentures.'

     'Consolidated Net Income' for any period means the consolidated net income of the Company and its consolidated subsidiaries, determined in accordance with generally accepted accounting principles, excluding the following: (a) any net income of any person acquired by the Company or any of its consolidated subsidiaries in a pooling of interests transaction for any period prior to the date of such transaction; (b) the portion of net income allocable to any minority interests in any subsidiaries; and (c) the net income of any person in which the Company or any Subsidiary has a joint interest with a third party except to the extent actually paid or distributed to the Company.

     'Subsidiary' means a corporation, a majority of whose voting stock is owned by the Company or its other Subsidiaries and which has assets equal to at least 5% of the consolidated total assets of the Company and its Subsidiaries.

     THE RESTRICTIONS DESCRIBED IN THIS SECTION WILL BE REMOVED IF THE PROPOSED AMENDMENTS ARE ADOPTED.

MAINTENANCE OF CONSOLIDATED STOCKHOLDERS' EQUITY

     If the Company's Consolidated Stockholders' Equity at the end of each of any two consecutive fiscal quarters is less than $10 million then on the last day of the fiscal quarter next following such second consecutive fiscal quarter (the 'Purchase Date') the Company is obligated to offer to purchase the lesser of 7.5% of the aggregate principal amount of 1990 Debentures or the then outstanding principal amount of 1990 Debentures. In any such event the purchase price shall be 100% of the principal amount plus accrued interest to the Purchase Date. The Company may credit against its obligations to offer to repurchase 1990 Debentures under this provision the principal amount of (i) 1990 Debentures, acquired by the Company through exchange or otherwise and surrendered for cancellation and (ii) 1990 Debentures repurchased or redeemed or called for redemption (but only to the extent that such 1990 Debentures have not already been used as a credit under the 1990 Indenture). Any offer to acquire 1990 Debentures will be mailed by the Trustee not less than 30 days nor more than 60 days prior to the Purchase Date to the holders of the 1990 Debentures to be redeemed at their last registered address. If an offer to acquire the 1990 Debentures is oversubscribed, the Company shall acquire 1990 Debentures pro rata.

     The Company's 1987 Debentures provide further restrictions relating to the maintenance of Consolidated Stockholders' Equity. See 'Description of 1987 Debentures.'

     If the option granted to holders to require the repurchase of the 1990 Debentures upon the failure of the Company to maintain a minimum Consolidated Stockholders' Equity is deemed to constitute a tender offer under then current interpretations of the Exchange Act and rules and regulations thereunder, the Company will comply with all applicable tender offer rules as then in effect, including Rules 13e-4 and 14e-1 under the Exchange Act, in connection with the repurchase of the 1990 Debentures.

     'Consolidated Stockholders' Equity' shall mean the amount shown as Total Stockholders' Equity on the then current Consolidated Balance Sheet of the Company, determined in accordance with generally accepted accounting principles.

     THE RESTRICTIONS DESCRIBED IN THIS SECTION WILL BE REMOVED IF THE PROPOSED

AMENDMENTS ARE ADOPTED.

REDEMPTION

     Optional. The Company may redeem all or any portion of the 1990 Debentures at any time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date:

                                                                               PERCENTAGE OF
       IF REDEEMED DURING THE TWELVE-MONTH PERIOD BEGINNING MARCH 15,         PRINCIPAL AMOUNT
- ----------------------------------------------------------------------------  ----------------
1994........................................................................             105.5%
1995........................................................................             104.4
1996........................................................................             103.3
1997........................................................................             102.2
1998........................................................................             101.1
1999 and thereafter.........................................................             100.0

     Sinking Fund. The Company is obligated to redeem a principal amount of 1990 Debentures equal to 5% of the aggregate amount of 1990 Debentures originally issued, on March 15, 2000 and on each March 15 thereafter through March 15, 2009 at a redemption price of 100% of principal amount, plus accrued interest to the redemption date. The Company may reduce the principal amount to be redeemed by subtracting 100% of the principal amount of any 1990 Debentures which have been redeemed other than pursuant to the sinking fund or converted into Class A Common Stock of the Company or otherwise acquired by the Company and surrendered for cancellation and not previously credited.

     Notice. Notice of redemption must be mailed at least 30 days but not more than 60 days before the redemption date to the address of the holder of each 1990 Debenture to be redeemed. If less than all 1990 Debentures are to be redeemed, the Trustee shall select the 1990 Debentures to be redeemed in accordance with the rules of any securities exchange on which the 1990 Debentures are listed, or if they are not so listed, pro rata or by lot or such other method as the Trustee shall deem fair and appropriate. 1990 Debentures in a denomination larger than $1,000 may be redeemed in part in $1,000 multiples. On and after the redemption date, interest ceases to accrue on 1990 Debentures or portions thereof, called for redemption.

REPURCHASE AT OPTION OF HOLDERS UPON CHANGE OF CONTROL

     If there occurs any Change of Control (as defined below) with respect to the Company, each holder of 1990 Debentures has the right, at the holder's option, to require the Company to repurchase all of such holder's 1990 Debentures, or a portion of the principal amount thereof that is an integral multiple of $1,000, on the date (the 'Repurchase Date') that is no earlier than 60 days and no later than 100 days after the occurrence of a Change of Control (as defined below) at a price equal to 100% of principal amount of the 1990

Debentures to be repurchased (the 'Repurchase Price'), together with accrued interest to the Repurchase Date. If the Repurchase Date is on or after an interest payment record date and on or before the related interest payment date, the interest payable with respect to the 1990 Debentures submitted for repurchase shall be paid on said interest payment date to the registered holder thereof on the related interest payment record date and no additional interest will be payable to holders who submit 1990 Debentures for repurchase.

     Within 30 days after the occurrence of a Change of Control, the Company is obligated to mail to all holders of record of the 1990 Debentures a notice (the 'Company Notice') of the occurrence of such Change of Control and of the repurchase right arising as a result thereof. The Company must deliver a copy of the Company Notice to the Trustee. To exercise the repurchase right, holders of 1990 Debentures must deliver on or before the tenth business day prior to the Repurchase Date irrevocable written notice to the Company (or an agent designated by the Company for such purpose) and the Trustee of the holder's exercise of such right, together with the 1990 Debentures with respect to which the right is being exercised, duly endorsed for transfer.

     A 'Change of Control' of the Company shall be deemed to have occurred at such time as any Person (including any syndicate or group deemed to be a person under Section 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of all or substantially all of the shares of the Company's Capital Stock; provided, however, that a Change of Control shall not be deemed to have occurred if substantially all of the consideration (excluding cash payments for fractional shares) to be paid for the Common Stock in the transaction or transactions constituting the Change of Control consists of shares of common stock (i) traded on a national securities exchange or through NASDAQ or another comparable quotation system and (ii) of which there would be at least 1,000,000 shares of common stock held by at least 300 beneficial owners. 'Beneficial owner' shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act, as in effect on the date of the execution of the 1990 Indenture.

     Since the events described in this Section could be expected to occur in connection with certain forms of takeover attempts, these provisions could deter hostile or friendly acquisitions of the Company where the person attempting the acquisition views itself as unable to finance the purchase of the principal amount of 1990 Debentures which may be tendered to the Company upon occurrence of a Change of Control.

     If the option granted to holders to require the repurchase of the 1990 Debentures upon the occurrence of a Change of Control is deemed to constitute a tender offer under then current interpretations of the Exchange Act and rules and regulations thereunder, the Company will comply with all applicable tender offer rules as then in effect, including Rules 13e-4 and 14e-1 under the Exchange Act, upon the occurrence of a Change of Control.

TRANSFER AND EXCHANGE

     The 1990 Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Debentureholder may transfer or exchange 1990 Debentures in accordance with the 1990 Indenture. In connection therewith, the registrar may require a Debentureholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the 1990 Indenture. The registrar need not transfer or exchange any previously selected 1990 Debenture for redemption. In addition, the registrar need not transfer or exchange any 1990 Debentures for a period of 15 days before a selection of 1990 Debentures to be redeemed. A registered Debentureholder may be treated as the owner of its 1990 Debenture for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the 1990 Indenture or the 1990 Debentures may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the 1990 Debentures, and any past default or noncompliance with any provision may be waived with the consent of the holders of a majority in principal amount of the 1990 Debentures. However, without the consent of each Debentureholder affected, the Company may not amend or supplement the 1990 Indenture or the 1990 Debentures to, among other things, reduce the rate or extend the time for payment of interest on the 1990 Debentures or reduce the principal or extend the maturity of any 1990 Debenture, or reduce the percentage of principal amount of 1990 Debentures required for a modification. Without the consent of any Debentureholder, the Company may amend or supplement the 1990 Indenture or the 1990 Debentures to cure any ambiguity, omission, defect or inconsistency or to provide for uncertificated 1990 Debentures in addition to or in place of certificated 1990 Debentures or to make any change that does not have a materially adverse effect on the rights of any Debentureholder.

MERGERS

     The Company may not consolidate with or merge with or into, or sell or transfer all or substantially all of its assets to another entity unless (i) either the Company is the surviving person or the successor or transferee is a United States corporation, (ii) the successor entity assumes all the obligations of the Company under the 1990 Debentures and the 1990 Indenture, (iii) the successor corporation has Consolidated Stockholders' Equity immediately after such transaction equal to or greater than the Consolidated Stockholders' Equity of the Company prior to such transaction and (iv) after such transaction no Default or Event or Event of Default exists. Thereafter all such obligations of the Company shall terminate.

DEFAULTS AND REMEDIES

     An Event of Default occurs in the event of any one of the following: default for 30 days in payment of interest on the 1990 Debentures; default in the payment of principal on the 1990 Debentures; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the 1990 Indenture or 1990 Debentures; the occurrence of any event of default under an instrument evidencing or securing other Indebtedness of the Company or any Subsidiary for borrowed money which event of default, either individually or in the aggregate, results in acceleration of such Indebtedness in any amount exceeding $2,000,000 which acceleration is not rescinded, annulled, refinanced, secured or stayed within 90 days after notice to the Company; rendering of final judgment against the Company in an amount in excess of $250,000, which judgment is not rescinded, annulled or stayed within a period of 60 days after such judgment becomes final and nonappealable; and certain events of bankruptcy, insolvency or reorganization. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the 1990 Debentures then outstanding, by notice in writing to the Company, may declare the principal amount of and all accrued interest on all 1990 Debentures to be due and payable immediately. Upon such declaration all such 1990 Debentures shall become due and payable immediately.

     THIS SECTION WILL BE MODIFIED IF THE PROPOSED AMENDMENTS ARE ADOPTED.

     The 1990 Indenture provides that Trustee shall within 90 days after the occurrence of a default give to the Debentureholders notice of all uncured defaults known to it (the term 'default' to include the events specified above, without grace or notice) provided that the Trustee may withhold from Debentureholders notice of any continuing default (except a default in payment of principal or interest or a default in sinking fund payments) if it determines in good faith that withholding notice is in their interest. The Company is required to file periodic reports with the Trustee as to the absence of default.

SATISFACTION AND DISCHARGE OF INDENTURE

     The Company may terminate its obligations (with certain exceptions) under the 1990 Debentures and the 1990 Indenture if all 1990 Debentures previously authenticated and delivered (other than destroyed, lost or stolen 1990 Debentures which have been replaced or paid) have been delivered to the Trustee for cancellation or if (1) the 1990 Debentures mature within six months or all of them are to be called for redemption within six months under arrangements satisfactory to the Trustee for giving the notice of redemption and (2) the Company irrevocably deposits in trust with the Trustee money or United States Government obligations sufficient to pay the principal of and interest on the outstanding 1990 Debentures to maturity or redemption, as the case may be, and to pay all sums payable to the Trustee under the 1990 Indenture.

THE TRUSTEE

     First Fidelity Bank, National Association is Trustee under the 1990 Indenture.

     The holders of a majority in principal amount of all outstanding 1990 Debentures have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The 1990 Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee is required to use the degree of care of a prudent person in the conduct of his own affairs in the exercise of its power. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the 1990 Indenture at the request of any of the Debentureholders, unless they shall have offered to the Trustee security and indemnity satisfactory to it.


CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     See 'Certain Federal Income Tax Consequences.'

DESCRIPTION OF 1991 DEBENTURES

GENERAL

     The 11% Convertible Senior Subordinated Debentures due March 15, 2011 (the '1991 Debentures') were issued in fully registered form under an Indenture dated as of March 15, 1991 (the '1991 Indenture'), between the Company and United Jersey Bank, as Trustee. Meridian Bancorp is currently the Trustee under the 1991 Indenture (the 'Trustee'). The 1991 Debentures bear interest at the rate of 11% per annum, payable on March 15, and September 15 in each year to holders of record at the close of business on February 28 and August 31 next preceding the interest payment date commencing September 15, 1991. The 1991 Debentures will mature on March 15, 2011 and were issued in denominations of $1,000 and integral multiples thereof.

     The 1991 Debentures are general unsecured obligations of the Company. The 1991 Debentures are convertible into Class A Common Stock of the Company, as described under 'Conversion,' and are subordinate in right of payment to Senior Indebtedness of the Company, as described under 'Subordination.' The Company's 1987 Debentures (as hereinafter defined) and the 1990 Debentures (as hereinafter defined) impose restrictions on the Company which in certain circumstances are more restrictive than those contained in the 1991 Debentures and the related 1991 Indenture.

     The terms of the 1991 Debentures include those stated in the 1991 Indenture and those made part of the 1991 Indenture by reference to the Trust Indenture Act of 1939, as amended (the 'Trust Indenture Act'), as in effect on the date of the 1991 Indenture. The 1991 Debentures are subject to all such terms, and holders of the 1991 Debentures are referred to the 1991 Indenture and the Trust Indenture Act for a statement of them. The statements under this caption relating to the 1991 Indenture and the 1991 Debentures are summaries and do not purport to be complete. Such summaries make use of certain terms defined in the 1991 Indenture and are qualified in their entirety by express reference to the 1991 Indenture. Wherever particular sections or defined terms of the 1991 Indenture are referred to or used herein, such sections or defined terms shall be incorporated herein by reference as part of the statements made.

CONVERSION

     The holder of any 1991 Debenture is entitled at any time up to and including March 15, 2011, subject to prior redemption or repurchase, to convert the 1991 Debentures (or portions thereof which are $1,000 or integral multiples thereof) at the principal amount thereof, into shares of Class A Common Stock of the Company, at the conversion price of $5.46 per share (the 'Conversion Price'), subject to adjustment as described below. No payment or adjustment will be made for interest accrued on a converted 1991 Debenture or dividends on any Class A Common Stock issued. However, if a 1991 Debenture is converted subsequent to any record date with respect to the payment of interest and on or prior to the date for the payment of such interest, the interest falling due on such date shall be paid to the record holder of the 1991 Debenture on such record date. The Company is not required to issue fractional shares of Class A Common Stock upon conversion of 1991 Debentures and, in lieu thereof, will pay a cash adjustment based upon the market price of the Class A Common Stock on the last trading day prior to the date of conversion. In the case of 1991 Debentures called for redemption, conversion rights will expire at the close of business 15 days prior to the redemption date.

     The conversion price is subject to adjustment as set forth in the 1991 Indenture in certain events, including the issuance of stock of the Company as a dividend or distribution on the Class A Common Stock; subdivisions, combinations and reclassifications of the Class A Common Stock; the issuance to all holders of Class A Common Stock of certain rights, options or warrants entitling them to subscribe for Class A Common Stock, or securities convertible into or exchangeable for Class A Common Stock or rights, options or warrants to subscribe for or purchase such convertible or exchangeable securities at a price per share (as defined in the 1991 Indenture) less than the current market price (as defined in the 1991 Indenture) and the distribution to all holders of Class A Common Stock of assets or debt securities of the Company or rights or warrants (other than as referred to above) to purchase assets or debt securities of the Company. The Company's Board of Directors shall make all determinations of the fair market value of all distributions and dividends. No adjustment in the conversion price is required unless such adjustment would require a change of at least 1% in the conversion price then in effect.

     Except as stated above, the conversion price will not be adjusted for the issuance of Common Stock, or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

     The Company may at any time reduce the conversion price by any amount, provided, however, that such price reduction shall remain in effect for a minimum period of ten business days or so long as required under applicable law and that the conversion price is not less than the par value of a share of Class A Common Stock at the time such reduction is made. If the Company consolidates with or merges into or transfers all or substantially all of its assets to any person or entity, the 1991 Debentures will become convertible into the kind and amount of securities, cash or other assets which the holders of the 1991 Debentures would have owned immediately after the transaction if the holders had converted the 1991 Debentures immediately before the effective date of the transaction.

SUBORDINATION

     The payment of the principal of, premium, if any, and interest on the 1991 Debentures is subordinated in right of payment, in the manner and to the extent set forth in the 1991 Indenture, to the prior payment in full of all Senior Indebtedness as defined in the 1991 Indenture, whether outstanding on the date of the 1991 Indenture or thereafter created, incurred or assumed. Upon (i) the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise or (ii) any distribution of the assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, the holders of Senior

Indebtedness will be entitled to receive payment in full before the 1991 Debentureholders are entitled to receive any payment. During the continuance of any default under any agreement governing Senior Indebtedness permitting acceleration of the maturity thereof

(other than a default relating to payment of principal, premium, if any, or interest, which constitutes a situation governed by clause (i) above) no payment made be made on the 1991 Debentures for a period of 179 days after the earlier of the date the Company or the Trustee receives notice of such default from a person entitled to give such notice, but payments may thereafter be resumed unless such payments are prohibited under clause (i) above or otherwise. No new 179-day period of suspension of payments relating to the same default on the same issue of Senior Indebtedness may be commenced within nine months after the first such notice relating thereto. If in any of the situations referred to above a payment is made to the Trustee or to holders of 1991 Debentures before all Senior Indebtedness has been paid in full or provision has been made for such payment, the payment to the Trustee or holders of 1991 Debentures must be paid over to the holders of Senior Indebtedness.

     Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the 1991 Debentures are subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the 1991 Debentures are paid in full.

     'Senior Indebtedness' means the principal of, premium, if any, and any accrued and unpaid interest on all Indebtedness of the Company outstanding at any time; provided that 'Senior Indebtedness' shall not include (i) any Indebtedness if the terms of the instrument creating or evidencing such Indebtedness provide that such Indebtedness is not senior or superior in right of payment to the 1991 Debentures or (ii) any Indebtedness of the Company to a Subsidiary for money borrowed or advanced from such Subsidiary.

     'Indebtedness' means: (a) any debt of the company (i) for borrowed money,
(ii) evidenced by a note, debenture, or similar instrument (including capitalized lease and purchase money obligations) given in connection with the acquisition of any property or assets, including securities, or (iii) evidenced by performance bonds; (b) any debt of others described in the preceding clause
(a) which the Company has guaranteed or for which it is otherwise liable; and
(c) any amendment, renewal, extensions, restructuring, or refunding of any such debt.

     At December 31, 1993, the amount of Senior Indebtedness outstanding was approximately $40,370,000. The 1987 Debentures and 1990 Debentures rank pari passu with the 1991 Debentures.

LIMITATION ON SENIOR SUBORDINATED INDEBTEDNESS

     The Company may not incur, directly or indirectly, any Indebtedness which, by its terms is both (i) subordinate or junior in right of payment to any Senior Indebtedness and (ii) senior or superior in right of payment to the 1991 Debentures. The amount of Senior Indebtedness the Company presently may incur is limited by the Funded Indebtedness restrictions applicable to the Company under the 1987 Indenture. (The Funded Indebtedness restrictions under the 1987

Indenture will be removed if the Proposed Amendments are adopted.)

LIMITATION ON DIVIDENDS AND STOCK PURCHASES

     The Company may not declare or pay any dividend or make any distribution on its capital stock or to its stockholders other than dividends and distributions payable solely in shares of its capital stock, and the Company and its Subsidiaries may not purchase, redeem or otherwise acquire or retire for value any capital stock of the Company (such dividends, distributions, purchases, redemptions and other acquisitions and retirements being collectively referred to as 'Stock Payments'), unless (a) at the time of such Stock Payment no Event of Default under the 1991 Indenture has occurred and is continuing, and (b) after giving effect thereto the aggregate amount expended for all Stock Payments subsequent to December 31, 1990 does not exceed the sum of: (i) 25% of the Consolidated Net Income accrued on a cumulative basis subsequent to December 31, 1990 (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), except that in the event the Company's Consolidated Stockholders' Equity is $60,000,000 or more such percentages shall be 50%; (ii) the aggregate net proceeds received by the Company from the issue or sale subsequent to December 31, 1990 of its capital stock (including capital stock issued upon the conversion of Indebtedness); (iii) the aggregate net proceeds from the issuance or sale of any indebtedness of the Company which has been converted into Capital Stock of the Company subsequent to December 31, 1990 and (iv) $2,000,000; provided, that in all events and without regard to the foregoing the Company may make Stock Payments subsequent to December 31, 1990 which in the aggregate do not exceed $2,000,000. Notwithstanding the foregoing the Company may (a) pay any dividend within 60 days after the date of declaration thereof if the payment would have been permitted on the date of declaration or (b) acquire or retire any shares of the Company's capital stock in exchange for, or out of the proceeds of the substantially concurrent sale of, other shares of its capital stock or (c) call for redemption any convertible preferred stock or convertible debt of the Company under an agreement with a responsible underwriter designed to insure that all such stock or debt is converted rather than redeemed.

     The Company's 1987 Debentures and 1990 Debentures further restrict the ability of the Company to declare or pay dividends or make other distributions or stock purchases. See 'Description of 1987 Debentures' and 'Description of 1990 Debentures.'

     'Consolidated Net Income' for any period means the consolidated net income of the Company and its consolidated subsidiaries, determined in accordance with generally accepted accounting principles, excluding the following: (a) any net income of any person acquired by the Company or any of its consolidated subsidiaries in a pooling of interests transaction for any period prior to the date of such transaction; (b) the portion of net income allocable to any minority interests in any subsidiaries; and (c) the net income of any person in which the Company or any Subsidiary has a joint interest with a third party except to the extent actually paid or distributed to the Company.

     'Subsidiary' means a corporation, a majority of whose voting stock is owned by the Company or its other Subsidiaries and which has assets equal to at least

5% of the consolidated total assets of the Company and its Subsidiaries.

     THE RESTRICTIONS DESCRIBED IN THIS SECTION WILL BE REMOVED IF THE PROPOSED AMENDMENTS ARE ADOPTED.

MAINTENANCE OF CONSOLIDATED STOCKHOLDERS' EQUITY

     If the Company's Consolidated Stockholders' Equity at the end of each of any two consecutive fiscal quarters is less than $10,000,000 then on the last day of the fiscal quarter next following such second consecutive fiscal quarter (the 'Purchase Date') the Company is obligated to offer to purchase the lesser of 7.5% of the aggregate principal amount of 1991 Debentures or the then outstanding principal amount of 1991 Debentures. In any such event the purchase price shall be 100% of the principal amount plus accrued interest to the Purchase Date. The Company may credit against its obligations to offer to repurchase 1991 Debentures under this provision the principal amount of (i) 1991 Debentures acquired by the Company through exchange or otherwise and surrendered for cancellation and (ii) 1991 Debentures repurchased or redeemed or called for redemption (but only to the extent that such 1991 Debentures have not already been used as a credit under the 1991 Indenture). Any offer to acquire 1991 Debentures will be mailed by the Trustee not less than 30 days nor more than 60 days prior to the Purchase Date to the holders of the 1991 Debentures to be redeemed at their last registered address. If an offer to acquire the 1991 Debentures is oversubscribed, the Company shall acquire 1991 Debentures pro rata.

     If the option granted to holders to require the repurchase of the 1991 Debentures upon the failure of the Company to maintain a minimum Consolidated Stockholders' Equity is deemed to constitute a tender offer under then current interpretations of the Exchange Act and rules and regulations thereunder, the Company will comply with all applicable tender offer rules as then in effect, including Rules 13e-4 and 14e-1 under the Exchange Act, in connection with the repurchase of the 1991 Debentures.

     'Consolidated Stockholders' Equity' shall mean the amount shown as Total Stockholders' Equity on the then current Consolidated Balance Sheet of the Company, determined in accordance with generally accepted accounting principles.

     For a discussion of certain Senior Indebtedness which may limit the effect of this provision, see 'Description of 1991 Debentures--Subordination.'

     THE RESTRICTIONS DESCRIBED IN THIS SECTION WILL BE REMOVED IF THE PROPOSED AMENDMENTS ARE ADOPTED.

REDEMPTION

     Optional. The Company may redeem all or any portion of the 1991 Debentures at any time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date:


                                                                                PERCENTAGE OF
       IF REDEEMED DURING THE TWELVE-MONTH PERIOD BEGINNING MARCH 15,         PRINCIPAL AMOUNT
- ----------------------------------------------------------------------------  -----------------
1994........................................................................              106.6%
1995........................................................................              105.5%
1996........................................................................              104.4%
1997........................................................................              103.3%
1998........................................................................              102.2%
1999........................................................................              101.1%
2000 and thereafter.........................................................              100.0%

     Sinking Fund. The Company is obligated to redeem a principal amount of 1991 Debentures equal to 5% of the aggregate amount of 1991 Debentures originally issued, on March 15, 2001 and on each March 15 thereafter through March 15, 2010 at a redemption price of 100% of principal amount, plus accrued interest to the redemption date. The Company may reduce the principal amount to be redeemed by subtracting 100% of the principal amount of any 1991 Debentures which have been redeemed other than pursuant to the sinking fund or converted into Class A Common Stock of the Company or otherwise acquired by the Company and surrendered for cancellation and not previously credited.

     Notice. Notice of redemption must be mailed at least 30 days but not more than 60 days before the redemption date to the address of the holder of each 1991 Debentures to be redeemed. If less than all 1991 Debentures are to be redeemed, the Trustee shall select the 1991 Debentures to be redeemed in accordance with the rules of any securities exchange on which the 1991 Debentures are listed, or if they are not so listed, pro rata or by lot or such other method as the Trustee shall deem fair and appropriate. 1991 Debentures in a denomination larger than $1,000 may be redeemed in part in $1,000 multiples. On and after the redemption date, interest ceases to accrue on 1991 Debentures or portions thereof, called for redemption.

REPURCHASE AT OPTION OF HOLDERS UPON CHANGE OF CONTROL

     If there occurs any Change of Control (as defined below) with respect to the Company, each holder of 1991 Debentures has the right, at the holder's option, to require the Company to repurchase all of such holder's 1991 Debentures, or a portion of the principal amount thereof that is an integral multiple of $1,000, on the date (the 'Repurchase Date') that is no earlier than 60 days and no later than 100 days after the occurrence of a Change of Control (as defined below) at a price equal to 100% of principal amount of the 1991 Debentures to be repurchased (the 'Repurchase Price'), together with accrued interest to the Repurchase Date. If the Repurchase Date is on or after an interest payment record date and on or before the related interest payment date, the interest payable with respect to the 1991 Debentures submitted for repurchase shall be paid on said interest payment date to the registered holder thereof on the related interest payment record date and no additional interest will be payable to holders who submit 1991 Debentures for repurchase.

     Within 30 days after the occurrence of a Change of Control, the Company is obligated to mail to all holders of record of the 1991 Debentures a notice (the

'Company Notice') of the occurrence of such Change of Control and of the repurchase right arising as a result thereof. The Company must deliver a copy of the Company Notice to the Trustee. To exercise the repurchase right, holders of 1991 Debentures must deliver on or before the tenth business day prior to the Repurchase Date irrevocable written notice to the Company (or an agent designated by the Company for such purpose) and the Trustee of the holder's exercise of such right, together with the 1991 Debentures with respect to which the right is being exercised, duly endorsed for transfer.

     A 'Change of Control' of the Company shall be deemed to have occurred at such time as any Person (including any syndicate or group deemed to be a person under Section 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of 95% of the shares of the Company's Capital Stock; provided, however, that a Change of Control shall not be deemed to have occurred if substantially all of the consideration (excluding cash payments for fractional shares) to be paid for the Capital Stock in the transaction or transactions constituting the Change of Control consists of shares of comon stock (i) traded on a national securities exchange or through NASDAQ or another comparable quotation system and (ii) of which there would be at least 1,000,000 shares of common stock held by at least 300 beneficial owners. 'Beneficial owner' shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act, as in effect on the date of the execution of the 1990 Indenture. Under the present capital structure of the Company, 'Capital Stock' of the Company includes both Class A Common Stock and Class B Common Stock. Accordingly, the right of the holders of 1991 Debentures to require the Company to repurchase the 1991 Debentures may be limited and will not be available where a person acquires a simple majority of the voting control of the Company.

     Since the events described in this Section could be expected to occur in connection with certain form of takeover attempts, these provisions could deter hostile or friendly acquisitions of the Company where the person attempting the acquisition views itself as unable to finance the purchase of the principal amount of 1991 Debentures which may be tendered to the Company upon occurrence of a Change of Control.

     If the option granted to holders to require the repurchase of the 1991 Debentures upon the occurrence of a Change of Control is deemed to constitute a tender offer under then current interpretations of the Exchange Act and rules and regulations thereunder, the Company will comply with all applicable tender offer rules as then in effect, including Rules 13e-4 and 14e-1 under the Exchange Act, upon the occurrence of a Change of Control.

     While this provision relating to the repurchase of the 1991 Debentures at the option of the holders upon a Change of Control of the Company affords some protection to holders in the event of a highly leveraged transaction, there are no other provisions set forth in the 1991 Indenture designed for such event risk protection.

     For a discussion of certain Senior Indebtedness which may limit the effect of this provision, see 'Description of 1991 Debentures--Subordination.'


TRANSFER AND EXCHANGE

     The 1991 Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A 1991 Debentureholder may transfer or exchange 1991 Debentures in accordance with the 1991 Indenture. In connection therewith, the registrar may require a 1991 Debentureholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the 1991 Indenture. The registrar need not transfer or exchange any 1991 Debenture previously selected for redemption. In addition, the registrar need not transfer or exchange any 1991 Debentures for a period of 15 days before a selection of 1991 Debentures to be redeemed. A registered 1991 Debentureholder may be treated as the owner of its 1991 Debenture for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the 1991 Indenture or the 1991 Debentures may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the 1991 Debentures, and any past default or noncompliance with any provision may be waived with the consent of the holders of a majority in principal amount of the 1991 Debentures. However, without the consent of each 1991 Debentureholder affected, the Company may not amend or supplement the 1991 Indenture or the 1991 Debentures to, among other things, reduce the rate or extend the time for payment of interest on the 1991 Debentures or reduce the principal or extend the maturity of any 1991 Debenture, or reduce the percentage of principal amount of 1991 Debentures required for a modification. Without the consent of any 1991 Debentureholder, the Company may amend or supplement the 1991 Indenture or the 1991 Debentures to cure any ambiguity, defect or inconsistency or to provide for uncertificated 1991 Debentures in addition to or in place of certificated 1991 Debentures or to make any change that does not have a materially adverse effect on the rights of any 1991 Debentureholder.

MERGERS

     The Company may not consolidate with or merge with or into, or sell or transfer all or substantially all of its assets to another entity unless (i) either the Company is the surviving person or the successor or transferee is a United States corporation, (ii) the successor entity assumes all the obligations of the Company under the 1991 Debentures and the 1991 Indenture, and (iii) the successor corporation has Consolidated Stockholders' Equity immediately after such transaction equal to or greater than the Consolidated Stockholders' Equity of the Company prior to such transaction and (iv) after such transaction no Default or Event of Default exists. Thereafter all such obligations of the Company shall terminate.

DEFAULTS AND REMEDIES

     An Event of Default occurs in the event of any one of the following: default for 30 days in payment of interest on the 1991 Debentures; default in the payment of principal on the 1991 Debentures; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the 1991 Indenture or 1991 Debentures; the occurrence of any event of default under an instrument evidencing or securing other Indebtedness of the Company or any Subsidiary for borrowed money which event of default, either individually or in the aggregate, result in acceleration of the maturity of at least an aggregate of $2,000,000 in Indebtedness, which acceleration is not rescinded, annulled, refinanced, secured or stayed within 90 days after notice to the Company; rendering of final judgment against the Company in an amount in excess of $250,000, excluding any amount covered by insurance, which judgment is not rescinded, annulled, stayed or discharged within a period of 60 days after such judgment becomes final and nonappealable; and certain events of bankruptcy, insolvency or reorganization. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the 1991 Debentures then outstanding, by notice in writing to the Company, may declare the principal amount of and all accrued interest on all 1991 Debentures to be due and payable immediately. Upon such declaration all such 1991 Debentures shall become due and payable immediately.

     THIS SECTION WILL BE MODIFIED IF THE PROPOSED AMENDMENTS ARE ADOPTED.

     The 1991 Indenture provides that the Trustee shall within 90 days after the occurrence of a default give to the 1991 Debentureholders notice of all uncured defaults known to it (the term 'default' to include the events specified above, without grace or notice) provided that the Trustee may withhold from 1991 Debentureholders notice of any continuing default (except a default in payment of principal or interest of a default in sinking fund payments) if it determines in good faith that withholding notice is in their interest. The Company is required to file periodic reports with the Trustee as to the absence of default.

SATISFACTION AND DISCHARGE OF 1991 INDENTURE

     The Company may terminate its obligations (with certain exceptions) under the 1991 Debentures and the 1991 Indenture if all 1991 Debentures previously authenticated and delivered (other than destroyed, lost or stolen 1991 Debentures which have been replaced or paid) have been delivered to the Trustee for cancellation or if (1) the 1991 Debentures mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption and (2) the Company irrevocably deposits in trust with the Trustee money or United States Government obligations sufficient to pay the principal of and interest on the outstanding 1991 Debentures to maturity or redemption, as the case may be, and to pay all sums payable to the Trustee under the 1991 Indenture.

THE TRUSTEE

     Meridian Trust Company is Trustee under the 1991 Indenture.

     The holders of a majority in principal amount of all outstanding 1991 Debentures have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The 1991 Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee is required to use the degree of care of a prudent person in the conduct of his own affairs in the exercise of its power. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the 1991 Indenture at the request of any of the 1991
Debentureholders, unless they shall have offered to the Trustee security and indemnity satisfactory to it.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     See 'Certain Federal Income Tax Consequences.'

                          DESCRIPTION OF CAPITAL STOCK

CLASS A COMMON STOCK AND CLASS B COMMON STOCK

     The authorized common stock of the Company consists of 40,000,000 shares of Class A Common Stock, par value $.01 per share and 10,000,000 shares of Class B Common Stock, par value $.01 per share. All shares of common stock currently outstanding are fully paid and non-assessable, not subject to redemption and without preemptive or other rights to subscribe for or purchase any proportionate part of any new or additional issues of stock of any class or of securities convertible into stock of any class.

     Voting. Holders of Class A Common Stock are entitled to one vote per share. Holders of Class B Common Stock are entitled to 10 votes per share. All action submitted to a vote of stockholders are voted on by holders of Class A and Class B Common Stock voting together as a single class, except for the election of directors and as otherwise set forth below. With respect to the election of directors, holders of the Class A Common Stock vote as a separate class and are entitled to elect 25% of the total number of directors constituting the entire Board of Directors and, if such 25% is not a whole number, then the holders of the Class A Common Stock are entitled to elect the nearest higher whole number of directors that is at least 25% of the total number of directors, so long as the number of outstanding shares of Class A Common Stock is at least 10% of the total number of outstanding shares of both classes of common stock. Holders of the Class B Common Stock, voting as a separate class, are entitled to elect the remaining directors.

     If, however, on the record date for any stockholder meeting at which directors are to be elected the number of outstanding shares of the Class A Common Stock is less than 10% of the total number of outstanding shares of both classes of common stock, the holders of the Class A and Class B Common Stock would vote together as a single class with respect to the election of all directors and the holders of the Class A Common Stock would not have the right to elect 25% of the number of the directors, but would have one vote per share for all directors, and the holders of the Class B Common Stock would have 10 votes per share for all directors.

     If, on the record date for any stockholder meeting at which directors are to be elected, the number of outstanding shares of the Class B Common Stock is less than 12 1/2% of the total number of outstanding shares of both classes of common stock, the holders of the Class A Common Stock, voting as a separate class, would continue to elect a number of directors equal to 25% of the number of directors constituting the entire Board of Directors and, in addition, would vote together with the holders of the Class B Common Stock to elect the remaining directors to be elected at such meeting with the holders of the Class A Common Stock entitled to one vote per share and the holders of the Class B Common Stock entitled to 10 votes per share.

     In addition, the affirmative vote or consent of the holders of at least
66 2/3% of the outstanding shares of Class B Common Stock, voting separately as a class is required for the authorization or issuance of any additional shares of Class B Common Stock and for any amendment to the Company's Certificate of Incorporation which would affect adversely the powers, privileges or rights of the holders of the Class B Common Stock. The Company's Certificate of Incorporation does not provide for cumulative voting.

     Conversion. The Class A Common Stock has no conversion rights. The Class B Common Stock is convertible into Class A Common Stock in whole or in part at any time and from time to time on the basis of one share of Class A Common Stock for each share of Class B Common Stock.

     Dividends. Holders of Class A and Class B Common Stock are entitled to receive dividends equally on a per share basis if and when such dividends are declared by the Board of Directors of the Company from funds legally available therefor. No dividend may be declared or paid in cash or property on shares of either Class A or Class B Common Stock unless the same dividend is paid simultaneously on each share of the other class of common stock. In the case of any stock dividend, holders of Class A Common Stock are entitled to receive the same percentage dividend (payable in shares of Class A Common Stock) as the holders of Class B Common Stock receive (payable in shares of Class B Common Stock). Some of the Company's commercial bank lines of credit restrict the payment of dividends. In addition, the 1987 Debentures, 1990 Debentures and 1991 Debentures impose limitations on the payment of dividends. The Company's project subsidiaries may declare and pay dividends to the Company only to the extent of surplus cash flow and subject to certain other restrictions.

     Liquidation. Holders of Class A and Class B Common Stock share with each other on a ratable Debentures basis as a single class in the net assets of the Company available for distribution in respect of Class A Common Stock and Class B Common Stock in the event of liquidation.

     Other Terms. Neither the Class A nor the Class B Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class of shares if subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

     In any merger, consolidation or business combination the consideration to be received per share by holders of either Class A or Class B Common Stock must be identical to that received by holders of the other class of common stock, except that in any such transaction in which shares of capital stock are distributed, such shares may differ as to voting rights only to the extent that voting rights now differ between Class A and Class B Common Stock.


     Disparate Voting Rights and Control by Frank L. O'Brien III. Principally all shares of Class B Common Stock are held indirectly by Frank L. O'Brien III. After giving effect to the shares of common stock offered hereby, Mr. O'Brien controls approximately 22.5% of the Company's common equity (17% assuming the exercise of all of the Warrants) and approximately 71% of its voting power (65% assuming the exercise of all of the Warrants). See 'Security Ownership of Certain Beneficial Owners and Management.' In October 1993, III Enterprises, which is wholly owned by Mr. O'Brien and directly owns the controlling voting interest in the Company, filed for bankruptcy protection under Chapter 11 of the Federal Bankruptcy Code. See 'Risk Factors--Risk Factors For All Holders.'

PREFERRED STOCK

     The authorized Preferred Stock of the Company consists of 10,000,000 shares, par value $.01 per share. The Board of Directors of the Company without further action of the stockholders is authorized to issue shares of the Preferred Stock in one or more series and to determine the voting rights (including the right to vote as a series on particular matters), preferences as to dividends, and liquidation, conversion, redemption and other rights of each series. The Board of Directors could issue a series with rights more favorable with respect to dividends, liquidation and voting than those held by the holders of common stock. The Preferred Stock could also be used as an anti-takeover device by the Company since the Preferred Stock could be issued with 'super-voting' rights and placed in the control of parties friendly to the current management, thus prolonging management's control of the Company. There are no shares of Preferred Stock issued or outstanding on the date of this Prospectus. On April 28, 1994, the Company's Board of Directors authorized the creation of 1,966,960 shares of Series A Cumulative Senior Preferred Stock for issuance in connection with the Exchange Offer. See 'Description of New Securities--Description of Preferred Stock.'

TRANSFER AGENT AND REGISTRAR

     American Stock Transfer and Trust Co. serves as the Company's transfer agent and registrar for its shares of Common Stock.

LIMITATION OF LIABILITY OF DIRECTORS

     The Certificate of Incorporation provides that a director will not be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (which prohibits the payment of dividends and approval of stock repurchases in certain circumstances), or (iv) for any transaction from which the director derived an improper personal benefit.

     While the Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate of Incorporation will have no effect on the availability of equitable remedies, such as an injunction or rescission based on a director's breach of such director's duty of care. The provisions of the Certificate of Incorporation described above apply to an officer of the Company only if such person is also a director of the Company and is acting in his or her capacity as director, and do not apply to officers of the Company who are also directors, when acting in their capacity as officers.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's By-Laws (the 'By-Laws') provide for mandatory indemnification to the full extent permitted by the laws of the State of Delaware against and with respect to threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative, arising from or alleged to arise from, a party's actions or omissions as a director, officer, employee or agent of the Company or of any subsidiary of the Company or of any other corporation, partnership, joint venture, trust or other enterprise which has served in such capacity at the request of the Company if such acts or omissions occurred or were or are alleged to have occurred, while such party was a director or officer of the Company. In any situation in which indemnification is not mandatory, the Company may, to the full extent permitted by applicable law, indemnify all other persons whom it has the power to indemnify. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

     The Company maintains a director's and officer's liability insurance policy which indemnifies directors and officers for certain losses arising from a claim by reason of a wrongful act, as defined, under certain circumstances where the Company does not provide indemnification.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Subject to certain exclusions summarized below, Section 203 of the Delaware General Corporation Law ('Section 203') prohibits any Interested Stockholder from engaging in a 'business combination' with a Delaware corporation for three years following the date such person became an Interested Stockholder. Interested Stockholder generally includes (i) any person who is the beneficial owner of 15% or more of the outstanding voting stock of the corporation and (ii) any person who is an affiliate or associate of the corporation and who held 15% or more of the outstanding voting stock of the corporation at any time within three years before the date on which such person's status as an Interested Stockholder is determined. Subject to certain exceptions, a 'business combination' includes, among other things, (i) any merger or consolidation involving the corporation, (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation, (iii) any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the Interested Stockholder, except pursuant to a transaction that effects a pro rata distribution to all stockholders of the corporation, (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation that is owned directly or indirectly by the Interested Stockholder, and (v) any receipt by the Interested Stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

     Section 203 does not apply to a business combination if (i) before a person became an Interested Stockholder, the board of directors of the corporation approved the transaction in which the Interested Stockholder became an Interested Stockholder or the business combination, (ii) upon consummation of the transaction that resulted in the person becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commences (other than certain excluded shares), or (iii) following a transaction in which the person became an Interested Stockholder, the business combination is (a) approved by the board of directors of the corporation and (b) authorized at a regular or special meeting of stockholders (and not by written consent) by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

CERTAIN ANTI-TAKEOVER EFFECTS

     The provisions of the Certificate of Incorporation and the By-Laws summarized in the succeeding paragraphs may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

     Voting Rights. Pursuant to the Certificate of Incorporation of the Company, holders of Class A Common Stock are each entitled to one (1) vote for each share of Class A Common Stock outstanding and holders of Class B Common Stock are each entitled to ten (10) votes for each share of Class B Common Stock outstanding. With regard to the election of directors, holders of Class A Common Stock vote as a separate class and are entitled to elect 25% of the Board and holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining directors. The above mentioned voting requirements may have the effect of delaying, deferring or preventing a change of control of the Company not favored by the holders of the Class B Common Stock of the Company.

     Authorized but Unissued Preferred Stock. The authorized but unissued shares of Preferred Stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

     The existence of authorized but unissued and unreserved Preferred Stock may enable the Board of Directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise, and thereby protect the continuity of the Company's management.

     Advance Notice Requirements for Stockholder Proposals and Director

Nominations. The By-Laws establish advance notice procedures with regard to stockholder proposals and the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. These procedures provide that the notice of stockholder proposals and stockholder nominations for the election of directors at any annual meeting of stockholders must be in writing and be received by the Secretary of the Company within 240 days next following the Company's most recent Annual Meeting or, in the case of a special meeting, no later than 5 days prior to the date of the special meeting. The Company may reject a stockholder proposal or nomination that is not made in accordance with such procedures.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary is a general discussion of certain of the expected federal income tax consequences of the Exchange Offer. The summary is based on the Internal Revenue Code of 1986, as amended (the 'Code'), and published regulations, rulings and judicial decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of federal income taxation that may be relevant to a particular Holder in light of his personal investment circumstances or to certain types of Holders subject to special treatment under the federal income tax laws, such a life insurance companies, tax-exempt organizations and foreign taxpayers and does not discuss any aspects of state and local tax laws, which may not follow federal tax law. Moreover, substantial uncertainties exist with respect to various federal income tax consequences of the Exchange Offer. No opinion of counsel or ruling from the Internal Revenue Service ('IRS') has been obtained or will be requested by the Company on any tax issue connected with the Exchange Offer. Accordingly, no assurance can be given that the IRS will not challenge certain of the tax positions described herein or that such a challenge would not be successful. The discussion below is limited to those persons who hold the Debentures as capital assets within the meaning of Section 1221 of the Code and who also will hold the New Securities as capital assets. Holders are strongly urged to consult their own tax advisors as to the particular tax consequences to them of the Exchange and the ownership of New Securities and shares of Class A Common Stock, including the application of federal, state, local and foreign tax laws and possible changes in tax laws.

FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The analysis of the federal income tax consequences of the Exchange Offer is the same for Holders of the 1987 Debentures, the 1990 Debentures and the 1991 Debentures.

  Holders of Debentures Who Participate in the Exchange Offer

     The exchange of the Debentures for New Securities will be treated as part of a 'recapitalization' of the Company within the meaning of Section 368(a)(1)(E) of the Code. Except as discussed below with respect to the possible receipt of interest, a Holder will realize gain or loss on the exchange equal to the difference between (a) the aggregate fair market value of the New Securities received by the Holder in exchange for the Debentures and (b) the Holder's adjusted tax basis of the Debentures. Holders of Debentures who participate in the Exchange Offer who realize a gain on the exchange of Debentures will recognize such gain for federal income tax purposes to the extent of the fair market value of the Warrants received on the exchange. Holders of Debentures who participate in the Exchange Offer who realize a loss on the exchange of the Debentures will not recognize such loss for federal income tax purposes.

     Generally, any gain recognized on the exchange should be taxable as capital gain unless the Holder's Debentures have accrued market discount (See 'Federal Income Tax Consequences of the Exchange Offer-- Accrued Market Discount', below), in which case the amount of such gain up to a maximum amount equal to the accrued market discount should be taxable as ordinary income and the balance of such gain, if any, should be taxable as capital gain. Except as discussed below with respect to the possible receipt of interest, the tax basis of the Class A Common Stock and the Preferred Stock in the hands of a Holder of Debentures will, in the aggregate, be equal to such Holder's adjusted tax basis in the Debentures transferred in exchange therefor, increased by any gain recognized by such Holder and decreased by the fair market value of the Warrants received. The holding period of the Class A Common Stock and the Preferred Stock received will include the period during which the Holder held the Debentures exchanged therefor. The aggregate basis of the Preferred Stock and the Class A Common Stock will be allocated between those two classes of stock based upon their relative fair market values at the time of the exchange. A holder's initial basis in any Warrant received in the exchange will be the Warrant's fair market value at the time of the exchange, and the holding period for the Warrant will begin the day after the date of the closing of the Exchange Offer.

     Under Treasury Regulation Section1.368-3(b), each holder who exchanges Debentures for Class A Common Stock, Preferred Stock and Warrants pursuant to the Exchange Offer is required to file an information statement with his federal income tax return for his tax year including the date of the exchange. The information statement must set forth (i) the tax basis of the Debentures surrendered and (ii) the fair market value, on the date of the exchange, of the Class A Common Stock, Preferred Stock and Warrants received in the exchange.

  Accrued But Unpaid Interest

     The Exchange Offer provides, and the Company intends to take the position, that the consideration received by Holders of Debentures will be allocated solely to principal and that accrued but unpaid interest will not be paid and instead will be cancelled. As a result, no portion of the consideration received by an exchanging Holder of Debentures should be attributable to accrued but unpaid interest. Consequently, accrual basis Holders that have accrued the interest for federal income tax purposes will recognize a loss in an amount equal to the accrued interest, which loss probably should be characterized as an ordinary loss. It is unclear whether the IRS will accept such an allocation or will assert that a different allocation should be made. If a portion of the consideration received were treated as allocable to accrued but unpaid interest, then a Holder should recognize interest income or an ordinary loss to the extent that the consideration allocable to accrued but unpaid interest is greater or lesser respectively than the amount of accrued but unpaid interest previously included in income. Any portion of the New Securities treated as received in exchange for accrued but unpaid interest would have a tax basis equal to the amount of interest deemed received and the holding period would begin on the day after the date of the closing of the Exchange Offer.

  Accrued Market Discount

     A holder of a Debenture who acquired the Debenture on the secondary market at a discount from its principal amount generally will have acquired the Debenture with 'market discount,' unless the discount was less than 0.25% of the principal amount of the Debenture multiplied by the number of complete years to maturity after the date of acquisition. Market discount generally accrues ratably during the period from the date of acquisition to the maturity date of a Debenture unless the holder elects to accrue the discount on the basis of a constant interest rate. The holder of a Debenture with market discount generally must treat as ordinary income the amount of any gain realized on a disposition of the Debenture to the extent of the accrued market discount, unless the holder has elected to include the market discount in income as it accrues. However, the Code requires the issuance of regulations that are expected to provide, in effect, that (a) the amount of accrued market discount recognized as income on the exchange of a Debenture for Class A Common Stock, Preferred Stock and Warrants will not exceed the amount of gain otherwise recognized on the exchange (that is, not more than the fair market value of the Warrants received), (b) the amount of gain recognized on the exchange will constitute ordinary income (generally taxable as interest), rather than capital gain, to the extent of the accrued market discount on the Debenture exchanged and (c) any excess of the accrued market discount over the amount of gain recognized will attach to the shares of Class A Common Stock and Preferred Stock received in the exchange and ordinarily will be recognized as ordinary income upon the disposition (other than conversion) of such Class A Common Stock and Preferred Stock.

  Holders of Debentures Who do not Participate in the Exchange Offer

     Holders of Debentures who do not exchange their Debentures in the Exchange Offer should not recognize any income, gain or loss for federal income tax purposes as a result of the proposed modifications to the Debentures. The Debentures will be modified upon effectiveness of the Proposed Amendments. Under current law, a material modification of a debt instrument will be treated as an exchange of the pre-modified debt instrument for the modified debt instrument. Although current case law is not certain on this issue, it is not likely that the modifications to the Debentures will be treated as a material modification under current law. Proposed regulations were published in December 1992 regarding when a modification of a debt instrument will be deemed to be an exchange. Under the proposed regulations, a modification will be treated as an exchange if the modification is a significant modification. The modifications of the Debentures in connection with the Consent Solicitations probably would not constitute a significant modification and therefore probably would not constitute an exchange under the proposed regulations. However, final regulations will apply only to modifications made on or after the date that is 30 days after the publication of the final regulations in the Federal Register. It is not presently known if or when final regulations will be published. Further, no assurances can be given that the regulations will be adopted as currently proposed. In any event, it is unlikely that the modifications to the Debentures pursuant to the Consent Solicitations will result in a taxable exchange.


     If the modifications to the Debentures constitute an exchange, then Holders of Debentures who do not participate in the Exchange Offer would be treated as receiving new notes in exchange for their Debentures and would realize gain or loss equal to the difference between the fair market value of the new notes and the adjusted tax basis of the Debentures. However, the deemed exchange should constitute a 'recapitalization' within the meaning of
Section 368(a)(1)(E) of the Code and the Holders of the Debentures should not recognize any gain or loss in the deemed exchange. Additionally, the Holders would have a basis in the new notes equal to their basis in the Debentures. Nevertheless, under such circumstances, assuming that the Debentures are still traded on the AMEX or another established securities market upon consummation of the Exchange Offer, the excess of the stated redemption price of each Debenture over its fair market value on the date of the consummation of the Exchange Offer will constitute original issue discount ('OID'). If the Holder's adjusted basis in the Debenture is less than the stated redemption price of the Debenture, then a Holder will generally be required to include in gross income an amount equal to all or a portion of the OID of the Debenture.

     For federal income tax purposes, gain or loss will not be recognized (except to the extent that cash received in lieu of fractional shares exceeds the proportionate basis) by a Holder upon the exchanage of a Debenture for Class A Common Stock of the Company upon conversion. The Holder's tax basis in the Class A Common Stock of the Company received will be the same as the Holder's basis in the Debenture exchanged, and the holding period of the Class A Common Stock of the Company will include the period the Debenture was held, provided the Debenture was a capital asset in the hands of the holder.

     Stated interest on a Debenture will be includable in the holder's income for federal income tax purposes in accordance with his tax method of accounting. The Company believes, based on proposed regulations that were in existence at the time the Debentures were originally issued, that the Debentures should not be considered to be issued with original issue discount, notwithstanding the fact that the Debentures may be redeemed under certain circumstances for amounts in excess of their stated principal amount and that a portion of the amount paid for a Debenture could be allocable to the conversion option. However, see the discussion of OID earlier in this subsection if the modifications to the Debentures are deemed to constitute an exchange. (See 'Federal Income Tax Consequences of the Exchange Offer--Accrued Market Discount' above.)

     The Debentures are subject to the market discount provisions of Section 1276 of the Code. A holder of a Debenture who acquired it at a market discount may be required to defer the deduction of a portion of the interest on any indebtedness incurred or continued to purchase or carry the Debenture until such holder disposes of the Debenture in a taxable transaction. A holder of such Debenture may elect to include such market discount in income on a current basis, in which event the limitations on the deductibility of interest set forth above will not apply. If a Debenture that was acquired at a market discount is converted into Class A Common Stock of the Company, any accrued market discount with respect to the Debenture will be treated as ordinary income of the holder upon a subsequent disposition of such Class A Common Stock. Upon any partial redemption of the Debentures, a holder of Debentures acquired at a market discount would be required to treat the partial principal payment as ordinary income to the extent of the amount of accrued market discount on the Debentures.

     A Holder will recognize gain or loss on the sale or redemption of a Debenture equal to the difference between (i) the amount of cash and the fair market value of property received (exclusive of any amount received for accrued intrest) and (ii) the Holder's adjusted tax basis in the Debenture. If the Debenture is a capital asset in the hands of the Holder, such gain or loss will constitute a capital gain or loss (except to the extent amounts realized represent accrued market discount) and will be long-term capital gain or loss if such Holder's holding period on the date of the disposition is more than one year. If the Holder's holding period on the date of the sale or redemption is one year or less, such capital gain or loss will be short-term capital gain or loss. In general, capital gains are currently taxed at the same rates as ordinary income; provided that long-term capital gains are subject to a maximum federal income tax rate of 28% while ordinary income and short-term capital gains may be taxed at a maximum federal income tax rate of 39.6%. However, the limitation on itemized deductions can create a higher effective federal income tax rate.

     The conversion price of the Debentures may be adjusted if the Company makes certain disbtributions of stock or other property to its stockholders as is more fully described in 'Description of 1987 Debentures-- Conversion,' 'Description of 1990 Debentures--Conversion,' and 'Descripton of 1991 Debentures-- Conversion,' above. In such event, the holders of Debentures may, in certain circumstances, be deemed to have received a distribution taxable to them as a dividend under Section 305 of the Code. In certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of Common Stock of the Company.

FEDERAL INCOME TAX TREATMENT OF THE PREFERRED STOCK AND CLASS A COMMON STOCK

     Dividends with respect to the Preferred Stock and Class A Common Stock should be treated as distributions subject to Section 301 of the Code, regardless of whether such dividends are paid in cash or, in the case of distributions on the Preferred Stock, in additional shares of Class A Common Stock. Thus, such dividends should (a) be taxable as ordinary income to the extent of the Company's current or accumulated earnings and profits, (b) thereafter, be applied against and reduce the adjusted tax basis of the Holder's stock to the extent of such basis and (c) finally, be taxable as gain from the sale or exchange of the stock. In the case of distributions of shares of Class A Common Stock on the Preferred Stock, an amount equal to the fair market value of such stock on the date of distribution will be treated as the amount distributed for purposes of Section 301 of the Code.

     Subject to certain limitations, dividends received by corporate shareholders will be eligible for the 70% (80% for certain corporations) dividends received deduction under Section 243 of the Code. Pursuant to Section 1059 of the Code, in the event of an 'extraordinary dividend,' a corporate shareholder will, in certain circumstances, be required to reduce its tax basis (but not below zero) in an amount equal to the amount excluded from income pursuant to the dividends received deduction under Section 243 of the Code.


     Any Class A Common Stock received as a dividend distribution on the Preferred Stock will have a tax basis equal to its fair market value on the date of distribution and a holding period that commences on the date of distribution.

     The Preferred Stock is redeemable by the Company after       , 1997. As a
result, Section 305 of the Code could apply to create deemed distributions to which Section 301 of the Code applies. In particular, if the redemption price exceeds the issue price of the Preferred Stock on the date of the exchange by more than a reasonable redemption premium, then the IRS could seek to treat such excess as a distribution to which Section 301 of the Code applies. In such case, the deemed distribution would accrue over the period during which the Preferred Stock cannot be redeemed. In general, the Preferred Stock's issue price will be equal to its fair market value on the date of issuance and its redemption price will be equal to the price at which it may be redeemed. Since the redemption price of the Preferred Stock under certain circumstances can exceed its liquidation preference, there is a factual issue as to whether the Preferred Stock has more than a reasonable redemption premium. Treasury Regulations provide that a redemption premium of less than 10% of the issue price of preferred stock is reasonable where the preferred stock cannot be redeemed for at least five years after issuance. However, the Preferred Stock may be redeemed at a premium at a date earlier than 5 years after the date of issuance. Since the application of Section 305 of the Code to stock such as the Preferred Stock is uncertain, each prospective Holder of Preferred Stock is urged to consult his or her tax advisor regarding the potential applicability of Section 305 of the Code.

     A sale or other disposition (other than a retirement or redemption) of the Preferred Stock or the Class A Common Stock will result in gain or loss to the Holder in an amount equal to the difference between the amount received in exchange for such stock and the Holder's adjusted tax basis in the stock that was sold or otherwise disposed.

     A redemption or retirement of the Preferred Stock or Class A Common Stock for cash will be a taxable event. If the stock is redeemed for cash or property, such redemption will be treated as a distribution taxable as a dividend under
Section 302 of the Code to the extent of the current or accumulated earnings and profits of the Company allocable to such Stock, unless the redemption (a) 'completely terminates' the stockholder's equity interest in the Company pursuant to Section 302(b)(3), (b) is 'substantially disproportionate' with respect to the stockholder under Section 302(b)(2), or (c) is treated as a distribution 'not essentially equivalent to a dividend' with respect to the stockholder under Section 302(b)(1). In determining whether any of these tests has been met, there must generally be taken into account shares owned by the stockholder by reason of certain constructive ownership rules set forth in
Section 318 of the Code. A distribution will be 'not essentially equivalent to a dividend' as to a particular stockholder only if it results in a 'meaningful reduction' in the stockholder's interest in the Company. If any of these three tests is met as to a particular stockholder, the redemption of the stock would be treated as to that stockholder as an exchange under Section 302(a) of the Code giving rise to capital gain or loss, provided such stock is held as a capital asset. The measure of such gain or loss would be the difference between the amount of cash or property received and the redeemed stockholder's adjusted tax basis in the shares of the stock redeemed. However, payments received upon redemption which represent accrued dividends which have been declared but not paid may be taxed as dividend distributions. Additionally, gain attributable to accrued market discount will be treated as ordinary income (See 'Federal Income Tax Consequences of the Exchange Offer--Accrued Market Discount', above).

BACKUP WITHHOLDING AND REPORTING

     A noncorporate Holder of Preferred Stock, the Debentures or Class A Common Stock may be subject to backup withholding at the rate of 31% with respect to 'reportable payments' which include dividends or interest paid on, or the proceeds of a sale, exchange or redemption of, Preferred Stock, Debentures or Class A Common Stock, as the case may be. The payor will be required to deduct and withhold the prescribed amounts if (a) the payee fails to furnish a taxpayer identification number ('TIN') to the payor in the manner required, (b) the IRS notifies the payor that the TIN furnished by the payee is incorrect, or (c) there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to withholding under Section 3406(a)(1)(C) of the Code. In general, if any one of the events listed above occurs, the Company may be required to withhold an amount equal to 31% from any dividend payment made with respect to Preferred Stock or Class A Common Stock, any payment of interest or principal pursuant to the terms of the Debentures, or any payment of proceeds for the redemption of the Preferred Stock or Class A Common Stock, Warrants or the retirement of Debentures, as the case may be, to a noncorporate Holder. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the Holder's federal income tax liabilities, so long as the required information is provided to the IRS. The Company will report to the Holders of the Preferred Stock, the Debentures, Warrants and Class A Common Stock and to the IRS the amount of any 'reportable payments' for each calendar year and the amount of tax withheld, if any, with respect to payment on the securities.

HOLDING AND DISPOSING OF WARRANTS

  Exercise of Warrants

     The Exercise of a Warrant generally will not be a taxable event to a Warrant holder, except with respect to the receipt of cash in lieu of a fractional share of Class A Common Stock. The receipt of cash in lieu of a fractional share of Class A Common Stock will be taxable as if the fractional share had been issued and then redeemed for the cash, so a holder will recognize gain or loss equal to the difference between the amount of cash received and the holder's basis in the fractional share. A holder's initial basis in shares of Class A Common Stock acquired upon the exercise of a Warrant (including a fractional share interest) will equal the holder's adjusted basis in the Warrant at the time of exercise, plus the amount of any cash paid upon exercise. The holding period for shares of Class A Common Stock (including any fractional share interest) acquired upon the exercise of a Warrant will begin with the date on which the Warrant is exercised.

  Adjustments to Warrant Price

     Adjustments to the Exercise Price pursuant to the terms of the Warrants generally will not constitute a taxable event for a holder. However, under certain circumstances, an adjustment to the Exercise Price would be treated as a taxable constructive distribution to holders despite the fact that the Warrant holders receive no cash or property. Such circumstances, for example, include adjustments resulting from the Company's distribution of cash, assets or evidences of indebtedness on Class A Common Stock, taxable stock dividends on Class A Common Stock and taxable distributions of rights, options or warrants to acquire Class A Common Stock. If the Warrant holders receive such a taxable distribution, their bases in the Warrants will be increased by an amount equal to the taxable distribution.

  Gain or Loss on Disposition or Expiration of Warrants

     Any gain or loss recognized on a sale or other taxable disposition of a Warrant, and any loss recognized on the expiration of a Warrant, generally will constitute capital gain or loss.

FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY

  Cancellation of Indebtedness Income

     The Exchange Offer will result in cancellation of indebtedness ('COI') income to the Company in an amount equal to the excess of (a) the aggregate adjusted issue price of the Debentures transferred to the Company plus accrued but unpaid interest over (b) the aggregate fair market value of the New Securities received in exchange therefor. For example, if the fair market value of the New Securities issued in exchange for each $1,000 principal amount of Debentures is $450, and assuming that all of the Debentures are exchanged, the exchange will result in approximately $550 of COI income. For regular federal income tax purposes, the Company expects to offset such COI with net operating loss carryforwards. However, for purposes of the 20% corporate alternative minimum tax, the Company may not use net operating loss carryforwards to offset more than 90% of its alternative minimum taxable income. As a result, the Company expects to incur some alternative minimum tax because of the COI resulting from consummation of the Exchange Offer.

     Additionally, the IRS may take the position that with respect to the Holders of Debentures who do not participate in the Exchange Offer, the Proposed Amendments may cause there to be a deemed exchange of the Debentures for 'new notes'. (See 'Federal Income Tax Consequences of the Exchange Offer-Holder of Debentures who do not Participate in the Exchange Offer,' above). If the IRS is successful in that contention, then the Company will have additional COI in an amount equal to the excess of (a) the aggregate adjusted issue price of the 'new notes' as of the consummation of the Exchange Offer over (b) the aggregate issue price of the Debentures which were not exchanged. For example, if the aggregate
principal amount of the Debentures which were not exchanged is [$        ], and
assuming that the fair market value of the 'new notes' as of the consummation of
the exchange offer is [$        ] per $1,000 of principal amount, the deemed
exchange will result in approximately [$        ] of COI income.

  Limitation on Utilization of Losses Following an Ownership Change


     Generally, a change in 50% of the equity holdings of a corporation results in an 'ownership change' of the corporation for purposes of Sections 382 and 383 of the Code. Although the Holders of Debentures who exchange their Debentures for New Securities will obtain a substantial equity interest in the Company, it is not anticipated that the consummation of the Exchange Offer, even if participated in by all of the Holders of Debentures, will result in an 'ownership change'. However, such a shift in the owners of the equity of the Company will be combined with certain other changes in stockholders in the past as well as those which may occur in the future. In the event that an ownership change occurs, the Company's use of its net operating loss carryforwards ('NOLs'), capital loss carryovers and certain other tax attribute carryovers and certain built-in losses (collectively, 'tax attributes') generally would be limited to an annual amount equal to the fair market value of the Company's capital stock immediately before the ownership change multiplied by the 'long-term tax-exempt rate' (5.42% for April, 1994).

     If the consummation of the Exchange Offer, when aggregated with certain past and future changes in the Company's stockholders, results in an 'ownership change' of the Company, the application of Sections 382 and 383 of the Code could severely limit the ability of the Company to enjoy the benefit of its tax attributes and thus increase the amount of federal income tax the Company would otherwise owe in future years. However, the application of the provisions of
Section 382 and 383 of the Code to the proposed transactions is unclear in a number of respects. In particular, because the determination of whether an ownership change has occurred depends on the value of the various classes of stock (and interests treated as stock) of the Company and on the identity of the holders of such stock (both before and after the consummation of the Exchange Offer), it is difficult to determine with precision the consequences of the application of Sections 382 and 383 of the Code at this time.

     THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION ONLY. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE EXCHANGE AND THE OWNERSHIP OF NEW DEBENTURES INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND POSSIBLE CHANGES IN TAX LAWS.

                        SHARES ELIGIBLE FOR FUTURE SALE

     If 51% of the aggregate principal amount of each of the 1987 Debentures, 1990 Debentures and 1991 Debentures are validly tendered and accepted for exchange pursuant to the Exchange Offer, upon consummation of the Exchange Offer the Company will issue 501,575 shares of Class A Common Stock (983,480 shares, if 100% of the aggregate principal amount of each of the 1987 Debentures, 1990 Debentures and 1991 Debentures are validly tendered and accepted for exchange pursuant to the Exchange Offer). All of the Shares issued in connection with the Exchange Offer will be freely tradeable without registration or other restriction under the Securities Act, except for any shares owned by an 'affiliate' of the Company. Pursuant to Rule 144 under the Securities Act, an 'affiliate' of the Company is defined as a person who directly or indirectly controls, or is controlled by, or is under common control with the Company. In addition, any shares of Class A Common Stock outstanding which are deemed to be 'restricted shares' under Rule 144 may be sold only pursuant to an effective registration statement filed by the Company or an applicable exemption, including an exemption under Rule 144.

     In general, under Rule 144 as currently in effect, any person, or group of persons whose shares are aggregated in accordance with Rule 144, that has beneficially owned restricted shares for at least two years, as well as any person who is deemed to be an affiliate of the Company, is entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding the sale. After restricted shares are held for three years, a person who is not deemed to be an affiliate of the Company is entitled to sell such shares under Rule 144 without regard to the volume limitations described above.

                                 LEGAL OPINIONS

     The validity of the issuance of the New Securities and shares of Class A Common Stock offered hereby will be passed upon for the Company by Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A.

                                    EXPERTS

     The financial statements and financial statements schedules of the Company as of June 30, 1993 and 1992 and for each of three years in the period ended June 30, 1993 included in this Prospectus and elsewhere in the Registration Statement have been audited, to the extent stated in their report (which includes explanatory paragraphs regarding (a) litigation for which the ultimate outcome cannot presently be determined, (b) the change in the Company's method of accounting for income taxes and (c) the Company's ability to continue as a going concern) by Coopers & Lybrand, independent accountants. The financial statements and financial statement schedules audited by Coopers & Lybrand have been included in this Prospectus and elsewhere in the Registration Statement in reliance upon their report given on their authority as experts in accounting and auditing.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
                         INDEX TO FINANCIAL STATEMENTS

  Index to Consolidated Financial Statements...............................................................        F-1
AUDITED FINANCIAL STATEMENTS
  Independent Accountants Report...........................................................................        F-2
  Consolidated Balance Sheets as of June 30, 1993 and 1992.................................................        F-3
  Consolidated Statements of Operations for the years ended June 30, 1993, 1992, and 1991..................        F-5
  Consolidated Statements of Stockholders' Equity for the years ended June 30, 1993, 1992 and 1991.........        F-6
  Consolidated Statements of Cash Flows for the years ended June 30, 1993, 1992 and 1991...................        F-9
  Notes to Consolidated Financial Statements...............................................................       F-10
UNAUDITED FINANCIAL STATEMENTS
  Consolidated Balance Sheets at December 31, 1993 and June 30, 1993 (unaudited)...........................       F-35

  Consolidated Statements of Operations for the six months ended December 31,
  1993 and 1992 (unaudited)................................................................................       F-37
  Consolidated Statements of Cash Flows for the six months ended December 31,
  1993 and 1992 (unaudited)................................................................................       F-38
  Notes to Consolidated Financial Statements (unaudited)...................................................       F-39

                         INDEPENDENT ACCOUNTANTS REPORT

The Board of Directors and Stockholders
O'Brien Environmental Energy, Inc.

     We have audited the consolidated financial statements and the financial statement schedules of O'Brien Environmental Energy, Inc. and subsidiaries listed in the indexes on pages F-1 and S-1, respectively. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of O'Brien Environmental Energy, Inc. and subsidiaries as of June 30, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 1993 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

     As discussed in Note 29 to the consolidated financial statements, the Company is a defendant in several lawsuits. The ultimate outcome of the litigations cannot presently be determined. Accordingly, no provisions for any liabilities that may result has been made in the accompanying consolidated financial statements.

     As discussed in Notes 2 and 3 to the consolidated financial statements, in fiscal 1993 the Company changed its method of accounting for income taxes by adopting Statement of Financial Accounting Standards No. 109, and retroactively restated the 1992 and 1991 consolidated financial statements for the change.

     The 1993 consolidated financial statements have been prepared assuming that

O'Brien Environmental Energy, Inc. and subsidiaries will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has experienced certain setbacks which have contributed to its recent losses and liquidity problems, which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1 to the consolidated financial statements. The 1993 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                 COOPERS & LYBRAND

2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 19, 1994, except for certain information presented in Notes 15 and 17 for which the date is March 1, 1994

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.

                          CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 1993 AND 1992
                             (DOLLARS IN THOUSANDS)
                                     ASSETS

                                                                                               1993       1992*
                                                                                            ----------  ----------
Current assets:
  Cash and cash equivalents...............................................................  $    5,213  $    8,824
  Restricted cash and cash equivalents....................................................       5,064       3,208
  Accounts receivable, net................................................................      12,394      17,087
  Receivable from related parties.........................................................       1,175       1,272
  Notes receivable, current...............................................................       2,564         287
  Inventories.............................................................................       4,196       3,430
  Insurance claims receivable.............................................................       5,255          --
  Other current assets....................................................................       1,631       1,878
                                                                                            ----------  ----------
     Total current assets.................................................................      37,492      35,986
Property, plant and equipment, net........................................................     194,217     195,677
Coalbed methane gas properties held for sale..............................................       4,464       2,341
Project development costs.................................................................       5,136       9,258
Notes receivable, noncurrent..............................................................       9,315       1,438
Notes receivable from officers............................................................         246         841
Investments in equity affiliates..........................................................       2,515       3,079
Excess of cost of investment in subsidiaries over net assets at date of acquisition, net         2,085       2,185
Deferred financing costs, net............................................................        5,728       6,173
Other assets.............................................................................        1,331       2,076
                                                                                            ----------  ----------

                                                                                            $  262,529  $  259,054
                                                                                            ----------  ----------
                                                                                            ----------  ----------

- ------------------
*Restated to retroactively reflect change in accounting for income taxes.

          See accompanying notes to consolidated financial statements.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
                          CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 1993 AND 1992
                             (DOLLARS IN THOUSANDS)
                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                               1993       1992*
                                                                                            ----------  ----------
Current liabilities:
  Accounts payable........................................................................  $   19,175  $   12,330
  Current maturities of recourse long-term debt...........................................      10,419       6,633
  Current maturities of nonrecourse project financing.....................................      10,758       9,920
  Short-term borrowings...................................................................       2,199       1,898
  Other current liabilities...............................................................       6,060       4,389
                                                                                            ----------  ----------
     Total current liabilities............................................................      48,611      35,170
Recourse long-term debt, net of current maturities........................................      28,012      20,003
Convertible senior subordinated debentures................................................      49,174      49,174
Nonrecourse project financing, net of current maturities..................................      97,140     107,898
Construction costs payable................................................................       5,100       8,900
Deferred income taxes.....................................................................      10,895       7,817
Other liabilities.........................................................................       7,922         687
                                                                                            ----------  ----------
Commitments and contingencies.............................................................     246,854     229,649
                                                                                            ----------  ----------
Stockholders' equity:
  Preferred stock, par value $.01; shares authorized, 10,000,000; none issued
  Class A common stock, par value $.01, one vote per share; 40,000,000 shares authorized;
     issued 13,055,597 in 1993 and 12,711,232 in 1992.....................................         130         126
  Class B common stock, par value $.01, ten votes per share; 10,000,000 shares authorized;
     issued 4,070,770 in 1993 and 4,320,770 in 1992.......................................          39          42
  Additional paid-in capital..............................................................      40,053      39,659
  Accumulated deficit.....................................................................     (23,932)    (10,221)
  Other...................................................................................        (615)       (201)
                                                                                            ----------  ----------
     Total stockholders' equity...........................................................      15,675      29,405
                                                                                            ----------  ----------
     Total liabilities and stockholders' equity...........................................  $  262,529  $  259,054
                                                                                            ----------  ----------
                                                                                            ----------  ----------


- ------------------
*Restated to retroactively reflect change in accounting for income taxes.

          See accompanying notes to consolidated financial statements.
                                      F-4

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED JUNE 30, 1993, 1992 AND 1991
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             1993       1992*       1991*
                                                                           ---------  ----------  ---------
Energy revenues..........................................................  $  65,136  $   71,638  $  19,881
Equipment sales and services.............................................     18,955      21,854     25,321
Rental revenues..........................................................      3,636       3,191      3,663
Revenues from related parties............................................        515         378        899
Development fees and other...............................................      9,450       3,054      1,616
                                                                           ---------  ----------  ---------
                                                                              97,692     100,115     51,380
                                                                           ---------  ----------  ---------
Cost of energy revenues..................................................     44,889      46,101     13,145
Cost of equipment sales and services.....................................     16,431      17,746     21,134
Cost of rental revenues..................................................      2,458       1,421      1,509
Cost of revenues from related parties....................................        452         320        692
Cost of development fees and other.......................................      7,520       1,408        903
                                                                           ---------  ----------  ---------
                                                                              71,750      66,996     37,383
                                                                           ---------  ----------  ---------
     Gross profit........................................................     25,942      33,119     13,997
Selling, general and administrative expenses.............................     21,872      13,133     13,311
                                                                           ---------  ----------  ---------
     Income from operations..............................................      4,070      19,986        686
Interest and other income................................................        993       1,204      1,377
Interest and debt expense................................................    (15,696)    (17,340)    (8,434)
Litigation settlement cost...............................................         --          --       (538)
                                                                           ---------  ----------  ---------
     Income (loss) before income taxes...................................    (10,633)      3,850     (6,909)
Provision for income taxes...............................................      3,078       2,438      1,676
Net income (loss)........................................................  $ (13,711) $    1,412  $  (8,585)
                                                                           ---------  ----------  ---------
                                                                           ---------  ----------  ---------
Net income (loss) per share..............................................  $    (.82) $      .09  $    (.67)
                                                                           ---------  ----------  ---------
                                                                           ---------  ----------  ---------
Weighted average shares outstanding......................................     16,821      14,911     12,756
                                                                           ---------  ----------  ---------

                                                                           ---------  ----------  ---------

- ------------------

* Restated to retroactively reflect change in accounting for income taxes.

          See accompanying notes to consolidated financial statements.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED JUNE 30, 1993, 1992 AND 1991
                             (DOLLARS IN THOUSANDS)

                                              CLASS     CLASS
                                                A         B       ADDITIONAL                                TOTAL
                                              COMMON    COMMON     PAID-IN      ACCUMULATED             STOCKHOLDERS'
                                              STOCK     STOCK      CAPITAL        DEFICIT      OTHER       EQUITY
                                              ------    ------    ----------    -----------    -----    -------------
Balances, June 30, 1990....................    $ 80      $ 47      $ 25,171      $    (719)    $ 52        $24,631
Restatement for change in accounting
  principle for income taxes...............                                         (2,329)                 (2,329)
                                              ------    ------    ----------    -----------    -----    -------------
Balances, June 30, 1990, as restated.......      80        47        25,171         (3,048)      52         22,302
Issuance of 15,000 shares of Class A Common
  Stock upon the exercise of stock
  options..................................       1                      42                                     43
Issuance of 120,000 shares of Class A
  Common Stock in connection with
  litigation settlement, net of issuance
  costs....................................       1                     548                                    549
Purchase of 15,200 shares of Class A Common
  Stock at cost............................                                                     (64)           (64)
Currency translation adjustment............                                                     (10)           (10)
Net loss, as restated......................                                         (8,585)                 (8,585)
                                              ------    ------    ----------    -----------    -----    -------------
Balances, June 30, 1991....................    $ 82      $ 47      $ 25,761      $ (11,633)    $(22)       $14,235

          See accompanying notes to consolidated financial statements.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED JUNE 30, 1993, 1992 AND 1991
                             (DOLLARS IN THOUSANDS)


                                              CLASS     CLASS
                                                A         B       ADDITIONAL                                TOTAL
                                              COMMON    COMMON     PAID-IN      ACCUMULATED             STOCKHOLDERS'
                                              STOCK     STOCK      CAPITAL        DEFICIT      OTHER       EQUITY
                                              ------    ------    ----------    -----------    -----    -------------
Balances, June 30, 1991....................    $ 82      $ 47      $ 25,761      $ (11,633)    $ (22)      $14,235
Issuance of 3,858,028 shares of Class A
  Common Stock in connection with an
  offering, net of issuance costs..........      38                  13,562                                 13,600
Conversion of 515,620 shares of Class B
  Common Stock into Class A Common Stock in
  connection with an offering..............       5        (5)                                                  --
Issuance of 65,464 shares of Class A Common
  Stock upon the exercise of stock
  options..................................       1                     261                                    262
Issuance of 16,840 shares of Class A Common
  Stock upon the conversion of debentures,
  net of deferred financing costs..........                              75                                     75
Currency translation adjustment............                                                     (179)         (179)
Net income, as restated....................                                          1,412                   1,412
                                              ------    ------    ----------    -----------    -----    -------------
Balances, June 30, 1992....................    $126      $ 42      $ 39,659      $ (10,221)    $(201)      $29,405
                                              ------    ------    ----------    -----------    -----    -------------
                                              ------    ------    ----------    -----------    -----    -------------

          See accompanying notes to consolidated financial statements.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED JUNE 30, 1993, 1992 AND 1991
                             (DOLLARS IN THOUSANDS)

                                              CLASS     CLASS
                                                A         B       ADDITIONAL                                TOTAL
                                              COMMON    COMMON     PAID-IN      ACCUMULATED             STOCKHOLDERS'
                                              STOCK     STOCK      CAPITAL        DEFICIT      OTHER       EQUITY
                                              ------    ------    ----------    -----------    -----    -------------
Balances, June 30, 1992....................    $126      $ 42      $ 39,659      $ (10,221)    $(201)      $29,405
Issuance of 94,365 shares of Class A Common
  Stock upon the exercise of stock
  options..................................       1                     386                                    387
Conversion of 250,000 shares of Class B
  Common Stock into Class A Common Stock...       3        (3)

Currency translation adjustment............                                                     (414)         (414)
Other......................................                               8                                      8
Net loss...................................                                        (13,711)                (13,711)
                                              ------    ------    ----------    -----------    -----    -------------
Balances, June 30, 1993....................    $130      $ 39      $ 40,053      $ (23,932)    $(615)      $15,675
                                              ------    ------    ----------    -----------    -----    -------------
                                              ------    ------    ----------    -----------    -----    -------------

          See accompanying notes to consolidated financial statements.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED JUNE 30, 1993, 1992 AND 1991
                             (DOLLARS IN THOUSANDS)

                                                                                    1993       1992*       1991*
                                                                                  --------    --------    --------
Cash flows from operating activities:
  Net income (loss)............................................................   $(13,711)   $  1,412    $ (8,585)
  Adjustments to reconcile net income (loss) to net cash provided by (used for)
     operating activities:
     Depreciation, depletion and amortization..................................     10,550       9,448       3,936
     Deferred income tax expense...............................................      3,078       2,303       1,676
     Equity interest in unconsolidated entities................................        290          66          28
     Project development costs expensed........................................      1,782         125       1,000
     Gain on sale of projects..................................................     (1,691)         --          --
     Non-cash litigation costs.................................................        621          --         538
     Changes in operating assets and liabilities:
       Accounts receivable.....................................................      4,424      (5,661)     (6,154)
       Inventories.............................................................       (766)        (94)       (393)
       Receivables from related parties........................................         97        (444)        188
       Notes receivable........................................................       (314)     (1,725)         --
       Accounts payable........................................................        508       4,886       1,709
     Other.....................................................................      2,312       1,012         (34)
                                                                                  --------    --------    --------
       Net cash provided by (used for) operating activities....................      7,180      11,328      (6,091)
                                                                                  --------    --------    --------
Cash flows from investing activities:
     Capital expenditures, net.................................................     (7,207)     (7,534)    (25,167)
     Capital expenditure to repair Newark Plant................................     (2,641)         --          --
     Insurance proceeds for Newark Plant.......................................      2,000          --          --
     Project development costs.................................................       (764)     (2,752)     (3,055)
     Proceeds from the sale of projects, net of notes receivable...............      1,318          --          --
     (Deposits into) withdrawals from restricted cash accounts.................     (1,856)     (1,685)        251
     Other.....................................................................       (437)     (1,894)       (985)
                                                                                  --------    --------    --------
       Net cash used for investing activities..................................     (9,587)    (13,865)    (28,956)

                                                                                  --------    --------    --------
Cash flows from financing activities:
  Proceeds from long-term debt.................................................     21,816      13,501      60,850
  Repayments of long-term debt.................................................    (23,708)    (24,485)    (17,295)
  Proceeds from stock issuances................................................        387      13,862          43
  Increase in deferred financing costs.........................................         --          --      (3,048)
  Net proceeds (repayments) of short-term borrowings...........................        301      (1,964)     (3,521)
  Other........................................................................         --        (176)        (64)
                                                                                  --------    --------    --------
     Net cash provided by (used for) financing activities......................     (1,204)        738      36,965
                                                                                  --------    --------    --------
Net increase (decrease) in cash and cash equivalents...........................     (3,611)     (1,799)      1,918
Cash and cash equivalents at beginning of year.................................      8,824      10,623       8,705
                                                                                  --------    --------    --------
Cash and cash equivalents at end of year.......................................   $  5,213    $  8,824    $ 10,623
                                                                                  --------    --------    --------
                                                                                  --------    --------    --------

- ------------------
*Restated to retroactively reflect change in accounting for income taxes.

          See accompanying notes to consolidated financial statements.
                                      F-9

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1. BUSINESS; LIQUIDITY AND CAPITAL RESOURCES:

     O'Brien Environmental Energy, Inc. (the Company) develops, owns and operates biogas projects and develops and owns cogeneration, and waste-heat recovery projects which produce electricity and thermal energy for sale to industrial and commercial users and public utilities. In addition, the Company sells and rents power generation cogeneration and standby/peak shaving equipment and services.

     It has been management's intention to refinance its projects with more permanent long-term debt, and/or to sell off equity positions in its major projects in order to generate working capital to be used primarily to develop additional projects. For the past several years, the Company has not been able to restructure or refinance its major projects because of prolonged and expensive litigation with the turnkey contractor associated with the completion dates of all of the Company's major cogeneration projects.

     During the year ended June 30, 1993, the Company has suffered certain setbacks which have contributed significantly to the Company's net loss in fiscal 1993. Among these setbacks were a fire at its Newark Boxboard Project (resulting in an insurance claim of approximately $40,000), the expenses and diversion of management focus required to repair the project and deal with insurance recovery and the continuing substantial legal expenses and other costs attributable to the various contractor litigations discussed above. (See Note 29.) These issues have had a negative impact on the Company's cash flow, ability to finance its operations and its ongoing development activities.

     In response to these developments, management developed a plan to address the working capital needs of the Company. This plan includes the refinancing of major projects (such as the Newark Project, whose litigation with the turnkey contractor was settled in May 1993 and which is now fully operational after reconstruction), the settlement of the Newark insurance claims, the sale of certain interests in its development projects, cost reductions, restructuring of its operations and the settlement of the balance of litigation with the turnkey contractor (See Note 29).

     In implementing this plan, to date:

          (i) In November 1993, the Company entered into a transaction under which it sold its interest in its Philadelphia Water Department project for $5,000 subject to a right of repurchase (See Note 31.)

          (ii) In November 1993, the Company entered into a letter of intent with Stewart & Stevenson, a major equipment supplier and operation and maintenance company, for a credit facility to be disbursed upon the completion of certain milestones, including, among other things, the appointment of Stewart & Stevenson as operation and maintenance contractor for the Company's Newark Boxboard and du Pont Parlin cogeneration projects. (The first disbursement consisting of $1 million was funded on January 13, 1994).

          (iii) In December 1993, the Company executed an exclusive option agreement with a developer to purchase one of the Company's biogas projects and granted the purchaser a right of first refusal to purchase certain of the Company's other biogas projects.

          (iv) In January 1994, the Company and NatWest Markets ('NatWest') executed an engagement letter pursuant to which NatWest was engaged as financial advisor to the Company and O'Brien Newark in connection with identifying and assisting the Company and O'Brien Newark in negotiating and entering into agreements to refinance the Newark Boxboard Cogeneration project for approximately $50,000. As of December 31, 1993, the debt outstanding on this project was approximately $33,000.

          (v) The Company has collected early payments on certain of its notes receivable in consideration of discounts offered (See Note 7.)

     Although the Company believes its efforts will be adequate to meet its fiscal 1994 operating and capital needs, there can be no assurance that the Company may not experience liquidity problems because of adverse

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


1. BUSINESS; LIQUIDITY AND CAPITAL RESOURCES:--(CONTINUED)

market conditions or other unfavorable events or if the Company is not able to obtain sufficient financing on the Newark Project on a timely basis. These liquidity problems could affect the Company's ability to pay its obligations when they are due and therefore, could impair the Company's ability to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation:

     The consolidated financial statements include the accounts of the Company and all significant subsidiaries which are more than 50 percent owned and controlled. Intercompany transactions have been eliminated in consolidation. Foreign subsidiaries with fiscal years ending on March 31 are included in the consolidated financial statements. If events occurred between March 31 and June 30 which materially affect the consolidated financial position or results of operations, they would be reflected in the consolidated financial statements. Investments in less than majority-owned entities are recorded at cost plus equity in their undistributed earnings or losses since acquisition.

     Certain reclassifications have been made to conform prior years' data to the current presentation.

  Revenue Recognition:

     Energy revenues from cogeneration and biogas projects are recognized as billed over the term of the contract. Profits and losses from sales and rental of power generation equipment, including sales to projects in which the Company retains less than a 100% interest, are recognized as the equipment is sold or over the term of the rental. Development fee revenue is recognized on a cost recovery basis as cash is received (without future lending provisions), or equity interest in the partnership increases, whereby revenues are recognized subsequent to the recovery of all project development costs.

  Inventories:

     Inventories, consisting principally of power generation equipment and related parts held for sale, are valued at the lower of cost (determined primarily by the specific identification method) or market.

  Property, Plant and Equipment:

     Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets which range from five to thirty years. Depreciation on equipment held for future projects is not provided until the equipment is placed in service. For income tax purposes, the Company uses accelerated depreciation methods.

     Cost of maintenance and repairs is charged to expense as incurred. Renewals and improvements are capitalized. Upon retirement or other disposition of items of plant and equipment, cost of items and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.


  Coalbed Methane Gas Properties Held For Sale:

     The Company used the full cost method of accounting for its coalbed methane gas properties. Under the full cost method, all productive and nonproductive costs incurred in the acquisition, exploration and development of coalbed methane gas properties were capitalized. Upon commencement of production, depletion of coalbed methane gas properties were computed on the units-of production method based on future gross revenues from the proved reserves underlying the properties. Unevaluated properties were excluded from depletion until a determination has been made as to the existence of proved reserves or an impairment has occurred. Gains and

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:--(CONTINUED)

losses on the sale or other disposition of properties were not recognized unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves. Capitalized costs were limited to the lower of cost or fair value of unproved properties.

  Project Development Costs:

     Project development costs consist of fees, licenses and permits, site testing, bids and other charges, including salary and interest charges, incurred by the Company in developing projects. For wholly-owned projects, these costs are transferred to property, plant and equipment upon commencement of construction and depreciated over the contract term upon commencement of operations. For projects structured as partnerships, these costs may be recovered through development cost reimbursements from the partnership or third parties, or may be transferred to an investment in the partnership. It is the Company's policy to expense these costs in any period in which management determines the costs to be unrecoverable.

  Deferred Financing Costs:

     Deferred financing costs are being amortized on a straight-line basis over the terms of the related financing.

  Recourse Long-term Debt and Nonrecourse Project Financing:

     Recourse long-term debt consists of collateralized long-term debt for which repayment is a general obligation of the Company. Nonrecourse project financing consists of long-term debt for which repayment obligations are limited to specific project subsidiaries.

  Income Taxes and Accounting Change:

     The Company adopted Statement of Financial Accounting Standards No. 109,

'Accounting for Income Taxes' (SFAS No. 109) in the fourth quarter of 1993 (See
Note 3), which requires a change from the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of 'temporary differences' by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under SFAS No. 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Under the deferred method, deferred taxes were recognized using the tax rate applicable to the respective year of the calculation and were not adjusted for subsequent changes in tax rates. Investment and other tax credits are accounted for under the flow-through method, whereby current federal income tax expense is reduced by such credits as they are utilized.

  Gas Swap Agreements:

     The Company has entered into gas swap agreements to reduce the impact of changes in gas prices on its operating income. The differentials to be paid or received under such agreements are accrued and are recorded as increments or decrements to gas expense.

  Interest Rate Swap Agreement:

     The Company has entered into an interest rate swap agreement to reduce the impact of changes in interest rates on its variable rate debt. The differentials to be paid or received under such agreements are accrued and are recorded as increments or decrements to interest and debt expense.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:--(CONTINUED)

  Amortization of Excess Cost:

     Excess of cost of investment in subsidiaries over net assets at date of acquisition is being amortized by charges to operations on a straight-line basis over twenty-five years.

  Net Income (Loss) per Share:

     Net Income (Loss) per share is calculated by dividing net income (loss) by the weighted average shares of Common Stock and Common Stock equivalents outstanding. Fully diluted net income (loss) per share is not presented because conversion of the convertible senior subordinated debentures would be antidilutive.

  Foreign Currency Accounting:

     The financial statements of foreign subsidiaries have been translated in accordance with Statement of Financial Accounting Standards No. 52, whereby assets and liabilities are translated at year-end rates of exchange and statements of operations are translated at the average rates of exchange for the year. Currency translation adjustments are accumulated in the other component of stockholders' equity until the entity is substantially sold or liquidated.

     Transaction gains and losses associated with foreign activities are reflected in operations.

  Statements of Cash Flows:

     For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

  Concentration of Credit Risk:

     The Company primarily sells electricity and steam to public utilities and corporations on the east and west coasts of the United States under long-term contractual agreements. Also, the Company services, sells and rents equipment to various entities worldwide. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

     The Company invests its excess cash in deposits with financial institutions. Those securities typically mature within ninety days and, therefore, bear minimal risk. The Company has not experienced any losses on these deposits.

3. ACCOUNTING CHANGE:

     During the fourth quarter of 1993, the Company adopted SFAS 109 and elected to apply the provisions of SFAS 109 retroactively to July 1, 1989. Accordingly, the beginning balance of accumulated deficit as of July 1, 1990 has been restated to reflect an increase of $2,329. In addition, the financial statements for the years ended June 30, 1992 and 1991 and the unaudited quarterly data presented in Note 28 have been restated to comply with the provisions of SFAS
109. The following summarizes the impact of applying SFAS 109 on net income
(loss) and net income (loss) per share.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

3. ACCOUNTING CHANGE:--(CONTINUED)

                                                                                     1992       1991
                                                                                    -------    -------

Net income (loss) as previously reported.........................................   $ 3,296    $(5,798)
  Effect of SFAS 109.............................................................    (1,884)    (2,787)
                                                                                    -------    -------
As restated......................................................................   $ 1,412    $(8,585)
                                                                                    -------    -------
                                                                                    -------    -------
Net income (loss) per common share as previously reported........................   $   .22    $  (.45)
  Effect of SFAS 109.............................................................      (.13)      (.22)
                                                                                    -------    -------
As restated......................................................................   $   .09    $  (.67)
                                                                                    -------    -------
                                                                                    -------    -------

4. RESTRICTED CASH:

     The Company has classified certain cash and cash equivalents that are not fully available for use in its operations as restricted.

     The restricted cash and cash equivalents relate to debt service reserve accounts for O'Brien (Newark) Cogeneration, Inc. and O'Brien (Parlin) Cogeneration, Inc. (See Note 17), and compensating balances maintained by the Company at financial institutions in connection with lines of credit extended to its United Kingdom subsidiaries (See Note 14).

     The restricted cash and cash equivalents consist of the following:

                                                                                     1993       1992
                                                                                    -------    -------
O'Brien (Newark) Cogeneration, Inc...............................................   $ 2,500    $ 2,000
O'Brien (Parlin) Cogeneration, Inc...............................................     1,233         --
United Kingdom subsidiaries......................................................     1,280      1,208
Other............................................................................        51         --
                                                                                    -------    -------
                                                                                    $ 5,064    $ 3,208
                                                                                    -------    -------
                                                                                    -------    -------

     Additionally, due to restrictions in the Newark and Parlin project financing agreements, $2,822 and $2,442 of cash and cash equivalents at June 30, 1993 and 1992, respectively, is generally available for use only by those projects.

5. NEWARK COGENERATION PLANT:

     On December 25, 1992, a fire disabled the Newark cogeneration plant. The damage to the plant caused by the fire has been repaired. The plant returned to partial operations in August 1993 and resumed full operation in October 1993. The Newark cogeneration plant generated revenues of $19,629 (including net business interruption proceeds of $5,880), $27,532, and $15,453 in 1993, 1992 and 1991, respectively. As of June 30, 1993, the Company incurred approximately $7,455 (of which approximately $4,614 is included in accounts payable) to repair the plant. As of June 30, 1993, the Company has received $2,000 in property damage insurance proceeds. The capital expenditures to repair the plant are offset by the property insurance claim proceeds and is reflected as insurance claims receivable in the accompanying balance sheet at June 30, 1993. During 1993, the Company received approximately $5,880 of net business interruption insurance claim proceeds from the insurance carrier which is reflected as energy revenues in the accompanying statements of operations. The Company is presently negotiating a settlement with the insurance company regarding the property insurance claim as well as the business interruption claim. No loss has been recorded as of June 30, 1993 as insurance proceeds are expected to exceed the recorded net book value of the assets destroyed.

     Effective March 31, 1993, the Company sold a 12.5% interest in all proceeds received by the Company in its capacity as a stockholder of O'Brien (Newark) Cogeneration, Inc., a wholly-owned subsidiary, to a third party for

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

5. NEWARK COGENERATION PLANT:--(CONTINUED)

a promissory note in the amount of $6,250. The $6,250 promissory note was payable on May 12, 1996 with interest payable annually at 8%. The costs associated with the sale amounted to $1,667 which resulted in a net gain of $4,583 recognized in the third quarter of 1993. As part of management's plan to refinance its operations, on January 18, 1994, the Company repurchased the 12.5% interest from the third party for the $6,250 and the forgiveness of accrued interest. In addition, on January 18, 1994, the Company entered into a consulting agreement with the third party to provide fuel management services as requested by the Company up to certain limitations, as defined in the agreement, for twenty semi-annual payments of $65,000 through December 2004. Also, the consulting agreement allows for the payment of the semi-annual consulting fee in common stock at the option of the third party. As a result of repurchasing the 12.5% interest in O'Brien (Newark) Cogeneration, Inc., the Company recorded a charge in the fourth quarter of 1993 of $4,583 to defer the net gain recognized in the third quarter. The minority interest of $1,667 established in the third quarter and the deferred gain of $4,583 recorded in the fourth quarter are in other liabilities in the accompanying consolidated balance sheet at June 30, 1993. The Company will offset the $6,250 note receivable, $1,667 minority interest and $4,583 deferred income in January 1994 in connection with the effective date of the repurchase agreement for the 12.5% interest in O'Brien (Newark) Cogeneration, Inc.

6. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment consist of the following:


                                                                                   1993        1992
                                                                                 --------    --------
Equipment related to energy revenues..........................................   $171,515    $179,925
Rental equipment..............................................................     34,737      15,642
Furniture and fixtures........................................................      1,649       1,593
Land, buildings and improvements..............................................      1,663       1,277
Other equipment...............................................................        823       2,185
                                                                                 --------    --------
                                                                                 $210,387    $200,622
Accumulated depreciation and amortization.....................................    (27,911)    (19,685)
                                                                                 --------    --------
                                                                                  182,476     180,937
Equipment held for future projects............................................     11,741      14,740
                                                                                 --------    --------
                                                                                 $194,217    $195,677
                                                                                 --------    --------
                                                                                 --------    --------

     Depreciation expense was $9,643, $8,561 and $3,578 in 1993, 1992 and 1991,
respectively.

     Equipment related to energy revenues includes the property and equipment of the Newark and Parlin cogeneration plants and the biogas projects.

     The Newark project consists of a 52 megawatt cogeneration power plant in Newark, New Jersey which commenced operations in November 1990 and is supplying electricity and steam pursuant to 25-year supply contracts. The facility was financed utilizing nonrecourse project financing. On December 25, 1992, a fire disabled the Newark cogeneration plant (see Note 5).

     The Parlin project consists of a 122 megawatt cogeneration power plant in Parlin, New Jersey which commenced operations on June 26, 1991 and is supplying 101 megawatts of electricity pursuant to a 20-year electric supply contracts and steam pursuant to a 30-year supply contract. The facility was financed utilizing nonrecourse project financing.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

7. NOTES RECEIVABLE

     Notes receivable consist of the following:

                                                                                   1993        1992
                                                                                 --------    --------
Note receivable with interest payments due annually at 8% in May, and a

  principal payment of $6,250 due May 12, 1996 (a)............................   $  6,250          --
Note receivable, non-interest bearing, due in annual principal installments of
  $800 through June 1996. At June 30, 1993 face value and discount are $3,200 and $430, respectively, assuming an interest rate
  of 5.95% (b)................................................................      2,770          --
Notes receivable due in quarterly installments of $110 including interest at
  9 1/2% to 10% per annum through March 15, 1994 with a final payment of
  $1,236 due on June 15, 1994 (c).............................................   $  1,438    $  1,725
Other (d).....................................................................      1,421          --
                                                                                 --------    --------
                                                                                   11,879       1,725
Current portion...............................................................      2,564         287
                                                                                 --------    --------
                                                                                 $  9,315    $  1,438
                                                                                 --------    --------
                                                                                 --------    --------

- ------------------
(a) Note receivable associated with the sale of a 12.5% interest in O'Brien (Newark) Cogeneration, Inc. The note was used to repurchase the 12.5% interest in O'Brien (Newark) Cogeneration, Inc. in January 1994. (See Note
    5).

(b) Note receivable associated with the termination of a power purchase contract (See Note 21). The note is collateralized by an irrevocable letter of credit.

(c) Notes receivable associated with the sale of two biogas projects in 1992. The notes receivable are collateralized by the assets of the biogas projects and guaranteed by the general partner of each limited partnership. (See Note
    21). In January 1994, these notes were satisfied with a payment based on an offer by the Company to discount the notes by $202 for early repayment.

(d) Notes receivable associated with the sale of two biogas projects in development in 1993 (See Note 21) and a direct finance lease relating to power generation equipment. In October 1993, a $331 note receivable was satisfied with a payment of $265 based on an offer by the Company to discount the notes for early repayment.

8. COALBED METHANE GAS PROPERTIES HELD FOR SALE:

     On August 27, 1993 the Company entered into an agreement with an unrelated third party to sell substantially all proved and unproved coalbed methane gas properties for $6,500. The $6,500 will be paid in $2,000 of cash and a production payment note receivable of $4,500. In addition, the Company has agreed to contribute up to $800 to complete non-producing wells into commercial wells. The production payment note receivable will be paid from a percentage of net revenues from the coalbed methane properties until the earlier of (1) the note is paid in full or (2) 10 years.

     The Company's coalbed methane gas operations primarily consisted of exploration and development of coalbed methane gas projects conducted through wholly-owned subsidiaries.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

8. COALBED METHANE GAS PROPERTIES HELD FOR SALE:--(CONTINUED)

     Capital expenditures relating to the coalbed methane gas properties consisted of the following:

                                                                                       1993      1992
                                                                                      ------    ------
Property acquisition, unproved.....................................................   $  167    $   71
Exploration........................................................................    1,552       778
Capitalized Interest...............................................................      335       152
Other..............................................................................      116       115
                                                                                      ------    ------
                                                                                      $2,170    $1,116
                                                                                      ------    ------
                                                                                      ------    ------

9. PROJECT DEVELOPMENT COSTS:

     During the years ended June 30, 1993, 1992 and 1991, the Company determined that certain project development costs should be expensed. The resulting charges, net of any recoveries, of $1,782, $125 and $1,000 for 1993, 1992 and 1991, respectively, are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

10. NOTES RECEIVABLE FROM OFFICERS:

     At June 30, 1993 and 1992, the Company had notes receivable totalling $246 and $841, respectively, from certain officers of the Company. The notes are unsecured, and bear interest at rates ranging from 8% to 10 3/4% per annum.

     In September 1992, the Company assigned approximately $655 of notes receivable from an officer to the former shareholders of American Hydrotherm Corporation in satisfaction for $1,500 of non-interest bearing notes payable due August 1999 with a net present value of $770 at September 1992. American Hydrotherm Corporation is a wholly-owned subsidiary that was acquired in September 1989; the shareholders are currently officers of American Hydrotherm Corporation. The net gain of approximately $115 due to the extinguishment of the debt is included in interest and other income in the accompanying consolidated statements of operations.

11. INVESTMENTS IN EQUITY AFFILIATES:

     Investment in equity affiliates consist of the following:


                                                                                       1993      1992
                                                                                      ------    ------
Gray's Ferry.......................................................................   $1,590    $1,243
Hartford...........................................................................       --       684
Artesia............................................................................      356       357
PoweRent Limited...................................................................      342       368
Intrag, Joint Venture..............................................................      227       427
                                                                                      ------    ------
                                                                                      $2,515    $3,079
                                                                                      ------    ------
                                                                                      ------    ------

  Gray's Ferry:

     In October 1991, O'Brien (Schuylkill) Cogeneration, Inc., (O'Brien Schuylkill) a wholly-owned subsidiary, executed a partnership agreement with Adwin Equipment Company (Adwin) to develop a qualifying cogeneration facility located in Philadelphia, Pennsylvania. The partnership will be known as Grays Ferry Cogeneration Partnership and will develop, own and operate the cogeneration facility. The partnership intends to develop this project in two phases, Phase 1 of which will consist of approximately 40 megawatts. The partnership has a 25-year steam supply contract and a 20-year electric supply contract. O'Brien Schuylkill contributed its development activities to the partnership for a 50% initial interest. Future contributions may have to be made in

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

11. INVESTMENTS IN EQUITY AFFILIATES:--(CONTINUED)

accordance with approved operating budgets. O'Brien Schuylkill and Adwin may be required to sell a one-third interest in the partnership to the operator of the cogeneration facility under the provisions of a project services and development agreement.

  Hartford:

     In September 1993, the Company settled litigation with Hawker Siddeley Power Engineering, Inc., the turnkey contractor for the Hartford project. Pursuant to the settlement agreement, the Company relinquished its interest in the O'Brien (Hartford) Cogeneration Limited Partnership which owns and operates the Hartford Project. (See Note 22.) The Hartford project consisted of a 54 megawatt cogeneration facility in Hartford, Connecticut which commenced operations in 1991 and is supplying electricity and steam pursuant to 20 year supply contracts.


  Artesia:

     The Artesia project consists of a 32 megawatt cogeneration facility in Artesia, California which commenced operations in 1990 and is supplying electricity and steam pursuant to 30 year supply contracts. The project is owned and operated by O'Brien California Cogen Limited, a limited partnership. O'Brien Cogeneration, Inc. II, a wholly-owned subsidiary of the Company, is the managing general partner. The Company's initial equity interest of 3% can increase to a maximum of 50% on the basis of project performance and returns to the limited partner. In addition to its share of the limited partnership's operations, the Company receives annual management fees of approximately $100 and participates in a fuel supply partnership.

  PoweRent Limited:

     PoweRent Limited, an entity in which a subsidiary of the Company owns a 50% interest, is a United Kingdom company that sells and rents power generation equipment. The remaining 50% of PoweRent is owned by an officer of a wholly-owned United Kingdom subsidiary.

  Intrag, Joint Venture:

     Intrag, Joint Venture was formed for the purpose of developing power generation projects in Pakistan; and the manufacture, sale and/or rental of power generation equipment in Pakistan. The joint venture agreement expires in June 1995.

     The Company's investment in the equity affiliates has been accounted for using the equity method.

12. COST IN EXCESS OF NET ASSETS ACQUIRED:

     Excess of cost of investment in subsidiaries over net assets at date of acquisition consists of the following:

                                                                                       1993      1992
                                                                                      ------    ------
Excess of investment in subsidiaries over net assets at date of acquisition........   $2,466    $2,466
Accumulated amortization...........................................................     (381)     (281)
                                                                                      ------    ------
                                                                                      $2,085    $2,185
                                                                                      ------    ------
                                                                                      ------    ------

     Amortization expense amounted to approximately $100 in each of 1993, 1992 and 1991, respectively.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

13. DEFERRED FINANCING COSTS:

     Deferred financing costs consist of the following:

                                                                                   1993        1992
                                                                                 --------    --------
Deferred financing costs......................................................   $  7,087    $  7,080
Accumulated amortization......................................................     (1,359)       (907)
                                                                                 --------    --------
                                                                                 $  5,728    $  6,173
                                                                                 --------    --------
                                                                                 --------    --------

     Amortization expense amounted to $452, $452 and $204 in 1993, 1992 and 1991, respectively and is included in interest and debt expense in the accompanying consolidated statements of operations.

14. SHORT-TERM BORROWINGS:

     As of June 30, 1993 and 1992 short-term borrowings consist of foreign lines of credit payable to financial institutions bearing interest at foreign (U.K.) short term rates. Collateral for the lines of credit consists primarily of certain restricted cash balances.

15. RECOURSE LONG-TERM DEBT:

     Recourse long-term debt consist of the following:

                                                                                    1993       1992
                                                                                  --------    -------
Notes payable to financial institutions, due in monthly installments of principal plus interest at floating rates ranging from 1% to 3% over the prime rate (prime rate at June 30, 1993 was 6%) maturing at various dates through December 1999, collateralized by certain energy equipment having a
  net book value of $40,734 at June 30, 1993...................................   $ 27,113    $19,325
Capital lease obligations, due in monthly installments at rates up to 13.25%, maturing at various dates through December 2000, collateralized by certain energy and rental equipment having a net book value of $13,267 at June 30,
  1993.........................................................................     10,828      5,837
Other..........................................................................        490      1,474
                                                                                  --------    -------
                                                                                    38,431     26,636
Less current maturities........................................................    (10,419)    (6,633)

                                                                                  --------    -------
                                                                                  $ 28,012    $20,003
                                                                                  --------    -------
                                                                                  --------    -------

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

15. RECOURSE LONG-TERM DEBT:--(CONTINUED)

     Scheduled maturities of recourse long-term debt and capital lease obligations, including interest, for the next five years and thereafter are as follows:

                                                                            RECOURSE
YEAR ENDING JUNE 30                                                      LONG-TERM DEBT    CAPITAL LEASES
- ----------------------------------------------------------------------   --------------    --------------
1994..................................................................         8,336             3,331
1995..................................................................        10,066             3,197
1996..................................................................         5,221             3,180
1997..................................................................         2,466             2,995
1998..................................................................           779             1,337
Thereafter............................................................           735               152
Interest component on capital leases..................................            --            (3,364)
                                                                         --------------    --------------
                                                                            $ 27,603          $ 10,828
                                                                         --------------    --------------

     The Company incurred interest charges, exclusive of interest charges on nonrecourse project financing, of $8,265, $8,423 and $7,735 in 1993, 1992 and 1991, respectively. Of these amounts, $1,873, $2,690 and $2,740 were capitalized (See Note 17 for interest capitalized under nonrecourse project financing arrangements).

     Subsequent to June 30, 1993, the Company refinanced on a long-term basis approximately $4,300 of recourse long-term debt that was originally scheduled to be repaid during fiscal 1994. These amounts have been classified as noncurrent at June 30, 1993.

     Certain of the recourse long-term debt agreements contain requirements that the Company will (1) not incur a net loss during any fiscal year; and (2) not default on other debt agreements. In addition, the agreements prohibit the declaration of dividends on common stock.

     At June 30, 1993, the Company was not in compliance with financial covenants arising under approximately $1,600 of recourse long-term debt due to incurring a net loss for 1993. On March 1, 1994, the bank granted a waiver for the event of default.

16. CONVERTIBLE SENIOR SUBORDINATED DEBENTURES:

     Convertible senior subordinated debentures consist of the following:

                                                                                    1993       1992
                                                                                   -------    -------
7 3/4% Convertible Senior Subordinated Debentures due in March 2002. Conversion
  price $4.75 per share.........................................................   $11,419    $11,419
11% Convertible Senior Subordinated Debentures due in March 2010. Conversion
  price $5.55 per share.........................................................    11,500     11,500
11% Convertible Senior Subordinated Debentures due in March 2011. Conversion
  price $5.46 per share.........................................................    26,255     26,255
                                                                                   -------    -------
                                                                                   $49,174    $49,174
                                                                                   -------    -------
                                                                                   -------    -------

     The debentures are subordinated in right of payment, in the manner and to the extent set forth in the indenture agreements, to the prior payment in full of all Senior Indebtedness, as defined in the indenture agreements, whether outstanding on the date the debentures were issued or thereafter created, incurred or assumed.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

16. CONVERTIBLE SENIOR SUBORDINATED DEBENTURES:--(CONTINUED)

     The debentures are convertible, at any time prior to maturity, into shares of Class A Common Stock of the Company as provided in the Indenture agreements. Prior to maturity, the debentures may be redeemed at the option of the Company, subject to certain conditions.

     Commencing March 1992, the 7 3/4% debenture sinking fund requirements, which may be satisfied with converted bonds, are scheduled to retire 75% of the issue prior to maturity. Based on conversions to date, the Company does not have to make cash payments to satisfy these requirements until 1999.

     Commencing March 2000, the 11% debentures sinking fund requirements, which may be satisfied with converted bonds, are scheduled to retire 50% of each issue prior to maturity.

     The 7 3/4% indenture agreement contains a requirement that the Company will not, and will not permit any consolidated subsidiary to, incur or create any

Funded Indebtedness, as defined in the agreement, if after giving effect to the incurrence or creation of such Funded Indebtedness the total outstanding Funded Indebtedness of the Company on a consolidated basis would exceed 75% of the sum of the consolidated stockholders' equity and Funded Indebtedness. Notwithstanding the foregoing, the Company may amend, renew, extend or refund any Indebtedness, as defined in the agreement, outstanding from time to time in an amount not greater than the principal amount of such Indebtedness at the date of original incurrence, provided that in the event any such amendment, renewal, extension or refunding takes place at a date when the Funded Indebtedness of the Company on a consolidated basis would exceed the applicable maximum permitted percentage set forth above, the Company will not permit such amendment, renewal, extension or refunding to increase the cumulative mandatory redemptions due prior to the maturity of the 7 3/4% Convertible Senior Subordinated Debentures.

     The operating results during the fourth quarter of 1993 and charges applicable to the adoption of SFAS 109 have resulted in the Company's total outstanding Funded Indebtedness on a consolidated basis exceeding 75% of the sum of consolidated stockholders' equity and Funded Indebtedness as of June 30, 1993. As a result, the Company and its subsidiaries are generally restricted from creating or incurring any new Indebtedness.

     In accordance with the terms of the Indenture agreements, the Company is restricted, under certain circumstances, from declaring or paying cash dividends, making cash distributions, or acquiring or retiring for value any capital stock of the Company.

     During 1992, $80 of the 7 3/4% debentures were converted into Class A Common Stock. No debentures were converted during 1993 or 1991.

17. NONRECOURSE PROJECT FINANCING:

     Nonrecourse project financing consists of the following:

                                                                                   1993        1992
                                                                                 --------    --------
Newark project (a)............................................................   $ 35,088    $ 39,213
Parlin project (b)............................................................     72,810      78,605
                                                                                 --------    --------
                                                                                  107,898     117,818
Less current maturities.......................................................    (10,758)     (9,920)
                                                                                 --------    --------
                                                                                 $ 97,140    $107,898
                                                                                 --------    --------
                                                                                 --------    --------

     -----------------------

      (a) The Newark project financing is an obligation of O'Brien (Newark) Cogeneration, Inc., a wholly-owned subsidiary of the Company. The project financing was converted from a nonrecourse construction loan to a nonrecourse 12-year term loan in October 1990. The term loan provides for a variable interest rate tied to either LIBOR or the prime rate. The subsidiary has the option to fix the interest rate for this term loan at prevailing long-term market rates. At June 30, 1993, the subsidiary

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

17. NONRECOURSE PROJECT FINANCING:--(CONTINUED)

          had $35,088 outstanding under the term loan. The floating rate as of that date was 4.5%. During 1993, 1992 and 1991, $1,759, $2,790 and
          $4,057, respectively, of interest costs were incurred pursuant to the project financing. Of these amounts, $1,494 was capitalized to the project in 1991.

          The sole collateral for the term loan is the common stock of O'Brien (Newark) Cogeneration, Inc., which has net assets of approximately $39,454 excluding the nonrecourse financing at June 30, 1993.

      (b) The Parlin financing is an obligation of O'Brien (Parlin) Cogeneration, Inc., a wholly-owned subsidiary of the Company. The project financing was converted from a nonrecourse construction loan to a nonrecourse 12-year term loan in December 1990. Through the use of an interest rate swap agreement, up to $51,000 of the term loan has a fixed interest rate of approximately 11% per annum for a period of 10 years. The Company is exposed to credit loss in the event of nonperformance by the other party to the swap. However, the Company does not anticipate nonperformance. The balance of the loans have a variable interest rate tied to LIBOR or the prime rate unless the Company chooses to fix the interest rate at prevailing long-term market rates. At June 30, 1993, approximately $21,491 of this loan had a floating rate of 4.4%. During 1993, 1992 and 1991 $7,166, $8,357 and
          $8,352 of interest costs were incurred pursuant to the construction loan. Of these amounts, $7,803 was capitalized to the project in 1991.

          The sole collateral for the term loan is the common stock of O'Brien (Parlin) Cogeneration, Inc., which has net assets of approximately $74,231 excluding the nonrecourse financing at June 30, 1993.

     Scheduled maturities of nonrecourse project financing for the next five years are as follows:

1994..........................................................................   $ 10,758
1995..........................................................................     10,820
1996..........................................................................     11,280
1997..........................................................................     11,905
1998..........................................................................     12,956
Thereafter....................................................................     50,179

                                                                                 --------
                                                                                 $107,898
                                                                                 --------
                                                                                 --------

     The nonrecourse project financing agreements contain various covenants, the most restrictive of which are the maintenance of positive working capital, limitation on the payment of dividends or other distributions to the Company and a restriction on additional borrowings by the project subsidiaries. At June 30, 1993, the Newark project was in compliance with the covenants in the nonrecourse project financing agreements; however, the Parlin project was in default of the covenant which requires the maintenance of positive working capital. On March 1, 1994, the project lender agreed to waive this covenant through July 1, 1994 provided that during the period that this waiver is in effect no distribution of any nature whatsoever will be made to the Company by the Parlin wholly-owned subsidiary and that this waiver shall cease to be effective in the event that the wholly-owned subsidiary is in compliance with the requirement to maintain positive working capital at any time prior to June 30, 1994. The Company has classified the project financing as noncurrent since the conditions of the waiver are expected to be complied with during 1994.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

18. STOCKHOLDERS' EQUITY:

  Preferred Stock

     The Board of Directors of the Company is authorized to issue shares of Preferred stock in one or more series and to determine the rights and preferences of each series.

  Common Stock

     In January 1992, the Company completed an offering of 3,858,028 shares of Class A Common Stock at $4.00 per share. Proceeds from the offering amounted to $13,600, net of issuance costs. In addition, a principal stockholder, controlled by the President of the Company, converted 515,620 shares of Class B Common Stock into Class A Common Stock and sold the Class A Common Stock shares at $4.00 per share in connection with this offering.

     Except for voting and conversion privileges, shares of Class A and Class B common stock are identical. Class A stockholders are entitled to one vote per share while Class B stockholders are entitled to ten votes per share. Class B common stock is convertible into Class A common stock on the basis of one share of Class A common stock for each share of Class B common stock. All outstanding shares of Class B common stock are owned by III Enterprises, Inc., a company wholly owned by the President of the Company, which has controlling voting interest in the Company.


     In August 1993, Pueblo Chemical, Inc. (Pueblo) filed a Schedule 13D with the Securities and Exchange Commission. In the Schedule 13D, Pueblo asserts that it currently has the option to purchase three million shares of the Company's Class B Common Stock from an affiliate of III Enterprises, Inc. Any such purchase by Pueblo would result in a change in control of the Company. III Enterprises has advised the Company that it believes Pueblo's assertions are without merit. In a decision rendered in a U.S. Bankruptcy Court case involving an affiliate of III Enterprises, Inc., the judge determined that no option contract existed between the parties. Pueblo has appealed this decision.

     In October 1993, III Enterprises, Inc. filed for bankruptcy protection under Chapter 11 of the Federal Bankruptcy Code. In connection with any reorganization of III Enterprises, Inc., the stock ownership of III Enterprises which owns the controlling shares of Class B Common Stock of the Company may be sold to a third party.

     Outstanding shares amounted to the following:

                                                                                1993          1992
                                                                             ----------    ----------
Class A common stock......................................................   12,965,397    12,621,068
                                                                             ----------    ----------
                                                                             ----------    ----------
Class B common stock......................................................    3,905,770     4,155,770
                                                                             ----------    ----------
                                                                             ----------    ----------

     At June 30, 1993, the Company had 11,426,574 Class A common stock shares reserved for issuance in connection with its stock option plans (2,141,894) and its convertible senior subordinated debentures (9,284,680).

  Other

     The other component of stockholders' equity includes a foreign currency translation adjustment of ($551), ($137) and $42 at June 30, 1993, 1992 and 1991, respectively, and treasury stock of $64 at June 30, 1993, 1992 and 1991. Treasury stock is recorded at cost and consists of 90,200 shares of Class A common stock and 165,000 shares of Class B common stock, including 75,000 shares of Class A common stock and 165,000 shares of Class B common stock held by O'Brien Energy Services at the date of its acquisition by the Company.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

19. STOCK OPTIONS:

     The Company's stock option plans provide for the granting of qualified and/or nonqualified options on Class A common stock to officers, directors and key employees. Qualified options are exercisable after one year from the date of the grant and expire no more than ten years after grant. These options become exercisable over a 36 month period. Pertinent information concerning the option plans is as follows:

                                                                    1993         1992         1991
                                                                  ---------    ---------    ---------
Outstanding at beginning of year...............................   1,400,868    1,279,832    1,172,201
Options exercised..............................................     (94,365)     (65,464)     (15,000)
Options expired................................................    (258,075)    (142,500)     (54,797)
Options granted-nonqualified...................................     316,213      160,000      143,928
Options granted-qualified......................................      52,233      169,000       33,500
                                                                  ---------    ---------    ---------
Outstanding at end of year.....................................   1,416,874    1,400,868    1,279,832
                                                                  ---------    ---------    ---------
                                                                  ---------    ---------    ---------
Exercisable....................................................   1,279,516    1,246,779    1,047,470
                                                                  ---------    ---------    ---------
                                                                  ---------    ---------    ---------

     Exercise prices range from $4.25 to $4.75 per share for options granted in 1993; $4.25 to $4.75 per share for options granted in 1992, and $3.875 to $5.00 per share for options granted in 1991. The price of options exercised ranged from $3.75 to $4.75 per share in 1993 and $1.87 to $4.75 per share in 1992 and was $1.87 per share in 1991.

20. BUSINESS INTERRUPTION INSURANCE CLAIMS:

     During 1993 and 1992, energy revenues includes approximately $6,247 and $483 received under net business interruption insurance claims associated with the Newark and Parlin cogeneration plants (see Note 5 for Newark claims).

21. DEVELOPMENT FEES AND OTHER:

     In December 1992, the Company and a utility entered into an agreement pursuant to which the electric contract previously entered into was terminated for $4,000 from the utility, payable in five annual installments of $800 without interest. The payments are collateralized by a standby letter of credit. The net present value of the $4,000 was determined to be $3,462, assuming an interest rate of 5.95%, and is reflected as development fees and other in the accompanying consolidated statements of operations. The associated project development costs amounted to $2,386 which resulted in a net gain of $1,076.

     In December 1992, the Company sold a biogas project located in the United Kingdom for $821, of which $331 is being paid pursuant to a promissory note with an interest rate of 8% and is reflected as development and other fees in the accompanying consolidated statements of operations. In October 1993, the promissory note was satisfied for $265, which reflects a $66 discount for early payment offered by the Company. The associated project development costs amounted to $564 which resulted in a net gain of $257.

     In September 1992, the Company sold a 50% interest in a biogas project pursuant to a stock purchase agreement. The remaining 50% interest was sold on June 30, 1993. The aggregate sale price was $625 of which $555 is being paid pursuant to a promissory note with an interest rate of 8%. The costs associated with the sale amounted to $267 which resulted in a net gain of $358.

     During 1993, the Company recognized approximately $3,989 of revenues associated with the sale of natural gas to the Artesia project under a fuel management contract. The costs associated with the fuel transactions amounted to $3,989.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

21. DEVELOPMENT FEES AND OTHER:--(CONTINUED)

     In June 1992, the Company sold the power purchase, landfill gas and other agreements associated with two biogas projects that were operated by the Company to two unrelated limited partnerships for $323 in cash and $1,725 in notes receivable with interest rates of 9.5% and 10%. The cost associated with the agreements sold amounted to $503 which resulted in a gain of $1,545. The sales price of $2,048 and the related costs of $503 are reflected in development and other fees and cost of development and other fees, respectively, in the accompanying consolidated statements of operations. In January 1994, these notes receivable were satisfied for $1,100, which reflects a $202 discount for early payment offered by the Company. In addition, the Company entered into equipment rental agreements with the respective buyers of those projects to lease certain power generation equipment for annual rentals of $185 through December 31, 2002. The leases may be extended for six years at the option of the lessee. Also, the annual rentals may be reduced if equipment is removed from the project sites by the Company in accordance with provisions in the rental agreements.

     In 1992 and 1991, the Company recognized revenues of $779 and $1,326, respectively, in connection with equipment agreements associated with the Hartford project. Associated costs were $701 and $635, respectively. During 1993, 1992 and 1991, the Company also recognized $125, $227 and $290, respectively, of revenues pursuant to management fee and other agreements with the Hartford and Artesia projects. Associated costs were $112, $204 and $268, respectively.

22. LITIGATION SETTLEMENT COSTS:

     In January 1991, the Company reached a settlement with the plaintiffs who brought a stockholder class action lawsuit which alleged certain violations under the Securities Exchange Act of 1934. Under the terms of the settlement, the Company paid $275 in cash and issued 120,000 shares of Class A common stock of the Company (valued for these purposes at $5.00 per share). The Company's insurance carrier contributed $338 to this settlement, as well as reimbursing the Company for approximately $300 of legal costs incurred in connection with the litigation.

     In May 1993, O'Brien (Newark) Cogeneration, Inc. and O'Brien Newark Supply Corporation, wholly-owned subsidiaries, entered into a settlement agreement with Hawker Siddeley Power Engineering Inc. and related entities, the turnkey contractor for the Newark cogeneration project, with regards to litigation relating to the construction of the Newark cogeneration plant. The settlement agreement dismissed all claims between all parties. As a result of the settlement, the $3,800 construction costs payable relating to retained payment under the construction contract has been adjusted by reducing property, plant and equipment by $3,200 with the remainder representing payments made by the Company.

     In September 1993, the Company and certain subsidiaries and an equity affiliate entered into a settlement agreement with Hawker Siddeley Power Engineering, Inc. and related entities, the turnkey contractor for the Hartford cogeneration plant, with regards to litigation relating to the construction of the Hartford cogeneration plant. Pursuant to the settlement agreement, the Company relinquished its 5 percent general partner interest, paid Hawker $250 and issued a promissory note for $250 to the succeeding general partner, which resulted in a total charge of $1,121 for 1993, which is included in selling, general and administrative expenses in the accompanying Consolidated Statement of Operations.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
23. INCOME TAXES:

     Income (loss) from continuing operations before income taxes consists of:

                                                                      1993       1992       1991
                                                                    ---------  ---------  ---------
United States.....................................................  $ (10,272) $   3,973  $  (6,894)
Foreign...........................................................       (361)      (123)       (15)
                                                                    ---------  ---------  ---------
                                                                    $ (10,633) $   3,850  $  (6,909)
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------

     The income tax provision (benefit) consists of:

                                                                      1993       1992       1991

                                                                    ---------  ---------  ---------
Current income taxes:
  Federal.........................................................         --        100         --
  State...........................................................         --         35         --
  Foreign.........................................................         --         --         --
                                                                    ---------  ---------  ---------
                                                                           --         35         --
Deferred income taxes.............................................      3,078      2,303      1,676
                                                                    ---------  ---------  ---------
                                                                    $   3,078  $   2,438  $   1,676
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------

     The components of the net deferred income tax liabilities are as follows:

                                                                                1993       1992
                                                                              ---------  ---------
Deferred income tax liabilities:
  Property, plant and equipment.............................................  $  15,073  $  12,928
                                                                              ---------  ---------
Deferred income tax assets:
  Net operating loss carryforwards..........................................     18,325     11,848
  Alternative minimum tax credits...........................................        110        110
  Investment tax credits....................................................      1,623      1,623
  Miscellaneous.............................................................        328        240
  Valuation allowance.......................................................    (16,208)    (8,710)
                                                                              ---------  ---------
       Total deferred tax assets............................................      4,178      5,111
                                                                              ---------  ---------
  Net deferred income tax liabilities.......................................  $  10,895  $   7,817
                                                                              ---------  ---------
                                                                              ---------  ---------

     The increase in the valuation allowance from June 30, 1992 to June 30, 1993 is due primarily to the uncertainty of realizing the benefit of loss carryforwards generated in 1993.

     A reconciliation between the U.S. Federal statutory tax rate and the effective tax rate follows:

                                                                      1993       1992       1991
                                                                    ---------  ---------  ---------
Income tax (benefit) on the amount at federal statutory rate......  $  (3,615) $   1,309  $  (2,349)
State income taxes................................................        282        538        289
Operating income tax losses with no current tax benefit...........      6,248        419      3,666

Other.............................................................        163        172         70
                                                                    ---------  ---------  ---------
Total income tax provision........................................  $   3,078  $   2,438  $   1,676
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

23. INCOME TAXES:--(CONTINUED)

     At June 30, 1993, the Company has tax basis net operating loss carryforwards available to offset future regular taxable income, and investment tax credit carryfowards available to offset future regular or alternative minimum federal income taxes payable. These carryforwards expire as follows:

                                                             NET OPERATING     INVESTMENT TAX CREDIT
                                                           LOSS CARRYFORWARDS      CARRYFORWARDS
                                                           ------------------  ---------------------
1998.....................................................      $           --        $            58
1999.....................................................                  --                    138
2000.....................................................                 400                    255
2001.....................................................                 792                    240
2002.....................................................               2,325                    409
2003.....................................................               3,733                     82
2004.....................................................               2,071                    174
2005.....................................................               5,022                     52
2006.....................................................              12,677                    215
2007.....................................................               4,002                     --
2008.....................................................              16,430                     --
                                                           ------------------                -------
                                                               $       47,452        $         1,623
                                                           ------------------                -------
                                                           ------------------                -------

     In addition, the Company has $3,108 of unused net operating loss carryforwards for United Kingdom income tax purposes. These credits can be carried forward for United Kingdom tax purposes indefinitely.

     An alternative minimum tax is imposed at a 20% rate on the Company's alternative minimum taxable income which is determined by making statutory adjustments to the Company's regular taxable income. Net operating loss carryforwards may be used to offset only 90% of the Company's alternative minimum taxable income. The net operating loss carryforwards for alternative minimum tax purposes are approximately $26,805 for income tax purposes at June 30, 1993. The Company is subject to the alternative minimum tax resulting in an alternative minimum tax expense of $100 in 1992. This amount will be allowed as a credit carryover against regular tax in the future in the event the regular tax expense exceeds the alternative minimum tax expense.

24. TRANSACTIONS WITH RELATED PARTIES:

     PoweRent Limited is 50% owned by the Company and 50% by an officer of a wholly-owned subsidiary. Amounts receivable from or payable to related parties are noninterest-bearing and are classified as current, as settlement is expected to occur within one year.

     A summary of activity with related parties is as follows:

          (1) The Company leases office space from Pennsport Partnership, a Pennsylvania partnership in which the President of the Company has a 50% ownership interest. Rental expense for 1993, 1992 and 1991 was $293, $290 and $284, respectively. The Company also leases office space from River Holdings, Ltd., an entity owned by the President of the Company. Rental expense for 1993 was $75. In addition, a subsidiary of the Company leases offices and manufacturing space from an affiliate of the President of the Company. Rental expense for 1993, 1992 and 1991 was $156, $155 and $167, respectively.

          (2) In 1993 and 1992, the Company recognized $156 and $143, respectively, of revenue by selling equipment and related services to PoweRent. The cost of the equipment and related services was $130 and $96, respectively.

          (3) In 1993 and 1992, the Company recognized $346 and $235, respectively, of revenue by selling equipment and related services to O'Brien Power Systems, Inc., a company controlled by a relative of the

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

24. TRANSACTIONS WITH RELATED PARTIES:--(CONTINUED)

     President of the Company. The cost of the equipment and related services was $322 and $224, respectively. The Company also was charged commissions by O'Brien Power Systems, Inc. of $169 in 1993 in connection with equipment sales and services provided to third parties.

          (4) In 1991, the Company recognized $831 of revenue by selling equipment and related services to O'Brien Machinery Company, a company that was wholly-owned and managed by the brother of the President of the Company. The cost of the equipment and related services was $687.

     In addition, the Company has had transactions with projects structured as partnerships in which the Company retains a general partnership interest (Note
11).


25. SEGMENT INFORMATION AND MAJOR CUSTOMERS:

     The Company operates principally in two industry segments: the developing, owning and operating biogas projects and the development and ownership of cogeneration and waste heat recovery projects (energy) and the selling and renting of power generation, cogeneration and standby/peak shaving equipment and services (equipment sales, rental and services). Information with respect to the segments of the business is as follows:

                                                                     1993        1992        1991
                                                                  ----------  ----------  ----------
Revenues:
  Energy........................................................  $   74,587  $   74,692  $   21,497
  Equipment sales, rental and services..........................      23,105      25,423      29,883
                                                                  ----------  ----------  ----------
                                                                  $   97,692  $  100,115  $   51,380
                                                                  ----------  ----------  ----------
                                                                  ----------  ----------  ----------
Identifiable assets:
  Energy........................................................  $  224,352  $  222,070  $  208,010
  Equipment sales, rental and services..........................      29,557      26,722      25,184
  Corporate assets..............................................       8,620      10,262      16,013
                                                                  ----------  ----------  ----------
                                                                  $  262,529  $  259,054  $  249,207
                                                                  ----------  ----------  ----------
                                                                  ----------  ----------  ----------
Operating income (loss):
  Energy........................................................  $   14,468  $   24,520  $    4,495
  Equipment sales, rental and services..........................      (1,799)      1,283       1,599
  General corporate expenses....................................      (8,599)     (5,817)     (5,408)
                                                                  ----------  ----------  ----------
                                                                  $    4,070  $   19,986  $      686
                                                                  ----------  ----------  ----------
                                                                  ----------  ----------  ----------
Depreciation and amortization expense:
  Energy........................................................  $    8,008  $    8,106  $    2,538
  Equipment sales, rental and services..........................       1,446         751         752
  Not allocable.................................................       1,096         591         646
                                                                  ----------  ----------  ----------
                                                                  $   10,550  $    9,448  $    3,936
                                                                  ----------  ----------  ----------
                                                                  ----------  ----------  ----------

     Revenue by segment consists of sales to unaffiliated customers; intersegment sales are not significant. For the purposes of this presentation, development and other fees are considered revenues of the energy segment.

     Identifiable assets by segment are those assets that are used in the operations of each segment. Corporate assets are those assets not used in the operations of a specific segment and consist primarily of cash, notes receivable from officers and deferred financing costs. Investments in limited partnerships are included in the identifiable assets of the energy segment.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

25. SEGMENT INFORMATION AND MAJOR CUSTOMERS:--(CONTINUED)

     Selling, general and administrative expenses have been allocated to the individual segments on the basis of segment revenues and geographical location.

     Capital expenditures for 1993 are primarily associated with the equipment sales, rental and services segment. Capital expenditures for 1992 and 1991 are primarily associated with the energy segment.

     Information with respect to the Company's geographical areas of business is as follows:

                                                                     1993        1992        1991
                                                                  ----------  ----------  ----------
Revenues:
  United States.................................................  $   83,797  $   84,560  $   31,358
  United Kingdom................................................      13,895      15,555      20,022
                                                                  ----------  ----------  ----------
                                                                  $   97,692  $  100,115  $   51,380
                                                                  ----------  ----------  ----------
                                                                  ----------  ----------  ----------
Net income (loss):
  United States.................................................  $  (13,350) $    1,535  $   (8,570)
  United Kingdom................................................        (361)       (123)        (15)
                                                                  ----------  ----------  ----------
                                                                  $  (13,711) $    1,412  $   (8,585)
                                                                  ----------  ----------  ----------
                                                                  ----------  ----------  ----------
Identifiable assets:
  United States.................................................  $  252,863  $  249,544  $  238,723
  United Kingdom................................................       9,666       9,510      10,484
                                                                  ----------  ----------  ----------
                                                                  $  262,529  $  259,054  $  249,207
                                                                  ----------  ----------  ----------
                                                                  ----------  ----------  ----------

Revenues from one energy customer accounted for 65%, 67% and 31% of 1993, 1992 and 1991 revenues, respectively.

26. OPERATING LEASES:


     The Company leases equipment and primarily conducts its operations in leased facilities which expire on various dates through the year 2000. Under the terms of most of the lease agreements, the Company is required to pay taxes, insurance, maintenance and other operating costs of the facilities. The total minimum annual lease payments under non-cancellable operating lease agreements are as follows:

Year ending June 30,
     1994.........................................................  $   1,098
     1995.........................................................        960
     1996.........................................................        882
     1997.........................................................        848
     1998.........................................................        713
  Thereafter......................................................        502
                                                                    ---------
                                                                    $   5,003
                                                                    ---------
                                                                    ---------

     Total rental expense under various operating leases was approximately $1,434, $1,182 and $1,207 in 1993, 1992 and 1991.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

27. STATEMENTS OF CASH FLOWS:

  Supplemental disclosure of cash flow information:

                                                                       1993       1992        1991
                                                                     ---------  ---------  ----------
Interest paid during the year, net of amounts capitalized..........  $  15,287  $  16,898  $    6,586
Income taxes paid..................................................  $      --         63          --

  Supplemental schedule of noncash investing and financing activities:

                                                                       1993       1992        1991
                                                                     ---------  ---------  ----------
Transfer of project development costs to property, plant and
  equipment........................................................  $      --  $     230  $       49

Capital expenditures included in accounts payable and construction
  costs payable....................................................      6,986        (74)      9,492
Project development costs recovered by receipt of equipment........         --      1,501          --
Other assets included in accounts payable and other liabilities....         --        719         675
Conversion of 7 3/4% convertible subordinated debentures...........         --         80          --
Restricted cash used to directly reduce nonrecourse project
  financing........................................................         --         --      12,800
Property, plant and equipment reduced by accounts receivable for
  commissioning revenue............................................         --         --         991
Reduction of property, plant and equipment resulting from the
  settlement of litigation.........................................      3,232         --          --
Notes receivables in connection with the sale of projects..........      3,590         --          --
Capital expenditures acquired by capital leases....................      4,546         --          --
Exchange of note receivable for note payable.......................        655         --          --

28. QUARTERLY FINANCIAL INFORMATION (UNAUDITED):

                                                               SEPTEMBER 30            DECEMBER 31
                                                          ----------------------  ----------------------
                                                              AS                      AS
                                                          PREVIOUSLY      AS      PREVIOUSLY      AS
FISCAL 1993 QUARTER END                                    REPORTED    RESTATED    REPORTED    RESTATED
- --------------------------------------------------------  -----------  ---------  -----------  ---------
Total revenue...........................................   $   27,184  $  27,184   $   29,285  $  29,285
Gross profit............................................       10,632     10,632        6,092      6,092
Net income (loss).......................................        3,331      2,944         (716)    (1,759)
Net income (loss) per share:
  Income (loss) before extraordinary item...............   $      .13  $     .18   $     (.03) $    (.10)
  Extraordinary item....................................          .07         --         (.01)        --
                                                          -----------  ---------  -----------  ---------
  Net income (loss) per share...........................   $      .20  $     .18   $     (.04) $    (.10)
                                                          -----------  ---------  -----------  ---------
                                                          -----------  ---------  -----------  ---------

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

28. QUARTERLY FINANCIAL INFORMATION (UNAUDITED):--(CONTINUED)

                                                                MARCH 31           JUNE 30
                                                         ----------------------  -----------
                                                             AS
                                                         PREVIOUSLY      AS
FISCAL 1993 QUARTER END                                   REPORTED    RESTATED

- -------------------------------------------------------  -----------  ---------
Total revenue..........................................   $   20,036  $  20,036   $   21,187
Gross profit...........................................        5,384      5,384        3,834
Net income (loss)......................................        1,623      1,471      (16,367)
Net income (loss) per share:
  Income (loss) before extraordinary item..............   $      .07  $     .09   $     (.98)
  Extraordinary item...................................          .03         --           --
                                                         -----------  ---------  -----------
  Net income (loss) per share..........................   $      .10  $     .09   $     (.98)
                                                         -----------  ---------  -----------
                                                         -----------  ---------  -----------

                                                               SEPTEMBER 30            DECEMBER 31
                                                          ----------------------  ----------------------
                                                              AS                      AS
                                                          PREVIOUSLY      AS      PREVIOUSLY      AS
FISCAL 1992 QUARTER END                                    REPORTED    RESTATED    REPORTED    RESTATED
- --------------------------------------------------------  -----------  ---------  -----------  ---------
Total revenue...........................................   $   24,233  $  24,233   $   22,338  $  22,338
Gross profit............................................        9,016      9,016        6,421      6,421
Net income (loss).......................................        1,324        910         (475)    (1,139)
Net income (loss) per share:
  Income (loss) before extraordinary item...............   $      .07  $     .07   $     (.02) $    (.09)
  Extraordinary item....................................          .03         --         (.01)        --
                                                          -----------  ---------  -----------  ---------
  Net income (loss) per share...........................   $      .10  $     .07   $     (.03) $    (.09)
                                                          -----------  ---------  -----------  ---------
                                                          -----------  ---------  -----------  ---------

                                                                 MARCH 31                JUNE 30
                                                          ----------------------  ----------------------
                                                              AS                      AS
                                                          PREVIOUSLY      AS      PREVIOUSLY      AS
FISCAL 1992 QUARTER END                                    REPORTED    RESTATED    REPORTED    RESTATED
- --------------------------------------------------------  -----------  ---------  -----------  ---------
Total revenue...........................................   $   27,212  $  27,212   $   26,332  $  26,332
Gross profit............................................        8,644      8,644        9,038      9,038
Net income (loss).......................................        1,354        785        1,093        856
Net income (loss) per share:
  Income (loss) before extraordinary item...............   $      .05  $     .05   $      .04  $     .05
  Extraordinary item....................................          .03         --          .03         --
                                                          -----------  ---------  -----------  ---------
  Net income (loss) per share...........................   $      .08  $     .05   $      .07  $     .05
                                                          -----------  ---------  -----------  ---------
                                                          -----------  ---------  -----------  ---------


- ------------------
(1) Quarterly financial information for 1993 and 1992 has been restated to reflect the retroactive adoption of SFAS 109 'Accounting for Income Taxes.'

(2) During the quarter ended March 31, 1993, the Company recognized a net gain of $4,583 in connection with the sale of a 12.5% interest in the Newark Cogeneration project. On January 18, 1994, the Company repurchased the 12.5% interest and recorded a charge of $4,583 in quarter ended June 30, 1993 to defer the net gain previously recognized on the sale.

(3) Net loss for the quarter ended June 30, 1993 includes charges for the following:

          o $1,782 for certain project development costs.

          o $1,121 associated with the Hartford litigation settlement with Hawker Siddeley.

          o $600 associated with bad debt expense.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

29. LITIGATION:

  Hawker Siddeley:

     The Company is involved in litigation with Hawker Siddeley Power Engineering, Inc. ('Hawker'), the turnkey contractor for the Parlin and former Salinas projects. In the aggregate, Hawker's lawsuits, as amended, seek compensatory damages of $15,000 and $3,000 from the Parlin and former Salinas Projects, respectively. In addition, Hawker seeks $12,000 in punitive damages. The Company regards Hawker's claims to be without merit. Although the Company cannot give definitive assurance regarding the ultimate resolution of the various remaining claims, the Company does not presently believe the resolution of the litigations will have a material impact on the Company's financial statements. At this time the Company's legal counsel is unable to determine whether the outcome of the litigation will have a material impact on the Company. Accordingly, no provision has been made in the consolidated financial statements for any liability that may result.

     The Company commenced action against Hawker and Hawker Siddeley Group, P.L.C. (parent company of Hawker) for breach of a contract pursuant to which Hawker was to construct and deliver a cogeneration facility for the Parlin project to the Company for a fixed price on a date certain. The Company seeks liquidated damages, as discussed below in excess of $11 million as well as other damages in an unspecified amount.

     The construction contract for the Parlin project provides for daily liquidated damages in the event of delayed completion of construction. Such damages aggregated approximately $11 million at June 30, 1993. Due to the contingent nature of the damages and subject to the resolution of litigation with the turnkey contractor, no effect has been given to the liquidated damages in the accompanying consolidated financial statements.

     As of June 30, 1993 and 1992, the Company has retained payment from Hawker of $5,100 associated with the construction of the Parlin project until certain items are completed and liquidated damages for delayed completion of construction, as specified in the turnkey construction agreements, are resolved. The trial proceedings were rescheduled until October 17, 1994, therefore the Company has classified this retained payment as noncurrent.

     The parties have reached a settlement in principle and have agreed to cease actively litigating these matters while settlement negotiations continue and final approval of senior management is confirmed.

     In May 1993, the Company settled the outstanding litigation with Hawker regarding the Newark project that is further discussed in Note 22. In addition, in September 1993, the Company settled the outstanding litigation on the Hartford project (a project that was formed as a limited partnership) that is further discussed in Note 22.

     During 1993, 1992 and 1991, the Company incurred $1,607, $617 and $300, respectively, of costs associated with the above litigation which is included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

  Other Proceedings:

     In September 1993, an action was filed by Gulfgen Limited ('Gulfgen') and TransAndean International S.A. ('TransAndean') against the Company in the United States District Court, District of Delaware. The complaint alleges the Company repudiated its obligation to close a proposed transaction which, among other things, involved a proposed transfer by Gulfgen and TransAndean of an interest in a pipeline project to the Company in exchange for certain stock of the Company and an option to purchase additional stock of the Company. The complaint also alleges that the Company is now obligated to pay a break-up fee of $200 and that the Company has repudiated its alleged contractual obligation to pay such $200 break-up fee. Gulfgen and TransAndean are asking for damages of $200, together with prejudgment interest, costs and other relief. The Company has filed an answer to the complaint and a counterclaim. The Company believes that this claim is without merit and has vigorously denied that it has any obligation to pay the $200 break-up fee.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

29. LITIGATION:--(CONTINUED)

     During September 1993 to November 1993, three actions were filed against

O'Brien (Newark) Cogeneration, Inc., a wholly-owned subsidiary, by survivors of three employees of the operator of the Newark Cogeneration facility who were killed as the result of a fire which occurred at the facility in December 1992. The actions seek the recovery of damages in an unspecified amount. The Company believes that these claims will not have a material adverse financial effect on the Company because (1) the Company has sufficient liability insurance coverage and (2) the operator of the Facility has agreed to indemnify the Company for any liability arising out of the operator's operation and maintenance of the facility.

     In January 1994, an action was filed by Pueblo Chemical, Inc. ('Pueblo') against the Company and certain officers and directors of the Company in the Court of Chancery of the State of Delaware-New Castle County. The Complaint alleges, among other things, fraud and breach of fiduciary duties in connection with a certain agreement allegedly entered into by Pueblo and an affiliate of Frank O'Brien, President of the Company.

     Although the Company cannot give definitive assurance regarding the ultimate resolution of the various claims described above, the Company does not presently believe the matters described above or the resolution thereof will have a material adverse impact on the Company's financial statements.

30. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     As of June 30, 1993, the Company adopted Statement of Financial Accounting Standards No. 107 'Disclosures about Fair Value of Financial Instruments' which requires certain disclosures concerning the estimated fair value of financial instruments. The following disclosures of the estimated fair value amounts have been determined based on the Company's assessment of available market information and appropriate valuation methodologies.

                                                                               CARRYING     FAIR
JUNE 30, 1993                                                                   AMOUNT      VALUE
- -------------                                                                  ---------  ---------
Assets:
  Cash and cash equivalents (1)..............................................  $   5,213  $   5,213
  Restricted cash and cash equivalents (1)...................................      5,064      5,064
  Accounts receivable (1)....................................................     12,394     12,394
  Receivable from related parties (1)........................................      1,534      1,534
  Notes receivable (2).......................................................     11,278     11,299
  Notes receivable from officers (1).........................................        246        246
Liabilities:
  Accounts payable (1).......................................................     19,175     19,175
  Short-term borrowings (1)..................................................      2,199      2,199
  Recourse long-term debt (1)................................................     28,017     28,017
  Non-recourse long-term debt (1)............................................    107,898    107,898
  Convertible senior subordinated debentures (3).............................     49,174     53,669
Off-Balance Sheet Financial Instruments:
  Interest Rate Swap (4).....................................................         --      9,966
  Gas Swap (4)...............................................................        355        427


- ------------------
(1) The carrying amount of these items are a reasonable estimate of their value.

(2) The fair value of notes receivable is estimated based on discounted future cash flows at an assumed discount rate 7.5%.

(3) The fair value of convertible senior subordinated debentures are determined based on market quotes as of June 30, 1993. The fair value of the Company's convertible senior subordinated debentures as of January 28, 1994 was $37,433.

(4) The fair value of interest rate and gas swaps in the amount at which they could be settled, based on estimates obtained from dealers.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

30. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS--(CONTINUED)

     Fair value estimates are made at a specific point in time, based on relevant market information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matter of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

31. SALE OF PHILADELPHIA WATER DEPARTMENT PROJECT:

     On November 12, 1993, the Company sold the capital stock of O'Brien (Philadelphia) Cogeneration, Inc. ('OPC') and Philadelphia BioGas Supply, Inc. ('Biogas'), wholly-owned subsidiaries to entities controlled by an unrelated private investor for $5,000 in cash of which $525 was placed in an escrow account in accordance with the agreement. The primary assets of OPC and Biogas are a 20-year energy service agreement and digester gas supply agreement with the Philadelphia Municipal Authority ('Authority'). The project commenced operations in May 1993. The Company has the right to repurchase 83% percent of OPC and Biogas in May 1994 for $5,000. The Company has the right to extend the repurchase option through August 1994 upon the payment of $350 for each one month extension. The Company continues to guaranty the performance of OPC and Biogas to the Authority. In addition, the Company will rent to OPC and Biogas the facilities and all related generation and associated equipment for the project. The annual rent is approximately $2,350. Also, the Company will continue to operate the project for an annual fee of approximately $250 subject to adjustment. If the Company does not exercise its repurchase option, OPC and Biogas has the right to (1) purchase the facilities and all related equipment and (2) terminate the operation and maintenance contract upon payment of certain consideration. The Company would recognize a gain associated with the sale if the repurchase option is allowed to expire.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.

                          CONSOLIDATED BALANCE SHEETS
                      DECEMBER 31, 1993 AND JUNE 30, 1993
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                        DECEMBER 31,     JUNE 30,
                                       ASSETS                                               1993           1993
                                                                                        ------------     --------
Current Assets:
  Cash and cash equivalents.........................................................      $  2,548       $  5,213
  Restricted cash and cash equivalents..............................................         2,115          5,064
  Accounts receivable, net..........................................................        16,004         12,394
  Receivable from related parties...................................................           612          1,175
  Notes receivable, current.........................................................         2,361          2,564
  Inventories.......................................................................         6,010          4,196
  Insurance claims receivable.......................................................         2,769          5,255
  Other current assets..............................................................         2,242          1,631
  Assets held under contractual arrangement.........................................            98             --
                                                                                        ------------     --------
  Total current assets..............................................................        34,759         37,492
Property, plant and equipment, net..................................................       191,992        194,217
Coalbed methane gas properties held for sale........................................            --          4,464
Project development costs...........................................................         5,674          5,136
Notes receivable, noncurrent........................................................        11,533          9,315
Notes receivable from officers......................................................           237            246
Investments in equity affiliates....................................................         2,734          2,515
Excess of cost of investment in subsidiaries over net assets at date of acquisition,
  net...............................................................................         2,036          2,085
Deferred financing costs, net.......................................................         5,489          5,728
Other assets........................................................................           902          1,331
                                                                                        ------------     --------
  Total assets......................................................................      $255,356       $262,529
                                                                                        ------------     --------
                                                                                        ------------     --------

          See accompanying notes to consolidated financial statements.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.

                          CONSOLIDATED BALANCE SHEETS
                      DECEMBER 31, 1993 AND JUNE 30, 1993
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                                                        DECEMBER 31,     JUNE 30,
                        LIABILITIES AND STOCKHOLDERS' EQUITY                                1993           1993
                                                                                        ------------     --------
Current liabilities:
  Accounts payable..................................................................      $ 18,842       $ 19,175
  Current maturities of recourse long-term debt.....................................        15,387         10,419
  Current maturities of nonrecourse project financing...............................        10,890         10,758
  Short-term borrowings.............................................................         2,992          2,199
  Other current liabilities.........................................................         6,246          6,060
  Deferred credits..................................................................         4,025             --
                                                                                        ------------     --------
     Total current liabilities......................................................        58,382         48,611
Recourse long-term debt, net of current maturities..................................        21,991         28,012
Convertible senior subordinated debentures..........................................        49,174         49,174
Nonrecourse project financing, net of current maturities............................        91,820         97,140
Construction costs payable..........................................................         5,100          5,100
Deferred income taxes...............................................................        12,008         10,904
Other liabilities...................................................................         7,892          7,913
                                                                                        ------------     --------
                                                                                           246,367        246,854
                                                                                        ------------     --------
Commitments and contingencies
Stockholders' equity:
  Preferred stock, par value $.01; shares authorized 10,000,000; none issued........
  Class A common stock, par value $.01, one vote per share; 40,000,000 shares
     authorized; issued 13,055,597 at December 31, 1993 and June 30, 1993...........           130            130
  Class B common stock, par value $.01, ten votes per share; 10,000,000 shares
     authorized; issued 4,070,770 at December 31, 1993 and June 30, 1993............            39             39
  Additional paid-in capital........................................................        41,353         40,053
  Accumulated deficit...............................................................       (31,887)       (23,932)
  Other.............................................................................          (646)          (615)
                                                                                        ------------     --------
     Total stockholders' equity.....................................................         8,989         15,675
                                                                                        ------------     --------
Total liabilities and stockholders' equity..........................................      $255,356       $262,529
                                                                                        ------------     --------
                                                                                        ------------     --------

          See accompanying notes to consolidated financial statements.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE SIX MONTHS ENDED DECEMBER 31, 1993 AND 1992
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                                                              1993        1992
                                                                                             -------     -------
Energy revenues..........................................................................    $29,778     $37,979
Equipment sales and services.............................................................     11,805       9,242
Rental revenues..........................................................................      3,189       2,020
Development and other fees...............................................................      7,369       7,228
                                                                                             -------     -------
                                                                                              52,141      56,469
                                                                                             -------     -------
Cost of energy revenues..................................................................     22,923      25,225
Cost of equipment sales and services.....................................................     10,223       7,918
Cost of rental revenues..................................................................      1,227       1,110
Cost of development and other fees.......................................................      7,399       5,492
                                                                                             -------     -------
                                                                                              41,772      39,745
                                                                                             -------     -------
Gross profit.............................................................................     10,369      16,724
Selling, general and administrative expenses.............................................      8,872       7,026
                                                                                             -------     -------
  Income from operations.................................................................      1,497       9,698
Interest and other income................................................................        330         808
Interest and debt expense................................................................     (8,703)     (7,781)
                                                                                             -------     -------
  Income (loss) before income taxes......................................................     (6,876)      2,725
Provision for income taxes...............................................................      1,079       1,540
                                                                                             -------     -------
Net loss.................................................................................    $(7,955)    $ 1,185
                                                                                             -------     -------
                                                                                             -------     -------
Net loss per share.......................................................................    $  (.47)    $   .08
                                                                                             -------     -------
                                                                                             -------     -------
Weighted average shares outstanding......................................................     16,871      16,847
                                                                                             -------     -------
                                                                                             -------     -------

          See accompanying notes to consolidated financial statements.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE SIX MONTHS ENDED DECEMBER 31, 1993 AND 1992
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                                                              1993        1992
                                                                                             -------     -------
Cash flows from operating activities:
Net income (loss)........................................................................    $(7,955)    $ 1,185
  Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
     Depreciation and amortization.......................................................      5,133       4,230
     Deferred income taxes...............................................................      1,104       1,490
     Equity interest in unconsolidated entities..........................................       (219)          4
  Changes in assets and liabilities:
     Accounts receivable.................................................................     (3,610)      2,569
     Inventories.........................................................................     (1,814)       (415)
     Receivables from related parties....................................................        563        (430)
     Notes receivable....................................................................         --      (4,573)
     Accounts payable....................................................................       (333)      2,008
     Other...............................................................................       (251)      1,157
                                                                                             -------     -------
       Net cash provided by (used for) operating activities..............................     (7,382)      7,225
                                                                                             -------     -------
Cash flows from investing activities:
  Capital expenditures, net..............................................................     (1,862)     (2,163)
  Capital expenditures to repair damaged plants..........................................    (17,548)         --
  Insurance proceeds for damaged plants..................................................     20,034          --
  Proceeds from sale of project net of note receivable...................................      2,000          --
  Project development costs..............................................................       (593)     (1,596)
  Payments on notes receivable...........................................................        246         142
  (Deposits) withdrawals into restricted cash accounts...................................      2,949      (3,524)
  Other..................................................................................        (61)     (1,274)
                                                                                             -------     -------
     Net cash provided by (used for) investing activities................................      5,165      (8,415)
                                                                                             -------     -------
Cash flows from financing activities:
  Proceeds from long-term debt...........................................................     14,013      10,362
  Repayments of long-term debt...........................................................    (20,254)     (9,399)
  Net proceeds of short-term borrowings..................................................      5,793         509
  Proceeds from stock issuances..........................................................         --         270
  Other..................................................................................         --        (200)
                                                                                             -------     -------
     Net cash provided by (used for) financing activities................................       (448)      1,542
                                                                                             -------     -------
Net increase (decrease) in cash and cash equivalents.....................................     (2,665)        352
Cash and cash equivalents at the beginning of the period.................................      5,213       8,824
                                                                                             -------     -------
Cash and cash equivalents at the end of the period.......................................    $ 2,548     $ 9,176
                                                                                             -------     -------
                                                                                             -------     -------

          See accompanying notes to consolidated financial statements.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                             (DOLLARS IN THOUSANDS)
1. BASIS OF PRESENTATION:

     In the opinion of management, all adjustments (which consist primarily of normal recurring adjustments necessary for the fair presentation of the results of operations for the interim periods) have been included in the accompanying financial statements.

     The interim financial statements should be read in conjunction with the financial statements for the year ended June 30, 1993 as presented in the annual report on Form 10-K of the Company.

2. NEWARK PROJECT:

     On December 25, 1992, a fire disabled the Company's Newark Boxboard cogeneration plant. The fire has been classified by the local fire commissioner as accidental. The plant returned to partial operation in August 1993 and full operation in October 1993.

     During the six month periods ended December 31, 1993 and 1992, revenues associated with the project were $9,518 and $13,622, respectively. During the three month periods ended December 31, 1993 and 1992, revenues associated with the project were $7,361 and $6,276, respectively. Revenues for the six months ended December 31, 1993 consisted of business interruption insurance proceeds and revenues from partial operations in August and September and full operations for the period of October through December 1993. See 'Results of Operations for the Six Months ended December 31, 1993 and 1992' and 'Liquidity and Capital Resources' for further discussion and analysis of the impact of the fire.

     At December 31, 1993, nonrecourse debt associated with this project was $32,900, with a floating rate of approximately 4.5%.

3. PARLIN PROJECT:

     During the six month periods ended December 31, 1993 and 1992, revenues associated with this project were $19,196 and $23,435, respectively. During the three months ended December 31, 1993 and 1992, revenues associated with the project were $5,866 and $9,606, respectively. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations for the Six Months ended December 31, 1993 and 1992.'

     At December 31, 1993, nonrecourse debt associated with this project was $69,810. The floating rate on approximately $20,442 of debt as of that date was approximately 4.4%, with the remainder of the debt as of that date having a fixed rate of approximately 11.1%.

4. SALE OF PROJECTS UNDER DEVELOPMENT:

     On August 27, 1993, the Company entered into an agreement with an unrelated third party to sell substantially all its proved and unproved coalbed methane gas properties for $6,500. The $6,500 consists of a $2,000 cash payment and a production payment note with a face value of $4,500. The $4,500 production payment note has been discounted on the books of the Company in order to reflect a lower anticipated net realizable value in consideration of the Company's plan to monetize certain assets and accelerate cash flow. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Resources--Working Capital Requirements'. Costs and other commitments associated with this transaction amounted to approximately $5,100, which resulted in no gain being recognized. The production payment note will be paid from a percentage of net revenues from the coalbed methane gas properties until the earlier of (1) the note being paid in full or (2) 10 years.

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)--(CONTINUED)

                             (DOLLARS IN THOUSANDS)

4. SALE OF PROJECTS UNDER DEVELOPMENT:--(CONTINUED)

     During the six months ended December 31, 1992, the Company recognized $4,600 of revenues upon the sale of certain contractual rights associated with projects under development. Costs associated with these sales aggregated approximately $3,000.

5. PHILADELPHIA WATER DEPARTMENT TRANSACTION:

     On November 12, 1993, the Company sold, subject to the repurchase option discussed below, the capital stock of O'Brien (Philadelphia) Cogeneration, Inc. ('OPC') and Philadelphia BioGas Supply, Inc. ('Biogas'), wholly-owned subsidiaries, and issued 5.5 million warrants for Class A Common Stock to entities controlled by an unrelated private investor for $5,000 in cash, of which $525 was set aside for the purpose of funding capital improvements to the equipment in accordance with the sales agreement. The warrants are exercisable at prices ranging from $4.00 to $6.00 per share, and have been assigned a value of $1,300 which has been reflected in additional paid-in capital. The primary assets of OPC and Biogas are a 20-year Energy Service Agreement and a 10-year Digester Gas Supply Agreement with the Philadelphia Municipal Authority ('Authority'). The project commenced operations in May 1993. The proceeds of $5,000, net of the assigned value of the warrants, are considered to be discounted borrowings and have been classified as Deferred credits on the Company's balance sheet since the Company has the right to repurchase OPC and Biogas in May 1994 for $5,000 plus a 17% minority interest in the project. The $1,300 value assigned to the warrants is being amortized through May 1994 using the effective interest method. The Company has the right to extend the repurchase option through August 1994 upon the payment of $350 for each one month extension. The net assets of OPC and Biogas have been presented as Assets held under contractual arrangement in the accompanying Balance Sheet. The Company continues to guarantee the performance of OPC and Biogas to the Authority. In addition, the Company continues to rent to OPC and Biogas the facilities and all related power generation and associated equipment for the project. The annual rent is approximately $2,350. Also, the Company will continue to operate and maintain the project for an annual fee of approximately $250, subject to adjustment. If the Company does not exercise its repurchase option, OPC and Biogas have the right to (1) purchase the facilities and all related equipment and (2) terminate the operation and maintenance contract upon payment of certain consideration. The Company would recognize a gain associated with the sale if the repurchase option is allowed to expire.

6. EARNINGS PER SHARE:

     The weighted average number of shares used to compute primary earnings per share were 16,871,000 and 16,862,000 for the three month periods ended December 31, 1993 and 1992, respectively and 16,871,000 and 16,847,000 for the six month periods ended December 31, 1993 and 1992 respectively. Fully diluted earnings per share for the three month and six month periods ended December 31, 1993 and 1992 are not presented because conversion of the convertible senior subordinated debentures would be antidilutive.

7. INCOME TAXES:

     Income tax expense for the three month and six month periods ended December 31, 1993 and 1992 consists primarily of deferred income taxes associated with certain of the Company's wholly-owned subsidiaries, charges associated with net operating losses that cannot be utilized, and taxable temporary differences. The Company has established a full valuation allowance for temporary deductible amounts, including net operating loss carryforwards.

8. SUBSEQUENT EVENTS:

     As a result of the losses experienced by the Company, the Company's Consolidated Stockholders' Equity (as defined in the 1987 Indenture, 1990 Indenture and 1991 Indenture) was $8,989,000 at December 31, 1993. As

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)--(CONTINUED)

                             (DOLLARS IN THOUSANDS)

8. SUBSEQUENT EVENTS:--(CONTINUED)

a result the Company could be required, pursuant to a covenant in each of the 1987 Indenture, 1990 Indenture and 1991 Indenture that is triggered if the Company's Consolidated Stockholders' Equity is less than $7,500,000, $10,000,000 and $10,000,000, respectively at the end of each of any two consecutive fiscal quarters, to purchase 7.5% of the outstanding 1987 Debentures, 1990 Debentures and 1991 Debentures, as applicable. Purchasing Debentures pursuant to these Covenants could cause severe liquidity problems for the Company. The Company does not presently expect to be in a position to comply with these covenants if any or each of them becomes applicable.

     The Company did not make the March 15, 1994 interest payments on the Debentures which is an event of default. In the event that the 1987 Debentures, 1990 Debentures and/or 1991 Debentures are accelerated and such acceleration is not rescinded, the Company does not expect to be in a position to comply with the requirements of an acceleration. As a consequence of the event of default, when the March 31, 1993 interim financial statements are released, the Debentures and possible other debt aggregating $71,165, will be classified as current liabilities. Had this event occurred as of December 31, 1993, the working capital deficiency at that date would have been $94,788.

                                   APPENDIX A

                       COMPARISON OF INDENTURE PROVISIONS

     The following summarizes (i) in the left column, certain provisions of each of the 1987 Indenture, 1990 Indenture and 1991 Indenture as currently in effect, and (ii) in the right column, certain provisions of each of the 1987 Indenture, 1990 Indenture and 1991 Indenture substantially as they would read if the Proposed Amendments were adopted. The Proposed Amendments, if adopted, will be set forth in the 1987 Supplemental Indenture, 1990 Supplemental Indenture and 1991 Supplemental Indenture to be executed by the Company and the applicable Trustees. The Proposed Amendments shall include all conforming changes, including, without limitation, changes to section references and the use of defined terms.

1987 INDENTURE

                  INDENTURE TERMS AND                                       INDENTURE TERMS AND
                     PROVISIONS AS                                            PROVISIONS AFTER
                  CURRENTLY IN EFFECT                                       PROPOSED AMENDMENTS
- --------------------------------------------------------  --------------------------------------------------------
Section 3.10  Maintenance of Consolidated Stockholders'                           Deleted
Equity.

If the Company's Consolidated Stockholders' Equity at the end of each of any two consecutive fiscal quarters is less than $7,500,000, then the Company shall make an offer to purchase (the 'Offer') on the last Business Day of the fiscal quarter next following such second fiscal quarter (the 'Purchase Date') 7.5% of the initial outstanding aggregate principal amount of Securities or such lesser amount then outstanding (the 'Offer Amount') at a purchase price equal to their principal amount plus accrued interest to the Purchase Date. The Company may credit against its obligation to offer to repurchase
Securities on a Purchase Date the principal amount of
(i) Securities acquired by the Company and surrendered for cancellation at least 60 days before such Purchase
Date and (ii) Securities redeemed at least 60 days before such Purchase Date pursuant to paragraph 5 of the Securities and that were not previously used as a credit hereunder. In no event shall the failure to meet the minimum Consolidated Stockholders' Equity stated above at the end of any fiscal quarter be counted toward the making of more than one Offer. The Company shall notify the Trustee and each Agent promptly after the occurrence of any of the events specified in this Section 3.10. Any purchases made pursuant to an Offer may be used to reduce the Company's obligations under the Sinking Fund provisions of Paragraph 6 of the Securities.

The Company shall provide the Trustee and Paying Agent with notice of the Offer at least 60 days before any such Purchase Date and at least 10 days before the notice of any Offer is mailed to Holders accompanied by an Officer's Certificate certifying the status of the Company's balance sheet, other financial statements and any and all calculations attendant upon the Offer.

                  INDENTURE TERMS AND                                       INDENTURE TERMS AND
                     PROVISIONS AS                                            PROVISIONS AFTER
                  CURRENTLY IN EFFECT                                       PROPOSED AMENDMENTS
- --------------------------------------------------------  --------------------------------------------------------
Such notice shall state whether the Company elects to
credit its obligation to repurchase Securities as
provided above and set forth the amount of the credit
and the basis provided above for such credit (including
identification of any previously cancelled Securities
not theretofore made the basis for the credit to an
Offer Amount), and shall be delivered together with any
Securities required to be delivered to the Trustee for
cancellation as provided above that are to be made the
basis for such credit to an Offer Amount.

Notice of an Offer shall be mailed by the Trustee to all Holders not less than 30 days nor more than 60 days before the Purchase Date at the last address which appears on the Security register. The Offer shall remain open from the time of mailing until 5 days before the Purchase Date. Each such notice shall be accompanied by a copy, furnished to the Trustee by the Company, of the information regarding the Company required to be contained in a Quarterly Report on Form 10-Q for (x) the second fiscal quarter referred to above if such second fiscal quarter is the Company's second or third fiscal quarter or (y) for the Company's third fiscal quarter if such second fiscal quarter is the Company's last fiscal quarter. If such second fiscal quarter is the Company's first fiscal quarter, a copy, furnished to the Trustee by the Company, of the information required to be contained in an Annual Report to Shareholders pursuant to Rule 14a-3 under the Exchange Act for the fiscal year ending with such second fiscal quarter and in a Quarterly Report on Form 10-Q for the such first fiscal quarter shall accompany the notice. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer, which instructions and materials shall be furnished to the Trustee by the Company as necessary.
The notice, which shall govern the terms of the Offer, shall state:

  (1) that the Offer is being made pursuant to this
Section 3.10;

  (2) the Offer Amount, the purchase price and the Purchase Date;

  (3) that any Security not tendered or accepted for payment will continue to accrue interest;

  (4) that any Security accepted for payment pursuant to the Offer shall cease to accrue interest after the Purchase Date;

  (5) that Holders electing to have a Security purchased pursuant to an Offer will be required to surrender the Security, with the form entitled 'Option

                  INDENTURE TERMS AND                                       INDENTURE TERMS AND
                     PROVISIONS AS                                            PROVISIONS AFTER
                  CURRENTLY IN EFFECT                                       PROPOSED AMENDMENTS
- --------------------------------------------------------  --------------------------------------------------------
of Holder to Elect Purchase' on the reverse of the
Security completed, to the Paying Agent at the address
specified in the notice at least 5 days before the
Purchase Date;

  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

  (7) that if Securities in a principal amount in excess of the Offer Amount with respect to the Securities are tendered pursuant to the Offer, the Company shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired); and

  (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

Before a Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer (on a pro rata basis if required pursuant to paragraph (7) above), (ii) deposit with the Paying
Agent money in immediately available legal tender funds sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officer's Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying
Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new
Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce by press release the results of the Offer on the Purchase Date. For purposes of this Section 3.10, neither the Company nor any of its Subsidiaries shall act as the Paying Agent.

                  INDENTURE TERMS AND                                       INDENTURE TERMS AND
                     PROVISIONS AS                                            PROVISIONS AFTER
                  CURRENTLY IN EFFECT                                       PROPOSED AMENDMENTS
- --------------------------------------------------------  --------------------------------------------------------
Section 4.02. Limitation on Funded Indebtedness.                                  Deleted

Prior to June 30, 1988 the Company will not, and will not permit any consolidated Subsidiary to, incur or create any Funded Indebtedness if after giving effect to the incurrence or creation of such Funded Indebtedness the total outstanding Funded Indebtedness of the Company on a consolidated basis would exceed 85% of the sum of Consolidated Stockholders' Equity and Funded
Indebtedness.


Between July 1, 1988 and June 30, 1989 the Company will not, and will not permit any consolidated Subsidiary to, incur or create any Funded Indebtedness if after giving effect to the incurrence or creation of such Funded
Indebtedness the total outstanding Funded Indebtedness of the Company on a consolidated basis would exceed 80% of the sum of Consolidated Stockholders' Equity and Funded Indebtedness.

Subsequent to June 30, 1989 the Company will not, and will not permit any consolidated Subsidiary to, incur or create any Funded Indebtedness if after giving effect to the incurrence or creation of such Funded Indebtedness the total outstanding Funded Indebtedness of the Company on a consolidated basis would exceed 75% of the sum of Consolidated Stockholders' Equity and Funded
Indebtedness.

Notwithstanding the foregoing, the Company may amend, renew, extend or refund any Indebtedness outstanding from time to time in an amount not greater than the principal amount of such Indebtedness at the date of original incurrence, provided that in the event any such amendment, renewal, extension or refunding takes place at a date when the Funded Indebtedness of the Company on a consolidated basis would exceed the applicable maximum permitted percentage set forth above, the Company will not permit such amendment, renewal, extension or refunding to increase the cumulative mandatory redemptions due prior to the maturity of the Securities.

Section 4.04. Limitations on Dividends, Stock Purchases                           Deleted
and Certain Loans and Advances by the Company and its
Subsidiaries.

The Company shall not (a) declare or pay any dividend or make any distribution on its capital stock to its shareholders (other than dividends or distributions payable solely in its Capital Stock) or (b) purchase, redeem or otherwise acquire or retire for value, or permit any Subsidiary to purchase, redeem or otherwise acquire or retire for value, any Capital Stock

                  INDENTURE TERMS AND                                       INDENTURE TERMS AND
                     PROVISIONS AS                                            PROVISIONS AFTER
                  CURRENTLY IN EFFECT                                       PROPOSED AMENDMENTS
- --------------------------------------------------------  --------------------------------------------------------

of the Company so long as any Securities shall be outstanding, (i) if at the time of such action an Event of Default under the Indenture has occurred and is continuing, or (ii) if immediately after giving effect to such action the aggregate amount expended for all such purposes subsequent to December 31, 1986 would exceed the sum of: (a) 25% of the Consolidated Net
Income accrued on a cumulative basis subsequent to December 31, 1986 (or, in case such Consolidated Net
Income shall be a deficit, minus 100% of such deficit),
(b) the aggregate net proceeds received by the Company from the issue or sale subsequent to December 31, 1986 of its capital stock (including capital stock issued upon the conversion of Indebtedness) and (c) $500,000;
provided, however, that such provisions shall not prevent (A) the payment of any dividend within 60 days after the date of declaration thereof if the payment would have been permitted on the date of declaration or
(B) the retirement of any shares of the Company's capital stock in exchange for, or out of the proceeds of the substantially concurrent sale of other shares of its capital stock, or (C) the call for redemption of any convertible preferred stock or convertible debt of the Company under an agreement with a responsible underwriter designed to insure that all such stock or debt is converted rather than redeemed.

Section 6.02. Acceleration.                               Section 6.02. Acceleration.

If an Event of Default (other than an Event of Default    If an Event of Default (other than an Event of Default
specified in Section 6.01(6) or Section 6.01(7)), occurs  specified in Section 6.01(6) or Section 6.01(7)), occurs and is continuing, the Trustee by notice to the Company,  and is continuing, the Holders of at least 25% in
or the Holders of at least 25% in principal amount of     principal amount of the outstanding Securities by notice
the outstanding Securities by notice to the Company and   to the Company and to the Trustee, may declare the
to the Trustee, may declare the principal of and accrued  principal of and accrued interest on all the Securities
interest on all the Securities to be due and payable      to be due and payable immediately. If requested by the
immediately. If requested by the Holders of not less      Holders of not less than 25% in principal amount of
than 25% in principal amount of Securities outstanding,   Securities outstanding, the Trustee shall on behalf of
the Trustee shall on behalf of and as Agent for such      and as Agent for such Holders, give such notice. Upon
Holders, give such notice. Upon such declaration such     such declaration such principal and interest shall be
principal and interest shall be due and payable           due and payable immediately. If an Event of Default
immediately. If an Event of Default specified in Section  specified in Section 6.01(6) or Section 6.01(7) occurs,
6.01(6) or Section 6.01(7) occurs, all unpaid principal   all unpaid principal of and accrued interest on the
of and accrued interest on the Securities then            Securities then outstanding shall ipso facto become and
outstanding shall ipso facto become and be immediately    be immediately due and payable without any declaration
due and payable without any declaration or other act on   or other act on the part of the Trustee or any
the part of the Trustee or any Securityholder. The        Securityholder. The Holders of a majority in principal
Holders of a majority in principal amount of the          amount of the outstanding Securities on behalf of the
outstanding Securities on behalf of the Holders of all    Holders of all Securities by notice to the Trustee may
Securities by notice to the Trustee may rescind an        rescind an acceleration and its consequences if all
acceleration and its consequences if all                  existing Events of Default have

                  INDENTURE TERMS AND                                       INDENTURE TERMS AND
                     PROVISIONS AS                                            PROVISIONS AFTER
                  CURRENTLY IN EFFECT                                       PROPOSED AMENDMENTS
- --------------------------------------------------------  --------------------------------------------------------
existing Events of Default have been cured or waived      been cured or waived (other than the nonpayment of
(other than the nonpayment of principal of and accrued    principal of and accrued interest on the Securities
interest on the Securities which shall have become due    which shall have become due by acceleration) and if the
by acceleration) and if the rescission would not          rescission would not conflict with any judgment or
conflict with any judgment or decree.                     decree.

1990 INDENTURE
Section 3.10. Maintenance of Consolidated Stockholders'                         Deleted
Equity.

If the Company's Consolidated Stockholders' Equity at the end of each of any two consecutive fiscal quarters is less than $10,000,000, then the Company shall make an offer to purchase (the 'Offer') on the last Business Day of the Fiscal quarter next following such second fiscal quarter (the 'Purchase Date') 7.5% of the aggregate principal amount of Securities issued hereunder or such lesser amount then outstanding (the 'Offer Amount') at a purchase price equal to their principal amount plus accrued interest to the Purchase Date. The Company may credit against its obligation to offer to repurchase
Securities on a Purchase Date the principal amount of
(i) Securities acquired by the Company through exchange or otherwise and surrendered for cancellation at least
60 days before such Purchase Date and (ii) Securities repurchased or redeemed or called for redemption and that were not previously used as a credit hereunder. In no event shall the failure to meet the minimum
Consolidated Stockholders' Equity stated above at the end of any fiscal quarter be counted toward the making of more than one Offer. The Company shall notify the Trustee and each Agent promptly after the occurrence of any of the events specified in this Section 3.10. Any purchases made pursuant to an Offer may be used to reduce the Company's obligations under the Sinking Fund provisions of paragraph 6 of the Securities.

The Company shall provide the Trustee and Paying Agent with notice of the Offer at least 60 days before any such Purchase Date and at least 10 days before the notice of any Offer is mailed to Holders accompanied by an Officer's Certificate certifying the status of the Company's balance sheet, other financial statements and any and all calculations attendant upon the Offer. Such notices shall state whether the Company elects to credit its obligation to repurchase Securities as provided above and set forth the amount of the credit and the basis provided above for such credit (including identification of any previously cancelled Securities not theretofore made the basis for the credit to an Offer Amount), and shall be delivered together with any

                  INDENTURE TERMS AND                                       INDENTURE TERMS AND
                     PROVISIONS AS                                            PROVISIONS AFTER
                  CURRENTLY IN EFFECT                                       PROPOSED AMENDMENTS
- --------------------------------------------------------  --------------------------------------------------------
Securities required to be delivered to the Trustee for
cancellation as provided above that are to be made the
basis for such credit to an Offer Amount.

Notice of an Offer shall be mailed by the Trustee to all Holders not less than 30 days nor more than 60 days before the Purchase Date at the last address which appears on the Security register. The Offer shall remain open from the time of mailing until 5 days before the Purchase Date. Each such notice shall be accompanied by a copy, furnished to the Trustee by the Company, of the information regarding the Company required to be contained in a Quarterly Report on Form 10-Q for (x) the second fiscal quarter referred to above if such second fiscal quarter is the Company's second or third fiscal quarter or (y) for the Company's third fiscal quarter if such second fiscal quarter is the Company's last fiscal quarter. If such second fiscal quarter is the Company's first fiscal quarter, a copy, furnished to the Trustee by the Company, of the information required to be contained in an Annual Report to Shareholders pursuant to Rule 14a-3 under the Exchange Act for the fiscal year ending with the first of the two consecutive fiscal quarters and in a Quarterly Report on Form 10-Q for the such first quarter shall accompany the notice. The notice shall contained all instruments and materials necessary to enable such Holders to tender Securities pursuant to the Offer, which instructions and materials shall be furnished to the Trustee by the Company as necessary. The notice, which shall govern the terms of the Offer, shall state:

  (1) that the Offer is being made pursuant to this
Section 3.10;


  (2) the Offer amount, the purchase price and the Purchase Date;

  (3) that any Security not tendered or accepted for payment will continue to accrue interest;

  (4) that any Security accepted for payment pursuant to the offer shall cease to accrue interest after the Purchase Date;

  (5) that Holders electing to have a Security purchased pursuant to an Offer will be required to surrender the Security, with the form entitled 'Option of Holder to Elect Purchase' on the reverse of the Security completed, to the Paying Agent at the address specified in the notice at least 5 days before the Purchase Date;

  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than

                  INDENTURE TERMS AND                                       INDENTURE TERMS AND
                     PROVISIONS AS                                            PROVISIONS AFTER
                  CURRENTLY IN EFFECT                                       PROPOSED AMENDMENTS
- --------------------------------------------------------  --------------------------------------------------------
three days prior to the Purchase Date, a telegram,
telex, facsimile transmission or letter setting forth
the name of the Holder, the principal amount of the
Security delivered for purchase and a statement that
such Holder is withdrawing his election to have the
Security purchased;

  (7) that if Securities in a principal amount in excess of the Offer Amount with respect to the Securities are tendered pursuant to the Offer, the Company shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired); and

  (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

The Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer (on a pro rata basis if required pursuant to paragraph (7) above) on the Purchase Date, (ii) deposit with the

Paying Agent money in immediately available legal tender funds sufficient to pay the purchase price of all Securities or portions thereof to be accepted one
Business Day prior to the Purchase Date and (iii) deliver to the Trustee Securities so accepted together with an Officer's Certificate stating the Securities or portions thereof accepted for payment by the Company on the Purchase Date. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered.
Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The
Company will publicly announce by press release the results of the Offer on the Purchase Date. For purposes of this Section 3.10, neither the Company nor any of its Subsidiaries shall act as the Paying Agent.

If the offer to purchase the Securities upon the failure of the Company to maintain a minimum Consolidated
Stockholder's Equity is determined to constitute a tender offer, the Company will comply with all applicable tender offer rules, including Rules 13e-4 and 14e-1 under the Exchange Act, in connection with the redemption of Securities as provided in this Section
3.10.

                  INDENTURE TERMS AND                                       INDENTURE TERMS AND
                     PROVISIONS AS                                            PROVISIONS AFTER
                  CURRENTLY IN EFFECT                                       PROPOSED AMENDMENTS
- --------------------------------------------------------  --------------------------------------------------------
Section 4.03. Limitations on Dividends, Stock Purchasers                          Deleted
by the Company and its Subsidiaries.

The Company shall not (a) declare or pay any dividend or make any distribution on its Capital Stock to its shareholders (other than dividends or distributions payable solely in its Capital Stock) or (b) purchase, redeem or otherwise acquire or retire for value, or permit any Subsidiary to purchase, redeem or otherwise acquire or retire for value, any Capital Stock of the Company so long as any Securities shall be outstanding,
(i) if at the time of such action an Event of Default under the Indenture has occurred and is continuing, or
(ii) if immediately after giving effect to such action the aggregate amount expended for all such purposes subsequent to December 31, 1989 would exceed the sum of:
(a) 25% of the Consolidated Net Income accrued on a cumulative basis subsequent to December 31, 1989 (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), except that in the event the Company's Consolidated Stockholders' Equity is
$60,000,000 or more, such percentage shall be 50%; (b) the aggregate net proceeds, including the fair market value of property other than cash (the amount, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive), received by the Company from the issue or sale subsequent to December 31, 1989 of its capital stock; (c) the aggregate net proceeds, including the fair market value of property other than cash (the amount, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive), received by the Company from the issue or sale of Indebtedness
(including the Securities) which is converted into or exchanged for Capital Stock of the Company after December 31, 1989; and (d) $2,000,000; provided, however, that such provisions shall not prevent (A) the payment of any dividend within 60 days after the date of declaration thereof if the payment would have been permitted on the date of declaration or (B) the acquisition or retirement of any shares of the Company's
Capital Stock in exchange for, or out of the proceeds of the substantially concurrent sale of, other shares of its Capital Stock, or (C) the call for redemption of any convertible preferred stock or convertible debt of the Company under an agreement with a responsible underwriter designed to insure that all such stock or debt is converted rather than redeemed.

                  INDENTURE TERMS AND                                       INDENTURE TERMS AND
                     PROVISIONS AS                                            PROVISIONS AFTER
                  CURRENTLY IN EFFECT                                       PROPOSED AMENDMENTS
- --------------------------------------------------------  --------------------------------------------------------
Section 6.02. Acceleration.                               Section 6.02. Acceleration.

If an Event of Default (other than an Event of Default    If an Event of Default (other than an Event of Default
specified in Section 6.01(6) or Section 6.01(7)) occurs   specified in Section 6.01(6) or Section 6.01(7)) occurs
and is continuing, the Trustee by notice to the Company,  and is continuing, the Holders of at least 25% in
or the Holders of at least 25% in principal amount of     principal amount of the outstanding Securities by notice
the outstanding Securities by notice to the Company and   to the Company and to the Trustee, may declare the
to the Trustee, may declare the principal of and accrued  principal of and accrued interest on all the Securities
interest on all the Securities to be due and payable      to be due and payable immediately. If requested by the
immediately. If requested by the Holders of not less      Holders of not less than 25% in principal amount of

than 25% in principal amount of Securities outstanding,   Securities outstanding, the Trustee shall on behalf of
the Trustee shall on behalf of and as Agent for such      and as Agent for such Holders, give such notice. Upon
Holders, give such notice. Upon such declaration such     such declaration such principal and interest shall be
principal and interest shall be due and payable           due and payable immediately. If an Event of Default
immediately. If an Event of Default specified in Section  specified in Section 6.01(6) or Section 6.01(7) occurs,
6.01(6) or Section 6.01(7) occurs, all unpaid principal   all unpaid principal of and accrued interest on the
of and accrued interest on the Securities then            Securities then outstanding shall ipso facto become and
outstanding shall ipso facto become and be immediately    be immediately due and payable without any declaration
due and payable without any declaration or other act on   or other act on the part of the Trustee or any
the part of the Trustee or any Securityholder. The        Securityholder. The Holders of a majority in principal
Holders of a majority in principal amount of the          amount of the outstanding Securities on behalf of the
outstanding Securities on behalf of the Holders of all    Holders of all Securities by notice to the Trustee may
Securities by notice to the Trustee may rescind an        rescind an acceleration and its consequences if all
acceleration and its consequences if all existing Events  existing Events of Default have been cured or waived
of Default have been cured or waived (other than the      (other than the nonpayment of principal of and accrued
nonpayment of principal of and accrued interest on the    interest on the Securities which shall have become due
Securities which shall have become due by acceleration)   by acceleration) and if the rescission would not
and if the rescission would not conflict with any         conflict with any judgment or decree.
judgment or decree.

1991 INDENTURE

Section 3.10. Maintenance of Consolidated Stockholders'                           Deleted
Equity.

If the Company's Consolidated Stockholders' Equity at the end of each of any two consecutive fiscal quarters is less than $10,000,000, then the Company shall make an offer to purchase (the 'Offer') on the last Business Day of the fiscal quarter next following such second fiscal quarter (the 'Purchase Date') 7.5% of the aggregate principal amount of Securities issued hereunder or such lesser amount then outstanding (the 'Offer Amount') at a purchase price equal to their principal amount plus accrued interest to the Purchase Date. The Company may credit against its obligation to offer to repurchase
Securities on a Purchase Date the principal amount of
(i) Securities acquired by the Company through exchange or otherwise and surrendered for cancellation at least
60 days before such Purchase Date and (ii) Securities repurchased or redeemed or called for redemption and that were not previously used as a credit hereunder. In no event shall

                  INDENTURE TERMS AND                                       INDENTURE TERMS AND
                     PROVISIONS AS                                            PROVISIONS AFTER
                  CURRENTLY IN EFFECT                                       PROPOSED AMENDMENTS
- --------------------------------------------------------  --------------------------------------------------------

the failure to meet the minimum Consolidated
Stockholders' Equity stated above at the end of any fiscal quarter be counted toward the making of more than one Offer. The Company shall notify the Trustee and each Agent promptly after the occurrence of any of the events specified in this Section 3.10. Any purchases made pursuant to an Offer may be used to reduce the Company's obligations under the Sinking Fund provisions of paragraph 6 of the Securities.

The Company shall provide the Trustee and Paying Agent with notice of the Offer at least 60 days before any such Purchase Date and at least 10 days before the notice of any Offer is mailed to Holders accompanied by an Officer's Certificate certifying the status of the Company's balance sheet, other financial statements and any and all calculations attendant upon the offer. Such notice shall state whether the Company elects to credit its obligation to repurchase Securities as provided above and set forth the amount of the credit and the basis provided above for such credit (including identification of any previously cancelled Securities not theretofore made the basis for the credit to an Offer Amount), and shall be delivered together with any Securities required to be delivered to the Trustee for cancellation as provided above that are to be made the basis for such credit to an Offer Amount.

Notice of an Offer shall be mailed by the Trustee to all Holders not less than 30 days nor more than 60 days before the Purchase Date at the last address which appears on the Security register. The Offer shall remain open from the time of mailing until 5 days before the Purchase Date. Each such notice shall be accompanied by a copy, furnished to the Trustee by the Company, of the information regarding the Company required to be contained in a Quarterly Report on Form 10-Q for (x) the second fiscal quarter referred to above if such second fiscal quarter is the Company's second or third fiscal quarter or (y) for the Company's third fiscal quarter if such second fiscal quarter is the Company's last fiscal quarter. If such second fiscal quarter is the Company's first fiscal quarter, a copy, furnished to the Trustee by the Company, of the information required to be contained in an Annual Report to Shareholders pursuant to Rule 14a-3 under the Exchange Act for the fiscal year ending with the first of the two consecutive fiscal quarters and in a Quarterly Report on Form 10-Q for the second consecutive fiscal quarter shall accompany the notice. The notice shall contain all instructions and materials necessary to enable such Holders to tender
Securities

                  INDENTURE TERMS AND                                       INDENTURE TERMS AND
                     PROVISIONS AS                                            PROVISIONS AFTER
                  CURRENTLY IN EFFECT                                       PROPOSED AMENDMENTS
- --------------------------------------------------------  --------------------------------------------------------
pursuant to the Offer, which instructions and materials
shall be furnished to the Trustee by the Company as
necessary. The notice, which shall govern the terms of
the Offer, shall state:

  (1) that the Offer is being made pursuant to this
Section 3.10;

  (2) the Offer Amount, the purchase price and the Purchase Date;

  (3) that any Security not tendered or accepted for payment will continue to accrue interest;

  (4) that any Security accepted for payment pursuant to the Offer shall cease to accrue interest after the Purchase Date;

  (5) that Holders electing to have a Security purchased pursuant to an Offer will be required to surrender the Security, with the form entitled 'Option of Holder to Elect Purchase' on the reverse of the Security completed, to the Paying Agent at the address specified in the notice at least 5 days before the Purchase Date;

  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

  (7) that if Securities in a principal amount in excess of the Offer Amount with respect to the Securities are tendered pursuant to the Offer, the Company shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired); and

  (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

The Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer (on a pro rata basis if required pursuant to paragraph (7) above) on the Purchase Date, (ii) deposit with the Paying Agent money in immediately available legal tender funds sufficient to pay the purchase price of all Securities or portions thereof to be accepted one
Business Day prior to the Purchase Date and (iii) deliver to the Trustee Securities so accepted

                  INDENTURE TERMS AND                                       INDENTURE TERMS AND
                     PROVISIONS AS                                            PROVISIONS AFTER
                  CURRENTLY IN EFFECT                                       PROPOSED AMENDMENTS
- --------------------------------------------------------  --------------------------------------------------------
together with an Officer's Certificate stating the
Securities or portions thereof accepted for payment by
the Company on the Purchase Date. The Paying Agent shall
promptly mail or deliver to Holders of Securities so
accepted payment in an amount equal to the purchase
price, and the Trustee shall promptly authenticate and
mail or deliver to such Holders a new Security equal in
principal amount to any unpurchased portion of the
Security surrendered. Any Securities not so accepted
shall be promptly mailed or delivered by the Company to
the Holder thereof. The Company will publicly announce
by press release the results of the Offer on the
Purchase Date. For purposes of this Section 3.10,
neither the Company nor any of its Subsidiaries shall
act as the Paying Agent.

If the Offer to purchase the Securities upon the failure of the Company to maintain a minimum Consolidated
Stockholders' Equity is determined to constitute a tender offer, the Company will comply with all applicable tender offer rules, including Rules 13e-4 and 14e-1 under the Exchange Act, in connection with the redemption of Securities as provided in this Section
3.10.

Section 4.03. Limitations on Dividends, Stock Purchases                           Deleted
by the Company and its Subsidiaries.
The Company shall not declare or pay any dividend or
make any distribution on its Capital Stock to its
shareholders (other than dividends or distributions
payable solely in its Capital Stock) or purchase, redeem
or otherwise acquire or retire for value, or permit any

Subsidiary to purchase, redeem or otherwise acquire or retire for value, any Capital Stock of the Company (such dividends, distributions, purchases, redemptions and other acquisitions and retirements being collectively referred to as 'Stock Payments') so long as any Securities shall be outstanding, (a) if at the time of such action an Event of Default under the Indenture has occurred and is continuing, or (b) if immediately after giving effect to such action the aggregate amount expended for all such purposes subsequent to December
31, 1990 would exceed the sum of: (i) 25% of the Consolidated Net Income accrued on a cumulative basis subsequent to December 31, 1990 (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit) except that in the event the Company's
Consolidated Stockholders' Equity is $60,000,000 or more, such percentage shall be 50%; (ii) the aggregate net proceeds, including the fair market value of property other than cash (the amount, if other than

                  INDENTURE TERMS AND                                       INDENTURE TERMS AND
                     PROVISIONS AS                                            PROVISIONS AFTER
                  CURRENTLY IN EFFECT                                       PROPOSED AMENDMENTS
- --------------------------------------------------------  --------------------------------------------------------
cash, to be determined by the Board of Directors, whose
determination shall be conclusive), received by the
Company from the issue or sale subsequent to December
31, 1990 of its capital stock; (iii) the aggregate net
proceeds, including the fair market value of property
other than cash (the amount, if other than cash, to be
determined by the Board of Directors, whose
determination shall be conclusive), received by the
Company from the issue or sale of Indebtedness
(including the Securities) which is converted into or
exchanged for Capital Stock of the Company after
December 31, 1990; and (iv) $2,000,000; provided, that
in all events and without regard to the foregoing the
Company may make Stock Payments subsequent to December
31, 1990 which in the aggregate do not exceed
$2,000,000. Notwithstanding the foregoing, the Company
may (A) pay any dividend within 60 days after the date
of declaration thereof if the payment would have been
permitted on the date of declaration or (B) acquire or
retire any shares of the Company's Capital Stock in
exchange for, or out of the proceeds of the
substantially concurrent sale of, other shares of its
Capital Stock, or (C) call for redemption any

convertible preferred stock or convertible debt of the Company under an agreement with a responsible underwriter designed to insure that all such stock or debt is converted rather than redeemed.

Section 6.02. Acceleration.                               Section 6.02. Acceleration.

If an Event of Default (other than an Event of Default    If an Event of Default (other than an Event of Default
specified in Section 6.01(6) or Section 6.01(7)) occurs   specified in Section 6.01(6) or Section 6.01(7)) occurs
and is continuing, the Trustee by written notice to the   and is continuing, the Holders of at least 25% in
Company, or the Holders of at least 25% in principal      principal amount of the outstanding Securities by
amount of the outstanding Securities by written notice    written notice to the Company and to the Trustee, may
to the Company and to the Trustee, may declare the        declare the principal of and accrued interest on all the
principal of and accrued interest on all the Securities   Securities to be due and payable immediately, If
to be due and payable immediately, If requested by the    requested by the Holders of not less than 25% in
Holders of not less than 25% in principal amount of       principal amount of Securities outstanding, the Trustee
Securities outstanding, the Trustee shall on behalf of    shall on behalf of and as Agent for such Holders, give
and as Agent for such Holders, give such notice. Upon     such notice. Upon such declaration such principal and
such declaration such principal and interest shall be     interest shall be due and payable immediately. If an
due and payable immediately. If an Event of Default       Event of Default specified in Section 6.01(6) or Section
specified in Section 6.01(6) or Section 6.01(7) occurs,   6.01(7) occurs, all unpaid principal of and accrued
all unpaid principal of and accrued interest on the       interest on the Securities then outstanding shall ipso
Securities then outstanding shall ipso facto become and   facto become and be immediately due and payable without
be immediately due and payable without any declaration    any declaration or other act on the part of the Trustee
or other act on the part of the Trustee or any            or any Securityholder. The Holders of a majority in
Securityholder. The Holders of a majority in principal    principal amount of the outstanding Securities on behalf
amount of the outstanding Securities on behalf of the     of the Holders of all Securities by notice to the
Holders of all Securities by notice to the Trustee may    Trustee may rescind an acceleration and its consequences
rescind an acceleration and its                           if all existing Events of Default have

                  INDENTURE TERMS AND                                       INDENTURE TERMS AND
                     PROVISIONS AS                                            PROVISIONS AFTER
                  CURRENTLY IN EFFECT                                       PROPOSED AMENDMENTS
- --------------------------------------------------------  --------------------------------------------------------
consequences if all existing Events of Default have been  been cured or waived (other than the nonpayment of
cured or waived (other than the nonpayment of principal   principal of and accrued interest on the Securities
of and accrued interest on the Securities which shall     which shall have become due by acceleration) and if the
have become due by acceleration) and if the rescission    rescission would not conflict with any judgment or
would not conflict with any judgment or decree.           decree.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's By-Laws provide for mandatory indemnification to the full extent permitted by the laws of the State of Delaware against and with respect to threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative, arising from or alleged to arise from, a party's actions or omissions as a director, officer, employee or agent of the Company or of any subsidiary of the Company or of any other corporation, partnership, joint venture, trust or other enterprise which has served in such capacity at the request of the Company if such acts or omissions occurred or were or are alleged to have occurred, while such party was a director or officer of the Company. In any situation in which indemnification is not mandatory, the Company may, to the full extent permitted by applicable law, indemnify all other persons whom it has the power to indemnify. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

     The Company maintains a director's and officer's liability insurance policy which indemnifies directors and officers for certain losses arising from a claim by reason of a wrongful act, as defined, under certain circumstances where the Company does not provide indemnification.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     A. EXHIBITS

 1.1(21)       Form of Exchange Agency Agreement
 1.2(21)       Form of Letter of Transmittal and Consent
 1.3(21)       Form of Notice of Guaranteed Delivery
 1.4(21)       Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees
 1.5(21)       Form of Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and other
               Nominees
 3.1(14)       Restated Certificate of Incorporation of the Company and amendments thereto
 3.2(19)       Amended Bylaws of the Company
 4.1(1)        Loan and Security Agreement with First Pennsylvania Bank N.A. dated August 5, 1985
 4.1.1(10)     Amendments to Loan and Security Agreement with First Pennsylvania Bank N.A.
 4.2(2)        Loan and Security Agreement with Fidelity Bank dated December 31, 1986
 4.3(6)        Revolving Credit and Security Agreement with Carteret Savings Bank, F.A. dated February 3, 1989
 4.4(6)        Revolving Term Loan Commitment Letter from First Peoples Bank of New Jersey dated February 16, 1989
 4.4.1(6)      Amendment to Commitment Letter from First Peoples Bank of New Jersey dated April 21, 1989
 4.4.2(18)     Amendment No. 2 to Commitment Letter from First Peoples Bank of New Jersey dated January 21, 1992
 4.4.3(18)     Equipment Credit Facility Commitment Letter from Heller Financial, Inc. dated February 6, 1992
 4.5(13)       Loan and Security Agreement with Barclays Bank of New York, N.A. dated July 30, 1990

 4.5.1(18)     Amendment to Loan and Security Agreement with Barclays Bank of New York, N.A. dated February 24,
               1992
 4.6(19)       Letter of Credit Agreement with Meridian Bank dated as of January 21, 1993
 4.6.1(19)     Loan and Security Agreement with Meridian Bank dated as of September 29, 1992
 4.8(19)       Term Loan Agreement dated as of February 26, 1993 with The Bank of New York
 4.10(19)      Master Security Agreement dated as of December 23, 1992 with General Electric Capital Corporation
 4.13(2)       Indenture under which the Company's 7 % Convertible Senior Subordinated Debentures due March 15,
               2002 are issued
 4.13.1(6)     Indenture under which the Company's 11% Convertible Senior Subordinated Debentures due March 15,
               2010 are issued
 4.13.2(13)    Indenture under which the Company's 11% Convertible Senior Subordinated Debentures due March 15,
               2011 are issued
 4.14(2)       Specimen of Debenture Certificate relating to Indenture dated as of March 15, 1987
 4.14.1(6)     Specimen of Debenture Certificate relating to Indenture dated as of March 15, 1990
 4.14.2(12)    Specimen of Debenture Certificate relating to Indenture dated as of March 14, 1991
 5.1(21)       Opinion and Consent of Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A., regarding the legality of the securities being registered
10.1           Gas Rights Agreements
10.1.1(1)      Gas Rights Agreement between City of Corona and Watson Biogas Systems ('Watson') dated December 31,
               1981 (Corona Project)
10.1.2(1)      Assignment of Gas Rights Agreement between Watson and O'Brien Energy Products, Inc. ('OEP') dated
               December 20, 1983 (Corona Project)
10.1.3(1)      Assignment of Gas Rights Agreement between Watson and the Company dated December 31, 1984 (Corona
               Project)
10.1.4(1)      Methane Gas Agreement between SmithKline Beckman Corporation, Montgomery County and OEP dated
               October 13, 1983 (SmithKline Project)
10.1.5(1)      Landfill Gas Lease between FR&S Landfill, AVM Nursery Corporation ('AVM') and OEP dated December
               11, 1982 (Atochem Project-Phase I)
10.1.6(1)      Gas Rights Agreement between the Redevelopment Agency of the City of Duarte and Watson dated
               November 11, 1980 (Duarte Project)
10.1.7(1)      Assignment of Gas Rights Agreement between Watson and the Company dated December 30, 1985 (Duarte
               Project)
10.1.8(1)      Permit Agreement between the City of New York and Wehran Energy Corporation ('Wehran') dated
               September 1, 1981 with attached Amendment dated January 10, 1986 (Pelham Bay Project)
10.1.9(1)      Subpermit Agreement between the Company and Wehran dated January 10, 1986 (Pelham Bay Project)
10.1.10(1)     Assignment Agreement between Wehran and the Company dated January 10, 1986 (Pelham Bay Project)
10.1.11(2)     Landfill Gas Agreement between SCA Disposal Services of New England, Inc. ('SCA') and the Company
               dated March 1986 (Amesbury Project)
10.1.12(1)     Landfill Gas Purchase and Sales Agreement between Manus Corporation and the Company dated April 2,
               1986 (Mazzaro Project)

10.1.13(2)     Amendment to Landfill Gas Purchase and Sales Agreement dated November 5, 1986 (Mazzaro Project)
               (See 10.1.12)
10.1.14(2)     Landfill Gas Rights Agreement between the County of Volusia and the Company dated April 1986
               (Volusia Project)
10.1.15(2)     Landfill Gas Agreement between Joseph R. Amity & the Company dated September 4, 1986 (Amity
               Project)

10.1.16(2)     Landfill Gas Agreement between Northwest Jersey Development Company and the Company dated September
               2, 1986 (Hamms Project)
10.1.17(3)     Amended and Restated Landfill Gas Agreement between SCA and the Company dated March 27, 1987
               (Amesbury Project)
10.1.18(6)     Landfill Gas Agreement between Harold Herbert and the Company dated February 8, 1989 (Edgeboro
               Project)
10.1.19(6)     Landfill Gas Agreement among Nuodex, Inc., Industrial Land Reclaiming, Incorporated and the Company
               dated February 25, 1988 (ILR-Edison Project)
10.1.20(18)    Landfill Gas Agreement between Southwestern Public Service Authority of Virginia ('SPSA') and the
               Company dated October 23, 1991 (SPSA Project)
10.1.21(18)    Gas Supply Agreement between The Philadelphia Municipal Authority ('PMA') and the Company dated
               June 30, 1992 regarding the NE Plant (Philadelphia Water Project)
10.1.22(18)    Gas Supply Agreement between the PMA and the Company dated June 30, 1992 regarding the SW Plant
               (Philadelphia Water Project)
10.2           Thermal Supply Agreements
10.2.1(1)      Steam Supply Agreement between the Hartford Steam Company and the Company dated September 19, 1985
               (Hartford Steam Project)
10.2.2(18)     Steam Purchase Agreement among Philadelphia Thermal Energy Corporation, Adwin Equipment
               Corporation, Grays Ferry Cogeneration Partnership and the Company dated November 11, 1991
               (Schuylkill Project)
10.3           Power Purchase Agreements
10.3.1(1)      Power Purchase Contract between Southern California Edison Company ('SCE') and the Company dated
               October 2, 1984 (Corona Project)
10.3.2(1)      Parallel Generation Agreement between Watson and SCE dated December 31, 1981 (Duarte Project)
10.3.3(1)      Amendment to Power Purchase Agreement between SCE and Watson dated May 20, 1985 (Duarte Project)
10.3.3.2(19)   Amendment No. 3 to Power Purchase Agreement between SCE and the Company dated June 16, 1993 (Duarte
               Project)
10.3.4(1)      Assignment between Watson and the Company dated December 30, 1985 (Duarte Project) (See 10.1.7)
10.3.5(1)      Purchased Power Contract between the Company and Unitil Power Corp. dated December 17, 1985
               (Amesbury Project)
10.3.6(1)      Electricity Purchase Agreement between the Connecticut Light and Power Company and the Company
               dated September 18, 1985 (Hartford Steam Project)
10.3.7(1)      Power Purchase Agreement between the Company and SCE dated June 14, 1985 (California Milk Project)
10.3.8(1)      Power Purchase Agreement between the Company and Pacific Gas and Electric Company ('PG&E') dated
               June 18, 1985 (Salinas Project)

10.3.9(1)      First Amendment to Power Purchase Agreement between the Company and PG&E dated January 2, 1986
               (Salinas Project)
10.3.10(2)     Power Purchase Agreement between County Sanitation District No. 1 and the Company dated October 1,
               1986 (Orange County Project)
10.3.11(2)     Long Term Power Purchase Contract for Cogeneration and Small Power Production between the Company and Jersey Central Power and Light ('JCP&L') dated March 10, 1986 (Newark Boxboard Project)
10.3.12(2)     Agreement for Purchase and Sale of Electric Power between the Company and JCP&L dated October 20,
               1986 (E.I. du Pont Parlin Project)
10.3.13(2)     Agreement for Purchase and Sale of Electric Power between the Company and JCP&L dated January 15,
               1987 (Hamms Project)
10.3.14(3)     Amended and Restated Power Purchase Agreement between the Company and SCE dated April 15, 1987
               (California Milk Project)
10.3.14.1(6)   Amendment No. 1 to the Amended and Restated Power Purchase Contract between SCE and the Company dated October 4, 1988 (California Milk Project)
10.3.15(3)     Agreement between Pennsylvania Power & Light Company ('PP&L') and the Company dated April 15, 1987
               (Amity Project)
10.3.15.1(7)   Agreement between PP&L and the Company dated July 20, 1989 (Amity Project)
10.3.16(6)     Parallel Generation Agreement between the Company and Long Island Lighting Company dated February
               2, 1990 (Ruco Polymer Project)
10.3.17(18)    Power Purchase and Interconnection Agreement between Public Service Electric and Gas ('PSE&G') and the Company dated April 9, 1992 (ILR-Edison Project)
10.3.18(18)    Power Purchase and Interconnection Agreement between PSE&G and the Company dated April 9, 1992
               (Edgeboro Project)
10.3.19(18)    Agreement for the Sale of Electrical Output to Virginia Electric and Power Company ('VEPC') between
               VEPC and the Company dated April 15, 1992 (SPSA Project)
10.3.20(18)    Energy Service Agreement between PMA and the Company dated June 30, 1992, regarding the NE Plant
               (Philadelphia Water Project)
10.3.21(18)    Energy Service Agreement between PMA and the Company dated June 30, 1992 regarding the SW Plant
               (Philadelphia Water Project)
10.3.22(18)    Agreement for Purchase of Electric Output between Philadelphia Electric Company and Grays Ferry
               Cogeneration Partnership dated July 28, 1992 (Schuylkill Project)
10.3.23(18)    Power Purchase Agreement among Non-Fossil Purchasing Agency Limited, Norweb plc and the Company
               dated November 6, 1991
10.3.24(19)    Energy Service Agreement dated December 24, 1993 between the City of Philadelphia and O'Brien
               (Tinicum) Standby Power, Inc. (Tinicum Project)
10.3.25(19)    Energy Service Agreement dated February 28, 1994 between SmithKline Beecham Corporation and O'Brien
               Standby Power Energy, Inc. (SmithKline Project)
10.4           Employment Agreements
10.4.1(14)     Employment Agreement with Sanders D. Newman, dated January 1, 1985 and amendment thereto
10.4.2(6)      Employment Agreement with Robert Shinn dated May 25, 1989
10.5           Stock Option Plans
10.5.1(1)      1984 Stock Option Plan
10.5.2(4)      1987 Stock Option Plan

10.5.3(16)     1991 Stock Option Plan
10.6           Leases
10.6.1(1)      Lease Agreement for premises located at 225 South Eighth Street, Philadelphia, Pennsylvania dated
               August 14, 1984
10.6.2(6)      Lease Agreement for premises located at 231 South Eighth Street, Philadelphia, Pennsylvania dated
               March 17, 1989
10.6.3(13)     Lease Agreement for premises located at 470 Park Avenue South, New York, New York dated May 1, 1990
10.6.4(13)     Lease Agreement for premises located at 37 Sandwich Road, Ash, Canterbury, Kent dated June 1, 1990
10.6.5(14)     Lease Agreement for premises located in Indiana County, Pennsylvania dated January 30, 1991
10.8           Construction and Term Loan Agreements
10.8.1(6)      Construction and Term Loan Agreement between the CIT Group/Equipment Financing, Inc. and O'Brien
               California Cogen Limited dated March 1, 1988 (California Milk Project)
10.8.2(6)      Construction and Term Loan Agreement between the CIT Group/Equipment Financing, Inc. and O'Brien
               California Cogen II Limited dated June 30, 1988 (Salinas Project)
10.8.3(6)      Construction and Term Loan Agreement between National Westminster Bank PLC and O'Brien (Newark)
               Cogeneration, Inc. dated July 18, 1988 (Newark Boxboard Project)
10.8.3.1(13)   Amendment No. 1 to Construction and Term Loan Agreement between National Westminster Bank PLC and
               O'Brien (Newark) Cogeneration, Inc. dated April 1, 1989 (Newark Boxboard Project)

10.8.4(6)      Construction and Term Loan Agreement between National Westminster Bank PLC and O'Brien (Parlin)
               Cogeneration, Inc., dated December 1, 1988 (E.I. du Pont Parlin Project)
10.8.4.1(13)   Amendment No. 1 to Construction and Term Loan Agreement between National Westminster Bank PLC and
               O'Brien (Parlin) Cogeneration, Inc. dated March 1, 1989 (E.I. du Pont Parlin Project)
10.8.4.2(13)   Amendment No. 2 to Construction and Term Loan Agreement between National Westminster Bank PLC and
               O'Brien (Parlin) Cogeneration, Inc. dated January 1, 1990 (E.I. du Pont Parlin Project)
10.8.5(14)     Term Loan and Working Capital Agreement between The Mitsui Bank, Limited, New York Branch and
               O'Brien California Cogen Limited dated March 29, 1990 (California Milk Project)
10.9           Turnkey Construction Agreements
10.9.1(6)      Turnkey Construction Agreement between Hawker Siddeley Power Engineering Inc. and O'Brien
               California Cogen Limited Partnership dated February 18, 1988 (California Milk Project)
10.9.2(6)      Turnkey Construction Agreement between Hawker Siddeley Power Engineering Inc. and O'Brien
               California Cogen II Limited dated June 23, 1988 (Salinas Project)
10.9.3(6)      Turnkey Construction Agreement between Hawker Siddeley Power Engineering Inc. and O'Brien (Newark)
               Cogeneration, Inc. dated July 8, 1988 (Newark Boxboard Project)
10.9.4(6)      Turnkey Construction Agreement between Hawker Siddeley Power Engineering Inc. and O'Brien (Parlin)
               Cogeneration, Inc. dated November 30, 1988 (E.I. du Pont Parlin Project)
10.9.5(13)     Turnkey Construction Agreement between Century Contractors West Inc. and O'Brien California Cogen
               II Limited dated August 14, 1990 and Amendment thereto dated October 26, 1990 (Salinas Project)
10.10          Operation and Maintenance Contracts

10.10.1(6)     Operation and Maintenance Contract between California Cogeneration Operators Inc. and O'Brien
               California Cogen Limited dated April 6, 1988 (California Milk Project)
10.10.2(6)     Operation and Maintenance Contract between California Cogeneration Operators Inc. and O'Brien
               Cogeneration, Inc. I dated June 1, 1988 (Salinas Project)
10.10.3(6)     Operation and Maintenance Contract between John Brown Power Limited and O'Brien (Newark)
               Cogeneration, Inc. dated October 24, 1988 (Newark Boxboard Project)
10.10.4(6)     Operation and Maintenance Contract between John Brown Power Limited and O'Brien (Parlin)
               Cogeneration, Inc. dated October 24, 1988 (E.I. du Pont Parlin Project)
10.10.5        Operation and Maintenance Contract between John Brown Power Limited and O'Brien (Hartford)
               Cogeneration Limited Partnership dated October 12, 1988 (Hartford Project)
10.10.6(18)    Partnership Agreement of Grays Ferry Cogeneration Partnership dated October 29, 1991 (Schuylkill
               Project)
10.11          Agreements for the Sale of Project Assets or Stock
10.11.1(18)    Agreement for the Sale and Purchase of Certain Assets of Westwanda Energy, Inc. ('Westwanda') among
               Westwanda, Lafayette Energy Partners, L.P. and the Company dated June 30, 1992 (Hamms Project)
10.11.2(18)    Agreement for the Sale and Purchase of Certain Assets of O'Brien Environmental Energy, Inc. between
               Taylor Energy Partners, L.P. and the Company dated June 30, 1992 (Amity Project)
10.11.3(19)    Supplemented and Restated Agreement between O'Brien Methane Production, Inc. and BBC/DRI Blacklick
               Joint Venture dated August 27, 1993 (Coalbed Methane)
10.11.4(19)    Exclusive Option Agreement dated as of December 16, 1993 with Zahren Financial Corporation and
               Memorandum of Understanding related thereto dated January 31, 1994
10.11.5(19)    Stock Purchase Agreement dated November 12, 1993 by and among OPC Acquisition, Inc., BioGas
               Acquisition, Inc. and the Company (Philadelphia Water Department Project)
10.11.6(19)    Stock Purchase Agreement dated September 30, 1992 with Zahren Financial Corporation (SPSA Project)
10.11.7(19)    Stock Purchase Agreement dated June 30, 1993 with ZFC Energy, Inc. (SPSA Project)
10.11.8(19)    Agreement of Sale and Purchase dated December 31, 1992 between O'Brien Energy Europe Limited,
               Combined Landfill Projects Limited and the Company (Rowley Project)
10.12          Miscellaneous

10.12(6)       Amended and Restated Agreement between Atochem, Inc. and the Company dated October 12, 1987
18.1(6)        Letter re change in accounting principles
21.1(19)       List of Subsidiaries of Registrant
23.1(20)       Consent of Coopers & Lybrand
23.2           Consent of Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A. (included in
               Opinion--Exhibit 5.1)
24.1           Powers of Attorney (included on page II-9)

- ------------------
 (1) Incorporated by reference to the Company's Registration Statement (File No. 33-6463) ordered effective by the Commission on July 25, 1986.

 (2) Incorporated by reference to the Company's Registration Statement (File No. 33-11789) ordered effective by the Commission on March 19, 1987.

 (3) Incorporated by reference to the Company's Annual Report on Form 10-K filed for the fiscal year ended June 30, 1987.

 (4) Incorporated by reference to the Company's Annual Report on Form 10-K filed for the fiscal year ended June 30, 1988.

 (5) Incorporated by reference to the Company's Current Report on Form 8-K filed on September 22, 1989.

 (6) Incorporated by reference to the Company's Annual Report on Form 10-K filed for the fiscal year ended June 30, 1989.

 (7) Incorporated by reference to the Company's Registration Statement (File No. 33-32338) ordered effective by the Commission on March 14, 1990.

 (8) Incorporated by reference to Amendment No. 1 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1990.

 (9) Incorporated by reference to the Company's Annual Report on Form 10-K filed for the fiscal year ended June 30, 1990.

(10) Incorporated by reference to Amendment No. 3 to the Company's Registration Statement (File No. 33-38940) ordered effective by the Commission on March 7, 1991.

(11) Incorporated by reference to the Company's Registration Statement (File No. 33-38940) filed with the Commission on February 7, 1991.

(12) Incorporated by reference to Amendment No. 1 to the Company's Registration Statement (File No. 33-38940) filed with the Commission on February 12, 1991.

(13) Incorporated by reference to Amendment No. 2 to the Company's Registration Statement (File No. 33-38940) filed with the Commission on March 1, 1991.

(14) Incorporated by reference to the Company's Annual Report on Form 10-K filed for the fiscal year ended June 30, 1991.

(15) Incorporated by reference to the Company's Registration Statement (File No. 33-43733) filed with the Commission on November 1, 1991.

(16) Incorporated by reference to Amendment No. 2 to the Company's Registration Statement (File No. 33-43733) filed with the Commission on December 17, 1991.

(17) Incorporated by reference to Amendment No. 1 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1991.

(18) Incorporated by reference to the Company's Annual Report on Form 10-K filed for the fiscal year ended June 30, 1992.

(19) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993.

(20) Filed herewith.

(21) To be filed by amendment.

B. FINANCIAL STATEMENT SCHEDULES

          Index to Financial Statement Schedules

          Schedule II--Amounts Receivable from Related Parties and Underwriters, Promoters and Employees other than Related Parties

          Schedule V--Property, Plant and Equipment

          Schedule VI--Accumulated Depreciation, Depletion and Amortization of Property, Plant and Equipment

          Schedule IX--Short-Term Borrowings

ITEM 22. UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 'Act') may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, that was not the subject of and included in the Registration Statement when it became effective.

     (c) The undersigned registrant hereby undertakes that:

          (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PHILADELPHIA, STATE OF PENNSYLVANIA, ON THE 12TH DAY OF MAY, 1994.

                                          O'BRIEN ENVIRONMENTAL ENERGY, INC.

                                          By: /s/ FRANK L. O'BRIEN III
                                              Frank L. O'Brien III
                                              Chairman of the Board
                                              and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank L. O'Brien III, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

            SIGNATURE                             TITLE                                DATE
- ----------------------------------  ----------------------------------  ----------------------------------
     /s/ FRANK L. O'BRIEN III       Chairman of the Board,                         May 12, 1994
       Frank L. O'Brien III           Chief Executive Officer,
                                      Class B Director

         /s/ LARRY ZALKIN           President and Chief Operating                  May 12, 1994
           Larry Zalkin               Officer

     /s/ RONALD R. ROMINIECKI       Vice President/Finance and Chief               May 12, 1994
       Ronald R. Rominiecki           Financial Officer

      /s/ JOEL D. COOPERMAN         Vice President, Treasurer and                  May 12, 1994
        Joel D. Cooperman             Class B Director

       /s/ GEORGE BERNSTEIN         Class B Director                               May 12, 1994
         George Bernstein

                                    Class A Director                               May 12, 1994
        Robert Smallacombe

    /s/ SANDERS D. NEWMAN           Class A Director                               May 12, 1994
        Sanders D. Newman

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
                     INDEX TO FINANCIAL STATEMENT SCHEDULES

Index to Financial Statement Schedules......................................................................        S-1
Schedule II--Amounts Receivable From Related Parties and Underwriters, Promoters and Employees Other Than
  Related Parties...........................................................................................        S-2
Schedule V--Property, Plant and Equipment...................................................................        S-3
Schedule VI--Accumulated Depreciation, Depletion and Amortization of Property, Plant and Equipment..........        S-4
Schedule IX--Short-Term Borrowings..........................................................................        S-5

                                                                     SCHEDULE II
                       O'BRIEN ENVIRONMENTAL ENERGY, INC.

            AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS
               PROMOTERS AND EMPLOYEES OTHER THAN RELATED PARTIES
                             (DOLLARS IN THOUSANDS)

                   COLUMN A             COLUMN B      COLUMN C              COLUMN D                        COLUMN E
          --------------------------  ------------   -----------  ----------------------------  --------------------------------
  FOR                                                                      DEDUCTIONS               BALANCE AT END OF PERIOD
  THE                                                             ----------------------------  --------------------------------
 YEAR                                  BALANCE AT                     (1)            (2)                               (2)
 ENDED                                  BEGINNING                   AMOUNTS        AMOUNTS            (1)              NOT
JUNE 30         NAME OF DEBTOR          OF PERIOD     ADDITIONS    COLLECTED     WRITTEN-OFF        CURRENT          CURRENT
- -------   --------------------------  -------------  -----------  -----------  ---------------  ---------------  ---------------
 1991     O'Brien Machinery Co.                  16          925          464                               477
          Joel D. Cooperman (A)                 140           --           --
          Sanders D. Newman (B)                 486          105           --
          III Enterprises, Inc.                  --          284          190                                94              140
          Hartford Partnership                  829          442        1,190                                81              591
 1992     O'Brien Machinery Co.                 477          646        1,048                                --
          Joel D. Cooperman (A)                 140           --           --
          Sanders D. Newman (B)                 591           49           --
          III Enterprises, Inc.                  94          262          307                                49
          Hartford Partnership                   81        1,073          539                               615              140
          Artesia Partnership                    40          342           40               75              342              640
 1993     Joel D. Cooperman (A)                 140           98
          Sanders D. Newman (B)                 640           15          655
          III Enterprises, Inc.                  49          122           57                               114
          Hartford Partnership                  615          559        1,105                                69
          Artesia Partnership                   342        4,791        4,896                               237              238
          O'Brien Power                          --          839          465                               374               --

- ------------------
(A) The loan is an unsecured, full recourse loan bearing interest at 8 1/4% per annum and maturing in May 1991. In 1991, at the option of the Company, the maturity date was extended to May 1996.

(B) The loans were unsecured, full recourse loans bearing interest at 9% per annum and maturing in 1992.

                                                                      SCHEDULE V

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
                         PROPERTY, PLANT AND EQUIPMENT
                             (DOLLARS IN THOUSANDS)

                                 COLUMN A                          COLUMN B      COLUMN C      COLUMN D        COLUMN E

          ------------------------------------------------------   ---------     --------     -----------      --------
FOR THE                                                             BALANCE
 YEAR                                                                 AT         ADDITIONS
 ENDED                                                             BEGINNING        AT                          OTHER
JUNE 30   CLASSIFICATION                                           OF PERIOD     COST(1)      RETIREMENTS      CHANGES
- -------   ------------------------------------------------------   ---------     --------     -----------      --------
 1991     Equipment related to Energy Revenues..................   $  29,625     $   133        $  (189)(4)    $145,136
          Furniture and Fixtures................................       1,166         299                             11 (3)
          Rental Equipment......................................      11,629          40            (99)
          Construction in Progress..............................     127,389      33,138                       (145,136)
          Land, Building and Improvements.......................       1,231         145
          Other Equipment.......................................       1,988         288           (174)             68 (3)
                                                                   ---------     --------     -----------      --------
          TOTAL.................................................   $ 173,028     $34,043        $  (462)       $     79
                                                                   ---------     --------     -----------      --------
                                                                   ---------     --------     -----------      --------
 1992     Equipment related to Energy Revenues..................   $ 174,705     $ 6,699        $  (789)(4)    $   (690)
          Furniture and Fixtures................................       1,476         134            (17)
          Rental Equipment......................................      11,570         746            (35)          3,361
          Equipment held for future projects....................      15,391       1,950                         (2,601)
          Land, Building and Improvements.......................       1,376         155           (254)(4)
          Other Equipment.......................................       2,170          30            (15)
                                                                   ---------     --------     -----------      --------
          TOTAL.................................................   $ 206,688     $ 9,714        $(1,110)       $     70
                                                                   ---------     --------     -----------      --------
                                                                   ---------     --------     -----------      --------
 1993     Equipment related to Energy Revenues..................   $ 179,925     $ 1,948        $(1,263)       $ (9,095)(2)
          Furniture and Fixtures................................       1,593         133            (13)            (64)(2)
          Rental Equipment......................................      15,642       9,049         (1,128)         11,174 (2)
          Equipment held for future projects....................      14,740       1,783           (122)         (4,660)(2)
          Land, Building and Improvements.......................       1,277         188            (18)            216 (2)
          Other Equipment.......................................       2,185         189           (334)         (1,217)(2)
                                                                   ---------     --------     -----------      --------
          TOTAL.................................................   $ 215,362     $13,290        $(2,878)       $ (3,646)
                                                                   ---------     --------     -----------      --------
                                                                   ---------     --------     -----------      --------


          COLUMN F
FOR THE  ----------
 YEAR    BALANCE AT
 ENDED     END OF
JUNE 30    PERIOD
- -------  ----------
 1991     $ 174,705
              1,476
             11,570
             15,391
              1,376
              2,170
         ----------

          $ 206,688
         ----------
         ----------
 1992     $ 179,925
              1,593
             15,642
             14,740
              1,277
              2,185
         ----------
          $ 215,362
         ----------
         ----------
 1993     $ 171,515
              1,649
             34,737
             11,741
              1,663
                823
         ----------
          $ 222,128
         ----------
         ----------

- ---------------

(1) Additions in the normal course of business for additional cogeneration and alternative fuel projects.
(2) Include transfers between classifications, $3,232 adjustment as a result of the Newark litigation settlement and fluctuation in exchange rates.
(3) Fluctuation in exchange rates.
(4) Includes building and equipment sales.

                                                                     SCHEDULE VI
                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
            ACCUMULATED DEPRECIATION, DEPLETION AND AMORTIZATION OF
                         PROPERTY, PLANT AND EQUIPMENT
                             (DOLLARS IN THOUSANDS)

                             COLUMN A                       COLUMN B     COLUMN C     COLUMN D     COLUMN E            COLUMN F
FOR THE   -----------------------------------------------  -----------  -----------  -----------  -----------       --------------
 YEAR                                                      BALANCE AT
 ENDED                                                      BEGINNING                                OTHER          BALANCE AT END
JUNE 30   CLASSIFICATION                                    OF PERIOD    ADDITIONS   RETIREMENTS    CHANGES           OF PERIOD
- -------   -----------------------------------------------  -----------  -----------  -----------  -----------       --------------
 1991     Equipment related to Energy Revenues...........        3,820   $    2,579                                   $      6,399
          Furniture and Fixtures.........................          497          240                $        5 (1)              742

          Rental Equipment...............................        2,333          487   $      (71)                            2,749
          Land, Building and Improvements................          411          108                                            519
          Other Equipment................................          734          164          (84)          13 (1)              827
                                                           -----------  -----------  -----------  -----------       --------------
          TOTAL..........................................   $    7,795   $    3,578   $     (155)  $       18         $     11,236
                                                           -----------  -----------  -----------  -----------       --------------
                                                           -----------  -----------  -----------  -----------       --------------
 1992     Equipment related to Energy Revenues...........   $    6,399   $    7,564   $     (149)  $     (404)        $     13,410
          Furniture and Fixtures.........................          742          171           (2)                              911
          Rental Equipment...............................        2,749          505           (2)         404                3,656
          Land, Building and Improvements................          519          100                                            619
          Other Equipment................................          827          221          (10)          51                1,089
                                                           -----------  -----------  -----------  -----------       --------------
          TOTAL..........................................   $   11,236   $    8,561   $     (163)  $       51         $     19,685
                                                           -----------  -----------  -----------  -----------       --------------
                                                           -----------  -----------  -----------  -----------       --------------
 1993     Equipment related to Energy Revenues...........   $   13,410   $    8,008   $     (864)  $     (556)(2)     $     19,998
          Furniture and Fixtures.........................          911          188                       (42)(2)            1,057
          Rental Equipment...............................        3,656        1,149         (251)       1,011 (2)            5,565
          Land, Building and Improvements................          619          150           (4)          28 (2)              793
          Other Equipment................................        1,089          148         (310)        (429)(2)              498
                                                           -----------  -----------  -----------  -----------       --------------
          TOTAL..........................................   $   19,685   $    9,643   $   (1,429)  $       12         $     27,911
                                                           -----------  -----------  -----------  -----------       --------------
                                                           -----------  -----------  -----------  -----------       --------------

- ------------------

(1) Relates to difference in exchange rates at the end of prior period to beginning of current period. Also includes differences between average exchange rate and the exchange rate at the end of the related period.

(2) Includes transfers between classifications, $(127) adjustment as a result of the Newark litigation settlement and difference in exchange rates at the end of prior period to beginning of current period. Also includes differences between average exchange rate and the exchange rate at the end of the related period.

                                                                     SCHEDULE IX

                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
                             SHORT-TERM BORROWINGS
                             (DOLLARS IN THOUSANDS)

                          COLUMN A                   COLUMN B         COLUMN C          COLUMN D           COLUMN E
             -----------------------------------   -------------    -------------    --------------    -----------------
                                                                                     MAXIMUM AMOUNT
 FOR THE                                                              WEIGHTED        OUTSTANDING       AVERAGE AMOUNT
YEAR ENDED          CATEGORY OF AGGREGATE           BALANCE AT         AVERAGE         DURING THE         OUTSTANDING

 JUNE 30            SHORT-TERM BORROWINGS          END OF PERIOD    INTEREST RATE        PERIOD        DURING THE PERIOD
- ----------   -----------------------------------   -------------    -------------    --------------    -----------------
 1991        Banks..............................      $ 3,862            14.1%           $8,417             $ 6,773
 1992        Banks..............................      $ 1,898            13.4%           $3,862             $ 2,100
 1993        Banks..............................      $ 2,199             9.1%           $2,620             $ 2,213

                COLUMN F
            ----------------
            WEIGHTED AVERAGE
 FOR THE     INTEREST RATE
YEAR ENDED     DURING THE
 JUNE 30         PERIOD
- ----------  ----------------
 1991             13.5%
 1992             14.9%
 1993             11.7%

- ---------------

The average borrowings were determined based on amounts outstanding at each month's end.

The weighted average interest rates during the period were computed by dividing actual interest expense for the period by average short-term borrowings for the period.

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                                                 ITEM                                              PAGE NO.
- ---------   -------------------------------------------------------------------------------------------  ---------

 23.1                                  Consent of Coopers & Lybrand